                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                        USA NETWORKS, INC.
      -----------------------------------------------------------------------
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid: $

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                  March 25, 2002

Dear Stockholder:

    As you may be aware, on December 16, 2001, USA entered into a transaction agreement, pursuant to which, among other things, USA agreed to create a new joint venture with Vivendi Universal, S.A. that will hold the USA Entertainment Group, consisting of USA Cable, USA Films and Studios USA, and the film, television and theme park businesses of Universal Studios, Inc., a subsidiary of Vivendi.

    In exchange for the contribution of the USA Entertainment Group to the joint venture, USA will receive cash; preferred interests and a 5.44% common interest in the joint venture; and the cancellation of securities currently exchangeable into approximately 320.9 million USA shares. In connection with these transactions, USA will also issue to Vivendi warrants to acquire approximately
60.5 million shares of USA common stock, which shares represent approximately 12.5% of USA's expected outstanding equity following completion of the transactions. The accompanying proxy statement describes in detail the transactions contemplated by the various transaction documents, including my ownership interest and role in the joint venture.

    Upon completion of the transactions, the new USA, which will be renamed "USA Interactive," will be focused on integrating interactive assets across multiple lines of business. We believe USA Interactive, with its strong balance sheet, will be a leader in integrated interactivity. I'm enthusiastic about the prospects for USA Interactive and continuing to build very significant value for our stockholders.

    In order to proceed with the transactions, we must receive the affirmative vote of at least 66 2/3% of our outstanding shares not owned by Vivendi, Liberty Media Corporation, myself or our affiliates. We have scheduled a special meeting of our stockholders for this vote and a related vote under the rules of the National Association of Securities Dealers, Inc. The special meeting will be held on April 23, 2002, at 8:00 a.m., local time, at USA's offices at 8800 Sunset Boulevard, West Hollywood, California.

    A SPECIAL COMMITTEE CONSISTING OF INDEPENDENT MEMBERS OF YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED THE TRANSACTIONS AND UNANIMOUSLY RECOMMENDED TO YOUR BOARD OF DIRECTORS APPROVAL OF THE TRANSACTIONS. BASED ON THAT RECOMMENDATION, YOUR BOARD OF DIRECTORS, BY THE UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN DIRECTORS AFFILIATED WITH VIVENDI, NONE OF WHOM WAS PRESENT AT THE BOARD MEETING), APPROVED THE TRANSACTIONS, AND RECOMMENDS THAT YOU APPROVE THE PROPOSAL BEING SUBMITTED TO YOU FOR APPROVAL.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy card. You may also submit a proxy for your shares of USA stock by telephone or via the internet by following the instructions on the enclosed proxy card.

                                          Sincerely,

                                          Barry Diller
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

    This proxy statement is dated March 25, 2002 and was first mailed to USA stockholders on or about March 25, 2002.

                               USA NETWORKS, INC.

                              CARNEGIE HALL TOWER
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                            ------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, APRIL 23, 2002

                            ------------------------

    We will hold a special meeting of stockholders of USA Networks, Inc. at 8:00 a.m., local time, on Tuesday, April 23, 2002, at USA's offices at 8800 Sunset Boulevard, West Hollywood, California 90069 for the following purposes:

    1. To vote on a proposal to approve the Transaction Agreement, dated as of December 16, 2001, among Vivendi Universal, S.A., Universal
        Studios, Inc., USA Networks, Inc., USANi LLC, Liberty Media Corporation and Barry Diller, as well as each of the other related transaction documents, including the Partnership Agreement, the Amended and Restated Governance Agreement, the Amended and Restated Stockholders Agreement, the Warrant Agreement and the Vivendi/Liberty Merger Agreement, and the transactions contemplated thereby, all as further described in the accompanying proxy statement.

    2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

    We describe these items of business more fully in the accompanying proxy statement.

    Only holders of record of USA common stock, USA Class B common stock and USA preferred stock at the close of business on March 12, 2002 will be entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement of the special meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          JULIUS GENACHOWSKI
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

New York, New York
March 25, 2002

    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY, OR CHANGE YOUR VOTE, AT ANY TIME BEFORE IT IS VOTED BY EXECUTING A LATER-DATED PROXY, BY VOTING BY BALLOT AT THE SPECIAL MEETING, OR BY FILING AN INSTRUMENT OF REVOCATION WITH THE INSPECTORS OF ELECTION IN CARE OF THE SECRETARY AT THE ABOVE ADDRESS. YOU MAY ALSO SUBMIT A PROXY FOR YOUR SHARES OF USA STOCK THROUGH THE INTERNET OR BY TELEPHONE BY VISITING THE WEBSITE, OR USING THE TOLL-FREE NUMBER, SHOWN ON YOUR PROXY CARD.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

    AT THE SPECIAL MEETING, WE WILL ASK YOU TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE TRANSACTION AGREEMENT AND EACH OF THE OTHER TRANSACTION DOCUMENTS RELATED TO THE TRANSACTION AGREEMENT, AS WELL AS THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS. HERE ARE SOME QUESTIONS AND ANSWERS RELATING TO THE TRANSACTIONS.

Q: PLEASE BRIEFLY DESCRIBE THE TRANSACTIONS.

A: USA has agreed to the contribution of the USA Entertainment Group, comprising all of USA's entertainment assets and businesses, to Vivendi Universal Entertainment LLLP ("VUE"), a new entity to be created with Vivendi and which Vivendi will control. VUE will also hold the film, television and theme park businesses of Universal. VUE will be owned 5.44% by USA, 1.5% by Mr. Diller and 93.06% by Vivendi.

    In exchange for the USA Entertainment Group, USA will receive the following:

    - approximately $1.62 billion in cash,

    - a 5.44% common interest in VUE,

    - a $750 million Class A preferred interest in VUE,

    - a $1.75 billion Class B preferred interest in VUE, and

    - the cancellation of approximately 320.9 million shares of USANi LLC, a subsidiary of USA, comprising all of the LLC shares not owned by USA and its subsidiaries. Following the transactions, USANi LLC will be wholly owned by USA and its subsidiaries.

   USA will also issue to Vivendi ten-year warrants to acquire 60.5 million shares of USA common stock at various exercise prices. We describe the transactions in more detail beginning on page 15.

Q: PLEASE DESCRIBE THE VALUE OF THE USA ASSETS BEING CONTRIBUTED TO VUE AND OF
   THE CONSIDERATION RECEIVED BY USA.

A: As part of its evaluation of the transactions, Bear, Stearns & Co. Inc., the financial advisor to the special committee of the USA board, valued the USA Entertainment Group between $8.2 billion and $10.2 billion. Allen & Company Incorporated, financial advisor to USA, separately valued the USA Entertainment Group between $8.6 billion and $12.6 billion. These financial advisor analyses also valued the USA warrants to be issued to Vivendi.

    USA management has valued the different elements of the consideration it will receive in the transactions as follows:

    - $1.62 billion in cash,

    - $1 billion for USA's common interest in VUE,

    - $514 million for USA's Class A preferred interest in VUE,

    - $1.43 billion for USA's Class B preferred interest in VUE, and

    - $7.06 billion for the cancellation of the 320.9 million USANi LLC shares received from Vivendi, based on a $22 USA share price for total consideration to USA of $11.62 billion. The financial advisors to the special committee and to USA also analyzed the value of the consideration to be received by USA. Bear Stearns valued the consideration to be received by USA between $10.6 billion and $11.8 billion. Allen & Co. valued the consideration to be received by USA between $10.6 billion and $12.8 billion.

Q: PLEASE DESCRIBE THE VALUE OF THE VIVENDI ASSETS BEING CONTRIBUTED TO VUE.

A: As part of its evaluation of the transactions, Bear Stearns valued the Universal Entertainment Group being contributed by Vivendi to VUE between $4.2 billion and $7.3 billion. Allen & Co. separately valued the Universal Entertainment Group between $6.2 billion and $9.7 billion. All of the Bear Stearns and Allen & Co. valuations are based on numerous assumptions and analyses and are complex. We encourage you to read the description of the analyses, which are included in this proxy statement beginning on pages 23 and 39.

Q: HOW WILL I BE AFFECTED BY THE TRANSACTIONS?

A: Each USA stockholder (other than Vivendi and Liberty) will continue to own the same number of shares of USA stock that it owned immediately prior to the transactions. Each share of USA common stock, however, will represent a larger ownership percentage in USA, which will be a smaller company following the transactions. Public stockholders currently own 38.7% of the outstanding equity and 12.0% of the outstanding voting power of USA, in each case assuming full exchange of shares of USANi LLC and Home Shopping Network for shares of USA. Immediately following the transactions, based on the same assumption, USA's public stockholders will own 66.6% of the outstanding equity and 30.6% of the outstanding voting power of USA.

Q: WHY IS USA ENTERING INTO THE TRANSACTIONS?

A: Your board of directors believes that the transactions will provide numerous strategic benefits to USA, including receiving fair value for the USA Entertainment Group, emphasizing our leadership role in integrated interactivity and establishing an independent USA by eliminating or substantially limiting veto rights of Vivendi and Liberty over our corporate actions. We describe our reasons for the transactions in more detail beginning on page 19.

Q: WHAT IS LIBERTY'S INVOLVEMENT IN THE TRANSACTIONS?

A: As part of the transactions, Liberty will transfer to Vivendi 25 million shares of USA common stock, entities holding approximately 38.7 million shares of USANi LLC, constituting all of Liberty's then remaining interest in USANi LLC, and other assets in exchange for approximately 37.4 million American Depositary Shares ("ADSs") representing Vivendi ordinary shares, subject to adjustment.

Q: HOW WILL THE TRANSACTIONS AFFECT VIVENDI'S AND LIBERTY'S OWNERSHIP INTERESTS
   IN USA?

A: As part of USA's consideration in the transactions, USANi LLC will cancel LLC shares currently exchangeable into approximately 320.9 million USA common shares. These 320.9 million LLC shares are comprised of approximately
   282.2 million shares currently held by Vivendi and approximately 38.7 million LLC shares to be acquired by Vivendi from Liberty, as described above, and represent all of the interests of USANi LLC that are not then owned by USA or its subsidiaries. Based on a $22.00 USA share price, the LLC shares are currently exchangeable for USA shares valued at approximately $7.06 billion, and currently represent 42.0% of the outstanding equity of USA, assuming full exchange of shares of USANi LLC and Home Shopping Network for shares of USA.

   Vivendi currently owns approximately 313.8 million USA shares, or 41.0% of the outstanding equity of USA, assuming full exchange of shares of USANi LLC and Home Shopping Network for shares of USA. Immediately following the transactions, because Vivendi will have acquired 25 million USA shares from Liberty as part of the transactions, as described above, and because USA will have fewer shares outstanding following the transactions, based on the same assumption, Vivendi will continue to own approximately 56.6 million USA shares, or 12.7% of the outstanding equity of USA.

   Liberty currently owns approximately 153.4 million USA shares, or 20.0% of the outstanding equity of USA, including USA shares held by certain entities in which Liberty owns substantially all of the equity interests but none of the voting interests and assuming full exchange of shares of USANi LLC and Home Shopping Network for shares of USA. Immediately following the transactions, because USA will have fewer shares outstanding following the transactions, based on the same assumptions, Liberty will continue to own approximately 89.7 million USA shares, or 20.2% of the outstanding equity of USA.

Q: WHO WILL HAVE VOTING CONTROL OF USA?

A: Barry Diller, USA's chairman and chief executive officer, will continue to have voting control of USA following completion of the transactions. In connection with the transactions, Mr. Diller, Vivendi, Universal and Liberty have reaffirmed existing stockholder arrangements relating to their voting of USA shares. These arrangements provide that Mr. Diller will generally have a proxy over all USA shares owned by Vivendi and Liberty as long as Mr. Diller is chief executive officer of USA. Immediately following the transactions and assuming full exchange of shares of Home Shopping Network for shares of USA, these shares will represent 69.2% of the combined voting power of USA (69.4% if the shares owned by Mr. Diller are added).

   USA, Vivendi, Universal, Liberty and Mr. Diller also entered into an amended and restated governance agreement as part of the transactions. This agreement, among other things, eliminates Vivendi's veto rights over all "fundamental matters" that currently require its prior consent, and significantly limits the circumstances in which Liberty and Mr. Diller are entitled to exercise veto rights. For a description of the limited veto rights that Liberty and Mr. Diller would have following completion of the transactions, see pages 67-68.

Q: WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTIONS?

A: We are working to complete the transactions as soon as possible. We currently expect to complete the transactions promptly following the special meeting.

Q: AM I ENTITLED TO DISSENTERS' RIGHTS?

A: No. You will have no right under Delaware law to seek appraisal of the value of your USA shares in connection with the transactions.

Q: ARE THERE ANY SIGNIFICANT DISADVANTAGES TO ME FROM THE TRANSACTIONS?

A: We do not think so. Your board of directors, based on a unanimous recommendation of a special committee of all disinterested directors, has approved the transactions, and believes they are in the best interests of USA's stockholders.

Q: WHAT DO I NEED TO DO NOW?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also submit a proxy for your shares of USA stock by telephone or via the internet by following the instructions on the enclosed proxy card. The meeting will take place on Tuesday, April 23, 2002. Because the vote required to approve the proposed transactions is 66 2/3% of the outstanding unaffiliated voting shares, failure to vote will have the effect of a vote against the transactions.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy to The Bank of New York at the address given below. Second, you can submit a later-dated proxy relating to the same shares by mail, telephone or the internet. Third, you can attend the special meeting and vote in person. You should send any written notice or new proxy card to USA c/o The Bank of New York at the following address: USA Networks, Inc., P.O. Box 11001, New York, New
   York 10203-0001. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

Q: WHERE CAN I FIND ADDITIONAL INFORMATION?

A: You may obtain more information from various sources, as set forth under "Where You Can Find More Information" on page 100.

                     COMPARISON OF USA STRUCTURE/OWNERSHIP

    The following diagrams illustrate in general terms how our corporate structure and ownership would change as a result of the transactions. While the diagrams reflect the economic substance of the changes, the actual legal and corporate structures of USA are more complicated and we have rounded percentages to the nearest tenth. Unless we indicate otherwise, the percentages below are based on shares issued and outstanding (or expected to be issued and outstanding after giving effect to the transactions), in each case assuming full exchange of shares of USANi LLC and Home Shopping Network for shares of USA. In the tables entitled "Ownership of USA," each party's equity percentage differs from that party's percentage of voting power because USA currently has three classes of stock: common stock, entitled to one vote per share, Class B common stock, entitled to ten votes per share, and preferred stock, entitled to two votes per share.

                          CURRENT STRUCTURE/OWNERSHIP

       ---------------     ---------------    --------------     -------------
       |             |     |             |    |            |     |  Vivendi/ |
       |   Liberty   |     |    Public   |    | Mr. Diller |     | Universal |
       ---------------     ---------------    --------------     -------------
           | \     \             \                 /                 /     |
           |   \     \            \               /                /       |
           |     \     \           \             /               /         |
           |       \     \          \           /              /           |
           |         \     \         \         /             /             |
           |           \     \     ---------------------   /               |
           |       19.9% \     \ _ |        USA        |_/                 |
           |               \       ---------------------                   |
           |                 \              | 80.1%                        |
           |              __________________|___________________           |
           |             |      \           |                   |          |
           |             |         --------------------         |          |
           |             |         |        Home       |        |          |
           |             |         |      Shopping     |        |          |
           |             |         |      Network      |        |          |
           |             |         --------------------         |          |
           |             |                  |                   |          |
           |             |                  |                   |          |
           |             |        --------------------          |          |
           |______________________|      USANi LLC    |____________________|
                         |        --------------------          |
                         |                  |                   |
                         |__________________|___________________|
                         |                                      |
               -------------------                     --------------------
               |       USA       |                     |       USA         |
               |  Interactive(1) |                     |  Entertainment(2) |
               ------------------                      --------------------

(1) USA Interactive consists of the following:

ENTITY NAME                                                      PARENT       EQUITY    VOTING POWER
-----------                                                      ------       ------    ------------
Hotel Reservations Network..................................         USA       68.3%        97.0%
Ticketmaster................................................         USA       67.6         85.9
Expedia.....................................................         USA       64.6         94.9
Precision Response Corporation..............................         USA        100          100
Home Shopping...............................................   USANi LLC        100          100
Electronic Commerce Solutions...............................   USANi LLC        100          100
Styleclick..................................................   USANi LLC       73.0         96.4

(2) USA Entertainment consists of the following:

ENTITY NAME                                                      PARENT      EQUITY/VOTING POWER
-----------                                                      ------      -------------------
USA Cable...................................................   USANi LLC             100%
Studios USA.................................................   USANi LLC             100
USA Films...................................................         USA             100

                                OWNERSHIP OF USA

                                    VOTING
                        EQUITY       POWER
                          ----        ----
 Mr. Diller...........      .3%       88.0%*
 Vivendi/Universal....    41.0           0*
 Liberty..............    20.0           0*
 Public...............    38.7        12.0

                             OWNERSHIP OF USANI LLC

                                    VOTING
                        EQUITY       POWER
                          ----        ----
USA...................    44.9%        100%
Vivendi/Universal.....    47.4           0
Liberty...............     7.7           0

* The voting power reflects Mr. Diller's general right to vote USA shares owned by Liberty and Universal. Mr. Diller has this right under a Stockholders Agreement among Universal, Liberty, Mr. Diller, USA and Vivendi. This agreement (as well as a Governance Agreement to which USA, Universal, Liberty and Mr. Diller are parties) also provides Liberty, Universal and Mr. Diller with veto rights over specified "fundamental matters" relating to USA, notwithstanding Mr. Diller's general right to vote these shares.

                      POST-TRANSACTION STRUCTURE/OWNERSHIP

       ---------------     ---------------    --------------     -------------
       |             |     |             |    |            |     |  Vivendi/ |
       |   Liberty   |     |    Public   |    | Mr. Diller |     | Universal |
       ---------------     ---------------    --------------     -------------
         \         \             \                 /  \              /     |
           \         \            \               /     \          /       |
             \         \           \             /        \      /         |
               \         \          \           /           \  /           |
                 \         \         \         /             /             |
                   \         \     ---------------------   /   \           |
              19.9%  \         \ _ |        USA        |_/       \         |
                       \           ---------------------           \       |
                         \              | 80.1%   |   \              \     |
                           \     ---------------- |     \     -----------------
                             \   |     Home     | |       \   |      VUE       |
                               \ |   Shopping   | |         \_|                |
                                 |   Network    | |           -----------------
                                 ---------------- |               /         \
                                        |         |             /             \
                                 ---------------- |           /                 \
                                 |  USANi LLC   | |         /                     \
                                 ---------------- |       /                         \
                                        |         |   ------------------- --------------------
                                        |         |   |     USA         | |    Universal     |
                                        |         |   | Entertainment   | | Entertainment(1) |
                                        |         |   ------------------- --------------------
                                 -----------------
                                 |      USA       |
                                 |   Interactive  |
                                 ----------------

(1) Includes Universal's film, television and theme park businesses.

             OWNERSHIP OF USA                                  OWNERSHIP OF VUE
                      EQUITY    VOTING POWER                                           EQUITY
                      ------    ------------                                           ------
Mr. Diller.........      .5%        69.4%*           Vivendi/Universal..............    93.06%**
Vivendi/Universal..    12.7            0*            USA............................     5.44
Liberty............    20.2            0*            Mr. Diller.....................     1.50
Public.............    66.6         30.6

* The voting power reflects Mr. Diller's general right to vote USA shares owned by Liberty and Universal. Mr. Diller will continue to have this right under an Amended and Restated Stockholders Agreement among Vivendi, Universal, Liberty and Mr. Diller. This agreement, as well as the Amended and Restated Governance Agreement to which USA, Vivendi, Universal, Liberty and Mr. Diller are parties, eliminates the veto rights of Universal, Liberty and Mr. Diller over "fundamental matters" relating to USA (with very limited exceptions for Liberty and Mr. Diller).

** By virtue of its 93.06% equity interest in VUE, Vivendi will be able to exercise control over VUE subject to limited consent and veto rights of USA, which we describe on page 61.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
SUMMARY...............................      1
    The Company.......................      1
    Other Parties to the
      Transactions....................      1
    Recommendation of the Special
      Committee.......................      2
    Recommendation to Stockholders....      2
    The Transaction Documents.........      2
    Interests of Officers and
      Directors in the Transactions...      4
    Votes Required for the
      Transactions Proposal...........      4
    Opinions of Financial Advisors....      4
    Material Federal Income Tax
      Consequences....................      5
    Selected Historical Financial
      Data............................      6
    Selected Pro Forma Combined
      Condensed Financial Data........      8
    Unaudited Comparative Per Share
      Data for USA....................      9
CAUTIONARY STATEMENT CONCERNING
  FORWARD LOOKING STATEMENTS..........     10
THE SPECIAL MEETING...................     11
    General...........................     11
    Date, Time and Place of the
      Special Meeting; Record Date;
      Adjournments....................     11
    Quorum............................     11
    Votes Required....................     11
    USA Voting Power..................     12
    How You Can Vote..................     12
    Cost of Solicitation..............     13
    Recommendation of our Board of
      Directors.......................     13
THE TRANSACTIONS......................     14
    General...........................     14
    Structure of the Transactions.....     15
    Background of the Transactions....     16
    Reasons for the Transactions......     19
    Recommendation of the Special
      Committee and the USA Board of
      Directors.......................     22

                                          PAGE
                                        --------
    Opinion of the Special Committee's
      Financial Advisor...............     23
    Opinion of USA's Financial
      Advisor.........................     39
    Additional Information About USA
      After the Transactions..........     48
    Regulatory Approvals..............     50
    Litigation Relating to the
      Transactions....................     50
    Absence of Dissenters' Rights.....     50
THE TRANSACTION DOCUMENTS.............     51
    Transaction Agreement.............     51
    Partnership Agreement.............     58
    Amended and Restated Governance
      Agreement.......................     65
    Amended and Restated Stockholders
      Agreement.......................     68
    Warrant Agreement.................     71
    Vivendi/Liberty Merger
      Agreement.......................     72
INTERESTS OF OFFICERS AND DIRECTORS IN
  THE TRANSACTIONS....................     73
    Certain Executive Officers........     73
    Vivendi Board Designees...........     73
    Liberty Board Designees...........     73
    Interests in USA Securities and
      Options.........................     73
STOCK OWNERSHIP OF MANAGEMENT AND
  DIRECTORS...........................     74
    USA Common Stock..................     74
    USA Class B Common Stock..........     79
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL STATEMENTS OF USA.........     80
UNAUDITED FINANCIAL STATEMENTS OF THE
  USA ENTERTAINMENT GROUP.............     88
STOCKHOLDER PROPOSALS.................    100
WHERE YOU CAN FIND MORE INFORMATION...    100

APPENDICES
  Appendix A:           Transaction Agreement.......................................     A-1
  Appendix B:           Partnership Agreement.......................................     B-1
  Appendix C:           Amended and Restated Governance Agreement...................     C-1
  Appendix D:           Amended and Restated Stockholders Agreement.................     D-1
  Appendix E:           Warrant Agreement...........................................     E-1
  Appendix F:           Vivendi/Liberty Merger Agreement............................     F-1
  Appendix G:           Opinion of Bear, Stearns & Co. Inc. ........................     G-1
  Appendix H:           Opinion of Allen & Company Incorporated.....................     H-1

                                    SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the proposal upon which you are being asked to vote, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information" on page 100. All references to "USA," "we," "our," or "us" in this proxy statement are to USA Networks, Inc. In this proxy statement, we generally use "USA," "Vivendi," "Universal," and "Liberty" to refer to those companies as well as their respective subsidiaries.

THE COMPANY

USA NETWORKS, INC.
152 West 57th Street
New York, New York 10019
(212) 314-7300

    USA (Nasdaq: USAI) is a company focused on the new convergence of information, direct selling and entertainment. USA is organized into two groups, the Interactive Group and the Entertainment Group. The Interactive Group consists of:

    - Home Shopping Network (including HSN International and HSN.com),

    - Ticketmaster, which operates Ticketmaster, Ticketmaster.com, Citysearch and Match.com,

    - Expedia,

    - Hotel Reservations Network,

    - Electronic Commerce Solutions,

    - Precision Response Corporation, and

    - Styleclick.

    The Entertainment Group consists of:

    - USA Cable, including USA Network, SCI FI Channel, TRIO, Newsworld International, and Crime,

    - Studios USA, which produces and distributes television programming, and

    - USA Films, which produces and distributes films.

    Following completion of the transactions, USA will be renamed "USA Interactive."

OTHER PARTIES TO THE TRANSACTIONS

VIVENDI UNIVERSAL, S.A.
42 avenue de Friedland 75380
Paris Cedex 08, France
33 (1) 71 71 10 00

    Vivendi is engaged in the Media and Communications business, and through its subsidiary, Vivendi Environnement, the environmental services business. Vivendi's Media and Communications business consists of Music, Publishing, TV and Film, Telecoms and Internet operations. Vivendi Environnement is a 63% owned subsidiary of Vivendi, which operates a global environmental services business.

UNIVERSAL STUDIOS, INC.
100 Universal City Plaza
Universal City, California 91608
(818) 777-1000

    Universal, a subsidiary of Vivendi, produces and distributes motion pictures worldwide in the theatrical, home video and television markets. Universal also owns and operates the music business, theme parks, entertainment complexes and specialty retail stores. In addition, Universal is the entity through which Vivendi holds its equity interest in USA. Universal is owned 92.3% by Vivendi and 7.7% by Matsushita Electric Industrial Co. Ltd.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

    Liberty owns interests in a broad range of video programming, communications and Internet businesses in the United States, Europe, South America and Asia.

USANI LLC
152 West 57th Street
New York, New York 10019
(212) 314-7300

    USANi LLC is a Delaware limited liability company the interests of which are owned 44.9%, 47.4% and 7.7% by USA, Vivendi and Liberty, respectively. The USANi LLC interests held by Vivendi and Liberty are exchangeable for shares of USA on a one-for-one basis. USANi LLC's primary businesses include USA Cable, Studios USA, Home Shopping Network, Electronic Commerce Solutions and Styleclick. Under the Governance Agreement and other agreements described in this document, USA maintains control and management of USANi LLC, and the businesses held by USANi LLC are managed by USA in substantially the same manner as they would be if USA held them directly through wholly owned subsidiaries.

RECOMMENDATION OF THE SPECIAL COMMITTEE (page 22)

    Your board of directors formed a special committee composed of all of USA's directors who had no material relationship with Vivendi, Liberty, Mr. Diller or their affiliates, or any personal interest in the transactions that diverges from the interests of USA's stockholders generally, to consider the transactions and to make a recommendation to your board of directors regarding the transactions. We refer to these directors in this proxy statement as the "disinterested directors." At a meeting called to consider the transactions, the special committee unanimously:

    - declared the Transaction Agreement, the other related transaction documents and the transactions advisable;

    - determined that the terms of the transactions are fair to and in the best interests of the stockholders of USA, other than Vivendi, Liberty, Mr. Diller and their affiliates; and

    - recommended that the USA board of directors approve the Transaction Agreement, the other related transaction documents and the transactions.

RECOMMENDATION TO STOCKHOLDERS (page 23)

    Based on the recommendation of the special committee, your board of directors believes that the Transaction Agreement, the other related transaction documents and the transactions are advisable, fair to, and in the best interests of, USA stockholders, and recommends, by the unanimous vote of all directors (other than directors affiliated with Vivendi, none of whom was present at the board meeting), that you vote FOR the transactions proposal.

THE TRANSACTION DOCUMENTS

    The transaction documents are attached as Appendices A through F to this proxy statement. We encourage you to read them carefully.

TRANSACTION AGREEMENT (page 51)

    GENERAL

    The Transaction Agreement is the legal document that governs the principal transactions.

    TERMINATION OF EXISTING AGREEMENTS

    In connection with the transactions, USA and Universal have agreed to terminate the following business arrangements upon (1) the completion of the transactions or (2) the termination of the Transaction Agreement:

    - Universal's exclusive international distribution of television programming produced by USA; and

    - USA's exclusive domestic distribution of television programming produced by Universal.

    USA TRADEMARK

    The name "USA Networks" will be included among the assets contributed to VUE, and USA and Vivendi have agreed to work together to determine the ownership of the various logos and designs associated with the "USA Networks" name prior to completion of the transactions.

PARTNERSHIP AGREEMENT (page 58)

    The Partnership Agreement is the legal document that provides for USA's economic interest in VUE, including its common and preferred interests and the cash distribution to be paid to USA at the closing of the transactions. In addition, the Partnership Agreement provides for Mr. Diller's 1.5% common interest in VUE and contains Mr. Diller's agreement not to compete with VUE for a minimum of 18 months.

AMENDED AND RESTATED GOVERNANCE AGREEMENT (page 65)

    USA, Vivendi, Universal, Liberty and Mr. Diller have entered into an Amended and Restated Governance Agreement that will become effective at the closing of the transactions and supersede the existing Governance Agreement among the parties.

    The Amended and Restated Governance Agreement restricts Vivendi's ability to acquire additional USA equity securities and its ability to transfer USA securities. In addition, this agreement provides for continuing representation on USA's board of directors by Vivendi and Liberty.

    The agreement also eliminates Vivendi's right to veto specified "fundamental matters," and significantly limits the circumstances in which Liberty and Mr. Diller are entitled to exercise veto rights.

    Finally, the agreement eliminates Vivendi's preemptive rights with respect to USA common shares, while preserving Liberty's existing preemptive rights.

    If the transactions are not completed, the existing Governance Agreement will remain in effect.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (page 68)

    Vivendi, Universal, Liberty and Mr. Diller have entered into an Amended and Restated Stockholders Agreement, which will become effective at the closing of the transactions and supersede the existing Stockholders Agreement.

    Generally, the agreement governs the relationship among the stockholders, including rights of first refusal for sales of USA securities, tag-along rights for sales of USA securities by Liberty and Mr. Diller, restrictions on transfers of USA securities and a standstill by Mr. Diller with respect to Vivendi. Under this agreement, Mr. Diller generally has voting control over all of the USA shares owned by Universal and Liberty.

    If the transactions are not completed, the existing Stockholders Agreement will remain in effect.

WARRANT AGREEMENT (page 71)

    In connection with the transactions, USA has agreed to issue to Vivendi warrants to purchase 60,467,735 shares of USA common stock under a Warrant Agreement.

    The warrants have a ten-year term from the closing of the transactions and the following exercise prices.

    - 24,187,094 shares at $27.50 per share;

    - 24,187,094 shares at $32.50 per share; and

    - 12,093,547 shares at $37.50 per share.

VIVENDI/LIBERTY MERGER AGREEMENT (page 72)

    In connection with the transactions, Vivendi, Universal, Liberty and certain of their affiliates have entered into an Agreement and Plan of Merger and Exchange. While none of USA or its subsidiaries is a party to the Vivendi/Liberty Merger Agreement, completion of the transactions contemplated by the Transaction Agreement is conditioned on completion of certain of the transactions contemplated by the Vivendi/Liberty Merger Agreement.

    The Vivendi/Liberty Merger Agreement sets out the terms under which Liberty will exchange with USA 7,079,726 LLC shares for 7,079,726 shares of USA common stock. Subsequently, Liberty will transfer to Vivendi 25,000,000 shares of USA common stock, entities holding Liberty's remaining 38,694,982 LLC shares, as well as the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques) in exchange for 37,386,436 ADSs representing Vivendi ordinary shares, subject to adjustment.

INTERESTS OF OFFICERS AND DIRECTORS IN THE TRANSACTIONS (page 73)

    Members of the management and board of directors of USA have interests in the transactions that are different from, or in addition to, their interests as USA stockholders.

    Mr. Diller will become chairman and chief executive officer of VUE and will receive an equity interest in VUE, which interest is subject to put and call rights at a minimum price of $275 million. In February 2002, Mr. Diller assigned to three executive officers of USA, Victor Kaufman, vice chairman and a director of USA; Dara Khosrowshahi, executive vice president and chief financial officer; and Julius Genachowski, executive vice president and general counsel, the right to receive economic interests in a portion of the common interests in VUE that Mr. Diller will receive upon closing of the transactions.

    The USA board of directors includes representatives from Vivendi and Liberty. The Vivendi representatives on the USA board of directors did not participate in the meeting at which the USA board of directors approved the transactions.

VOTES REQUIRED FOR THE TRANSACTIONS PROPOSAL (page 11)

    Two separate votes are required to approve the transactions proposal:

    - Under Delaware law, because Vivendi is considered an "interested stockholder" under Section 203 of the Delaware General Corporation Law, the transactions proposal must be approved by the affirmative vote of 66 2/3% of the outstanding USA common stock and USA preferred stock (both in voting power and in number of shares), voting together as a single class, excluding the shares held by Vivendi, Liberty, Mr. Diller and their respective affiliates.

    - Under the rules of the National Association of Securities Dealers, Inc., because USA will be issuing to Vivendi warrants to acquire shares of USA common stock, which warrants, if exercised, would represent an increase in outstanding USA common shares of at least 5%, approval of the transactions proposal also requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of USA common stock, USA
      Class B common stock and USA preferred stock, voting together as a single class, including the shares held by Vivendi, Liberty, Mr. Diller and their respective affiliates.

USA VOTING POWER

    Each share of USA common stock entitles the holder to one vote per share, each share of USA Class B common stock entitles the holder to ten votes per share and each share of USA preferred stock entitles the holder to two votes per share. As of March 12, 2002, the directors and executive officers of USA (other than Mr. Diller and the Liberty and Vivendi designees to the USA board of directors) beneficially owned approximately 2.4% of the total voting power of USA. Mr. Diller, through shares owned by him as well as the irrevocable proxy over shares held by Universal and Liberty granted to him under the Stockholders Agreement, controls approximately 67.7% of the combined voting power of USA, which is sufficient for stockholder approval of the transactions proposal for purposes of the vote required under the rules of the National Association of Securities Dealers. USA will not complete the transactions unless the transactions proposal is approved both for purposes of Delaware law and the rules of the National Association of Securities Dealers.

OPINIONS OF FINANCIAL ADVISORS

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR (page 23)

    In deciding to recommend the transactions to the USA board of directors, the special committee considered, among other things, advice from Bear Stearns, its financial advisor. The special committee received an opinion from Bear Stearns to the effect that, as of December 16, 2001, the consideration to be received by USA in the transactions was fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates. Bear Stearns' opinion is attached as Appendix G to this proxy statement. We encourage you to read it carefully.

OPINION OF USA'S FINANCIAL ADVISOR (page 39)

    In addition to the recommendation of the special committee, in deciding to approve the transactions, USA's board of directors considered, among other things, advice from Allen & Co., USA's financial advisor. USA's board of directors received an opinion from Allen & Co. that as of December 16, 2001 the consideration to be received by USA in the transactions was fair, from a financial point of view, to USA. Allen & Co.'s opinion is attached as Appendix H to this proxy statement. We encourage you to read it carefully.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Because your USA shares will not be exchanged in connection with the transactions, you will not recognize any gain or loss for U.S. federal income tax purposes as a result of the transactions. In addition, we do not anticipate that USA will currently recognize any material amount of income or gain for U.S. federal income tax purposes as a result of the transactions.

SELECTED HISTORICAL FINANCIAL DATA

    In the table below, we provide you with selected historical consolidated financial data of USA. USA prepared this information using the consolidated financial statements of USA for each of the years in the five-year period ended December 31, 2001. The financial statements for each of the five years in the period ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors. USA has not declared any cash dividends on USA common shares and no shares of USA preferred stock were outstanding during the periods presented.

    You should read the selected historical financial information with the historical financial statements and accompanying notes that USA has included in its Form 8-K dated March 1, 2002 and incorporated by reference herein. You can obtain this information by following the instructions we provide under "Where You Can Find More Information" on page 100.

                                                                                  YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------------------------
                                                               1997(1)     1998(2)(3)     1999(4)       2000(5)       2001(6)
                                                              ----------   -----------   ----------   -----------   -----------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net revenues..............................................  $1,377,145   $ 2,759,896   $3,371,745   $ 4,601,492   $ 5,284,807
  Operating profit..........................................     105,753       249,904      269,914        56,326       233,825
  Earnings (loss) from continuing operations................      34,209        63,892       16,515       (88,588)     (125,052)
  Earnings (loss) before cumulative effect of accounting
    change..................................................      13,061        76,894      (27,631)     (147,983)      392,795
  Net earnings (loss).......................................      13,061        76,894      (27,631)     (147,983)      383,608
  Basic earnings (loss) per common share from continuing
    operations(7)...........................................        0.16          0.22         0.05         (0.25)        (0.33)
  Diluted earnings (loss) per common share from continuing
    operations(7)...........................................        0.15          0.19         0.04         (0.25)        (0.33)
  Basic earnings (loss) per common share before cumulative
    effect of accounting change(7)..........................        0.06          0.27        (0.08)        (0.41)         1.05
  Diluted earnings (loss) per common share before cumulative
    effect of accounting change(7)..........................        0.06          0.21        (0.08)        (0.41)         0.61
  Basic earnings (loss) per common share(7).................        0.06          0.27        (0.08)        (0.41)         1.03
  Diluted earnings (loss) per common share(7)...............        0.06          0.21        (0.08)        (0.41)         0.60
BALANCE SHEET DATA (END OF PERIOD):
  Working capital...........................................  $   60,941   $   443,408   $  381,046   $   602,588   $ 1,380,936
  Total assets..............................................   2,670,796     8,316,190    9,233,227    10,473,870    11,703,052
  Long-term obligations.....................................     461,264       812,221      585,780       577,958       578,683
  Minority Interest.........................................     372,223     3,633,597    4,492,066     4,817,137     4,968,369
  Stockholders' equity......................................   1,447,354     2,571,405    2,769,729     3,439,871     3,945,501
OTHER DATA:
  Net cash provided by (used in)
  Operating activities......................................  $   60,363   $   256,929   $  401,577   $   372,507   $   669,932
  Investing activities......................................     (83,043)   (1,201,912)    (413,968)     (524,556)       51,935
  Financing activities......................................     105,156     1,297,654       55,948        58,346        64,008
  Net cash used in discontinued operations..................       9,041       (20,488)     (66,260)      (82,563)      (48,058)
  Effect of exchange rate changes...........................          --        (1,501)        (123)       (2,687)       (3,663)
  Adjusted EBITDA...........................................     198,373       496,612      627,745       810,695       893,713

    As used in this document, the term Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") is defined as operating profit plus (1) depreciation and amortization, (2) amortization of cable distribution fees of $44.0 million, $36.3 million and $26.7 million in fiscal years 2001, 2000 and 1999, respectively, (3) amortization of non-cash distribution and marketing expense and (4) disengagement expenses of $4.1 million in 2001. Adjusted EBITDA is presented here as a management tool and as a valuation methodology. Adjusted EBITDA does not purport to represent cash provided by operating activities. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Adjusted EBITDA may not be comparable to calculations of similarly titled measures presented by other companies.

The table set forth below provides a reconciliation of the USA's Adjusted EBITDA to its Operating Profit for each period presented:

                                                                                  YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------------------------
                                                               1997(1)     1998(2)(3)     1999(4)       2000(5)       2001(6)
                                                              ----------   -----------   ----------   -----------   -----------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Operating Profit............................................  $  105,753   $   249,904   $  269,914   $    56,326   $   233,825

Depreciation and Amortization...............................      71,231       215,811      324,506       693,642       572,765
Amortization of cable distribution fees.....................      19,261        22,089       26,680        36,322        43,975
Amortization of non-cash distribution fees,
  marketing, and compensation expense.......................       2,128         8,808        6,645        24,405        39,096
Disengagement expense.......................................          --            --           --            --         4,052
                                                              ----------   -----------   ----------   -----------   -----------
ADJUSTED EBITDA.............................................  $  198,373   $   496,612   $  627,745   $   810,695   $   893,713
                                                              ----------   -----------   ----------   -----------   -----------

(1) The consolidated statement of operations data include the operations of Ticketmaster since the acquisition by USA of its controlling interest in Ticketmaster on July 17, 1997.

(2) The consolidated statement of operations data include the operations of USA Networks and Studios USA since their acquisition by USA from Universal on February 12, 1998 and CitySearch since its acquisition by USA on September 28, 1998.

(3) Net earnings for the year ended December 31, 1998 include a pre-tax gain of $74.9 million related to USA's sale of its Baltimore television station during the first quarter of 1998 and a pre-tax gain of $109.0 million related to the CitySearch transaction during the fourth quarter of 1998.

(4) The consolidated statement of operations data include the operations of Hotel Reservations Network, since its acquisition by USA on May 10, 1999 and the operations of October Films and the domestic film distribution and development business of Universal, which was previously operated by Polygram Filmed Entertainment, referred to as USA Films, since their acquisition by USA on May 28, 1999. Net earnings for the year ended December 31, 1999 include a pre-tax gain of $89.7 million related to the sale of securities.

(5) Includes a pre-tax gain of $104.6 million related to its acquisition of Styleclick, a pre-tax gain of $3.7 million related to the Hotel Reservations Network initial public offering, and a pre-tax charge of $145.6 million related to impairment of Styleclick goodwill.

(6) Includes a gain of $517.8 million, net of tax, related to the sale of capital stock of certain USA Broadcasting subsidiaries and an after-tax expense of $9.2 million related to the cumulative effect of adoption as of January 1, 2001 of SOP 00-2, Accounting By Producers or Distribution of Films.

(7) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one stock splits of USA common stock and USA Class B common stock made on February 24, 2000 and March 26, 1998. All share numbers give effect to such stock splits.

SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    In the table that follows, we provide you with unaudited selected pro forma combined condensed financial information for USA giving effect to the contribution of the USA Entertainment Group to VUE, USA's acquisition of Expedia and other transactions completed by USA during the year ended December 31, 2001.

    USA has not declared any cash dividends on USA common shares and no shares of USA preferred stock were outstanding during the periods presented.

    This unaudited selected pro forma combined condensed financial information should be read in conjunction with the separate historical financial statements and accompanying notes of USA that are incorporated by reference in this proxy statement and the unaudited financial statements of the USA Entertainment Group included in this proxy statement. It is also important that you read the unaudited pro forma combined condensed financial information and accompanying discussion that we have included in this proxy statement starting on page 80 under "Unaudited Pro Forma Combined Condensed Financial Statements of USA." You should not rely on the unaudited selected pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the transactions had taken place earlier or of the results of operations or financial position of USA after the completion of the transactions.

                                                                    PRO FORMA
                                                              ----------------------
                                                                    YEAR ENDED
                                                                DECEMBER 31, 2001
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  Net revenues..............................................       $ 3,765,796
  Operating loss............................................          (233,783)
  Loss from continuing operations...........................          (173,171)
LOSS PER SHARE FROM CONTINUING OPERATIONS
  Basic.....................................................       $     (0.43)
  Diluted...................................................       $     (0.43)
BALANCE SHEET DATA (END OF PERIOD)
  Working capital...........................................       $ 3,048,520
  Total assets..............................................        14,197,813
  Long-term obligations.....................................           577,891
  Minority interest.........................................           997,253
  Common stock exchangeable for preferred interest..........         1,428,530
  Stockholders' equity......................................         7,564,082

UNAUDITED COMPARATIVE PER SHARE DATA FOR USA

    In the table below, we provide you with historical per share financial information for USA as of December 31, 2001 and for the twelve months then ended. We also provide you with pro forma per share financial information for USA as of December 31, 2001 and for the twelve months then ended, giving effect to the transactions with Vivendi and other transactions entered into by USA, including the Expedia transaction. The pro forma financial information assumes that the respective transactions had been completed on January 1, 2001 for income statement purposes and on December 31, 2001 for balance sheet purposes.

    USA has not declared any cash dividends during this period and no shares of USA preferred stock were outstanding during the periods presented.

    It is important that when you read this information, you read along with it the separate financial statements and accompanying notes of USA that are incorporated by reference in this proxy statement. It is also important that you read the pro forma combined financial information and accompanying notes that we have included in this proxy statement starting on page 80 under "Unaudited Pro Forma Combined Condensed Financial Statements of USA." You should not rely on the unaudited pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the transactions had taken place earlier or the results of operations or financial position of USA after the completion of the transactions.

                                                              USA ACTUAL   PRO FORMA(1)
                                                              ----------   ------------
BOOK VALUE PER SHARE
December 31, 2001...........................................     10.45         18.66

LOSS PER SHARE FROM CONTINUING OPERATIONS
  Basic and diluted for the twelve months ended
    December 31, 2001.......................................     (0.33)        (0.43)

------------------------

(1) Pro forma information gives effect to the acquisition by USA of Expedia and the proposed transactions between USA and Vivendi as well as acquisitions made by USA and Expedia in 2001. See "Unaudited Pro Forma Combined Condensed Financial Statements of USA."

           CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

    This proxy statement and the other documents incorporated in this proxy statement by reference contain "forward-looking statements" within the meaning of the securities laws. The "forward-looking statements" include, among other things, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "projects," or similar expressions. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this proxy statement. You should understand that the following important factors, in addition to those discussed in the documents incorporated in this document by reference, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

    - material adverse changes in economic conditions generally or in our markets;

    - future regulatory and legislative actions and conditions affecting our operating areas;

    - competition from others;

    - successful integration of our divisions' management structures;

    - product demand and market acceptance;

    - the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms;

    - the ability to expand into and successfully operate in foreign markets;

    - obtaining and retaining key executives and employees; and

    - other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the Securities and Exchange Commission.

    We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement may not occur.

                              THE SPECIAL MEETING

GENERAL

    We are mailing this proxy statement and the accompanying proxy card to holders of USA common stock, USA Class B common stock and USA preferred stock in connection with the solicitation of proxies by our board of directors for use at the special meeting. We solicit proxies to give all stockholders on the record date an opportunity to vote on matters that will come before the special meeting. This procedure is necessary because stockholders live in all states and abroad and many may not be able to attend the special meeting. You can vote or let us vote your shares of USA common stock, USA Class B common stock and/or USA preferred stock only if you are present in person or represented by proxy. A proxy card is being provided to holders of USA common stock, USA Class B common stock and USA preferred stock with this proxy statement. You may also submit a proxy for your shares by telephone or via the internet. Information with respect to the execution and revocation of proxies is provided under "--How You Can Vote."

    At the special meeting, we will ask holders of USA common stock, USA
Class B common stock and USA preferred stock eligible to vote to consider and vote upon the approval of the transactions proposal. For more information, see "The Transactions."

DATE, TIME AND PLACE OF THE SPECIAL MEETING; RECORD DATE; ADJOURNMENTS

    The special meeting is scheduled to be held at 8:00 a.m., local time, on Tuesday, April 23, 2002, at USA's offices at 8800 Sunset Boulevard, West Hollywood, California 90069. Our board of directors has fixed the close of business on March 12, 2002 as the record date for determination of holders of USA common stock, USA Class B common stock and USA preferred stock entitled to notice of and to vote at the special meeting. On the record date, there were outstanding 341,218,693 shares of USA common stock, 63,033,452 shares of USA Class B common stock and 13,124,902 shares of USA preferred stock. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by the holders of shares representing a majority of the votes present in person or by proxy at the meeting without further notice other than by an announcement made at the meeting. No proxies voted against approval of the transactions will be voted in favor of adjournment of the meeting for the purpose of soliciting additional proxies.

QUORUM

    The presence, either in person or by proxy, of the holders of USA's securities representing a majority of USA's voting power entitled to vote is necessary to constitute a quorum at the special meeting. Shares of USA common stock, USA Class B common stock or USA preferred stock represented by a properly executed proxy will be treated as present at the special meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. See "--How You Can Vote" for more information.

VOTES REQUIRED

    The transactions proposal requires stockholder approval under the Delaware General Corporation Law and under the rules of the National Association of Securities Dealers, as further described below.

    THE VOTE REQUIRED UNDER DELAWARE LAW

    Because Vivendi is considered an "interested stockholder" under Section 203 of the Delaware General Corporation Law as a result of its acquisition of The Seagram Company Ltd. in December 2000 (which held 42.5% of USA's equity on a fully diluted basis at that time), the parties have agreed to obtain approval of the transactions proposal by the affirmative vote of 66 2/3% of the outstanding USA common stock and USA preferred stock (by vote and by number), voting together as a single class, excluding the shares held by Vivendi, Liberty, Mr. Diller and their respective affiliates. Due to the fact that all of the outstanding shares of USA Class B common stock are held by Vivendi, Liberty, Mr. Diller or their respective affiliates, votes cast in respect of any shares of USA Class B common stock will not be counted for or against approval of the transactions proposal for purposes of the vote required under the Delaware General Corporation Law.

    THE VOTE REQUIRED UNDER NASD

    Under the rules of the National Association of Securities Dealers, because, in connection with the transactions, USA will be issuing to Vivendi (which owns in excess of 5% of the outstanding USA common shares) equity warrants to acquire USA common stock, which warrants, if exercised, would represent an increase in outstanding USA common shares of at least 5%, approval of the transactions proposal requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of USA common stock, USA Class B common stock and USA preferred stock, voting together as a single class, including any shares held by Vivendi, Liberty, Mr. Diller and their respective affiliates.

USA VOTING POWER

    Each share of USA common stock entitles the holder to one vote per share, each share of USA Class B common stock entitles the holder to ten votes per share and each share of USA preferred stock entitles the holder to two votes per share. As of March 12, 2002, the directors and executive officers of USA (other than Mr. Diller and the Liberty and Vivendi designees to the USA board of directors) beneficially owned approximately 2.4% of the total voting power of USA. Mr. Diller, through shares owned by him as well as the irrevocable proxy over shares held by Universal and Liberty, granted to him under the Stockholders Agreement, controls approximately 67.7% of the combined voting power of USA, which is sufficient for stockholder approval of the transactions for purposes of the National Association of Securities Dealers. USA will not complete the transactions unless the transactions are approved both for purposes of Delaware law and the rules of the National Association of Securities Dealers.

HOW YOU CAN VOTE

    If you attend the special meeting, you may vote by ballot. However, many stockholders may be unable to attend the special meeting. Therefore, our board of directors is soliciting proxies so that each holder of USA common stock, USA Class B common stock and USA preferred stock at the close of business on the record date has the opportunity to vote on the transactions proposal.

    Stockholders of record may vote your shares of USA common stock, USA Class B common stock or USA preferred stock in any of four ways:

    - Submitting a Proxy by Mail. If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

    - Submitting a Proxy by Telephone. Submit a proxy for your shares by telephone proxy by using the toll-free telephone number provided on your proxy card. Telephone proxy voting is available 24 hours a day.

    - Submitting a Proxy by Internet. Submit your proxy via the internet. The web site for internet proxy voting is on your proxy card, and internet proxy voting is also available 24 hours a day.

    - Voting in Person. Vote by appearing and voting in person at the special meeting.

    Street name holders may submit a proxy by telephone or the internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with this proxy statement. If you submit a proxy by telephone or via the internet you should not return your proxy card. Instructions on how to submit a proxy by telephone or via the internet are located on the proxy card enclosed with this proxy statement.

    If you submit a proxy without specifying a choice, we will vote your shares in favor of the transactions proposal. Abstentions marked on your proxy card and broker non-votes are voted neither FOR nor AGAINST, but we count these shares in determining a quorum for the proposals. Abstentions and broker non-votes have the effect of a vote against the transactions proposal for purposes of Delaware law. Abstentions and broker non-votes have no effect on the vote for the transactions proposal for purposes of the rules of the National Association of Securities Dealers.

    A stockholder who has given a proxy may revoke it at any time before it is exercised at the special meeting by (1) delivering to The Bank of New York a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (2) submitting a later-dated proxy relating to the same shares by mail, telephone or the internet prior to the vote at the special meeting, or
(3) attending the special meeting and voting in person (although attendance at the special meeting will not, by itself, revoke a proxy). You should send any written notice or new proxy card to USA c/o The Bank of New York at the following address: USA Networks, Inc., P.O. Box 11001, New York, New York 10203-0001 or follow the instructions provided on your proxy card to submit a proxy by telephone or via the internet. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885 (toll-free).

    IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER, FOLLOW THE VOTING INSTRUCTIONS ON THE FORM YOU RECEIVE FROM YOUR BANK OR BROKER.

    YOUR VOTE IS IMPORTANT. WE URGE YOU TO SUBMIT YOUR PROXY BY TELEPHONE, INTERNET OR BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. Failure to vote will have the effect of a vote against the transactions proposal for purposes of Delaware law. If you do attend the special meeting, you may vote by ballot, thereby cancelling any proxy previously given.

COST OF SOLICITATION

    We have retained MacKenzie Partners, Inc. for a fee of $17,500, plus additional charges related to telephone calls and other services, to assist in the solicitation of proxies. The cost of soliciting proxies will be borne by USA. In addition to solicitations by mail, the officers, directors and a number of regular employees of USA and its subsidiaries may solicit proxies in person or by telephone.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

    YOUR BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTIONS ARE IN YOUR BEST INTERESTS AND USA'S BEST INTERESTS AND RECOMMENDS, BY THE UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN DIRECTORS AFFILIATED WITH VIVENDI, NONE OF WHOM WAS PRESENT AT THE BOARD MEETING), THAT YOU VOTE FOR THE TRANSACTIONS PROPOSAL.

                                THE TRANSACTIONS

    The description of the material terms of the transactions set forth below is not intended to be a complete description of the transactions. We qualify this description by reference to the transaction documents, which we have attached as appendices to this proxy statement. We encourage all stockholders to read these documents in their entirety.

GENERAL

    USA has agreed to contribute the USA Entertainment Group, comprising all of USA's entertainment assets and businesses, to VUE, a new entity to be created with Vivendi. VUE will also hold the film, television and theme park businesses of Universal. VUE will be owned 5.44% by USA, 1.5% by Mr. Diller and 93.06% by Vivendi and will be controlled by Vivendi. In exchange for the USA Entertainment Group, USA will receive cash, common and preferred interests in VUE and the cancellation of approximately 320.9 million USANi LLC shares that are currently exchangeable into shares of USA. In connection with the transactions, USA has also agreed to issue to Vivendi ten-year warrants to acquire shares of USA common stock. In addition, Liberty will exchange with USA approximately
7 million LLC shares for shares of USA common stock, following which Liberty will transfer to Vivendi 25 million USA shares, entities holding Liberty's remaining interest in USANi LLC and other assets, in exchange for ADSs representing Vivendi ordinary shares.

    VALUE OF USA ASSETS BEING CONTRIBUTED TO VUE AND CONSIDERATION RECEIVED BY
     USA

    As part of its evaluation of the transactions, Bear Stearns, the financial advisor to the special committee, valued the USA Entertainment Group between $8.2 billion and $10.2 billion. Allen & Co., financial advisor to USA, separately valued the USA Entertainment Group between $8.6 billion and $12.6 billion. These financial advisor analyses also valued the USA warrants to be issued to Vivendi, as well as the VUE entity as a whole.

    USA management has valued the different elements of the consideration it will receive in the transactions as follows:

    - $1.62 billion in cash,

    - $1 billion for USA's common interest in VUE,

    - $514 million for USA's Class A preferred interest in VUE,

    - $1.43 billion for USA's Class B preferred interest in VUE, and

    - $7.06 billion for the cancellation of the 320.9 million USANi LLC shares received from Vivendi, based on a $22 USA share price for total consideration to USA of $11.62 billion. The financial advisors to the special committee and to USA also analyzed the value of the consideration to be received by USA. Bear Stearns valued the consideration to be received by USA between $10.6 billion and $11.8 billion. Allen & Co. valued the consideration to be received by USA between $10.6 billion and $12.8 billion.

    VALUE OF VIVENDI ASSETS BEING CONTRIBUTED TO VUE

    As part of its evaluation of the transactions, Bear Stearns, the financial advisor to the special committee, valued the Universal Entertainment Group being contributed by Vivendi to VUE between $4.2 billion and $7.3 billion. Allen & Co., the financial advisor to the USA board, separately valued the Universal Entertainment Group between $6.2 billion and $9.7 billion.

    All of the Bear Stearns and Allen & Co. valuations described above are based on numerous assumptions and analyses and are complex. We encourage you to read the description of the analyses, which are included under "--Opinion of the Special Committee's Financial Advisor" and "--Opinion of USA's Financial Advisor."

STRUCTURE OF THE TRANSACTIONS

    The transactions will occur as follows:

    - Vivendi and USA will create VUE in which Vivendi and its subsidiaries, USA and its subsidiaries and Mr. Diller will have common ownership interests of 93.06%, 5.44% and 1.5%, respectively.

    - USA and its subsidiaries will contribute their ownership interest in the USA Entertainment Group, consisting of USA Cable, USA Films and Studios USA, to VUE.

    - Universal will contribute the Universal Entertainment Group, consisting of Universal's film, television and theme park businesses, as well as the remaining interest in the USA Entertainment Group that it receives in exchange for cancellation of its LLC shares (as described below), to VUE.

    - As members of VUE, USA and its subsidiaries will receive the following at the closing of the transactions:

     -- approximately $1.62 billion in cash, debt-financed by VUE, which will be subject to tax-deferred treatment by USA for a 15-year period;

     -- a $750 million face value Class A preferred interest in VUE, with a 5% annual paid-in-kind dividend and a 20-year term, to be settled in cash at its then face value at maturity;

     -- a $1.75 billion face value Class B preferred interest in VUE, with a 1.4% annual paid-in-kind dividend, a 3.6% annual cash dividend, callable and puttable after 20 years, to be settled by Universal at its then face value with a maximum of approximately 56.6 million USA common shares, provided that Universal may substitute cash in lieu of shares of USA common stock (but not 13,430,000 shares of USA Class B common stock), at its election;

     -- a 5.44% common interest in VUE, generally callable by Universal after five years and puttable by USA after eight years, which may be settled in either Vivendi stock or cash, at Universal's election.

    By virtue of its 93.06% equity interest in VUE, Vivendi will be able to exercise control over VUE, subject to limited consent and veto rights of USA, which we describe under "The Transaction Documents--Partnership Agreement--Negative Covenants."

    - In exchange for Vivendi agreeing to enter into certain commercial arrangements and for other valuable consideration, USA will issue to Vivendi ten-year warrants to acquire shares of USA common stock as follows:

     --  24,187,094 shares at $27.50 per share;

     --  24,187,094 shares at $32.50 per share; and

     --  12,093,547 shares at $37.50 per share.

    - Liberty will exchange 7,079,726 LLC shares for shares of USA common stock, after which the current USA exchange agreement relating to the LLC shares will immediately terminate. Liberty will then transfer to Vivendi 25,000,000 shares of USA common stock, entities holding 38,694,982 LLC shares, as well as the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques), in exchange for 37,386,436 ADSs representing Vivendi ordinary shares, subject to adjustment.

    - USANi LLC will cancel LLC shares currently exchangeable into 320,856,512 USA common shares, representing all of the LLC shares then owned by Vivendi (including all the LLC shares acquired from Liberty as described above), in exchange for the distribution to Vivendi of partial interests in the following subsidiaries of USANi LLC, which comprise part of the USA Entertainment Group:

     --  USA Cable

     --  Studios USA LLC

     --  USA Networks Partner LLC

    - Mr. Diller will receive a common interest in VUE with a 1.5% profit sharing percentage in return for his agreeing to specified non-competition provisions and agreeing to serve as the chairman and chief executive officer of VUE.

    - USA and Mr. Diller have generally agreed that they will not compete with Vivendi's television and filmed entertainment businesses (including VUE) for a minimum of 18 months.

BACKGROUND OF THE TRANSACTIONS

    Beginning in September 2001, management of USA and Vivendi spoke informally regarding their companies and discussed, at a general level, whether there was any interest in a possible strategic transaction involving the entertainment assets of each of USA and Universal. USA was interested in pursuing a possible strategic transaction involving its entertainment assets, in large part, because management believed that the USA Entertainment Group required larger scale in order to compete effectively in the rapidly consolidating entertainment industry. These discussions evolved into discussions in which senior management from USA and Vivendi discussed creating a joint venture between USA and Vivendi, with USA contributing the USA Entertainment Group and Vivendi contributing the Universal Entertainment Group.

    In early November 2001, USA's management contacted the disinterested members of the USA board of directors, as well as Wachtell, Lipton, Rosen & Katz ("Wachtell"), special counsel to USA, and Allen & Co., USA's financial advisor, to inform them of the preliminary discussions that USA and Vivendi were having. USA's management had multiple discussions with its advisors to review possible transaction structures. Under certain of the proposals under discussion, Vivendi would have purchased a portion of the USA shares owned by Mr. Diller at a premium to market. However, Mr. Diller concluded that the long-term prospects for USA following the transactions made it unattractive for him to sell any portion of his USA shares even at a premium to current market, and therefore determined not to sell any of his USA shares.

    Subsequently, management of Vivendi and USA also separately contacted Liberty's management to inform them of the ongoing discussions. Under the existing Governance Agreement, each of Liberty, Vivendi and Mr. Diller has veto rights over the proposed transactions or any other disposition by USA of its entertainment businesses.

    From the beginning, each party to the negotiations had certain preconditions to proceeding. On Vivendi's part, Vivendi insisted that Mr. Diller must agree to non-competition provisions with the entertainment businesses (non-competition provisions were also required from USA), to manage VUE, with Vivendi ultimately in control, under terms that would sufficiently incentivize him in managing VUE, and to a personal standstill with Vivendi (including a prohibition on Mr. Diller's involvement with others in any actions to acquire control of Vivendi). On USA's part, in addition to seeking to ensure that any transaction was financially in the best interests of USA and its stockholders, USA insisted that both Vivendi and Liberty agree to relinquish their veto rights over "fundamental matters" as set forth in the current Governance Agreement, that any transaction must provide full value for USA's contribution to the joint venture and have minimal "outs", and that any transaction must achieve long-term tax deferral of gain for USA while also permitting USA to receive a substantial amount of cash immediately. On Liberty's part, Liberty insisted that Vivendi purchase Liberty's interest in and assume its liabilities in connection with multiThematiques, S.A., a French venture in which Vivendi already participates, at a negotiated price, that it retain "fundamental matter" veto rights if USA became a highly leveraged entity in the future and that the transactions contemplated by the Transaction Agreement and those contemplated by the Vivendi/Liberty Merger Agreement be conditioned upon each other. On
Mr. Diller's part, Mr. Diller insisted that he retain voting control of USA through the proxies on USA shares owned by Vivendi and Liberty, that "fundamental matter" veto rights of Vivendi and Liberty be eliminated and that his agreement to manage VUE be "at will."

    Later in November 2001, USA, Vivendi and their respective advisors held extensive discussions regarding the terms and structure of a proposed transaction. These discussions grew increasingly frequent and substantive in nature. Also, the disinterested directors informally held discussions and contacted independent legal and financial advisors to represent them should the parties' discussions reach a point that a special committee became necessary or advisable. USA and Vivendi began to exchange drafts of various transaction documents during the first week of December 2001.

    On December 4, 2001, USA's board of directors formally appointed a special committee to participate in the negotiation of the transactions, evaluate the transactions on behalf of USA and its public stockholders and make a recommendation to USA's board of directors regarding the transactions. The special committee consisted of William Savoy, Anne Busquet, General H. Norman Schwarzkopf and Paul Allen, each of whom was determined to be an independent director for purposes of evaluating the transactions as none of them had any material relationship with Vivendi, Liberty, Mr. Diller or their affiliates, or any personal interest in the transactions that diverges from the interests of USA's stockholders generally. The special committee retained Morris, Nichols, Arsht & Tunnell ("Morris Nichols") as its legal advisor and Bear Stearns as its financial advisor. The special committee met formally on December 4, December 11, December 14 and December 16, 2001, and in between meeting dates members of the special committee participated directly and through their advisors in an ongoing review of the developing transactions.

    On December 4, 2001, at the first meeting of the special committee, USA's management provided the special committee with background information regarding the transactions, presented management's views of the transactions and described a variety of unresolved issues with respect to the transactions. In addition, representatives from Wachtell described the negotiations to date. Next, members of management and representatives from Wachtell left the meeting, and Allen & Co. updated the special committee on the status of the negotiations. Allen & Co. also informed the special committee, which was subsequently confirmed by Bear Stearns, that Vivendi had informed USA that it would not consent to any proposed transaction involving a sale of USA or the USA Entertainment Group to a third party. Following its presentation, representatives from Allen & Co. left the meeting, and representatives from Morris Nichols described the fiduciary duties of the members of the special committee. Next, representatives from Bear Stearns discussed the financial issues regarding the transactions and described the due diligence that Bear Stearns had conducted to date.

    The special committee convened again on December 11, 2001 to receive an update on the status of the parties' negotiations and discuss legal and financial issues with its advisors. The committee discussed particular terms of the transactions, including the indemnification provisions contained in the draft Transaction Agreement (under which USA would indemnify Vivendi for breaches of USA's representations and warranties) and an expense reimbursement proposed to be payable to Vivendi in the event that the transactions were abandoned at Vivendi's behest as a result of the USA board of directors or any committee of the USA board of directors withdrawing or modifying its approval or recommendation of the transactions, which would be capped at $30 million. Members of the special committee expressed their views that USA's indemnification obligations should be limited and articulated concern that a $30 million cap on the expense reimbursement was too high. Members of the special committee also discussed a proposed provision that, with some modifications, in effect would have required USA to assume an obligation similar to that of Universal under the terms of the existing Stockholders Agreement to purchase shares of USA common stock owned by Mr. Diller during the one-year period following such time as Mr. Diller no longer serves as chief executive officer of USA, which we refer to as the "Diller Put."

    Under the terms of the existing Stockholders Agreement, the Diller Put obligation is required to be assumed by any party that acquired the USA shares held by Universal, which under the proposed transactions may be deemed to be acquired by USA. The Diller Put has a one-year term, and the per share price is determined based on the market price of USA common stock either prior to the announcement that Mr. Diller no longer serves as chief executive officer of USA or prior to the exercise of the Diller Put, depending on when Mr. Diller exercised the Diller Put. Under the proposal, in lieu of being obligated to purchase Mr. Diller's shares as required under the Stockholders Agreement as a condition to the transfer by Universal of its USA stock interest to USA, USA would have been required to make Mr. Diller whole for any market discount he suffered upon a sale of his shares based on the pre-announcement price as set forth in the Stockholders Agreement. Following discussions between the advisors to the special committee and Wachtell, the proposal relating to the Diller Put was withdrawn, and Mr. Diller waived the requirement for USA to assume Universal's obligation under the Diller Put.

    The special committee next met on December 14, 2001 to receive an update and consider the status of the negotiations, including the outstanding issues between USA, Vivendi and Liberty. Representatives from Wachtell indicated that Vivendi had agreed to reduce the $30 million cap on the expense reimbursement to up to $15 million in documented expenses and that, also in response to concerns expressed by the special committee, Mr. Diller had agreed to withdraw the proposal relating to the Diller Put and waive the requirement that USA assume Universal's obligation under the Diller Put, which proposal was estimated by Bear Stearns to have had a value of $300 to $400 million. During the December 11, 2001 meeting, the special committee also focused on the scope and duration of the proposed non-compete for USA and Mr. Diller (which at that time was proposed by Vivendi to remain in effect from the closing of the transactions until 18 months following the time that USA no longer held a common interest in
VUE). At the special committee's request, Mr. Diller discussed his intended management role with USA, assuming completion of the transactions. Next, representatives from Wachtell left the meeting, and Bear Stearns reviewed the status of the transactions and certain financial analyses. Following the presentation by Bear Stearns, representatives from Morris Nichols reviewed the $15 million expense reimbursement provision and other open legal points. The special committee agreed that the $15 million expense reimbursement provision was reasonable.

    Over the course of the discussions/negotiations, the special committee's legal and financial advisors, for the most part, communicated the special committee's views to USA's legal and financial advisors who negotiated those points and others directly with Vivendi's legal and financial advisors. The special committee's legal and financial advisors at times also engaged in direct discussions/negotiations with Vivendi's legal and financial advisors. In addition, Mr. Savoy, on behalf of the special committee, on occasion discussed matters directly with Mr. Diller. While neither USA management nor the special committee participated in negotiations relative to the financial terms of the Vivendi/Liberty transaction, USA was concerned that, given that the USA/Vivendi transaction would be conditioned on the Vivendi/Liberty transaction, consummation of the Vivendi/Liberty transaction must be highly certain, and USA did negotiate to obtain assurance on that point. The discussions among all parties culminated on the weekend of December 15-16, 2001, during which time the transaction agreements were finalized.

    On December 16, 2001, the special committee held a meeting to consider the transactions. At the meeting, USA management reported to the special committee on the course of negotiations relating to the transactions, discussed with the special committee the potential benefits and risks of the transactions, and responded to questions from the members of the special committee. In addition, representatives from Wachtell reviewed with the members of the special committee the principal terms and conditions of each of the transaction documents, including the Transaction Agreement, the

Partnership Agreement, the Amended and Restated Governance Agreement, the Amended and Restated Stockholders Agreement, the Warrant Agreement and the Vivendi/Liberty Merger Agreement, as well as tax, regulatory and other legal matters relating to the transactions. Representatives from Wachtell also reported that Vivendi had agreed, in response to the special committee's concerns regarding USA's indemnification obligations for breaches of USA's representations and warranties, to increase the deductible to $150 million with respect to those obligations.

    Next, Bear Stearns discussed various analyses relating to the transactions and responded to questions from the directors regarding the manner and conclusion of its analyses. Following its presentation, Bear Stearns rendered an oral opinion that, as of December 16, 2001, the consideration to be received by USA in the transactions was fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates. The special committee subsequently received the written opinion of Bear Stearns confirming its oral opinion at the special committee meeting. Following discussion by the special committee, and subject to finalization of the necessary documentation, the special committee unanimously declared the Transaction Agreement advisable; determined that the terms of the transactions are fair to and in the best interests of the stockholders of USA, other than Vivendi, Liberty, Mr. Diller and their affiliates; and recommended that the USA board of directors approve the transactions and declare the advisability of the Transaction Agreement.

    On December 16, 2001, following the meeting of the special committee, USA's board of directors (other than directors affiliated with Vivendi) held a special meeting to consider the transactions. At the meeting, USA management reported to the USA board of directors on the course of negotiations relating to the transactions, discussed with the directors the potential benefits and risks of the transactions, and responded to questions from the directors. In addition, representatives from Wachtell reviewed with the USA board of directors the principal terms and conditions of each of the transaction documents, including the Transaction Agreement, the Partnership Agreement, the Amended and Restated Governance Agreement, the Amended and Restated Stockholders Agreement, the Warrant Agreement and the Vivendi/Liberty Merger Agreement, as well as tax, regulatory and other legal matters relating to the transactions. Wachtell also noted for USA's board that the parties had come to agreement on the terms of the non-compete applicable to USA and Mr. Diller as reflected in the definitive documents.

    Next, Allen & Co. discussed various analyses relating to the transactions and responded to questions from the directors regarding the manner and conclusion of its analyses. Following its presentation, Allen & Co. rendered an oral opinion that, as of December 16, 2001, the consideration to be received by USA pursuant to the transactions was fair, from a financial point of view, to USA. The USA board of directors subsequently received the written opinion of Allen & Co. confirming their oral opinion at the USA board meeting. Following discussion by the board of directors, and subject to finalization of the necessary documentation, the board of directors determined that the transactions are advisable, fair to, and in the best interests of, the USA stockholders and recommended, by the unanimous vote of all directors (other than directors affiliated with Vivendi, none of whom was present at the board meeting), that the USA stockholders approve the transactions.

    On December 16, 2001, the parties executed the Transaction Agreement, the Amended and Restated Governance Agreement and the Amended and Restated Stockholders Agreement, and Vivendi, Liberty and certain of their respective affiliates executed the Vivendi/Liberty Merger Agreement, copies of which are attached as Appendices A, C, D and F to this proxy statement. On December 17, 2001, USA issued a press release announcing the execution of the Transaction Agreement.

REASONS FOR THE TRANSACTIONS

    In view of the wide variety of factors considered in connection with their evaluation of the transactions, the special committee and the USA board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors each considered in reaching its determinations.

    We do not intend for the following discussion of the information and factors considered by the special committee and the USA board of directors to be exhaustive. We believe the discussion includes all material factors that the special committee and the USA board of directors considered.

    USA SPECIAL COMMITTEE

    In reaching its decision to recommend that the USA board of directors approve the Transaction Agreement, the related transaction documents and the transactions and declare the advisability of the same, the special committee consulted with USA's management as well as its legal counsel and its financial advisor and carefully considered the following material factors:

    - PREMIUM TRANSACTION. The consideration that USA will receive for the USA Entertainment Group represents a significant premium to the consideration of $4.075 billion that USA paid in 1998 for substantially all of the businesses comprising the USA Entertainment Group. The consideration received by USA includes USANi LLC shares currently exchangeable for USA common shares owned by Vivendi (including those Universal received in 1998) that have appreciated in value significantly since 1998. For an analysis of the value of the consideration to be received by USA in the transactions, please see "--Opinion of the Special Committee's Financial Advisor--Valuation of Consideration to be Received by USA in the Transactions" and "--Opinion of USA's Financial Advisor--Valuation of the Transactions."

    - PARTICIPATION IN THE FUTURE OF VUE. USA will have the opportunity to participate, through its 5.44% common interest, in the future of VUE.

    - BEAR STEARNS' FAIRNESS OPINION. Bear Stearns provided an oral opinion, subsequently confirmed in writing, to the effect that, as of December 16, 2001, the consideration to be received by USA in the transactions is fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates.

    - LIMITED CONDITIONS TO CONSUMMATION. The obligation of Vivendi to consummate the transactions is subject to a limited number of conditions, with no financing condition. Moreover, Vivendi has the financial resources to consummate the transactions expeditiously.

    - STRATEGIC ALTERNATIVES. USA's management advised the special committee that in order to remain fully competitive in a rapidly consolidating industry, the USA Entertainment Group would need to grow through acquisitions and that although it continuously evaluates potential acquisition targets, USA's management had not identified entertainment assets of the size, caliber and fit necessary to meaningfully improve the competitive position of the USA Entertainment Group that were available at a reasonable price. USA management advised the special committee that a sale of the USA Entertainment Group made strategic sense. Furthermore, in determining to recommend the transactions, the special committee took into account the fact that USA could not effect a sale of the USA Entertainment Group or any substantial acquisition on behalf of the USA Entertainment Group without the prior approval of Vivendi and Liberty and that either Vivendi or Liberty could effectively veto any such transaction under the terms of the current Governance Agreement and the current Stockholders Agreement. The special committee also considered Vivendi's position that Vivendi would veto any proposed transaction involving a sale of USA or the USA Entertainment Group to a third party.

    - CONCENTRATED EMPHASIS ON INTEGRATED INTERACTIVITY. The transactions present an opportunity for USA to emphasize its leadership role in integrated interactivity, including ticketing, online travel, online dating, teleservices, electronic retailing and other interactive commerce services, where USA can engage in multiple forms of electronic commerce at scale, and which USA believes to be an area of faster growth opportunities than the business of the USA Entertainment Group.

      The transactions will give USA Interactive greater financial and operating strength to help realize growth opportunities in the future in electronic commerce, including through acquisitions.

    - ESTABLISHING AN INDEPENDENT USA. The transactions will significantly increase the independence of USA. The Amended and Restated Governance Agreement, which will become effective at the closing of the transactions, eliminates altogether the veto rights that Vivendi currently has with respect to USA's actions. Moreover, the Amended and Restated Governance Agreement significantly limits the veto rights that Liberty and Mr. Diller will have with respect to USA's actions. In particular, following completion of the transactions, most of Liberty's and Mr. Diller's veto rights, including with respect to significant acquisitions and dispositions by USA and amendments to USA's charter, will exist only if USA's debt to income ratio equals or exceeds 4:1 for a continuous twelve-month period. Currently, Vivendi, Liberty and Mr. Diller possess veto rights irrespective of whether or not USA satisfies any financial ratio test. Accordingly, upon completion of the transactions, USA believes that it will have a great deal more flexibility to pursue its growth.

    - OTHER BUSINESS ARRANGEMENTS. USA and Universal agreed to enter into a series of strategic and commercial alliances with one another covering each party's transactional and internet businesses and to negotiate in good faith to arrange for VUE to provide to USA programming distribution for the Home Shopping Network and other USA transactional services.

    - SIMPLIFICATION OF USA'S CAPITAL STRUCTURE. The transactions will allow USA to simplify and streamline its capital structure by eliminating all of the currently exchangeable LLC shares held by Universal, Liberty and their affiliates. USANi LLC has been a non-wholly owned subsidiary of USA since its formation in connection with the Universal transaction in 1998 (in which USA acquired the television entertainment assets of Universal). USA management advised the special committee that it believed these changes would significantly benefit USA by facilitating greater understanding by the financial community of USA and its stock value.

    - POSSIBLE CONFLICTS OF INTEREST. The special committee took into account the possible conflicts of interest of certain directors and members of management of USA as well as Vivendi and Liberty. For a discussion of these possible conflicts of interest, see "Interests of Officers and Directors in the Transactions."

    - ROLE OF MR. DILLER. Following completion of the transactions, Mr. Diller will serve as chairman and chief executive officer of each of USA and VUE.

    - DECREASED DIVERSIFICATION AND SMALLER SIZE. Following completion of the transactions, USA will be a smaller and less diversified company. As a more focused company, USA's earnings will be more closely tied to a less diversified portfolio of assets and as a result USA securities may be subject to greater volatility.

    Each of the factors described above was considered by the special committee to be a positive factor relating to the transactions, other than "--POSSIBLE CONFLICTS OF INTEREST," which was considered negatively, and "--DECREASED DIVERSIFICATION AND SMALLER SIZE," which was not considered by the special committee negatively or positively. This discussion of the information and factors which the special committee considered in making its decision is not intended to be exhaustive but includes all material factors considered by the special committee. In view of the wide variety of factors considered in connection with its evaluation of the transaction and the complexity of these matters, the special committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the special committee may have given different weight to different factors.

    The special committee believed that, overall, the potential benefits of the transaction to USA and its stockholders outweighed the risks.

    USA BOARD OF DIRECTORS

    In reaching its decision to recommend that USA stockholders approve the transactions proposal, the USA board of directors consulted with USA's management as well as its legal counsel and its financial advisor and carefully considered the following material factors:

    - The conclusions and recommendation of the special committee;

    - The factors referred to above as having been taken into account by the special committee; and

    - USA's board of directors having received an opinion from Allen & Co. that, as of December 16, 2001, the consideration to be received by USA in the transactions was fair, from a financial point of view, to USA.

    Each of the factors described above was considered by USA's board to be a positive factor relating to the transactions, other than "--USA SPECIAL COMMITTEE--POSSIBLE CONFLICTS OF INTEREST" which was considered negatively, and "--USA SPECIAL COMMITTEE--DECREASED DIVERSIFICATION AND SMALLER SIZE," which was not considered by the USA board of directors negatively or positively. This discussion of the information and factors considered by the USA board of directors in making its decision is not intended to be exhaustive but includes all material factors which the USA board of directors considered. In view of the wide variety of factors considered in connection with its evaluation of the transaction and the complexity of these matters, the USA board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the USA board of directors may have given different weight to different factors.

    The USA board of directors believed that, overall, the potential benefits of the transaction to USA and its stockholders outweighed the risks.

    The USA board of directors, including the members of the special committee, believes that the transactions are procedurally fair because, among other things:

    - The special committee consisted of independent directors appointed to represent the interests of USA's stockholders, other than Vivendi, Liberty, Mr. Diller and their affiliates;

    - The special committee retained and was advised by it own independent legal counsel;

    - The special committee retained and was advised by Bear Stearns, as its independent financial advisor, to assist in evaluating a potential transaction with Vivendi; and

    - Under Delaware law, because Vivendi is considered an "interested stockholder," the parties agreed to obtain approval of the transactions proposal by the affirmative vote of 66 2/3% of the outstanding USA voting stock, excluding any shares held by Vivendi, Liberty, Mr. Diller and their affiliates.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE USA BOARD OF DIRECTORS

    SPECIAL COMMITTEE

    On December 16, 2001, the special committee:

    - declared the Transaction Agreement, the other related transaction documents and the transactions advisable;

    - determined that the terms of the transactions are fair to and in the best interests of USA's stockholders, other than Vivendi, Liberty, Mr. Diller and their affiliates; and

    - recommended that the USA board of directors approve the Transaction Agreement, the other related transaction documents and the transactions, and that the USA board of directors declare the advisability of the same.

    USA BOARD OF DIRECTORS

    On December 16, 2001, the USA board of directors:

    - approved the Transaction Agreement, the other related transaction documents and the transactions, and declared the advisability of the same;

    - determined that the terms of the Transaction Agreement, the related transaction documents and the transactions are fair to and in the best interests of the USA stockholders;

    - directed that the Transaction Agreement, the related transaction documents and the transactions be submitted to a vote at a meeting of USA's stockholders to be held as promptly as practicable following the date of the Transaction Agreement; and

    - recommended that USA's stockholders approve the Transaction Agreement, the other related transaction documents and the transactions.

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR

    Bear Stearns has rendered a fairness opinion to the special committee of the board of directors of USA in connection with the transactions. Bear Stearns is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions. The special committee retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to transactions similar to the transactions and because it is familiar with USA's business.

    In connection with Bear Stearns' engagement, the special committee requested that Bear Stearns evaluate whether the consideration to be received by USA in the transactions is fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates. The consideration to be received in the transactions includes:

    - (1) a total of approximately 320.9 million LLC shares (which are currently exchangeable for USA common shares) held by Universal (including LLC shares that will be acquired by Universal from Liberty prior to the closing of the transactions), which will be cancelled by USA,

    - (2) 5.44% of the outstanding common interests in VUE,

    - (3) a Class A preferred interest in VUE with an initial face value of $750 million,

    - (4) a Class B preferred interest in VUE with an initial face value of $1.75 billion, and

    - (5) a cash distribution from VUE of approximately $1.62 billion.

    On December 16, 2001 Bear Stearns delivered its oral opinion to the special committee that, as of December 16, 2001, the consideration to be received in the transactions was fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates. Bear Stearns subsequently confirmed its oral opinion by delivery of its written opinion dated December 16, 2001.

    The full text of the written opinion of Bear Stearns, dated December 16, 2001, which contains the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix G to this proxy statement and is incorporated by reference in this proxy statement. You should read the opinion carefully in its entirety. The opinion was directed to the special committee for its information in connection with its consideration of the transactions and relates only to whether the consideration to be received by USA in the transactions is fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates.

    In the course of performing its review and analyses for rendering its opinion, Bear Stearns has:

    - reviewed the drafts dated December 16, 2001 of (1) the Transaction Agreement, (2) the form of the Partnership Agreement, and (3) the form of the Warrant Agreement, which we collectively refer to as the "transaction agreements";

    - reviewed the terms and conditions of proposed agreements involving Vivendi, Universal, Mr. Diller and Liberty, including the drafts dated December 16, 2001 of (1) the Amended and Restated Stockholders Agreement,
      (2) the Amended and Restated Governance Agreement, and (3) the Vivendi/Liberty Merger Agreement;

    - reviewed (1) the Investment Agreement, dated as of October 19, 1997, as amended and restated as of December 18, 1997, among Universal, USA, Home Shopping Network, Inc. and Liberty, (2) the Governance Agreement, dated as of October 19, 1997, among USA, Universal, Liberty and Mr. Diller,
      (3) the Stockholders Agreement, dated as of October 19, 1997 among Universal, Liberty, Mr. Diller, USA and Vivendi (as successor in interest to The Seagram Company Ltd.), (4) the Amended and Restated Limited Liability Company Agreement of USANi LLC, dated as of February 12, 1998, among the members of USANi LLC, and (5) the Spinoff Agreement, dated as of October 19, 1997, between Liberty and Universal;

    - reviewed USA's Annual Reports to Stockholders and Annual Reports on
      Form 10-K for the years ended December 31, 1998 through 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001,
      June 30, 2001 and September 30, 2001, and its Reports on Form 8-K for the three years ended December 16, 2001;

    - reviewed Ticketmaster's Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1998 through 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001,
      June 30, 2001 and September 30, 2001, its Reports on Form 8-K for the three years ended December 16, 2001, and the Information Statement relating to the combination of Ticketmaster Corporation and Ticketmaster Online-Citysearch, Inc. (the predecessor to Ticketmaster) on January 31, 2001;

    - reviewed Hotel Reservations Network, Inc.'s Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001,
      June 30, 2001 and September 30, 2001, its Reports on Form 8-K for the period from March 2, 2000 to December 16, 2001, and Registration Statement on Form S-1 relating to Hotel Reservations Network, Inc.'s initial public offering completed on March 1, 2000;

    - reviewed Styleclick, Inc.'s Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, its Reports on Form 8-K for the period from August 11, 2000 to December 16, 2001, the Registration Statement on
      Form S-4 relating to the acquisition of a controlling interest in Styleclick, Inc. by USA on June 27, 2001 and the Amended and Restated Agreement and Plan of Merger, dated as of March 23, 2000, by and among Styleclick.com Inc., Internet Shopping Network LLC, and USANi Sub LLC;

    - reviewed Expedia, Inc.'s Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 1999 through 2000 and the Amended and Restated Agreement and Plan of Recapitalization and Merger, dated as of July 15, 2001, among USA, Expedia, Inc., Taipei, Inc., Microsoft Corporation and Microsoft E-Holdings, Inc., and the Registration Statement on Form S-4 relating to the transactions contemplated by the Expedia Merger Agreement;

    - reviewed Vivendi's Annual Reports to Stockholders for the years ended December 31, 1998 through 2000, Annual Report on Form 20-F for the year ended December 31, 2000, Reports on Form 6-K filed on or prior to December 16, 2001 and Registration Statement on Form F-4 relating to the combination of Vivendi, Canal Plus S.A. and The Seagram Company Ltd. on December 8, 2000;

    - reviewed certain operating and financial information provided by management of USA, including (1) management's forecast for the year ended December 31, 2001, projections for the two years ending December 31, 2003 and management's guidance for the calendar years ending 2004 through 2006 relating to USA Network, the SCI FI Channel and HSN's U.S. and German operations, (2) management's forecast for the year ended December 31, 2001, projections for the three years ending December 31, 2004 and guidance from management for calendar year 2005 and thereafter relating to Studios USA, (3) management's forecast for the year ended December 31, 2001, management's budget for the year ended December 31, 2002 and management's financial summary of each film over its projected life, which we refer to as "Ultimates," as of December 4, 2001 relating to USA Films,
      (4) management's forecast for the year ended December 31, 2001, management's business plan for the four years ending December 31, 2005 relating to the Newsworld International and Trio cable networks and management's guidance for December 31, 2005 Newsworld International subscribers and December 31, 2006 Trio subscribers, and (5) management's forecast for the year ended December 31, 2001 and projections for the two years ending December 31, 2003 relating to Ticketmaster, Expedia, Hotel Reservations Network, and Precision Response Corporation (which, including HSN, make up the "USA Interactive Group");

    - reviewed certain operating and financial information provided by management of Vivendi, including management's forecast for the year ended December 31, 2001 and projections for the three years ending December 31, 2004 provided by management of Vivendi relating to the businesses and prospects of the Universal Entertainment Group;

    - met with certain members of USA's senior management to discuss the expected effects of the separation of the USA Entertainment Group and the USA Interactive Group;

    - met with certain members of USA's and Vivendi's senior management to discuss the businesses, operations, historical and projected financial results and future prospects of the USA Entertainment Group and the USA Interactive Group and the Universal Entertainment Group, respectively;

    - reviewed the historical prices, trading multiples and trading volumes of the shares of common stock of USA, Ticketmaster, Hotel Reservations Network, Styleclick and Expedia;

    - reviewed publicly available financial data, stock market performance data and trading multiples of companies that Bear Stearns deemed generally comparable to USA's constituent businesses and the Universal Entertainment Group;

    - reviewed various Wall Street research reports for USA, its constituent businesses and Universal;

    - performed discounted cash flow analyses based on the projections for certain USA businesses and the Universal Entertainment Group that were furnished to Bear Stearns;

    - reviewed the pro forma financial results, financial condition and capitalization of USA and VUE giving effect to the transactions;

    - reviewed the terms and conditions of (1) the Class A preferred interest and the Class B preferred interest in VUE and (2) the warrants to be issued to Vivendi in connection with the transactions; and

    - conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

    Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections provided to Bear Stearns by USA and Vivendi. With respect to the projected financial results of the USA Entertainment Group, the USA Interactive Group, and the Universal Entertainment Group, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior management teams of USA and Vivendi as to the expected future performance of the USA Entertainment Group and the USA Interactive Group and the Universal Entertainment Group, respectively. Bear Stearns has not assumed any responsibility for the independent verification of any such information or of the projections provided to Bear Stearns, and Bear Stearns has further relied upon the assurances of the senior management of USA and Vivendi that they are unaware of any facts that would make the information and projections provided to Bear Stearns incomplete or misleading.

    In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of the USA Entertainment Group, the USA Interactive Group and the Universal Entertainment Group, nor has Bear Stearns been furnished with any such appraisals. Bear Stearns has relied, with the consent of the special committee, on the statements made by Vivendi indicating that it would not consent to any proposed transaction involving a sale of USA or the USA Entertainment Group to a third party, and Bear Stearns was not requested to solicit, and Bear Stearns did not solicit, interest from any third party with respect to an acquisition of USA or the USA Entertainment Group. Bear Stearns has assumed, without independent verification, that for U.S. federal income tax purposes, any gain realized by USA, USANi LLC, or VUE upon consummation of the transactions will be tax deferred, and in particular no gain or loss will be recognized by USA, USANi LLC or VUE as a result of (1) the distribution of the USANi Distributed Interests (as defined in the Transaction Agreement) by USANi LLC to Universal, (2) the issuance to Vivendi of equity warrants to acquire USA common stock, (3) the cancellation of the LLC shares (including the shares received from Liberty) held by Universal, (4) the contribution of the USA Entertainment Group to VUE,
(5) USA's receipt of the Class A preferred interest, the Class B preferred interest and the common interests of VUE, and (6) the receipt by USA of approximately $1.62 billion of cash as a distribution from VUE, other than the potential recognition of an insignificant amount of income or gain pursuant to
Section 751 of the Internal Revenue Code of 1986, as amended. Bear Stearns has assumed that the transactions will be consummated in a timely manner and in accordance with the terms of the transaction agreements without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on the USA Entertainment Group, the USA Interactive Group, the Universal Entertainment Group or VUE. Bear Stearns has been informed by USA and has assumed, without independent verification, that, following the transactions, USA will not be deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Bear Stearns does not express any opinion as to the price or range of prices at which the shares of USA common stock may trade subsequent to the announcement of the transactions or as to the price or range of prices at which the shares of USA common stock may trade subsequent to the completion of the transactions.

    Bear Stearns' opinion does not constitute a recommendation to the special committee, the board of directors of USA or any stockholder of USA as to how to vote in connection with the transactions. Bear Stearns' opinion does not address USA's underlying business decision to pursue the transactions, the relative merits of the transactions as compared to any alternative business strategies that might exist for USA or the effects of any other transaction in which USA might engage. In addition, Bear Stearns' opinion does not address the fairness, from a financial point of view, of the consideration that may be received by Vivendi, Mr. Diller, Liberty or their respective affiliates in the transactions or the relative value of that consideration as compared to the consideration to be received by USA in the transactions. Bear Stearns' opinion is subject to the assumptions and conditions contained therein and is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as of the date of its opinion. Bear Stearns assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof.

    The following is a summary of the financial analyses used by Bear Stearns in connection with providing its oral opinion to the special committee on December 16, 2001 and its written opinion to the special committee which is attached to this proxy statement as Appendix G.

    The following summaries of financial analyses include information presentation in tabular format. You should read these tables together with the text of each summary.

    VALUATION OF THE USA ENTERTAINMENT GROUP

    Bear Stearns valued the USA Entertainment Group, which consists of USA Network, the SCI FI Channel and the "Emerging Networks" (the Trio and Newsworld International cable networks), and USA's TV/film production businesses, including USA Films and Studios USA.

    A summary of the financial analyses used by Bear Stearns in connection with determining the value of each segment of the USA Entertainment Group is provided below. Bear Stearns noted that USA would be unable to sell the USA Entertainment Group to a third party without the consent of Vivendi. Vivendi, through its financial advisor, communicated to Bear Stearns its unwillingness to consent to such a transaction. Therefore, the analyses of selected transactions were provided for informational purposes only.

    USA NETWORK

    DISCOUNTED CASH FLOW ANALYSIS FOR USA NETWORK. Bear Stearns performed a discounted cash flow analysis of USA Network as of December 31, 2001 to estimate the present value of the future unleveraged, after-tax, free cash flows that USA Network could generate. The analysis was based on financial projections for the two years ending December 31, 2003 provided by management of USA and management's guidance for the calendar years ending 2004 through 2006.

    Using a range of discount rates of 10.5% to 11.5% reflecting Bear Stearns' estimate of the network's weighted average after-tax cost of capital and a range of perpetual growth rates of 5.5% to 6.5%, Bear Stearns calculated the present value of the projected free cash flows for each of the 2002-2006 fiscal years and the present value of the terminal value of USA Network at the end of fiscal year 2006. The discounted cash flow analysis implied a valuation range of $5.3 to $6.3 billion (before adjusting for the assumption of $138 million of promotional obligations).

    ANALYST VALUATIONS OF USA NETWORK. Bear Stearns reviewed and compared certain financial information and ratios for USA Network based on sum-of-the-parts valuations of USA found in the most recent available research reports of selected investment banks, as of the respective dates indicated below.

                                                                         12/31/01 TARGET
                                              12/31/01     PRICE AS OF      VALUATION
INVESTMENT BANK               REPORT DATE   TARGET PRICE   12/10/01(1)   ($ IN BILLIONS)
---------------               -----------   ------------   -----------   ---------------
Morgan Stanley                  10/25/01       $25.43        $23.95            $5.7
A.G. Edwards                    10/25/01       $25.25        $23.95            $7.9
UBS Warburg                      12/6/01       $29.00        $23.95            $6.6

------------------------
(1) Most recent unaffected closing price.

    Bear Stearns noted that the valuation range for USA Network implied by the discounted cash flow analysis was generally consistent with the target values ascribed to USA Network by the above analyst reports. Bear Stearns also noted that the December 31, 2001 target values set forth in the analyst reports are related to target stock prices for USA common stock that exceeded the market value of USA common stock at the time of Bear Stearns' analysis.

    COMPARISON TO GENERALLY COMPARABLE CABLE NETWORKS. Using publicly available information and analyst research reports, Bear Stearns reviewed and compared certain financial information, ratios and percentages for USA Network with corresponding financial information, ratios and percentages for the following generally comparable cable networks: (1) Turner Network Television (owned by AOL Time Warner), (2) TBS Superstation (owned by AOL Time Warner), (3) The National Network (owned by Viacom), (4) Lifetime Television (owned by The Walt Disney Company ("Disney") and Hearst) and (5) A&E Television Networks (owned by Disney, Hearst and NBC).

    For each of the selected networks, Bear Stearns reviewed certain publicly available financial and operating data, valuation statistics, financial ratios, and research reports and calculated ratios and multiples based on such information. Bear Stearns compared Enterprise Values, as defined below, based on sum-of-the-parts valuations by Wall Street analysts, of the selected networks and USA Network as multiples of their respective estimated calendar year 2002 EBITDA and as multiples of estimated year-end 2001 total subscribers.

    The results of such analysis are summarized below:

                                                                    ENTERPRISE VALUE/
                                                              -----------------------------
                                                                             2001E YEAR-END
                                                              2002E EBITDA    SUBSCRIBERS
                                                              ------------   --------------
Range of Generally Comparable Cable Networks................  12.5x-18.9x    $30.11-$70.70
Mean of Generally Comparable Cable Networks.................     15.8x          $52.46
Median of Generally Comparable Cable Networks...............     15.9x          $52.92
Multiples Implied by Bear Stearns' DCF Valuation Range for
  USA Network(1)............................................  13.3x-15.8x    $62.13-$73.96

------------------------
(1) Before the impact of promotional obligations.

    Bear Stearns noted that the multiples of estimated 2002 EBITDA and of estimated 2001 year-end subscribers implied by its discounted cash flow analysis for USA Network were generally consistent with the multiples observed for the generally comparable cable networks.

    ANALYSIS OF SELECTED TRANSACTIONS. Using publicly available information, Bear Stearns reviewed and analyzed the purchase prices and transaction multiples implied by the purchase prices proposed to be paid, at the time of the announcement, in the following two selected merger and acquisition transactions, which we refer to as the "USA Network Selected Transactions":

ACQUIROR                                     TARGET                       DATE ANNOUNCED
--------                                     ------                       --------------
Disney.....................................  Fox Family Worldwide         July 2001
Viacom.....................................  BET Network                  November 2000

    Bear Stearns compared the value of the equity, plus debt, preferred stock and minority interest, less cash, cash equivalents and other non-operating assets, which we refer to as the "Enterprise Values," proposed to be paid at the time of announcement in each of the USA Network Selected Transactions and the transactions as multiples of latest 12 months EBITDA and as multiples of total subscribers. Bear Stearns reviewed analyst reports and adjusted the acquisition multiples to reflect the value and EBITDA of the Fox Family Channel and BET cable network assets exclusively. Bear Stearns also reviewed certain operating and financial data of the target cable network assets relative to those of USA Network. All multiples and data for the USA Network Selected Transactions were based on financial information and Wall Street research available at the time of the announcement of the relevant transaction and data for the latest 12 months preceding the date of announcement. The results of such analysis are summarized below:

                                                                   ENTERPRISE VALUE/
                                                              ---------------------------
                                                              LTM EBITDA     SUBSCRIBERS
                                                              -----------   -------------
Disney/Fox Family Transaction...............................     34.7x         $51.85
Viacom/BET Network Transaction..............................     21.1x         $43.35
Multiples Implied by Bear Stearns' DCF Valuation Range for
  USA Network(1)............................................  12.0x-14.3x   $62.13-$73.96

------------------------
(1) Before the impact of promotional obligations.

    Bear Stearns noted that the multiples of latest 12 months EBITDA implied by the discounted cash flow analysis of USA Network were generally below those observed for the USA Network Selected Transactions and attributed this differential to two factors: (1) the ratio of latest 12 months EBITDA divided by latest 12 months revenue, which we refer to as the "LTM EBITDA Margin," was lower for both Fox Family Worldwide (39.1%) and BET Network (47.6%) than for USA Network (52.1%) and (2) the ratio of latest 12 months revenue per month divided by total subscribers was significantly lower for both Fox Family Worldwide ($0.40) and BET Network ($0.28) than for USA Network ($0.85). Bear Stearns noted that the per subscriber multiples implied by the discounted cash flow analysis of USA Network were above those observed for the USA Network Selected Transactions.

    SCI FI CHANNEL

    DISCOUNTED CASH FLOW ANALYSIS FOR THE SCI FI CHANNEL. Bear Stearns performed a discounted cash flow analysis of the SCI FI Channel as of December 31, 2001 to estimate the present value of the future unleveraged, after-tax, free cash flows that the SCI FI Channel could generate. The analysis was based on financial projections for the two years ending December 31, 2003 and management's guidance for the calendar years ending 2004 through 2006, each as provided by management of USA.

    Using a range of discount rates of 11% to 12% reflecting Bear Stearns' estimate of the SCI FI Channel's weighted average after-tax cost of capital and a range of perpetual growth rates of 7.0% to 8.0%, Bear Stearns calculated the present value of the projected free cash flows for each of the 2002-2006 fiscal years and the present value of the terminal value of the SCI FI Channel at the end of fiscal year 2006. The discounted cash flow analysis implied a valuation range of $2.0 to $2.8 billion.

    ANALYST VALUATIONS OF THE SCI FI CHANNEL. Bear Stearns reviewed and compared certain financial information and ratios for the SCI FI Channel based on sum-of-the-parts valuations of USA found in the most recent available research reports of selected investment banks, as of the respective dates indicated below.

                                                                           12/31/01 TARGET
                                                12/31/01     PRICE AS OF      VALUATION
INVESTMENT BANK                 REPORT DATE   TARGET PRICE   12/10/01(1)   ($ IN BILLIONS)
---------------                 -----------   ------------   -----------   ---------------
Morgan Stanley                    10/25/01       $25.43        $23.95            $2.4
A.G. Edwards                      10/25/01       $25.25        $23.95            $3.2
Bear Stearns                      11/26/01       $26.00        $23.95            $2.5
UBS Warburg                        12/6/01       $29.00        $23.95            $2.6

------------------------

(1) Most recent unaffected closing price.

    Bear Stearns noted that the valuation range for the SCI FI Channel implied by the discounted cash flow analysis was generally consistent with the target values ascribed to the SCI FI Channel by the above analyst reports. Bear Stearns also noted that the December 31, 2001 target values set forth in the analyst reports are related to target stock prices for USA common stock that exceeded the market value of USA common stock at the time of Bear Stearns' analysis.

    COMPARISON TO GENERALLY COMPARABLE CABLE NETWORKS. Using publicly available information and analyst research reports, Bear Stearns reviewed and compared certain financial information, ratios and percentages for the SCI FI Channel with corresponding financial information, ratios and percentages for the following generally comparable cable networks: (1) The Discovery Channel (owned by Liberty, Cox Communications and others), (2) The Learning Channel (owned by Liberty, Cox Communications and others), (3) Comedy Central (owned by AOL Time Warner and Viacom), (4) American Movie Classics (owned by Rainbow Media Group),
(5) Animal Planet (owned by Liberty, Cox Communications and others), (6) Home & Garden Television (owned by E.W. Scripps) and (7) The History Channel (owned by Disney, Hearst and NBC).

    For each of the selected networks, Bear Stearns reviewed certain publicly available financial and operating data, valuation statistics, financial ratios, and research reports and calculated ratios and multiples based on such information. Bear Stearns compared Enterprise Values, based on sum-of-the-parts valuations by Wall Street analysts, of the selected networks and the SCI FI Channel as multiples of their respective estimated calendar year 2002 EBITDA and as multiples of estimated 2001 year-end subscribers.

    The results of such analysis are summarized below:

                                                                    ENTERPRISE VALUE/
                                                              ------------------------------
                                                                             2001E YEAR-END
                                                              2002E EBITDA     SUBSCRIBERS
                                                              ------------   ---------------
Range of Generally Comparable Cable Networks................  11.5x-22.9x    $12.46-$62.46
Mean of Generally Comparable Cable Networks.................     16.5x           $28.95
Median of Generally Comparable Cable Networks...............     15.2x           $23.45
Multiples Implied by Bear Stearns' Range for the SCI FI
  Channel...................................................  16.7x-22.9x    $26.67-$36.67

    Bear Stearns noted that the multiples of estimated 2002 EBITDA and of estimated 2001 year-end subscribers implied by the discounted cash flow analysis for the SCI FI Channel were generally consistent with the multiples observed for the generally comparable networks.

    ANALYSIS OF SELECTED TRANSACTIONS. Using publicly available information, Bear Stearns reviewed and analyzed the purchase prices and transaction multiples implied by the purchase prices proposed to be paid, at the time of the announcement, in the following two selected merger and acquisition transactions, which we refer to as the "SCI FI Channel Selected Transactions":

ACQUIROR                                  TARGET                     DATE ANNOUNCED
--------                       -----------------------------  -----------------------------
Viacom.......................  BET Network                    November 2000
MGM..........................  20% investment in Rainbow      February 2001
                               Media Group (owner of
                               American Movie Classics and
                               Bravo Cable Networks)

    Bear Stearns compared Enterprise Values, proposed to be paid at the time of announcement, in each of the SCI FI Channel Selected Transactions and the transactions as multiples of latest 12 months EBITDA and as multiples of total subscribers. Bear Stearns also reviewed analyst reports and adjusted the acquisition multiples to reflect the value and EBITDA of the BET, American Movie Classics and Bravo cable network assets exclusively. Bear Stearns also reviewed certain operating and financial data of the targets relative to those of the SCI FI Channel. All multiples and data for the SCI FI Channel Selected Transactions were based on financial information and Wall Street research available at the time of the announcement of the relevant transaction and data for the latest
12 months preceding the date of announcement. The results of such analysis are summarized below:

                                                                            ENTERPRISE VALUE/
                                                              ---------------------------------------------
                                                                   LTM EBITDA             SUBSCRIBERS
                                                              --------------------   ----------------------
Viacom/BET Network Transaction..............................         21.1x                   $43.35
MGM/American Movie Classics and Bravo (Rainbow)
  Transaction...............................................         32.7x                   $26.56
Multiples Implied by Bear Stearns' DCF Valuation Range for
  the SCI FI Channel........................................     19.2x - 26.4x          $26.67 - $36.67

    Bear Stearns noted that the multiples of latest 12 months EBITDA and subscribers implied by the discounted cash flow analysis of the SCI FI Channel were generally consistent with those observed for the SCI FI Channel Selected Transactions.

    STUDIOS USA & USA FILMS

    DISCOUNTED CASH FLOW ANALYSIS FOR STUDIOS USA AND USA FILMS. Bear Stearns performed a discounted cash flow analysis of Studios USA to estimate the present value of the future unleveraged, after-tax, free cash flows generated by each of its major programs, based on financial projections for the three years ending December 31, 2004 and guidance from management for calendar year 2005 and thereafter, each as provided by management of USA. The cash flow impact (outflows and inflows) related to future, unidentified programs was not incorporated in this analysis.

    Bear Stearns calculated a range of discount rates of 8.0% to 16.0% reflecting Bear Stearns' estimate of the weighted average after-tax cost of capital for the cash flows generated by the various programs produced by Studios USA. For programs which have been on the air for at least two seasons, Bear Stearns utilized discount rates at the lower end of this range. Bear Stearns calculated the present value as of December 31, 2001 of the projected free cash flows for the major programs, along with the present value of the terminal value for those programs that were projected to have cash flow in the long-term. The discounted cash flow analysis implied a valuation range of $0.8 to $1.0 billion.

    For USA Films, Bear Stearns reviewed management of USA's 2001 forecast and 2002 budget, along with management of USA's Ultimates as of December 4, 2001. Bear Stearns noted that management projections showed substantial negative EBITDA and free cash flow in 2002 for the USA Films segment. Based on the foregoing, Bear Stearns did not assign any value to the USA Films business.

    ANALYST VALUATIONS OF STUDIOS USA AND USA FILMS. Bear Stearns reviewed and compared certain financial information and ratios for Studios USA and USA Films based on sum-of-the parts valuations of USA found in the most recent available research reports of selected investment banks, as of the respective dates indicated below.

                                                                  12/31/01 TARGET VALUATION ($ IN BILLIONS)
                                      12/31/01     PRICE AS OF   -------------------------------------------
  INVESTMENT BANK     REPORT DATE   TARGET PRICE   12/10/01(1)    STUDIOS USA     USA FILMS        TOTAL
--------------------  -----------   ------------   -----------   -------------   ------------   ------------
    Morgan Stanley      10/25/01       $25.43        $23.95           $0.4           $0.5           $ 0.9
    A.G. Edwards        10/25/01       $25.25        $23.95           $0.8           $0.0           $ 0.8
    UBS Warburg          12/6/01       $29.00        $23.95           $0.8           $1.2           $ 2.0

------------------------

(1) Most recent unaffected closing price.

    Bear Stearns noted that its valuation range for Studios USA and USA Films, combined, of $0.8 to $1.0 billion was generally consistent with the combined valuation ascribed to Studios USA and USA Films by Wall Street research. Bear Stearns also noted that the December 31, 2001 target values set forth in the analyst reports are related to target stock prices for USA common stock that exceeded the market value of USA common stock at the time of Bear Stearns' analysis.

    COMPARISON TO GENERALLY COMPARABLE TELEVISION AND FILM STUDIOS. Using Wall Street research, Bear Stearns reviewed and compared certain financial information and ratios for Studios USA with corresponding financial information and ratios for generally comparable television and film studios of the following diversified media companies: MGM, Viacom, Sony, Fox, AOL, Disney and Vivendi.

    For each of the selected companies, Bear Stearns reviewed certain valuation statistics, financial ratios and research reports for calendar years 2001 and 2002. Bear Stearns compared the projected 2001 year-end Enterprise Values that Wall Street research analysts ascribed to the television and/or film studio segments of the selected companies as multiples of their respective calendar year 2001 and 2002 EBITDA. Bear Stearns then compared these multiples to the comparable multiples for Studios USA implied by the discounted cash flow analysis.

    The results of such analysis are summarized below:

                                                                           ENTERPRISE VALUE(1)/
                                                           -----------------------------------------------------
                                                                2001E EBITDA                  2002E EBITDA
                                                           -----------------------       -----------------------
                                                             LOW            HIGH           LOW            HIGH
                                                           --------       --------       --------       --------
Range of Generally Comparable Television Studios(2)......   13.1x          15.3x           8.6x          11.4x
Range of Generally Comparable Combined Film and TV
  Studios(3).............................................   14.7x          20.4x          12.5x          13.8x
Range of Generally Comparable Film Studios(4)............   11.7x          20.3x          15.5x          19.3x
Multiples Implied by Bear Stearns' Range for the Studios
  USA....................................................   11.4x          13.2x          10.0x          11.5x

------------------------

(1) Source: Wall Street research for generally comparable studios and discounted cash flow analysis for Studios USA.

(2) Includes MGM and Viacom (Spelling and King World).

(3) Includes Sony, Fox, and Warner Filmed Entertainment.

(4) Includes MGM, Disney, Paramount and Universal.

    Bear Stearns noted that the 2001 and 2002 EBITDA multiples implied by the discounted cash flow analysis for Studios USA were generally consistent with those observed for generally comparable film and television studios.

    EMERGING NETWORKS

    DISCOUNTED CASH FLOW ANALYSIS FOR THE EMERGING NETWORKS. Bear Stearns performed a discounted cash flow analysis of Newsworld International and Trio as of December 31, 2001 to estimate the present value of the future unleveraged, after-tax, free cash flows that Newsworld International and Trio could generate. The analysis was based on management of USA's business plan for 2002 through 2005 relating to Newsworld International and Trio and management of USA's guidance for 2005 Newsworld International subscribers and 2006 Trio subscribers. Due to the fact that the Crime network has not yet launched, and therefore has no current subscribers, Bear Stearns did not assign any value to that asset.

    Using a range of discount rates of 30% to 40% reflecting Bear Stearns' estimate of the weighted average after-tax cost of capital for both Newsworld International and Trio, a range of terminal multiples of $15 to $20 per 2005 subscriber for Newsworld International and a range of terminal multiples of $15 to $25 per 2006 subscriber for Trio, Bear Stearns calculated the present value of the projected free cash flows for the four years ending December 31, 2002-2005 and the present value of the terminal value of Newsworld International and Trio at the end of fiscal years 2005 and 2006, respectively. The discounted cash flow analysis implied a valuation range of $0.3 to $0.4 billion for the Emerging Networks.

    ANALYST VALUATIONS OF THE EMERGING NETWORKS. Bear Stearns reviewed and compared certain financial information and ratios for the Emerging Networks based on sum-of-the-parts valuations of USA found in the most recent available research reports of selected investment banks, as of the respective dates indicated below.

                                                               12/31/01 TARGET
                                    12/31/01     PRICE AS OF      VALUATION
 INVESTMENT BANK    REPORT DATE   TARGET PRICE   12/10/01(1)   ($ IN BILLIONS)
------------------  -----------   ------------   -----------   ---------------
  Morgan Stanley      10/25/01       $25.43        $23.95            $0.2
  A.G. Edwards        10/25/01       $25.25        $23.95            $0.0
  UBS Warburg          12/6/01       $29.00        $23.95            $0.5

------------------------

(1) Most recent unaffected closing price.

    Bear Stearns noted that the valuation range for the Emerging Networks implied by the discounted cash flow analysis was generally consistent with the target values ascribed to the Emerging Networks by the above analyst reports. Bear Stearns also noted that the December 31, 2001 target values set forth in the analyst reports are related to target stock prices for USA common stock that exceeded the market value of USA common stock at the time of Bear Stearns' analysis.

    COMPARISON TO GENERALLY COMPARABLE CABLE NETWORKS. Using publicly available information and analyst research reports, Bear Stearns reviewed and compared certain financial information, ratios and percentages for the Emerging Networks with corresponding financial information, ratios and percentages for the following generally comparable cable networks: (1) Noggin (owned by Viacom and others) and (2) Much Music (owned by Rainbow Media Group).

    For each of the selected networks, Bear Stearns reviewed certain publicly available financial and operating data, valuation statistics, financial ratios, and research reports and calculated ratios and multiples based on such information. Bear Stearns compared Enterprise Values, based on sum-of-the-parts valuations by Wall Street analysts, of the selected networks and the Emerging Networks as multiples of estimated 2001 year-end subscribers.

    All multiples were based on the most recent publicly available information.

    The results of such analysis are summarized below:

                                                                 ENTERPRISE VALUE/
                                                                  2001E YEAR-END
                                                                    SUBSCRIBERS
                                                              -----------------------
Noggin......................................................          $21.66
Much Music..................................................          $12.91
Multiples Implied by Bear Stearns' DCF Valuation Range for
  the Emerging Networks.....................................      $10.00 - $15.00

    Bear Stearns noted that the multiples of estimated 2001 subscribers implied by the discounted cash flow analysis for the Emerging Networks were generally consistent with those observed for the generally comparable networks.

    ANALYSIS OF SELECTED TRANSACTIONS. Using publicly available information, Bear Stearns reviewed and analyzed the purchase prices and transaction multiples implied by the purchase prices proposed to be paid, at the time of the announcement, in the following selected merger and acquisition transactions, which we refer to as the "Emerging Networks Selected Transactions":

ACQUIROR                  TARGET                    DATE ANNOUNCED
--------                  ------                    --------------
USA Networks              Newsworld International   May 2000
                          and Trio (original
                          acquisition)
Vulcan Ventures           ZDTV(1)                   November 1999
Vulcan Ventures           ZDTV(1)                   November 1998
The Discovery Channel     Eye on People             February 1999
The Discovery Channel     The Travel Channel        December 1998

------------------------

(1) Vulcan Ventures acquired 33% of ZDTV in 1998 and an additional 64% in 1999.

    Bear Stearns compared Enterprise Values, proposed to be paid at the time of announcement, in each of the Emerging Networks Selected Transactions and the transactions as multiples of total subscribers. Bear Stearns reviewed analyst reports and adjusted the acquisition multiples to reflect the values of the target cable network assets exclusively. Bear Stearns also reviewed certain operating and financial data of the targets relative to those of the Emerging Networks. All multiples and data for the Emerging Networks Selected Transactions were based on financial information and Wall Street research available at the time of the announcement of the relevant transaction. The results of such analysis are summarized below:

                                                                 ENTERPRISE VALUE/
                                                                   2001 YEAR-END
                                                                    SUBSCRIBERS
                                                              -----------------------
Range of Selected Transactions..............................      $8.03 - $22.86
Mean of Selected Transactions...............................          $13.41
Median of Selected Transactions.............................           $9.09
Multiples Implied by Bear Stearns' DCF Valuation Range for
  the Emerging Networks.....................................      $10.00 - $15.00

    Bear Stearns noted that the multiples of 2001 year-end subscribers implied by the discounted cash flow valuation of the Emerging Networks were generally consistent with those observed for the Emerging Networks Selected Transactions.

    Bear Stearns noted that its analysis implied a valuation for the USA Entertainment Group, in the aggregate, of $8.2 to $10.2 billion (after reducing for the promotional obligations).

    VALUATION OF CONSIDERATION TO BE RECEIVED BY USA IN THE TRANSACTIONS

    Bear Stearns performed an analysis of the consideration to be received by USA in the transactions. The range of implied Enterprise Values based on this analysis is set forth in the following table:

                                                                                             VALUE BASED ON
                                                        VALUE BASED ON                             USA
                                                        USA @ 12/10/01                       20 DAY AVERAGE
                                                           ($23.95)                          PRICE ($22.26)
                                                -------------------------------      -------------------------------
($ IN BILLIONS)                                   LOW                    HIGH          LOW                    HIGH
---------------                                 --------               --------      --------               --------
USA Shares Received from Vivendi(1)...........   $ 7.7         -        $ 7.7         $ 7.1         -        $ 7.1
Cash..........................................     1.6         -          1.6           1.6         -          1.6
Class A preferred interest in VUE.............     0.3         -          0.3           0.3         -          0.3
Class B preferred interest in VUE.............     1.0         -          1.3           1.0         -          1.2
Common Interest in VUE........................     0.5         -          0.8           0.5         -          0.8
                                                 -----                  -----         -----                  -----
                                                 $11.1         -        $11.8         $10.6         -        $11.2

------------------------

(1) Consists of LLC shares (which are currently exchangeable for USA common shares) held by Universal.

    Bear Stearns estimated the value of the equity warrants to be issued to Vivendi in the transactions to be $0.6 to $0.8 billion, based on an estimated USA common stock price range of $22.00 to $25.00 per share and an estimated volatility of 35% to 45%. Bear Stearns noted that this valuation reflects a theoretical value based on the Black Scholes model and that the public market may attribute a lower volatility and therefore lower value to the warrants. Bear Stearns also noted that the public market may not attribute significant value to the premium associated with the out-of-the-money warrants, and the research community may only begin to adjust valuation as the market price of USA common stock approaches or exceeds the exercise prices of the warrants. Bear Stearns estimated the present value of USA's deferred tax liability in connection with the transactions to be $0.2 to $0.3 billion, based on an estimated after-tax discount rate of 4.5% and tax basis of $3.5 billion. Bear Stearns noted that, given the long-term tax deferral, the market may discount the present value of the tax liability significantly. Bear Stearns noted that after deducting the theoretical value of the warrants and the theoretical present value of the deferred tax liability, the net value of the consideration to be received by USA in the transactions would be $9.7 to $10.9 billion.

    VALUE OF USA COMMON STOCK RECEIVED FROM VIVENDI

    ANALYSIS 1. STOCK PRICE PERFORMANCE OF USA RELATIVE TO OTHER MEDIA
     COMPANIES.

                                           1/1/01-12/10/01                 9/11/01-12/10/01      11/12/01-12/10/01
                              -----------------------------------------   -------------------   -------------------
                                LOW        HIGH     INCREASE/(DECREASE)   INCREASE/(DECREASE)   INCREASE/(DECREASE)
                              --------   --------   -------------------   -------------------   -------------------
USA.........................   $16.55     $28.04            23.2%                 3.8%                  21.1%
AOL.........................    29.25      56.60           (10.9)                (9.9)                 (14.9)
Disney......................    16.98      34.50           (25.3)                (8.3)                  15.6
Viacom......................    29.55      59.29           (11.9)                 9.3                    4.4
Group Index.................       --         --           (13.6)                (2.5)                   1.1
S&P 500.....................       --         --           (13.7)                 4.3                    1.9

    Bear Stearns observed that since September 11, 2001, USA stock has not performed in a manner inconsistent with that of other media companies.

    ANALYSIS 2. REVIEW OF WALL STREET ANALYST RATINGS AND PRICE TARGETS.

INVESTMENT BANK                         REPORT DATE               12-MONTH TARGET PRICE
---------------                -----------------------------  -----------------------------
UBS Warburg                               12/6/01                        $32.00
Prudential Financial                     10/31/01                        $26.00
Salomon Smith Barney                     10/26/01                        $25.00
A.G. Edwards                             10/25/01                        $27.00
Morgan Stanley                           10/25/01                        $28.00
Goldman Sachs                            10/25/01                        $21.00
Thomas Weisel Partners                   10/25/01                        $30.00
J.P. Morgan                              10/25/01                        $23.00
Bear Stearns                             10/24/01                        $27.00

    Bear Stearns noted that analysts' 12-month price targets generally exceeded USA's common stock price of $23.95 as of December 10, 2001 and the 20-day average price of USA common stock of $22.26.

    ANALYSIS 3. SUM-OF-THE-PARTS VALUATION ANALYSIS.

    Bear Stearns performed a sum-of-the-parts valuation of USA, summarized in the table below, and noted that the stock price as of December 10, 2001 of $23.95 as well as the 20-day average stock price of $22.26 fell within the valuation range of USA implied by the sum-of-the-parts analysis. The sum-of-the-parts valuation was calculated based upon a variety of analyses conducted by Bear Stearns with respect to the USA Interactive Group, including discounted cash flow analyses, review of analyst valuations, a review of the stock trading performance of USA's publicly traded segments, a comparison to generally comparable companies and an analysis of selected transactions.

                                                                     ($ IN BILLIONS)
                                            ------------------------------------------------------------------
                                                                                       PUBLIC COMPANIES
                                                   PUBLIC COMPANIES                        @ 20-DAY
                                                 @ 12/10/01 CLOSE(1)                   AVERAGE PRICE(2)
                                            ------------------------------      ------------------------------
                                              LOW                   HIGH          LOW                   HIGH
                                            --------              --------      --------              --------
USA Entertainment Group...................   $  8.2       -        $ 10.2        $  8.2       -        $ 10.2
HSN.......................................      4.0       -           4.9           4.0       -           4.9
Ticketmaster..............................      2.2       -           2.2           2.1       -           2.1
Hotel Reservations Network................      2.0       -           2.0           1.9       -           1.9
Expedia...................................      2.3       -           2.3           2.1       -           2.1
PRC.......................................      0.3       -           0.4           0.3       -           0.4
Corporate/ECS/Styleclick..................     (0.3)      -          (0.3)         (0.3)      -          (0.3)
                                             ------    --------    ------        ------    --------    ------
ENTERPRISE VALUE..........................   $ 18.7       -        $ 21.8        $ 18.2       -        $ 21.3
EQUITY VALUE..............................   $ 17.4       -        $ 20.8        $ 17.1       -        $ 20.5
EQUITY VALUE PER SHARE....................   $20.91       -        $24.66        $20.57       -        $24.33

------------------------

(1) December 10, 2001 closing prices: Ticketmaster = $16.53; Hotel Reservations Network = $37.15; Expedia = $39.06.

(2) November 12, 2001 through December 10, 2001 20-day Average Prices:
    Ticketmaster = $15.93; Hotel Reservations Network = $34.92; Expedia =
    $35.29.

    VALUATION OF CLASS A PREFERRED INTEREST IN VUE

    Bear Stearns calculated the present value of the Class A preferred interest in VUE by discounting the future value of $2.0 billion from December 31, 2021 to December 31, 2001 at discount rates ranging from 9.00% to 9.85%. Bear Stearns estimated a value of approximately $0.3 billion.

    VALUATION OF CLASS B PREFERRED INTEREST IN VUE

    Bear Stearns estimated the intrinsic value of the Class B preferred interest in VUE by calculating the present value of the cash component of interest and the intrinsic value of the call option based on an estimated volatility range of 35% - 45% with a stock price range for USA common stock between $22 and $25. Bear Stearns noted that the public market may consider the Class B preferred interest in VUE to be equivalent to a reduction in outstanding USA common shares and that such characterization could exceed the intrinsic value of the securities. Bear Stearns estimated the value of the Class B preferred interest in VUE to be $1.0 to $1.3 billion.

    VALUATION OF COMMON INTEREST IN VUE

    Bear Stearns analyzed the film and television businesses, which we refer to as the "filmed entertainment" segment, theme park businesses, which we refer to as the "recreation" segment, and retail businesses, which we refer to as the "retail" segment, of Universal, which collectively comprise the Universal Entertainment Group to be contributed to VUE by Vivendi. Bear Stearns then calculated an implied value of USA's 5.44% common interest in VUE.

    Bear Stearns performed a sum-of-the-parts analysis of the Universal Entertainment Group by assessing the value of each of the principal business segments, including unconsolidated businesses, and adjusting for minority interests where appropriate.

    - The Enterprise Value of the Filmed Entertainment segment was calculated based upon discounted cash flow analysis, comparison to generally comparable companies and selected precedent transactions.

    - The Enterprise Value of the Recreation segment was calculated as follows: for the owned theme park facilities, Enterprise Value was calculated based upon comparison to generally comparable companies; for the managed theme park facilities, Enterprise Value was calculated based upon discounted cash flow analyses of the projected management fees; for the unconsolidated equity interests in various theme park facilities, Enterprise Value was calculated based on comparison to generally comparable companies and was adjusted for net debt and for Universal's ownership percentage in each entity.

    - The value of the Retail segment was calculated based upon comparison to generally comparable companies.

    The results of this analysis are summarized as follows:

                                                                 ESTIMATED
                                                                   VALUE
                                                              ($ IN BILLIONS)
                                                              ---------------
Enterprise Value of the Universal Entertainment Group.......  $   4.2 - $ 7.3
Enterprise Value of the USA Entertainment Group.............      8.2 -  10.2
                                                              ---------------
Enterprise Value of VUE.....................................  $  12.4 - $17.5
Equity Value of VUE(1)......................................      9.9 -  15.1
Implied Value of USA's 5.44% common interest in VUE.........      0.5 -   0.8

------------------------

(1) Reflects adjustment for estimated debt, estimated value of the Class A preferred interest in VUE and estimated value of cash coupons related to Class B preferred interest in VUE.

    Bear Stearns noted that its valuation range for USA's common interest in VUE is based on the fully distributed public market value. Since the contractual procedure to determine the value of USA's common interest in VUE for purposes of a put or call of that interest under the Partnership Agreement may exceed the fully distributed public market value, the put and call provisions contained in the Partnership Agreement may result in additional value to USA.

    OTHER ANALYSES

    Bear Stearns conducted other analyses as it deemed appropriate, including reviewing the historical stock performance and the historical and estimated financial and operating data of USA and Vivendi. In addition, Bear Stearns examined publicly available information relating to trends in the various industries in which USA and its affiliates operate.

    The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Bear Stearns' opinion is therefore not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Bear Stearns made qualitative judgments as to the significance and relevance of each analysis and factor considered by it and did not attribute particular weight to any one analysis or factor. Bear Stearns did not form an opinion as to whether any individual analysis or factor, positive or negative, considered in isolation, supported or failed to support its opinion. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or of the summary described above or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    The analyses performed by Bear Stearns, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those results suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Bear Stearns' analyses are inherently subject to substantial uncertainty. The analyses were prepared solely as part of Bear Stearns' analysis of whether the consideration to be received by USA in the transactions is fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Mr. Diller and their affiliates.

    Bear Stearns' opinion and financial analyses were only one of many factors considered by the special committee and the board of directors of USA in their evaluation of the transactions, and should not be viewed as determinative of the views of the special committee, the board of directors of USA or USA's management with respect to their decision to recommend the transactions.

    In the ordinary course of business, Bear Stearns and its affiliates may actively trade debt and equity securities and bank debt of USA and/or any of its affiliates, including Vivendi and its affiliates and Liberty and its affiliates, and enter into derivative transactions with any of such parties, or with reference to such parties' securities, for Bear Stearns' own account and for the account of Bear Stearns' customers and, accordingly, may at any time hold a long or short position in or in reference to such securities or bank debt.

    Bear Stearns has acted as a financial advisor to the special committee of the board of directors of USA in connection with the transactions and will receive a customary fee for such services, one-half of which is contingent on successful completion of the transactions. Bear Stearns has been previously engaged by USA and its affiliates to provide investment banking and financial advisory services for which Bear Stearns received customary fees. In addition, Bear Stearns has acted as agent or principal in certain transactions to which Vivendi is a counter-party, for which Bear Stearns has been compensated.

    Pursuant to a letter agreement dated as of December 5, 2001 entered into by USA and Bear Stearns, USA has agreed to pay Bear Stearns (1) a cash fee of $1,500,000 upon the earlier of (a) notice by Bear Stearns to the special committee that Bear Stearns is prepared to render an opinion (oral or written) or (b) termination of discussions between the special committee and Vivendi relating to the transactions (as determined in good faith by the special committee and Bear Stearns) and (2) an additional cash fee of $1,500,000 upon completion of the transactions.

    USA has agreed to reimburse Bear Stearns for all out-of-pocket expenses incurred by Bear Stearns, excluding fees and disbursements of counsel (other than as provided in the indemnification provisions of the letter agreement), in connection with matters contemplated by USA's engagement of Bear Stearns. USA has agreed to indemnify Bear Stearns and related persons against liabilities in connection with the engagement of Bear Stearns, including liabilities under the federal securities laws.

OPINION OF USA'S FINANCIAL ADVISOR

    At a meeting of the USA board of directors on December 16, 2001, Allen & Co. delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of December 16, 2001, the consideration to be received by USA in the transactions was fair, from a financial point of view, to USA.

    The full text of the written opinion of Allen & Co., dated December 16, 2001, is attached as Appendix H to this proxy statement and describes the assumptions made, matters considered, and limits on, the review undertaken. We urge USA's stockholders to read the opinion in its entirety. Allen & Co.'s opinion does not constitute a recommendation that USA pursue the transactions or that any stockholder of USA vote to approve the transactions. The summary of the opinion of Allen & Co. set forth in this proxy statement is qualified in its entirety by reference to the full text of Allen & Co.'s opinion.

    In arriving at its opinion, Allen & Co.:

    - reviewed the terms and conditions of the transactions, including the draft Transaction Agreement and drafts of the other agreements entered into in connection with the Transaction Agreement (none of which had been executed by the parties prior to the delivery of the opinion);

    - analyzed various financial aspects of the transactions and the consideration to be paid in respect of the transactions;

    - reviewed and analyzed publicly available historical business and financial information relating to USA and the Universal Entertainment Group as presented in documents filed with the Securities and Exchange Commission;

    - analyzed selected summary non-public financial and operating results of USA and the Universal Entertainment Group;

    - analyzed the financial condition and prospects of USA and the Universal Entertainment Group;

    - reviewed and analyzed public information, including various stock market data and financial information relating to selected companies with businesses similar to those of USA and the Universal Entertainment Group;

    - reviewed the trading history of USA common stock;

    - conferred with the management teams of each of USA and Vivendi;

    - reviewed analysts' reports on each of USA and Vivendi;

    - reviewed and analyzed recent business combination transactions involving businesses similar to those being contributed to VUE by USA and Vivendi;

    - analyzed the potential impact of the transactions on USA's capital structure, financial condition and business operations; and

    - conducted such other financial analyses and investigations as Allen & Co. deemed necessary or appropriate for the purposes of its opinion.

    In rendering its opinion, Allen & Co. relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that USA, Vivendi and their respective employees, representatives and affiliates provided to or discussed with Allen & Co. With respect to forecasts relating to USA and Vivendi provided to or discussed with Allen & Co. by the management of USA or Vivendi, Allen & Co. assumed, at the direction of management, without independent verification or investigation, that the forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of USA or Vivendi, as applicable, as to the future financial condition and operating results of USA and Vivendi. Allen & Co. assumed, with USA's consent, that the transactions would be consummated in all material respects in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party consents and approvals for the transactions, if any, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on USA, Vivendi or the contemplated benefits of the transactions.

    Allen & Co. did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of USA or Vivendi.
Allen & Co. did not express any opinion as to the underlying valuation, future performance or long-term viability of USA or Vivendi, the price at which USA's common stock would trade after announcement or upon consummation of the transactions, or the price at which Vivendi common shares would trade at any time in the future. Allen & Co. expressed no view as to, and Allen & Co.'s opinion does not address, the underlying business decision of USA to effect the transactions, and Allen & Co. was not requested to consider the relative merits of the transactions as compared to any alternative business strategies that might exist for USA or the effect of any other transaction in which USA might engage. Allen & Co.'s opinion was necessarily based on the information available to Allen & Co. and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Allen & Co. as of the date of its opinion. Although subsequent developments may affect its opinion, Allen & Co. does not have any obligation to update, revise or reaffirm its opinion. USA imposed no other limitations, and gave no other instructions, with respect to the investigations made or the procedures followed by Allen & Co. in rendering its opinion.

    This summary is not a complete description of Allen & Co.'s opinion to the USA board of directors or the financial analyses performed and factors considered by Allen & Co. in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Allen & Co. believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Allen & Co.'s analyses and opinion.

    In performing its analyses, Allen & Co. considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of USA. No company or business used in the analyses as a comparison is identical to USA, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed.

    The estimates contained in Allen & Co.'s analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Allen & Co.'s analyses and estimates are inherently subject to substantial uncertainty.

    The type and amount of consideration payable in the transactions was determined through negotiation among the parties to the transactions, and the decision to enter into the transactions was solely that of the USA board of directors. Allen & Co.'s opinion and financial analyses were only two of many factors considered by the USA board of directors in its evaluation of the transactions and should not be viewed as determinative of the views of the USA board of directors or USA's management with respect to the transactions or the consideration to be paid in connection with the transactions.

    Allen & Co. did not separately value the Vivendi/Liberty transaction in arriving at its opinion.

    The following is a summary of the analyses made by Allen & Co. in connection with the rendering of its fairness opinion:

    VALUATION OF THE TRANSACTIONS

    LLC SHARES

    As part of the consideration to be received by USA and its subsidiaries in the transactions and in exchange for the distribution of interests in certain entities within the USA Entertainment Group, USANi LLC will cancel approximately
320.9 million LLC shares, which are currently exchangeable into approximately
320.9 million USA common shares, representing all of the LLC shares that will be owned by Universal following its acquisition of LLC shares from Liberty.
Allen & Co. reviewed the twelve-month trading history of USA common stock for the period from December 12, 2000 to December 13, 2001, and based on this review and a range of valuation assumptions relating to USA's business segments, determined that, for purposes of the transactions, the USA common stock has a per share value which ranged from a low of $22.00, to a midpoint of $25.00, and to a high of $28.00. In the aggregate, Allen & Co. valued the LLC shares to be cancelled as part of the transactions at a range from $7.059 billion to $8.021 billion to $8.984 billion.

    OTHER CONSIDERATION

    In addition to valuing the LLC shares, Allen & Co. also reviewed the terms of (1) the Class A and Class B preferred interests and the common interest in VUE, as well as the approximately $1.62 billion cash distribution, to be received by a subsidiary of USA in the transactions, and (2) the warrants to purchase USA common stock to be issued to Vivendi in connection with the transactions. Allen & Co. valued the Class A and Class B preferred interests in VUE using a range of pre-tax discount rates of 7% to 8% and also analyzed the theoretical values of the call option component of the Class B preferred interest and the warrants based on a Black-Scholes model using a range of values relating to the USA common stock underlying those securities (I.E., $22.00, $25.00 and $28.00 per share of USA common stock) (on an after-tax basis the preferred interests received by USA would be valued significantly in excess of the values Allen & Co. used in this analysis). Allen & Co. valued USA's common interest in VUE by utilizing discounted cash flow analyses, comparable transaction analyses, comparable stock analyses and reviewing Wall Street analyst reports to determine a valuation range relating to the USA Entertainment Group and the Universal Entertainment Group, each of which will be contributed to VUE. The table below summarizes the total consideration to be paid pursuant to the transactions, which we refer to as the "Consideration":

                                                   VALUE OF THE CONSIDERATION TO BE RECEIVED BY USA
                                                  (DOLLARS IN MILLIONS EXCEPT FOR PER SHARE AMOUNTS)
                                   ---------------------------------------------------------------------------------
CONSIDERATION                                 LOW                         MID                        HIGH
-------------                      -------------------------   -------------------------   -------------------------
USANi exchangeable
  LLC shares cancelled...........  $7,059 ($22.00 per share)   $8,021 ($25.00 per share)   $8,984 ($28.00 per share)
$1,619 cash......................           $1,619                      $1,619                      $1,619
Class A preferred interest in
  VUE............................            $427                        $514                        $514
Class B preferred interest in
  VUE............................           $1,190                      $1,274                      $1,298
Common interest in VUE...........            $749                        $867                       $1,090
Equity Warrants to purchase USA
  common stock...................           ($488)                      ($610)                      ($738)
TOTAL CONSIDERATION..............           $10,556                     $11,685                     $12,767

    In the aggregate, Allen & Co. valued the total consideration to be received by USA in the transactions (including the warrants to be issued by USA to Vivendi) in a range from $10.556 billion, which we refer to as the "Low Point Valuation," to $11.685 billion, which we refer to as the "Midpoint Valuation," to $12.767 billion, which we refer to as the "High Point Valuation."

    IMPACT ON USA'S OWNERSHIP AND VOTING STRUCTURES

    Allen & Co. also analyzed the impact of the transactions on USA's ownership and voting structures and determined that, if consummated, the transactions will reduce USA's stock capitalization by approximately 40%. At the time Allen & Co. issued its opinion, USA's unaffiliated common stockholders (excluding any new stockholders who may become stockholders as a result of the completion of the Expedia transaction) owned 33.3% of USA's capital stock, and, if the transactions are completed, those stockholders would own 55.5% of USA's capital stock, representing an increase of approximately 67%.

    At the time Allen & Co. issued its opinion, USA's unaffiliated common stockholders (excluding any new stockholders who may become stockholders as a result of the consummation of the Expedia transaction) held 10% of USA's voting power, and, if the transactions are consummated, those stockholders would hold 25.5% of USA's voting power, representing an increase of approximately 155%.

    VALUE MULTIPLES OF THE TRANSACTIONS

    Allen & Co. analyzed the range of Consideration as a multiple of projected calendar year 2001 and projected calendar year 2002 EBITDA, of the businesses to be contributed to VUE in the transactions, which we refer to as the "EBITDA Multiple," and per number of cable television subscribers of the businesses to be contributed to VUE pursuant to the transactions, which we refer to as the "Per Subscriber Value." The following table presents the results of this analysis:

                                                                       CONSIDERATION
                                                  (DOLLARS IN MILLIONS EXCEPT FOR PER SUBSCRIBER AMOUNTS)
                                                  -------------------------------------------------------
                                                     LOW                    MID                   HIGH
                                                     ---                    ---                   ----
                                                   $10,556                $11,685                $12,767
2001 EBITDA Multiple(1).........................     17.6x                  19.5x                  21.3x
2002 EBITDA Multiple(1).........................     17.7x                  19.5x                  21.3x

2001 Per Subscriber Value(2)....................   $ 59.91                $ 66.99                $ 73.77
2002 Per Subscriber Value(2)....................   $ 58.09                $ 64.96                $ 71.53

--------------------------

(1)  EBITDA excludes losses for the Emerging Networks and USA Films.

(2)  Assumes $1 billion of consideration allocated to Studios USA and USA Films.

    COMPARABLE TRANSACTION ANALYSIS

    Allen & Co. screened hundreds of transactions to find business combinations similar to the transactions. Allen & Co. limited its analysis to transactions involving companies for which financial and valuation data is publicly disclosed. Allen & Co. analyzed the EBITDA Multiples and Per Subscriber Values of 27 recent comparable transactions, which we refer to as the "Comparable Transactions." In the Comparable Transactions, the EBITDA Multiples at the time of the applicable transaction ranged from 8.7x to 38.3x with a mean of 20.5x and a median of 16.1x, and the Per Subscriber Value ranged from $1.43 to $127.80 with a mean of $27.18 and a median of $18.00. Allen & Co. noted that, based on the Midpoint Valuation, the EBITDA Multiple in the transactions is within the range of the Comparable Transactions, and the Per Subscriber Values in the transactions is toward the high end of the range of the Comparable Transactions.

    SELECTED NETWORK TELEVISION TRANSACTIONS

    Allen & Co. also noted that four recent Comparable Transactions appear to have higher EBITDA Multiples than the transactions. Those four transactions, which we refer to as the "four recent Comparable Transactions," are:

ACQUIROR                        SELLER                     NETWORK           EBITDA MULTIPLE        DATE
--------                        ------                     -------           ---------------        ----
NBC                            Telemundo                  Telemundo               38.3x        October 2001
Disney                   News Corp./Saban Ent.      Fox Family Worldwide          34.7x          July 2001
MGM                             Rainbow              AMC, Bravo, IFC, WE          27.5x        February 2001
Viacom                       BET Holdings                    BET                  25.9x        November 2000

    In assessing the significance of the EBITDA multiples reflected by the four recent Comparable Transactions, Allen & Co. noted that each of the four recent Comparable Transactions involved the acquisition of businesses that, unlike the USA Entertainment Group, were expected to generate rapid growth and/or significant synergies in the years immediately following their acquisition. Allen & Co. therefore calculated the implied EBITDA Multiples for the four recent Comparable Transactions based on the EBITDA then anticipated to be generated by the businesses purchased for each of the four years following the completion of the Comparable Transactions (I.E., the EBITDA Multiples reflected by the four recent Comparable Transactions after the accelerated growth and/or synergies anticipated in connection with those transactions would be realized and the businesses would have achieved a more mature level of growth). That analysis indicated that the EBITDA Multiple to be paid in connection with the formation of VUE is within the range of the four recent Comparable Transaction EBITDA Multiples after consideration of the adjustments described in the preceding sentence.

    The following table indicates the EBITDA Multiple received in each of the four recent Comparable Transactions by year, where Year 1 is the year in which the relevant transaction occurred. In the cases of NBC's acquisition of Telemundo and Disney's acquisition of Fox Family Worldwide, the EBITDA Multiples reflect EBITDA before and after synergies then anticipated to be realized from those transactions. In the case of Viacom's acquisition of BET, the Year 1 EBITDA Multiple is presented before and after adjustments appropriate to reflect the transition from private to public ownership of BET. The table also presents the EBITDA Multiples reflected by the contribution of the

USA Cable network properties to VUE based on USA Cable's expected EBITDA in years one through four following completion of the transactions.

                            EBITDA              EBITDA               EBITDA             EBITDA       PER SUBSCRIBER
TRANSACTION             MULTIPLE YEAR 1     MULTIPLE YEAR 2      MULTIPLE YEAR 3    MULTIPLE YEAR 4      VALUE
-----------             ---------------     ---------------      ---------------    ---------------  --------------
NBC Acquires
  Telemundo                  38.3x           23.3x (before        14.5x (before            n/a          n/m
                                              synergies)           synergies)
                                             14.5x (after         10.7x (after
                                              synergies)           synergies)
Disney Acquires Fox
  Family Worldwide           34.7x           30.6x (before        26.0x (before            n/a           $45.22
                                              synergies)           synergies)
                                             23.6x (after         17.3x (after
                                              synergies)           synergies)

MGM Acquires Rainbow         27.5x               23.6x                19.8x              17.2x           $24.12

Viacom Acquires
  BET                    25.9x (before            n/a                  n/a                 n/a           $46.77
                         adjustments)
                         19.9x (after
                         adjustments)
Formation of VUE(1)          20.2x               20.7x                17.7x              15.8x           $66.99

------------------------------
(1) EBITDA Multiples for the formation of VUE were calculated by dividing the Midpoint Valuation of the consideration to be received by USA in the transactions (less $1 billion of value allocated to Studios USA and USA films) by the expected EBITDA of USA Cable (excluding the Emerging Networks).

    Allen & Co.'s analysis indicated that the formation of VUE reflected an EBITDA Multiple for USA Cable that was in the range of EBITDA Multiples reflected by the four recent Comparable Transactions. Allen & Co. further noted that the Per Subscriber Value for USA Cable reflected by the transactions was higher than the Per Subscriber Value for the four recent Comparable Transactions.

    COMPARISON OF THE TRANSACTIONS TO THE 1998 TRANSACTION

    Allen & Co. also compared the Consideration to the terms of USA's purchase of virtually all of the assets of the USA Entertainment Group in 1998. The Midpoint Valuation of the transactions is $11.685 billion, and the transaction value of the 1998 transaction was $4.075 billion, an increase of 186.8%. Based on the Mid Point Valuation, (1) the EBITDA Multiple for the transactions (based on estimated EBITDA for the year following the transactions) is 19.5x, and the EBITDA Multiple in the 1998 transaction (based on then estimated EBITDA for the year following the 1998 transaction) was 14.9x, an increase of 30.9%, and
(2) the Per Subscriber Value in the transactions is $66.99, and the Per Subscriber Value in the 1998 transactions was $27.80, an increase of 141%.

    USA STOCKHOLDER VALUE ACCRETION ANALYSIS

    Allen & Co. analyzed whether the completion of the transactions could reasonably be expected to have an accretive impact on the per share value of USA common stock by examining public and private market valuations for USA's businesses across a range of assumptions.

    Allen & Co. constructed a sum-of-the-parts valuation range of USA common stock on a public market basis roughly tying that valuation range to a trading price range for USA's common stock. Allen & Co. noted that the twelve-month average per share price of USA common stock in the period from December 12, 2000 to December 13, 2001 was $22.83, and the per share price ranged from a low of $16.55 on September 18, 2001 to a high of $28.04 on August 1, 2001. Ranges of implied valuations for USA's business segments were derived by Allen & Co. from publicly available information, Wall Street analyst research and financial information provided by USA. Allen & Co. compared the implied valuations for USA with the anticipated value of USA's common stock after completion of the transactions.

    Based on this analysis, Allen & Co. observed that it would be reasonable to expect the transactions to result in value accretion to holders of USA common stock of $4.06 per share based on the low end of the range of value for USA's business segments, $3.54 per share based on the middle of the range, and $2.92 per share based on the high end of the range.

    Allen & Co. also constructed a sum-of-the-parts valuation for USA on a private market basis. Using publicly available information, Wall Street analyst research and financial information provided by USA, Allen & Co. prepared discounted cash flow analyses of USA's business segments and analyzed the private market value of certain publicly traded businesses of USA (I.E., Expedia, the acquisition of which was then pending; Hotel Reservations Network; and Ticketmaster) by ascribing to their respective public market values customary premiums paid in business combination transactions. Allen & Co. compared the results of this analysis with the anticipated value of USA common stock following the completion of the transactions. Allen & Co. observed that, across a private market value range for USA's business segments, it would be reasonable to expect the transactions to result in value accretion to holders of USA common stock of $5.07 per share based on the low end of the range, $4.63 per share based on the middle of the range, and $3.95 per share based on the high end of the range.

    Allen & Co. made no prediction as to how the stock of USA would trade at any point in time, and did not perform a market check to ascertain what a third party might pay for USA's business segments separately or collectively, before or after completion of the transactions. Allen & Co. also noted that USA would be unable to sell itself or the USA Entertainment Group to a third party without the express approval of Vivendi and Liberty. Allen & Co. observed that the stockholder accretion analysis supported the conclusion that the transactions could reasonably be expected to have an accretive effect on the per share value of USA common stock.

    EARNINGS ACCRETION/DILUTION ANALYSIS

    Allen & Co. also reviewed and analyzed the effect of the transactions on the future cash earnings per share of USA, which we refer to as "Cash EPS." For purposes of this analysis, Allen & Co. used information based upon operating and financial assumptions, forecasts and other information provided to Allen & Co. by the senior management of USA. This analysis excluded any one-time charges and resulted in Cash EPS of $0.54 in 2002, a 15.6% accretion, and Cash EPS of $0.72 in 2003, a 7.4% accretion.

    COMPARABLE COMPANIES ANALYSIS

    Allen & Co. analyzed the ratios of enterprise value, which is equity market value plus debt plus preferred stock, less cash, to EBITDA, which we refer to as the "EV/EBITDA Multiple," for Crown Media and Rainbow Media, the two public companies that are comparable to the USA Entertainment Group. The following table provides the results of this analysis:

                            EV/EBITDA           EV/EBITDA           EV/EBITDA           EV/EBITDA
COMPANY                  MULTIPLE--2001      MULTIPLE--2002      MULTIPLE--2003      MULTIPLE--2004
-------                 -----------------   -----------------   -----------------   -----------------
Crown Media...........          n/m                 n/m               24.7x                9.7x
Rainbow Media.........        24.7x               21.1x               17.8x               15.5x

    The following table provides the EV/EBITDA Multiples for the transactions based on the Midpoint Valuation:

      EV/EBITDA            EV/EBITDA         EV/EBITDA         EV/EBITDA
   MULTIPLE--2001       MULTIPLE--2002    MULTIPLE--2003    MULTIPLE--2004
   --------------       ---------------   ---------------   ---------------
     20.2x                   20.7x             17.7x             15.8x

    Allen & Co. noted that the EV/EBITDA Multiples for the transactions are within the range of the EV/EBITDA Multiples of the Comparable Companies.

    DISCOUNTED CASH FLOW ANALYSIS OF THE USA ENTERTAINMENT GROUP

    Allen & Co. performed a discounted cash flow analysis on the projected financial information of the USA Entertainment Group for the fourth financial quarter of 2001 and for the calendar years 2002 through 2005 based upon
(1) operating and financial assumptions, forecasts and other information provided to Allen & Co. by the management of USA, and (2) financial and operating estimates of research analysts. Using this information, Allen & Co. discounted to present value of the projected stream of after-tax free cash flow (net income plus depreciation and amortization less capital expenditures and working capital changes) of the USA Entertainment Group. Allen & Co. used discount rates ranging from 7% to 11%.

    Based on these discount rates, Allen & Co. calculated that the discounted cash flow valuation range for the USA Entertainment Group is $8.643 billion based on the low point of the estimated value of the USA Entertainment Group, $10.503 billion for the midpoint and $12.609 billion for the high point. The Low Point Valuation, $10.556 billion, is a 0.5% premium over the midpoint discounted cash flow valuation; the Midpoint Valuation, $11.685 billion, is a 11.3% premium over the midpoint discounted cash flow valuation, and the High Point Valuation, $12.767 billion, is a 21.6% premium over the midpoint discounted cash flow valuation.

    The financial forecasts that underlie this analysis are subject to substantial uncertainty, and accordingly, actual results may be substantially different.

    VALUATION OF VUE

    For purposes of valuing VUE, Allen & Co. performed the analyses described below in "--Discounted Cash Flow Analysis," "--Comparable Companies Analysis," "--Precedent Transactions" and "--Wall Street Estimates."

    Based on these analyses, Allen & Co. determined that the valuation range of VUE, which is the aggregate of the average of the valuation ranges of the Universal Entertainment Group and the USA Entertainment Group, is
$17.200 billion based on the low point of the estimated value of the Universal Entertainment Group and the USA Entertainment Group, $19.348 billion for the midpoint and $23.267 billion for the high point.

    DISCOUNTED CASH FLOW ANALYSIS

    Allen & Co. performed a discounted cash flow analysis on the projected financial information of the Universal Entertainment Group for the fourth financial quarter of 2001 and for the calendar years 2002 through 2005 based upon (1) operating and financial assumptions, forecasts and other information provided to Allen & Co. by the management of Vivendi, and (2) financial and operating estimates of research analysts. Using this information, Allen & Co. discounted to present value the projected stream of after tax-free cash flow (net income plus depreciation and amortization less capital expenditures and working capital changes) of the Universal Entertainment Group. Allen & Co. used discount rates ranging from 7% to 11%. Allen & Co. then aggregated the discounted cash flow valuation of the

Universal Entertainment Group and the USA Entertainment Group to determine the discounted cash flow valuation of VUE.

    Based on these discount rates, Allen & Co. calculated that the discounted cash flow valuation range for the Universal Entertainment Group is $6.244 billion based on the low point of the estimated value of the Universal Entertainment Group, $7.878 billion for the midpoint and $9.748 billion for the high point.

    As described under "--Discounted Cash Flow Analysis of the USA Entertainment Group," Allen & Co. determined that the discounted cash flow valuation range for the USA Entertainment Group is $8.643 billion based on the low point of the estimated value of the USA Entertainment Group, $10.503 billion for the midpoint and $12.609 billion for the high point. Therefore, the discounted cash flow valuation range for VUE, which is the aggregate of the discounted cash flow valuation ranges of the Universal Entertainment Group and the USA Entertainment Group, is $14.887 billion based on the low point of the estimated value of the Universal Entertainment Group and the USA Entertainment Group, $18.381 billion for the midpoint and $22.357 billion for the high point.

    The financial forecasts that underlie this analysis are subject to substantial uncertainty, and accordingly, actual results may be substantially different.

    COMPARABLE COMPANIES ANALYSIS

    Allen & Co. analyzed the EV/EBITDA Multiple for the following five companies that are comparable to VUE: AOL Time Warner, Inc.; Disney; Fox Entertainment Group, Inc.; Viacom, Inc. and Vivendi. The average estimated EV/EBITDA Multiple for these companies for 2001 was 15.1x, and the median estimated EV/EBITDA Multiple for 2001 was 16.5x. Based on the average EV/EBITDA Multiple for the above companies, the implied value of VUE (based on its pro forma EBITDA and excluding losses from emerging businesses) is $20.765 billion in 2001E and based on the median EV/EBITDA Multiple for the above companies, the implied value of VUE (based on its pro forma EBITDA and excluding losses from emerging businesses) is $22.692 billion. The average estimated EV/EBITDA Multiple for these companies for 2002 was 13.8x, and the median estimated EV/EBITDA Multiple for 2002 was 14.2x; based on the average EV/EBITDA Multiple for the above companies, the implied value of VUE (based on its pro forma EBITDA and excluding losses from emerging businesses) is $20.382 billion in 2002E and based on the median EV/EBITDA Multiple, the implied value of VUE is $20.978 billion.

    PRECEDENT TRANSACTIONS

    Allen & Co. also analyzed precedent transactions in each of the different asset classes in VUE. For the filmed entertainment assets, the average EV/EBITDA Multiple for nine precedent transactions was 18.8x, and based on their estimated 2001 pro forma EBITDA, at an 18.8x multiple, the implied transaction value of the filmed entertainment assets is $10.169 billion. For the cable assets, the average ratio of implied value to estimated cash flow for 27 precedent transactions was 20.5x, and based on their estimated 2001 pro forma EBITDA, at a 20.5x multiple, the implied value of the cable assets is $10.849 billion. For the television production assets, the average EV/EBITDA Multiple for eight precedent transactions was 11.2x, and based on their estimated 2001 pro forma EBITDA, at an 11.2x multiple, the implied value of the filmed entertainment assets is $1.043 billion. For the recreation & retail assets, the average ratio of transaction value to estimated cash flow for ten precedent transactions was 8.3x, and based on their estimated 2001 pro forma EBITDA, at an 8.3x multiple, the implied value of the cable assets is $2.954 billion. The aggregate implied value of the filmed entertainment assets, the cable assets, the television production assets and the recreation & retail assets is therefore
$25.015 billion.

    WALL STREET ESTIMATES

    Allen & Co. also reviewed Wall Street research reports concerning the value of the assets to be contributed to VUE by Vivendi and USA. The following table sets forth the results of this review (dollars in millions):

                                                             LOW       MEDIUM      HIGH
                                                             ---       ------      ----
USA Entertainment Group..................................  $ 9,732    $11,165    $13,901
Universal Entertainment Group............................  $ 6,598    $ 7,292    $ 9,103
    TOTAL................................................  $16,329    $18,458    $23,004

    Allen & Co. is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. USA retained Allen & Co. based on those qualifications as well as its familiarity with USA. As of the date of its opinion, Allen & Co. and/or its affiliates owned approximately 2,100,000 shares of USA common stock, and Donald R. Keough, chairman of Allen & Co., serves as a director of USA. In addition, in the ordinary course of its business, Allen & Co. and/or its affiliates may have long or short positions, either on a discretionary or non-discretionary basis, for its own account or for those of its clients, in the securities of USA and/or Vivendi.

    USA entered into a letter agreement with Allen & Co., dated December 12, 2001, under which Allen & Co. agreed to act as financial advisor to USA, to negotiate on behalf of USA in connection with the transactions and to assist USA in evaluating the fairness to USA, from a financial point of view, of the consideration to be paid to USA in the transactions. Pursuant to that letter agreement, USA agreed, among other things, to pay Allen & Co. a fee in an amount to be mutually agreed upon by USA and Allen & Co., which fee has not yet been determined or discussed. Whether or not the transactions are completed, USA has agreed, pursuant to that letter agreement, to reimburse Allen & Co. for all of its reasonable out-of-pocket expenses and to indemnify Allen & Co. against specified liabilities and expenses in connection with its engagement.

ADDITIONAL INFORMATION ABOUT USA AFTER THE TRANSACTIONS

    Following completion of the transactions, USA, which will be renamed "USA Interactive," will be a leader in integrated interactivity, including ticketing, online travel, online dating, teleservices, electronic retailing and other interactive commerce services.

    On January 29, 2002, USA publicly filed its revised internal budget for USA Interactive, giving effect to the completion of the transactions, with the Securities and Exchange Commission. The revised internal budget contained management's forecasts for USA Interactive as of January 29, 2002 and speaks only as of that date. The January internal budget showed budgeted annual revenue, budgeted operating income and budgeted annual adjusted EBITDA, as that term is defined in this document, for USA Interactive as follows:

    - annual budgeted revenue of approximately $3.8 billion, $4.6 billion and $5.6 billion for the years ended December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - annual budgeted operating income of approximately $30 million, $188 million, and $419 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - Annual budgeted net income of approximately $108 million, $126 million and $239 million for the years ended December 31, 2001, December 31, 2002 and December 31, 2003, respectively; and

    - annual budgeted Adjusted EBITDA of approximately $359 million, $607 million and $850 million for the years ended December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

    USA previously had publicly filed its internal budget for USA and each of USA's operating groups. The internal budget contained management's forecasts as of October 24, 2001 and speaks only as of that date. The October internal budget showed budgeted annual revenue as follows:

    - for USA, annual budgeted revenue of approximately $5.6 billion, $6.2 billion and $7.4 billion for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - for the USA Entertainment Group, annual budgeted revenue of approximately $1.8 billion, $1.8 billion and $2.1 billion for the years ending
      December 31, 2001, December 31, 2002 and December 31, 2003, respectively; and

    - for the USA Interactive Group (I.E., the Electronic Retailing and Information & Services groups, excluding Corporate & other), annual budgeted revenue of approximately $3.6 billion, $4.3 billion and $5.2 billion for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

    The October internal budget also showed budgeted annual operating profit as follows:

    - for USA, annual budgeted operating profit of $649 million, $764 million and $1,012 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - for USA Entertainment Group, annual budgeted operating profit of $586 million, $522 million and $613 million for the years ending
      December 31, 2001, December 31, 2002 and December 31, 2003, respectively; and

    - for USA Interactive Group (excluding Corporate and other), annual budgeted operating profit of $103 million, $285 million and $445 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

    The October internal budget also showed budgeted annual net income as follows:

    - For USA, annual budgeted net income of $118 million, $180 million and $273 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - For USA Entertainment Group, annual budgeted net income of $524 million, $483 million and $568 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - For USA Interactive Group (excluding Corporate and other), annual budgeted net income of $41 million, $176 million and $323 million for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively.

    The October internal budget also showed budgeted annual Adjusted EBITDA as follows:

    - for USA, annual budgeted Adjusted EBITDA of $936 million, $1.1 billion and $1.4 billion for the years ending December 31, 2001, December 31, 2002 and December 31, 2003, respectively;

    - for the USA Entertainment Group, annual budgeted Adjusted EBITDA of
      $596 million, $513 million and $613 million for the years ending
      December 31, 2001, December 31, 2002 and December 31, 2003, respectively; and

    - for the USA Interactive Group (excluding Corporate & other), annual budgeted Adjusted EBITDA of $373 million, $578 million and $788 million for the years ending December 31, 2001, December 31, 2002 and
      December 31, 2003, respectively.

    For more detailed financial information regarding USA and the USA Interactive Group, including the full text of the information filed by USA with the Securities and Exchange Commission on Form 8-K and described above, please see our publicly filed reports, which can be obtained by following the instructions under "Where You Can Find More Information."

REGULATORY APPROVALS

    The transactions are subject to foreign regulatory approvals, including in Germany and Austria. The German antitrust authorities cleared the transactions on February 27, 2002. The parties anticipate receiving any other requisite approvals in a timely manner, but there can be no guarantee that the parties will receive such approvals or, if they do receive the approvals, that such approvals will be received in a timely manner.

LITIGATION RELATING TO THE TRANSACTIONS

    USA and its directors, along with Vivendi and Liberty, have been named as defendants in purported stockholder class and derivative actions filed in the Court of Chancery, County of New Castle, State of Delaware. Each of these actions, which are substantially identical and have been consolidated, are brought on behalf of a purported class consisting of public stockholders of USA not affiliated with any of the defendants and as a purported derivative action in the right of USA. The complaints in the actions allege, among other things, that "[t]he transfer of the USA Entertainment Group and its assets to [VUE] represents a break-up" of USA; that this transfer is "wrongful, unfair and harmful" to the public stockholders of USA; that the transfer, and related transactions, represent breaches of fiduciary duty by the individual defendants; that the board of directors of USA has not fulfilled its alleged duties in connection with the transaction because defendants were allegedly under a duty to seek the highest price available for the USA Entertainment Group; that specified defendants (i.e., Mr. Diller, Vivendi, Liberty and the representatives of Vivendi and Liberty on the USA board of directors) are being disproportionately "enriched" by the proposed transaction in relation to the public stockholders; that the defendants have "failed to fully disclose the true value of USA's Entertainment Group" and the alleged future financial benefits which Vivendi, Liberty and Mr. Diller will obtain; and that the individual defendants approved Mr. Diller's alleged usurpation of a corporate opportunity. The complaints also allege that Vivendi and Liberty have aided and abetted the individual defendants in their alleged breaches of fiduciary duty. As relief, the complaints seek, among other things, a declaration that the proposed joint venture is "unfair, unjust and inequitable"; an injunction against consummation of the transactions; an award of damages in an unspecified amount; and an order "[r]equiring defendants to conduct a proper process in the break up of [USA]." USA believes the allegations of the complaints are entirely without merit and intends to vigorously defend the actions.

ABSENCE OF DISSENTERS' RIGHTS

    USA is incorporated in the State of Delaware, and, accordingly, is governed by the provisions of the Delaware General Corporation Law. USA stockholders are not entitled to appraisal rights under the Delaware General Corporation Law with respect to the transactions.

                           THE TRANSACTION DOCUMENTS

    The description of the material terms of the transaction documents set forth below is not intended to be a complete description of those documents. We qualify this description by reference to the Transaction Agreement, the form of Partnership Agreement, the Amended and Restated Governance Agreement, the Amended and Restated Stockholders Agreement, the form of Warrant Agreement and the Vivendi/Liberty Merger Agreement which we have attached as Appendices A through F to this proxy statement. We urge all stockholders to read these appendices in their entirety.

TRANSACTION AGREEMENT

    GENERAL

    The Transaction Agreement provides for the structuring of VUE, a limited liability limited partnership, pursuant to the terms of the Partnership Agreement described under "--Partnership Agreement." VUE will own (1) the USA Entertainment Group and (2) the Universal Entertainment Group.

    TRANSFER OF INTERESTS

    At the closing of the transactions, subject to satisfaction of certain conditions described under "--Conditions to the Transactions," the exchange agreement relating to the LLC shares will terminate (except for the representations and warranties contained therein), after which USANi LLC will distribute to Universal interests in certain of its subsidiaries comprising the USA Entertainment Group in return for the cancellation of the 320,856,512 LLC shares that will be owned by Universal and its affiliates following Vivendi's acquisition of Liberty's LLC shares pursuant to the Vivendi/Liberty Merger Agreement.

    Universal and its affiliates will contribute to VUE their rights and interests in the subsidiary or subsidiaries comprising the Universal Entertainment Group and the interests distributed by USANi LLC to Universal, and USA, USANi LLC and their affiliates will contribute to VUE their remaining rights and interests in the subsidiaries comprising the USA Entertainment Group, in each case, in return for interests in VUE.

    The Transaction Agreement further provides for the issuance by USA to Vivendi of warrants to purchase an aggregate of 60,467,735 shares of USA common stock in exchange for Vivendi agreeing to enter into certain commercial arrangements and for other valuable consideration. The terms of the warrants are described in further detail under "--Warrant Agreement."

    REPRESENTATIONS AND WARRANTIES

    REPRESENTATIONS AND WARRANTIES OF USA. The Transaction Agreement includes standard representations and warranties, generally subject to materiality qualifiers, of USA, including, among other things, as to:

    - corporate organization and good standing;

    - corporate authority;

    - no conflicts with material contracts, judgments or law;

    - required consents and approvals;

    - capitalization of USA;

    - subsidiaries comprising the USA Entertainment Group;

    - financial statements;

    - no undisclosed liabilities;

    - material contracts relating to the USA Entertainment Group;

    - title to, and sufficiency of, assets contributed to VUE;

    - USA Entertainment Group real property;

    - USA Entertainment Group intangible property;

    - USA Entertainment Group licenses;

    - absence of changes or events relating to the USA Entertainment Group;

    - compliance with applicable law by the USA Entertainment Group;

    - legal proceedings relating to the USA Entertainment Group;

    - brokers;

    - tax matters relating to the USA Entertainment Group; and

    - employee matters relating to the USA Entertainment Group.

    REPRESENTATIONS AND WARRANTIES OF UNIVERSAL. The Transaction Agreement includes standard representations and warranties, generally subject to materiality qualifiers, of Universal (including, in some cases, with respect to Vivendi) including, among other things, as to:

    - corporate organization and good standing;

    - corporate authority;

    - no conflicts with material contracts, judgements or law;

    - required consents and approvals;

    - subsidiaries comprising the Universal Entertainment Group;

    - Vivendi's financial statements;

    - no undisclosed liabilities;

    - title to, and sufficiency of, assets contributed to VUE;

    - absence of changes or events relating to the Universal Entertainment
      Group;

    - compliance with applicable law by the Universal Entertainment Group;

    - legal proceedings relating to the Universal Entertainment Group;

    - brokers; and

    - tax matters relating to the Universal Entertainment Group.

    INTERIM OPERATING COVENANTS

    Until the closing of the transactions (or the termination of the Transaction Agreement), the Transaction Agreement obligates each of USA and Universal to conduct its entertainment group in the usual, regular and ordinary course in substantially the same manner as previously conducted and to use all reasonable efforts to keep intact its entertainment group, keep available the services of the related employees and preserve such group's relationships with customers, suppliers, licensors, licensees, distributors, and others with whom it deals. In addition, the Transaction Agreement prohibits each of USA and Universal from taking any of the following actions with respect to its entertainment group without the prior written consent of the other party:

    - amending the organizational documents of any of its subsidiaries;

    - other than sweeping cash in the ordinary course consistent with past practice, permitting specified subsidiaries to make any declaration or payment of any dividend or any other distribution;

    - redeeming or otherwise acquiring any shares of capital stock or any option, warrant or right relating to such capital stock or any securities convertible into or exchangeable for any shares of such capital stock;

    - incurring or assuming any indebtedness for borrowed money or guaranteeing any such indebtedness;

    - permitting any asset being contributed to VUE to become subject to a lien;

    - canceling any material indebtedness or waiving any claims or rights of substantial value;

    - paying, loaning or advancing any amount to, or selling, transferring or leasing any of its assets to, or entering into any agreement or arrangement with any of its affiliates;

    - making any change in any method of financial accounting or financial accounting practice or policy other than those required by generally accepted accounting principles;

    - making any change in the methods or timing of collecting receivables or paying payables;

    - other than in the ordinary course of business, making or incurring any capital expenditure not currently approved in writing or budgeted; or

    - selling, leasing, licensing or otherwise disposing of any of its assets, except inventory, programming or other goods or services sold in the ordinary course of business consistent with past practice.

    In addition to the foregoing restrictions, the Transaction Agreement restricts USA from:

    - making changes to benefits arrangements or labor agreements relating to the USA Entertainment Group other than in the ordinary course of business and consistent with past practice;

    - granting any increase in compensation or benefits to employees of the USA Entertainment Group, other than in the ordinary course of business, consistent with past practice; or

    - granting new options or restricted stock to employees of the USA Entertainment Group, other than as required under existing agreements.

    EFFORTS

    Each of USA and Universal and its respective affiliates has agreed to use its reasonable best efforts to cause the closing of the transactions to occur as soon as practicable and to obtain all consents and approvals from third parties necessary or appropriate to effect the contributions of the USA Entertainment Group and the Universal Entertainment Group to VUE. In addition, each of Vivendi, Universal, USA and Liberty has agreed to take all other actions as such other party may reasonably deem necessary or desirable to complete the transactions.

    Concurrently with the execution of the Transaction Agreement, Vivendi, Universal, Liberty and certain of their respective affiliates entered into an Agreement and Plan of Merger and Exchange, which we refer to as the "Vivendi/Liberty Merger Agreement." Among other things, the Vivendi/Liberty Merger Agreement provides for the transfer by Liberty to Vivendi of 25,000,000 shares of USA common stock, entities holding 38,694,982 LLC shares, as well as the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques) in return for ADSs representing Vivendi ordinary shares. The completion of the transfers by Liberty of the USA common stock and the LLC shares, and Liberty's receipt of ADSs representing Vivendi ordinary shares in return, is a condition precedent to each of USA's, Universal's and Liberty's satisfaction of its obligations under the Transaction Agreement. USA and Vivendi have agreed not to amend or waive this prerequisite without Liberty's consent. Accordingly, under the terms of the Transaction Agreement, Universal and Liberty have agreed to use their reasonable best efforts (subject to the terms of the Vivendi/Liberty Merger Agreement) to satisfy, as promptly as practicable, the conditions to the completion of the transactions set forth in the Vivendi/Liberty Merger Agreement.

Universal has also agreed not to terminate the Vivendi/Liberty Merger Agreement prior to September 30, 2002 or amend the Vivendi/Liberty Merger Agreement in any manner that would (1) delay the completion of the transactions in any material respect, or (2) increase the consideration payable to Liberty thereunder, other than as a result of any amendments entered into in connection with a European regulatory proceeding relating to the transfer by Liberty to Vivendi of interests in multiThematiques. In the event that the closing of the transactions will be significantly delayed by the inquiry of any regulatory body reviewing the multiThematiques transaction, Vivendi and Liberty will negotiate in good faith to amend the Vivendi/Liberty Merger Agreement to avoid delaying the closing of the transactions, and Vivendi and Liberty are required to execute such amendment if it provides to Liberty the economic benefits of the multiThematiques transaction.

    EXPENSES

    USA has agreed that if Universal terminates the Transaction Agreement as a result of the USA board of directors or a committee of the USA board of directors having withdrawn or modified its approval or recommendation of the Transaction Agreement or the transactions, USA will reimburse Universal and its affiliates for all of their documented, out of pocket expenses incurred in connection with the Transaction Agreement and the related documents, up to a limit of $15 million. Other than as provided in the preceding sentence or with respect to transfer taxes, the payment of which is specifically allocated between the parties, each party to the Transaction Agreement is responsible for the costs and expenses incurred by that party in connection with the Transaction Agreement and the completion of the transactions.

    TERMINATION OF EXISTING AGREEMENTS

    In connection with the transactions, subject to the parties' commitment to provide for a mutually satisfactory, orderly wind-down, USA and Universal have agreed to terminate the following business arrangements upon the earlier to occur of (1) the completion of the transactions and (2) the termination of the Transaction Agreement:

    - Universal's exclusive international distribution of television programming produced by USA; and

    - USA's exclusive domestic distribution of television programming produced by Universal.

Even if the parties do not complete the transactions, Universal and USA will terminate the foregoing business arrangements if the Transaction Agreement is terminated. Notwithstanding the termination of these business arrangements, USA and Universal have agreed, for a minimum period of one year, to make available to one another any excess capacity with respect to the domestic and international distribution of television programming.

    USA and Universal have also agreed to terminate existing agreements relating to merchandising, music administration and music publishing, video distribution and other matters. These agreements will only terminate if the parties complete the transactions.

    STOCKHOLDERS MEETING

    USA has agreed to hold a meeting of its stockholders for the purpose of obtaining approval of the transactions as soon as practicable and has agreed to recommend to its stockholders that they approve the transactions, except to the extent that the USA board of directors has withdrawn or modified its recommendation of the transactions as a result of a good faith determination that it is necessary to do so in order to comply with its fiduciary obligations.

    COMMERCIAL ARRANGEMENTS

    USA and Vivendi have agreed to enter into a series of strategic and commercial alliances with one another covering each party's transactional and internet businesses. In addition, USA and Universal have agreed to negotiate in good faith to enter into an agreement pursuant to which the VUE Joint

Venture will provide programming distribution for the Home Shopping Network, America's Store, and other USA transactional services.

    LEASE ARRANGEMENT

    USA has agreed, for a reasonable transition period of up to two years following the closing of the transactions, to permit VUE to occupy USA's premises located at 8800 Sunset Boulevard, West Hollywood, California, on a rent-free basis.

    USA AGREEMENT NOT TO COMPETE

    Until the later of (1) the 18-month anniversary of the closing of the transactions, and (2) six months after Mr. Diller ceases to be chief executive officer of VUE, USA has agreed not to engage in or acquire any interest in any person engaged in the following businesses:

    - the operation, programming or delivery of any general or genre-based entertainment television channel;

    - the production and distribution of entertainment television programming and feature films; and

    - any other business conducted by the USA Entertainment Group or the Universal Entertainment Group as of the closing of the transactions; and any reasonably foreseeable entertainment-focused extensions of such businesses that are programming or film-oriented, other than in a transactional context.

    If, at any time following the 18-month anniversary of the closing of the transactions, Mr. Diller ceases to be an officer of USA or any of its affiliates or resigns as chief executive officer of VUE for good reason or is terminated as chief executive officer of VUE without cause, USA's agreement not to compete will cease to apply.

    The agreement not to compete makes clear that USA may conduct the following businesses:

    - television channels which are consumer transaction-oriented or which provide informational services which lend themselves to commerce or which otherwise serve as a means of introducing, starting or promoting transactional services, including transaction-oriented television channels whose primary focus is the provision of electronic retailing, auction services or gaming/gambling services; and

    - electronic commerce and retailing, information and services.

    Furthermore, the agreement not to compete does not prevent USA from owning:

    - its interest in VUE;

    - less than 5% of the equity of a public company engaged in the competing business;

    - less than 10% of the indebtedness of a company engaged in the competing business;

    - any company which derives less than 30% of its revenues from the competing business, so long as USA disposes of its interest in the competing business within six months of the acquisition; or

    - interests in Vivendi as a result of the exercise of the put or call relating to USA's common interest in VUE.

    USA'S NON-SOLICITATION AGREEMENT

    Until the later of (1) the 18-month anniversary of the closing of the transactions, and (2) six months after Mr. Diller ceases to be chief executive officer of VUE, USA has agreed, subject to specified exceptions, not to:

    - solicit, recruit or hire any employees of VUE; or

    - solicit or encourage any employee of VUE to leave VUE.

    If, at any time following the 18-month anniversary of the closing of the transactions, Mr. Diller ceases to be an officer of USA or any of its affiliates or resigns as chief executive officer of VUE for good reason or is terminated as chief executive officer of VUE without cause, the non-solicitation restrictions with respect to USA will cease to apply.

    USA TRADEMARKS

    The name "USA Networks" will be included among the assets contributed to VUE. USA and Universal have agreed to negotiate in good faith to determine how the ownership of the various logos and designs currently associated with the "USA Networks" name will be allocated and have further agreed that each party will grant to the other party, at no significant economic cost, the right to use any logo or name allocated to it in accordance with the current use of such logo or name.

    USA STOCK OPTIONS AND RESTRICTED STOCK

    Generally, with respect to options to purchase shares of USA common stock and restricted shares of USA common stock held by USA employees transferred to VUE, Vivendi has agreed to replace unexercised USA options with options to purchase Vivendi American Depositary Shares, and to replace restricted USA shares with restricted Vivendi American Depositary Shares, as applicable, based on a calculation that is intended to preserve the "intrinsic value" (if any) of the options and the restricted shares being converted and with such other terms and conditions as may be set forth in the plan or policy applicable to such converted awards.

    RETENTION OF USA COMMON SHARES

    In order to satisfy its obligations with respect to USA's Class B preferred interest in VUE, Universal has agreed that it will, at all times until the consummation of a sale pursuant to an exercise (if any) of the put right or the call right relating to the Class B preferred interest, retain at least 43,181,308 shares of USA common stock and 13,430,000 shares of USA Class B common stock, in each case free of any liens.

    MISCELLANEOUS COVENANTS

    The Transaction Agreement contains other customary covenants relating to the preparation and distribution of this document, public announcements regarding the transactions, mutual notification of specified matters and access to information.

    CONDITIONS TO THE TRANSACTIONS

    Pursuant to the terms of the Transaction Agreement, the obligations of each party to complete the transactions are subject to a number of conditions, including:

    - receipt of all consents that would have a material adverse effect if not obtained;

    - the absence of any law or judgment or other legal restraint or prohibition preventing the completion of the transactions;

    - the required approval of the transactions by USA's stockholders; and

    - the transfer by Liberty to Vivendi of 25,000,000 shares of USA common stock, entities holding 38,694,982 LLC shares, as well as the assets and obligations of Liberty Programming France, pursuant to the terms of the Vivendi/Liberty Merger Agreement in return for ADSs representing Vivendi ordinary shares.

    Pursuant to the terms of the Transaction Agreement, USA's obligation to complete the transactions is subject to the following additional conditions:

    - Each of Universal's representations and warranties must have been true and correct as of December 16, 2001, except to the extent that the failure of such representations and warranties to have been true and correct would not have a material adverse effect on the Universal Entertainment Group or on the ability of Universal and its affiliates to complete the transactions.

    - Universal's representations and warranties relating to

       -- organization, good standing and authority;

       -- the absence of material conflicts resulting from the execution of the Transaction Agreement;

       -- Universal's and its affiliates' organizational documents; and

       -- the Universal Entertainment Group assets being contributed to VUE must be true and correct as of the closing of the transactions, except to the extent that the failure of such representations and warranties to be true and correct would not have a material adverse effect on the Universal Entertainment Group or on the ability of Universal and its affiliates to complete the transactions.

    - Each of Universal and its affiliates shall have performed in all material respects all obligations required to be performed under the Transaction Agreement.

    Pursuant to the terms of the Transaction Agreement, Universal's obligation to complete the transactions is subject to the following conditions:

    - Each of USA's representations and warranties must have been true and correct as of December 16, 2001, except to the extent that the failure of such representations and warranties to have been true and correct would not have a material adverse effect on the USA Entertainment Group or on the ability of USA and its affiliates to complete the transactions.

    - USA's representations and warranties relating to

       -- organization, good standing and authority;

       -- the absence of material conflicts resulting from the execution of the Transaction Agreement;

       -- USA's and its affiliates' organizational documents; and

       -- the USA Entertainment Group assets being contributed to VUE must be true and correct as of the closing of the transactions, except to the extent that the failure of such representations and warranties to be true and correct would not have a material adverse effect on the USA Entertainment Group or on the ability of USA and its affiliates to complete the transactions.

       -- Each of USA and its affiliates shall have performed in all material respects all obligations required to be performed under the Transaction Agreement.

Each of the foregoing conditions is waivable by USA or Vivendi, as the case may be, except the condition relating to USA stockholder approval. In certain cases, the waiver of a condition would require Liberty's consent. In the event of a waiver, the parties do not intend to seek further approval by USA's stockholders.

    TERMINATION OF THE TRANSACTION AGREEMENT

    The Transaction Agreement may be terminated at any time:

       -- by mutual written consent of the parties;

       -- by either USA or Universal if the USA stockholders do not approve the transactions;

       -- by either USA or Universal if any of the conditions to such party's obligations become impossible to fulfill;

       -- by Universal if the USA board of directors or any committee of the USA board of directors withdraws or modifies its approval or recommendation of the Transaction Agreement; or

       -- by any party if the closing does not occur on or prior to September 30, 2002.

    INDEMNIFICATION

    USA and Vivendi have entered into customary indemnification arrangements regarding the breach of representations, warranties and covenants of each party and its affiliates contained in any of the following documents: the Transaction Agreement, the Partnership Agreement, the Amended and Restated Governance Agreement, the Amended and Restated Stockholders Agreement, the Warrant Agreement and the Vivendi/Liberty Merger Agreement. The obligations for breaches of representations and warranties are generally subject to a $150 million "basket," pursuant to which an indemnifying party is required to compensate an indemnified party for any losses related to the breaches only to the extent all such losses exceed $150 million. In the case of indemnification obligations relating to taxes, the indemnifying party has a complete obligation, from the first dollar of an indemnified loss relating to tax matters covered by the Transaction Agreement.

    As part of the indemnification obligations described above, Vivendi agreed to indemnify USA for any dissolution or winding up of VUE or bankruptcy of the general partner of VUE at any time while preferred interests in VUE are outstanding.

    AMENDMENT

    The Transaction Agreement may be amended by the parties to the Transaction Agreement, at any time before or after the USA stockholders approve the transactions, but after any such approvals, the parties may not amend the Transaction Agreement in a manner that requires further approval of USA's stockholders without obtaining such further approval.

PARTNERSHIP AGREEMENT

    GENERAL

    At the closing of the transactions, as provided in the Transaction Agreement, subsidiaries of Universal, USA and its subsidiaries and Mr. Diller will execute a limited liability limited partnership agreement, which we refer to throughout this proxy statement as the "Partnership Agreement." The form of Partnership Agreement is attached as Appendix B to this proxy statement. The Partnership Agreement governs the formation and management of VUE, the terms of the preferred and common interests in VUE, partnership distributions, the transfer of interests in VUE, the dissolution and liquidation of VUE and the terms of Mr. Diller's agreement not to compete with VUE. Under the terms of the Partnership Agreement, subsidiaries of Vivendi, USA and its subsidiaries and Mr. Diller will initially hold common interests in VUE in participation percentages of 93.06%, 5.44% and 1.50%, respectively.

    CASH DISTRIBUTION TO USA

    At the closing of the transactions, VUE will pay to a subsidiary of USA a $1,618,710,396 cash distribution, which amount will be structured to be tax-deferred for a 15-year period. VUE will finance the cash distribution through a borrowing which VUE will keep outstanding during the 15-year period. The repayment of the borrowing at the end of the 15-year period will be treated as a taxable distribution to the USA subsidiary.

    USA'S COMMON INTEREST

    USA and its subsidiaries will initially hold a 5.44% common interest in VUE. This common interest will have the following put/call features:

    - Beginning on the five-year anniversary of the closing of the transactions, Universal may purchase USA's common interest for an amount in cash or, at Universal's option, Vivendi ordinary shares (or, at USA's option, other listed common equity securities of Vivendi) at the private market value (see below) of the common interest.

    - Beginning on the eight-year anniversary of the closing of the transactions, USA may require Universal to purchase USA's common interest for an amount in cash or, at Universal's option, Vivendi ordinary shares (or, at USA's option, other listed common equity securities of Vivendi) at the private market value of the common interest.

    - If USA continues to hold its Class A preferred interest or Class B preferred interest in VUE, any purchase or sale will only be applicable to a portion of the common interest so that USA and its subsidiaries continue to collectively own a 1% common interest in VUE.

    - In the event that USA receives Vivendi shares in settlement of its common interest, USA will receive customary registration rights with respect to those shares, including the right to three demand registrations.

    - The private market value of USA's common interest will be determined in an appraisal process involving investment bankers selected by USA and Universal. Such valuation will not assume the value of VUE in an "auction" proceeding, and any valuation methodology will exclude any acquisition of similar assets or businesses at a uniquely high valuation due to a purchaser's strategic need to acquire such assets or businesses.

    MR. DILLER'S COMMON INTEREST

    Mr. Diller will hold a common interest in VUE with a 1.5% profit sharing percentage. Mr. Diller's common interest will have the following put/call features:

    - At any time after the first anniversary of the closing of the transactions, Mr. Diller may require Universal to purchase his common interest for an amount in cash or, at Universal's option, Vivendi ordinary shares (or, at Mr. Diller's option, other listed common equity securities of Vivendi) having a value equal to the greater of (1) $275 million and
      (2) the private market value of Mr. Diller's common interest.

    - At any time after the later of (1) the second anniversary of the closing of the transactions and (2) the time that Mr. Diller is no longer chief executive officer of VUE, Universal may purchase Mr. Diller's common interest for an amount in cash or, at Universal's option, Vivendi ordinary shares (or, at Mr. Diller's option, other listed common equity securities of Vivendi) having a value equal to the greater of (1) $275 million and
      (2) the private market value of Mr. Diller's common interest.

    - In the event that Mr. Diller's employment is terminated without cause or as a result of his death, Mr. Diller terminates his employment for good reason or Mr. Diller becomes disabled, Mr. Diller's right to require Universal to purchase his common interest will become immediately exercisable.

    - In the event that Mr. Diller receives Vivendi shares in settlement of his common interest, Mr. Diller will receive customary registration rights with respect to those shares, including the right to two demand registrations. Vivendi will pay up to 1% of gross proceeds in the aggregate of any underwriting discounts, fees and commissions related to the registration of shares on behalf of Mr. Diller.

    - The private market value of Mr. Diller's common interest will be determined in an appraisal process involving investment bankers selected by Mr. Diller and Universal. Such valuation will not assume the value of VUE in an "auction" proceeding, and any valuation methodology will exclude any acquisition of similar assets or businesses at a uniquely high valuation due to a purchaser's strategic need to acquire such assets or businesses.

    USA'S PREFERRED INTERESTS

    Under the terms of the Partnership Agreement, USA and its subsidiaries will hold additional equity interests in VUE in the form of a Class A preferred interest and a Class B preferred interest. The Class A preferred interest and the Class B preferred interest will rank equally with one another, and will be the most senior equity interests in VUE, having a preference with respect to distributions and liquidations.

    The Class A preferred interest will have the following key terms:

    - FACE VALUE. $750 million.

    - MATURITY. 20 years.

    - ANNUAL PAID-IN-KIND DIVIDEND. 5%, accreting quarterly.

    - SETTLEMENT. Settled at maturity in cash in an amount equal to the face value plus the aggregate annual paid-in-kind dividends.

    The Class B preferred interest will have the following key terms:

    - FACE VALUE. $1.75 billion.

    - ANNUAL PAID-IN-KIND DIVIDEND. 1.4%, accreting quarterly.

    - ANNUAL CASH DIVIDENDS. 3.6%.

    - PUT/CALL ARRANGEMENT. USA may require Universal to purchase the preferred interest and Vivendi and/or Universal may require USA to sell to it the preferred interest any time following the 20-year anniversary of issuance for a number of USA common shares having a market value equal to the face value plus the aggregate annual paid-in-kind dividends, subject to a maximum of 56,611,308 USA common shares.

       -- In accordance with the terms of the Transaction Agreement, Universal will, at all times, retain at least 43,181,308 shares of USA common stock and 13,430,000 shares of USA Class B common stock, in each case free of any liens.

       -- Universal will satisfy its put/call obligations first out of USA
          Class B common stock, and second out of USA common stock.

       -- The market value of the USA common shares will be determined based on a volume weighted average price over the 15 consecutive trading days preceding settlement.

       -- Universal may, at its election, in lieu of shares of USA common stock
          (but not USA Class B common stock), deliver cash equal to the market value of those shares.

       -- In the event that USA common shares ceases to be outstanding before exercise of the put or call, the Class B preferred interest in VUE will instead be puttable or callable for cash, plus interest at USA's effective cost of borrowing, or such other securities or property into which USA common shares was exchanged for or converted into.

    Because the Class B preferred interest is subject to a put and call arrangement solely against approximately 56.6 million USA shares, if the stock price of USA common stock is below $40.82 at the time of the exercise of the put or call, USA will receive less than the accreted face value of the Class B preferred interest upon such exercise. There can be no assurance that USA will receive the accreted face value of the Class B preferred interest upon exercise of the put or call.

    NEGATIVE COVENANTS

    The Partnership Agreement contains a number of restrictions on the conduct of VUE, including the following:

    CONSENT RIGHTS OF HOLDERS OF PREFERRED INTERESTS

    Other than the consent rights described in this proxy statement under this section, holders of preferred interests in VUE have no voting, approval or consent rights, including with respect to any merger, conversion or consolidation of VUE. Any change to the Partnership Agreement that would have an adverse effect on the rights of the Class A preferred interest or the Class B preferred interest or that would be materially adverse to the right of the holders of the preferred interests requires the consent of the holders of such preferred interests.

    CONSENT RIGHTS OF USA RELATING TO THE CLASS A PREFERRED INTEREST

    For as long as the Class A preferred interest is outstanding, VUE will not take any of the following actions without the prior consent of USA:

    - issue any equity securities that rank senior to, or equally with, the Class A preferred interest and the Class B preferred interest, or that are exchangeable for or convertible into such securities;

    - merge or consolidate unless specified conditions are satisfied;

    - liquidate, dissolve or wind up; or

    - become an "investment company" as defined in the Investment Company Act of 1940, as amended.

    For as long as the Class A preferred interest is outstanding, unless VUE posts an irrevocable letter of credit in favor of the holders of the Class A preferred interest in VUE in an amount sufficient to cover its obligations with respect to the Class A preferred interest and with an expiration date no earlier than the maturity date of the Class A preferred interest, VUE will not take any of the following actions without the prior consent of USA:

    - issue any other preferred equity interests in VUE redeemable or exchangeable for or convertible into any equity security of VUE (other than common interests), or issue any security that is exchangeable for or convertible into cash, cash equivalents or any preferred equity interest described in this bullet;

    - transfer any assets of VUE other than in the ordinary course of business unless at least 50% of the net proceeds of the transfer are retained or otherwise redeployed by VUE and at the time of the transfer VUE has a consolidated tangible net worth of at least $4 billion; or

    - create, incur, assure, guarantee or permit to exist indebtedness in excess of $800 million at any time, other than the indebtedness incurred in order to make the $1.62 billion cash distribution to USA at the closing of the transactions.

    CONSENT RIGHTS OF HOLDERS OF COMMON INTERESTS

    Other than the consent rights described in this paragraph, no holder of common interests, including USA and Mr. Diller, has any voting, approval or consent rights, including with respect to any merger, conversion or consolidation of VUE. Any change to the Partnership Agreement that would have an adverse effect on the rights of a holder of a common interest in VUE requires the consent of each such holder. In addition, prior to the exercise of a put or call right with respect to USA's common interest in VUE and prior to any election by USA to exercise its preemptive right solely to maintain a 1% common interest in VUE, the following actions require the consent of USA:

    - entering into, terminating, modifying or extending any agreement, transaction or relationship between VUE and an affiliate of Vivendi that is not on an arm's-length basis; or

    - making any distribution in respect of, redeeming, repurchasing or otherwise acquiring any common interest in VUE held by Universal or any of its affiliates, other than pro rata distributions, redemptions, repurchases and acquisitions.

    TAX RELATED COVENANTS

    VUE will not take any of the following actions without the consent of USA:

    - sell any assets of the USA Entertainment Group any time prior to the 15-year anniversary of the closing of the transactions, other than sales of assets in the ordinary course of business and sales the fair market values of which do not exceed, individually or in the aggregate, $5 million;

    - reduce the principal balance of the debt incurred by VUE to fund the $1.62 billion cash distribution to USA, other than certain permitted reductions after the second anniversary of the closing of the transactions; or

    - take certain other actions that would result in current tax to USA.

    Under the terms of the Transaction Agreement, Vivendi may elect to have any of the preceding tax-related covenants not apply. If Vivendi makes that election and the Vivendi or VUE takes any action that would have breached that covenant protecting USA's tax deferral, Vivendi is required to pay to USA an amount designed to approximate the net present value of the resulting loss of tax deferral.

    TRANSFERS OF INTERESTS IN VUE

    Subject to the put and call features of USA's Class B preferred interest and USA's common interest in VUE, the Partnership Agreement contains the following restrictions on transfers of USA's common and preferred interests:

    - In general, USA may transfer its preferred interests and common interests in VUE only to wholly owned subsidiaries of USA.

    - USA may pledge or hedge its preferred interests in VUE, but may not enter into any transaction which could result in the transfer of its preferred interests or common interests to a third party.

    - No transfer is permitted that would reasonably be expected to result in a materially adverse tax consequence to any partner in VUE, or that would result in a violation of federal securities law.

    Under the terms of the Transaction Agreement, Mr. Diller is permitted to assign beneficial interests in the right to receive up to an aggregate of 10% of his common interest in VUE to up to four persons designated by Mr. Diller prior to the closing of the transactions.

    In the event that Universal transfers any portion of its common interest to a third party, USA and Mr. Diller are entitled to participate in any such sale on a pro rata basis and on the same terms and conditions as Universal.

    ADDITIONAL COMMON INTERESTS IN VUE

    Subject to the restrictions on additional preferred interests described above, VUE may issue additional common interests at any time (whether to existing partners or to third parties), and each of VUE's partners' common interests will be diluted pro rata by any third party issuance of additional common interests in VUE.

    For as long as USA and its affiliates own a common interest in VUE equal to or greater than 1%, and a put or call with respect to USA's common interest has not been exercised, USA will have the right, but not the obligation, to purchase for cash additional common interests in connection with an issuance of additional common interests to Universal or any of its affiliates so that USA and its affiliates maintain the same relative common interest in VUE that they had immediately prior to the issuance to Universal or its affiliates. In the event of any issuance of additional common interests in

VUE, USA will have the right to exercise preemptive rights to maintain a 1% common interest in VUE.

    TAX DISTRIBUTIONS

    VUE will make mandatory tax distributions to cover taxes allocable to USA and its subsidiaries, Universal or Mr. Diller with respect to VUE's taxable income.

    GOVERNANCE OF VUE

    Universal will control VUE and USA will not be entitled to any veto or consent rights other than as described under "--Negative Covenants."

    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF VUE

    Mr. Diller will serve as the Chairman and Chief Executive Officer of VUE, at his will and at Vivendi's pleasure. Mr. Diller will have no employment contract, and will receive no compensation for his service as the Chairman and Chief Executive Officer of VUE. VUE will pay or reimburse Mr. Diller and any other USA employee, if any, who is an officer of VUE for all out-of-pocket expenses directly related to the performance of his duties as an officer of VUE.

    VUE BOARD OF DIRECTORS

    Universal may, at its election, appoint a board of directors or other governing body to oversee the policy and operating procedures with respect to the business and affairs of VUE. In the event that Universal appoints such a board, it will include Mr. Diller for so long as Mr. Diller remains an officer of VUE. If Mr. Diller is no longer an officer of VUE, for so long as USA has a common interest in VUE in excess of 1% and a put or call of USA's common interest has not been exercised, VUE board of directors will include one person designated by USA and reasonably satisfactory to Universal.

    CONTRIBUTIONS BY UNIVERSAL OF ASSETS TO VUE

    To the extent that Universal or an affiliate of Universal acquires assets or equity securities of third parties engaged in the business of VUE or any related business, Universal or its affiliate may, upon receiving the approval of the general partner of VUE (which will be a subsidiary of Universal), elect to contribute those assets or equity securities to VUE in exchange for cash or if otherwise permitted by the Partnership Agreement, a note or common interests in VUE, subject to USA's preemptive rights, in each case equal to the value of the consideration paid by Universal or its affiliate for the contributed assets or equity securities.

    MR. DILLER'S AGREEMENT NOT TO COMPETE

    Until the date that is the earlier of:

    - the later of

       -- the 18-month anniversary of the closing of the transactions; and

       -- six months after Mr. Diller ceases to be chief executive officer of VUE; and

    - the three-year anniversary of the closing of the transactions,

Mr. Diller has agreed not to engage in or acquire any interest in any person engaged in the following businesses:

    - the operation, programming or delivery of any general or genre-based entertainment television channel;

    - the production and distribution of entertainment television programming and feature films; and

    - any other business conducted by the USA Entertainment Group or the Universal Entertainment Group as of the closing of the transactions; and any reasonably foreseeable entertainment-focused extensions of such businesses that are programming or film oriented, other than in a transactional context.

    If, at any time following the 18-month anniversary of the closing, Mr. Diller resigns as chief executive officer of VUE for good reason or is terminated as chief executive officer of VUE without cause, the non-competition restrictions with respect to Mr. Diller will cease to apply.

    Mr. Diller's agreement not to compete makes clear that he may engage in the following businesses:

    - television channels which are consumer transaction-oriented or which provide informational services which lend themselves to commerce or which otherwise serve as a means of introducing, starting or promoting transactional services, including transaction-oriented television channels whose primary focus is the provision of electronic retailing, auction services or gaming/gambling services;

    - electronic commerce; and

    - retailing, information and services.

    The agreement does not prevent Mr. Diller from:

    - owning his interest in VUE;

    - owning interests in an entity engaged in the restricted business so long as he does not serve as a director, officer, consultant, or employee of that entity or otherwise engage in the management of such entity;

    - engaging in charitable activities relating to the restricted business;

    - owning interests in Vivendi as a result of the exercise of the put or call relating to his common interest in VUE; or

    - remaining a director on any board of directors on which he currently sits.

    MR. DILLER'S NON-SOLICITATION AGREEMENT

    Until the date that is the earlier of:

    - the later of

       --  the 18-month anniversary of the closing of the transactions; and

       -- six months after Mr. Diller ceases to be chief executive officer of VUE; and

    - the three-year anniversary of the closing of the transactions,

    Mr. Diller has agreed, subject to specified exceptions, not to:

    - solicit, recruit or hire any employees of VUE;

    - solicit or encourage any employee of VUE to leave VUE;

    - disclose any confidential information relating to VUE ; or

    - use such confidential information for his benefit or the benefit of others.

    If, at any time following the 18-month anniversary of the closing of the transactions, Mr. Diller ceases to be an officer of USA or any of its affiliates or resigns as chief executive officer of VUE for good reason or is terminated as chief executive officer of VUE without cause, the non-solicitation restrictions with respect to Mr. Diller will cease to apply.

    CORPORATE OPPORTUNITY

    If any of Universal, USA, Mr. Diller or any of their respective affiliates acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic advantage in which VUE could have an interest or otherwise is then exploiting any such transaction or matter, VUE will not have any interest in such transaction or matter and will not have any expectation that such transaction or opportunity be offered to it, except to the extent that such corporate opportunity is expressly offered to such person in his or her capacity as an officer of VUE.

    Except as otherwise provided under "--Transaction Agreement--USA Agreement Not to Compete" and "--Partnership Agreement--Mr. Diller's Agreement Not to Compete,"

    - Universal, USA, Mr. Diller and their respective affiliates may engage or invest in any business activity of any type or description, including those that might be the same as or similar to VUE's business;

    - neither VUE nor any person beneficially owning common interests in VUE shall have any right in or to the business activities or ventures described in the immediately preceding bullet or to receive or share in any income or proceeds derived therefrom; and

    - VUE will not have any interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

AMENDED AND RESTATED GOVERNANCE AGREEMENT

    GENERAL

    On December 16, 2001, USA, Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Governance Agreement. The Amended and Restated Governance Agreement will be effective as of the closing of the transactions and sets forth restrictions on the acquisition of additional equity securities of USA and other conduct restrictions, in each case, applicable to Vivendi and its affiliates. In addition, the Amended and Restated Governance Agreement governs Vivendi's and Liberty's rights of representation on USA's board of directors and Liberty's and Mr. Diller's rights to approve certain actions by USA.

    The Amended and Restated Governance Agreement amends and restates the Governance Agreement, dated as of October 19, 1997, and provides for certain amendments to the Investment Agreement, dated as of October 19, 1997, as amended from time to time, eliminating preemptive rights held by Universal, but retaining these rights for Liberty, as described in further detail below. The existing Governance Agreement and Stockholders Agreement were entered into in connection with the contribution by Universal of its domestic television production businesses to USANi LLC (which transaction required the prior written consent of Liberty and Mr. Diller) in exchange for an effective 45.8% interest in USA and approximately $1.63 billion in cash. If the transactions are not completed, the existing Governance Agreement will remain in place.

    RESTRICTIONS ON VIVENDI'S ACQUISITION OF ADDITIONAL EQUITY SECURITIES OF USA AND OTHER RESTRICTIONS ON VIVENDI'S CONDUCT WITH RESPECT TO USA

    Pursuant to the Amended and Restated Governance Agreement, Vivendi agreed that it will not acquire the beneficial ownership of any additional equity securities of USA until such time (the "Trigger Date") that the equity securities beneficially owned by Vivendi represent less than 20% of the total equity securities of USA. Following the Trigger Date, Vivendi will not acquire beneficial ownership of any additional equity securities of USA if following such acquisition Vivendi would beneficially own equity securities that represent more than 20% of the total equity securities of USA. Generally, the restrictions described in the preceding sentence will cease to apply upon the later of
(1) the CEO Termination Date (as defined in the Amended and Restated Governance Agreement) or the date that Mr. Diller becomes disabled and (2) the date following which Vivendi owns less than 10% of the total equity securities of USA.

    So long as the restrictions on Vivendi's right to acquire additional equity securities of USA continue to apply, Vivendi has agreed not to:

    - act, alone or in concert with others, to seek to affect or influence the management, business or operations of USA;

    - enter into any kind of arrangement, such as a proxy, with respect to the voting of equity securities of USA;

    - propose any merger or other business combination involving USA, provided that discussions to that effect are not prohibited if Mr. Diller participates;

    - make or participate in a solicitation of proxies to vote equity securities in USA;

    - act, alone or in concert with others, for the purpose of acquiring voting or selling equity securities in USA; or

    - request any amendment to or waiver of any of these covenants.

    Except in connection with open market transactions, Vivendi is not entitled to transfer to any single third party transferee, in the aggregate, 10% or more of the total equity securities of USA, unless Vivendi causes such third party transferee to agree to the acquisition and conduct restrictions described above.

    REPRESENTATION OF VIVENDI AND LIBERTY ON THE USA BOARD OF DIRECTORS

    Under the terms of the Amended and Restated Governance Agreement, immediately following the closing of the transactions:

    - the USA board of directors will include Jean-Marie Messier, chairman of the board and chief executive officer of Vivendi, and Philippe Germond, chairman of the board and chief executive officer of Cegetel;

    - Vivendi will continue to have the right to nominate up to two USA directors so long as the number of equity securities of USA beneficially owned by Vivendi is at least equal to 75% of the number of equity securities of USA beneficially owned by Vivendi immediately following the closing of the transactions (so long as Vivendi's ownership percentage is at least equal to the lesser of (x) 15% of the total equity securities of USA and (y) the percentage that is five percentage points less than the percentage of the total equity securities of USA beneficially owned by Vivendi immediately following the closing of the transactions); and

    - Vivendi will have the right to nominate one USA director so long as Vivendi beneficially owns a number of equity securities of USA at least equal to 50% of the number of the equity securities of USA beneficially owned by it immediately following the closing of the transactions (so long as Vivendi owns at least equal to 10% of the total equity securities of
      USA).

    Under the terms of the Amended and Restated Governance Agreement, immediately following the closing of the transactions:

    - the USA board of directors will include John C. Malone, chairman of the board of directors of Liberty, and Robert R. Bennett, president and chief executive officer of Liberty;

    - Liberty will continue to have the right to nominate up to two USA directors so long as the number of equity securities beneficially owned by Liberty is at least equal to 75% of the number of equity securities of USA beneficially owned by Liberty immediately following the closing of the transactions (so long as Liberty's ownership percentage is at least equal to the lesser of (x) 15% of the total equity securities of USA and
      (y) the percentage that is five percentage points less than the percentage of the total equity securities of USA beneficially owned by Liberty immediately following the closing of the transactions);

    - Liberty will have the right to nominate one USA director so long as Liberty beneficially owns a number of equity securities of USA at least equal to 50% of the number of the equity securities of USA beneficially owned by it immediately following the closing of the transactions (so long as Liberty owns at least 5% of the total equity securities of USA); and

    - USA will use its reasonable best efforts to cause one of Liberty's designees to be a member of a committee of the USA board of directors and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the USA board of directors under applicable tax and securities laws and regulations, USA will seek to have such person appointed to the compensation committee.

    Pursuant to the terms of the Amended and Restated Governance Agreement, USA will cause each director that Vivendi or Liberty nominates to be included in the slate of nominees recommended by the USA board of directors to USA's stockholders for election as directors at each annual meeting of the stockholders of USA and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons.

    CONTINGENT MATTERS

    The Amended and Restated Governance Agreement lists fundamental actions that require the prior consent of Liberty and Mr. Diller before USA can take any such action. We refer to these fundamental actions as "Contingent Matters." In connection with the transactions, Vivendi will surrender its existing veto rights with respect to Contingent Matters. In addition, Liberty and Mr. Diller agreed to significantly limit the Contingent Matters with respect to which they are entitled to exercise veto rights under the current Governance Agreement.

    For so long as

    - in the case of Liberty, Liberty owns at least two-thirds of the number of USA equity securities owned by it immediately after the closing of the transactions and at least 5% of the total equity securities of USA (the "Liberty Condition"), and

    - in the case of Mr. Diller, he owns at least 20,000,000 USA common shares (including options to purchase USA common shares, whether or not then exercisable), continues to serve as chief executive officer of USA and has not become disabled (the "Diller Condition," and together with the Liberty Condition, the "Consent Conditions"),

USA has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in USA or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations. Liberty's and Mr. Diller's approval rights under this provision are determined based on their respective ownership interests as of the closing of the transactions.

    In addition, for so long as the Consent Conditions apply, if USA's "total debt ratio" (as defined in the Amended and Restated Governance Agreement) equals or exceeds 4:1 over a twelve-month period, USA may not take any of the following actions without the prior approval of Liberty and Mr. Diller:

    - acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of USA's market capitalization;

    - voluntarily commence any liquidation, dissolution or winding up of USA or any material subsidiary;

    - make any material amendments to the certificate of incorporation or bylaws of USA;

    - engage in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing, or other businesses engaged in by USA as of the date of determination;

    - adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

    - grant additional consent rights to a USA stockholder.

    PREEMPTIVE RIGHTS

    The Amended and Restated Governance Agreement eliminates Vivendi's preemptive rights with respect to USA common shares contained in the Investment Agreement, while preserving Liberty's existing preemptive rights with respect to USA common shares.

    In the event that USA issues or proposes to issue any shares of USA common stock or Class B common stock (including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities), Liberty will have preemptive rights that entitle it to purchase a number of USA common shares so that Liberty will maintain the identical ownership interest in USA that Liberty had immediately prior to such issuance or proposed issuance. Any purchase by Liberty will be allocated between USA common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of USA common stock in lieu of shares of USA Class B common stock.

    REGISTRATION RIGHTS

    Vivendi, Liberty and Mr. Diller will be entitled to customary, transferable registration rights with respect to shares of USA common stock (and in the case of Vivendi, the warrants) owned by them as of the closing of the transactions or acquired from USA in the future. Vivendi, Liberty and Mr. Diller will be entitled to four, four and three demand registration rights, respectively. USA will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). USA will not be required to register shares of USA common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

    TERMINATION

    Generally, the Amended and Restated Governance Agreement will terminate

    - with respect to Vivendi, at such time that Vivendi beneficially owns USA equity securities representing less than 5% of the total equity securities of USA;

    - with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of USA; and

    - with respect to Mr. Diller, at such time that the CEO Termination Date (as defined in the Amended and Restated Governance Agreement) has occurred or at such time as Mr. Diller becomes disabled.

    With respect to the provisions governing "Contingent Matters," such provisions will terminate as to Mr. Diller and Liberty as set forth under "--Contingent Matters."

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

    GENERAL

    On December 16, 2001, Vivendi, Universal, Liberty and Mr. Diller entered into an Amended and Restated Stockholders Agreement, which will become effective at the closing of the transactions and supersede the existing Stockholders Agreement among Universal, Liberty, Mr. Diller, USA and Vivendi (as the successor to The Seagram Company Ltd.), dated as of October 19, 1997. If the transactions are not completed, the existing Stockholders Agreement will remain in place.

    CORPORATE GOVERNANCE

    Each party to the Amended and Restated Stockholders Agreement has agreed to vote against any Contingent Matter if Mr. Diller and Liberty do not approve the Contingent Matter (and continue to have veto rights with respect to the Contingent Matter under the Amended and Restated Governance Agreement). Universal, Liberty and Mr. Diller have also agreed to vote all USA securities over which they have voting control in favor of the Vivendi and Liberty designees to the USA board of directors.

    Each of Universal and Liberty has granted to Mr. Diller an irrevocable proxy with respect to all USA securities owned by Universal and Liberty for all matters, except, with respect to the proxy granted by Liberty, for Contingent Matters to which Liberty has not consented, in each case so long as Mr. Diller continues to own at least 20,000,000 USA common shares (including options). The proxy will generally remain in effect until the earlier of (1) the CEO Termination Date (as defined in the Amended and Restated Stockholders Agreement) and (2) the date that Mr. Diller becomes disabled.

    RESTRICTIONS ON TRANSFERS

    Until the earlier of (1) the CEO Termination Date (as defined in the Amended and Restated Stockholders Agreement) and (2) the date that Mr. Diller becomes disabled, subject to the other provisions of the Amended and Restated Stockholders Agreement, neither Liberty nor Mr. Diller can transfer shares of USA common stock or USA Class B common stock, other than:

    - transfers by Mr. Diller to pay taxes relating to the granting, vesting and/or exercise of stock options to purchase shares of USA common stock;

    - transfers to each party's respective affiliates;

    - pledges relating to financings; and

    - transfers of options or USA common shares in connection with "cashless exercises" of Mr. Diller's options to purchase shares of USA common stock.

    The restrictions on transfer are subject to a number of exceptions (which exceptions are generally subject to the rights of first refusal described below):

    - either of Liberty or Mr. Diller may transfer USA common shares to an unaffiliated third party or Universal, subject to tag-along rights described below;

    - either of Liberty or Mr. Diller may transfer USA common shares so long as, in the case of Mr. Diller, he continues to beneficially own at least 4,400,000 USA common shares (including stock options) and, in the case of Liberty, Liberty continues to beneficially own 4,000,000 USA common shares, and in the case of a transfer of an interest in, or USA common shares held by, specified entitities referred to as the "BDTV Entities," after such transfer, Liberty, Universal and Mr. Diller collectively control at least 50.1% of the total voting power of USA; and

    - either of Liberty or Mr. Diller may transfer USA common shares so long as the transfer complies with the requirements of Rule 144 or Rule 145 under the Securities Act, and, in the case of a transfer of an interest in, or USA common shares held by, the BDTV Entities, after such transfer, Liberty, Universal and Mr. Diller collectively control at least 50.1% of the total voting power of USA.

    TAG-ALONG RIGHTS AND RIGHTS OF FIRST REFUSAL

    Each of Mr. Diller and Liberty is entitled to a right to "tag-along" (I.E., participate on a pro rata basis) on sales by Mr. Diller or Liberty, as the case may be, of USA common shares to any third party, including to Universal. Liberty will not have a tag-along right in the event of:

    - sales by Mr. Diller of up to 4,000,000 USA common shares within any rolling twelve-month period;

    - transfers by Mr. Diller to pay taxes relating to the granting, vesting and/or exercise of stock options to purchase shares of USA common stock or transfers in connection with "cashless exercises" of Mr. Diller's options to purchase shares of USA common stock;

    - specified "brokers' transactions," as defined under the Securities Act, which we refer to as "market sales"; or

    - generally, when Mr. Diller is no longer chief executive officer of USA.

    Mr. Diller has a right of first refusal with respect to sales by Universal of USA common shares. Mr. Diller will not have a right of first refusal in the event of:

    - transfers between affiliates of Vivendi;

    - market sales of up to 1,000,000 USA common shares within any rolling twelve-month period;

    - transfers of up to 4,000,000 USA common shares within any rolling twelve-month period; and

    - transfers of USA common shares upon the exercise of a put or call of the Class B preferred interest in VUE.

    Subject to Mr. Diller's right of first refusal, Liberty also has a right of first refusal on any transfer of USA common shares by Universal with respect to which Mr. Diller would have a right of first refusal.

    Each of Mr. Diller and Liberty has a right of first refusal in the case of a transfer by the other of USA common shares to a third-party unless:

    - the transfer is permitted under the first paragraph of "--Restrictions on Transfers";

    - not more than 4,000,000 USA common shares are transferred within any rolling twelve-month period; or

    - less than 1,000,000 USA common shares are transferred within any rolling twelve-month period through market sales.

    TRANSFERS OF SHARES OF USA CLASS B COMMON STOCK

    If any of Universal, Liberty or Mr. Diller proposes to transfer shares of USA Class B common stock, the other parties to the Amended and Restated Stockholders Agreement are entitled to swap any shares of USA common stock they own for such shares of USA Class B common stock (subject to the rights of first refusal described above), Mr. Diller having the priority over Liberty in case of transfers made by Universal. To the extent there remain shares of USA Class B common stock that the selling stockholder would otherwise transfer to a third party, such shares must first be converted into shares of USA common stock. This restriction does not apply to, among other specified transfers, transfers among the parties and their affiliates.

    STANDSTILL IN FAVOR OF VIVENDI

    Mr. Diller has agreed that, prior to the earliest of:

    - the fourth anniversary of the closing of the transactions;

    - the sale of all or substantially all of the assets of Vivendi to a third party; and

    - a merger or consolidation of Vivendi in which a majority of the shares of the surviving entity are not held by the former shareholders of Vivendi,

neither Mr. Diller nor his affiliates will take any of the following actions:

    - acquire, agree to acquire or make any proposal to acquire beneficial ownership of (1) voting securities that would result in Mr. Diller and his affiliates collectively owning greater than 5% of the outstanding voting securities of Vivendi or (2) any significant assets of Vivendi, in each case other than indirectly through the acquisition of an entity that owns Vivendi voting securities if Mr. Diller and his affiliates collectively own less than 1% of that entity's total assets;

    - act, alone or in concert with others, to seek to affect or influence the control of the management or the board of directors of Vivendi or the business, operations or policies of Vivendi;

    - enter into any discussions, negotiations, arrangements, understandings or agreements with any person regarding a business combination involving Vivendi;

    - make or participate in a solicitation of proxies to vote Vivendi's securities;

    - call a meeting of Vivendi shareholders; or

    - create or join any kind of group (E.G., a voting trust) for the purpose of acquiring Vivendi's voting securities.

    TERMINATION OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

    Universal's rights and obligations under the Amended and Restated Stockholders Agreement generally terminate at such time as Universal ceases to have the right to designate directors of USA pursuant to the Amended and Restated Governance Agreement.

    Mr. Diller's and Liberty's rights and obligations under the Amended and Restated Stockholders Agreement generally terminate at such time as, in the case of Mr. Diller, he no longer beneficially owns at least 4,400,000 USA common shares (including stock options) and, in the case of Liberty, Liberty no longer beneficially owns at least 4,000,000 USA common shares. Liberty's tag-along rights and obligations terminate at such time as Liberty ceases to beneficially own at least 5% of the total equity securities of USA.

    In addition, Mr. Diller's rights under the Amended and Restated Stockholders Agreement generally terminate if Mr. Diller no longer serves as the chief executive officer of USA or if Mr. Diller has become disabled.

WARRANT AGREEMENT

    In connection with the transactions, and in exchange for Vivendi agreeing to enter into certain commercial arrangements and for other valuable consideration, USA has agreed to issue to Vivendi upon closing of the transactions warrants to purchase shares of USA common stock. The warrants will be issued under a warrant agreement to be entered into prior to completion of the transactions between USA and The Bank of New York, as warrant agent, a form of which is attached to this proxy statement as Appendix E. Each warrant entitles the holder to purchase one share of USA common stock at the applicable exercise price, subject to customary adjustments to prevent dilution.

    USA will issue the warrants in three tranches as follows:

NUMBER OF WARRANTS      EXERCISE PRICE PER WARRANT
------------------      --------------------------
     24,187,094                   $27.50
     24,187,094                   $32.50
     12,093,547                   $37.50

The exercise price must be paid in cash. Each warrant may be exercised on any business day following the six-month anniversary of the closing of the transactions until the tenth anniversary of its date of issuance. Any warrant not exercised before the expiration of this period will become void, and all rights of the holder of the warrant will cease. Holders of warrants will not be entitled, by virtue of being such holders, to have any rights of holders of USA common stock until they exercise their warrants.

    The number of shares of USA common stock issuable upon exercise of the warrants and the exercise price of the warrants will be subject to adjustment from time to time upon the occurrence of any of the following events after the completion of the transactions: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; and any repurchase, reclassification, recapitalization or reorganization.

    Neither the USA common stock issuable upon exercise of the warrants nor the warrants will be registered under the Securities Act as of the closing of the transactions. Vivendi has registration rights with respect to the warrants. In addition, Vivendi may generally transfer the warrants and/or the shares of USA common stock issuable upon exercise of the warrants, subject to the limitations in the Amended and Restated Governance Agreement and the Amended and Restated Stockholders Agreement. The issuance of USA common stock upon exercise of the equity warrants issued to Vivendi is subject to Liberty's preemptive rights.

VIVENDI/LIBERTY MERGER AGREEMENT

    On December 16, 2001, Vivendi, Universal, Liberty and certain of their affiliates entered into the Vivendi/Liberty Merger Agreement. None of USA or its subsidiaries is a party to the Vivendi/Liberty Merger Agreement although the Transaction Agreement provides that Liberty and Vivendi cannot amend the Vivendi/Liberty Merger Agreement in certain ways without the approval of USA. Under the Vivendi/Liberty Merger Agreement, among other things, affiliates of Liberty will exchange 7,079,726 LLC shares for 7,079,726 shares of USA common stock, following which the exchange agreement relating to the LLC shares will terminate (except for the representations and warranties contained therein) and the remaining LLC shares will no longer be exchangeable for shares of USA common stock. Immediately following the completion of the share exchange and termination, Vivendi and Liberty will complete specified transfers and mergers that will result in the transfer from Liberty to Vivendi of 25,000,000 shares of USA common stock, entities holding 38,694,982 LLC shares, as well as all of the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques). In return, Vivendi will issue 37,386,436 ADSs representing Vivendi ordinary shares to Liberty, which is subject to adjustment.

    Completion of the transfers specified in the Vivendi/Liberty Merger Agreement is conditioned on the satisfaction of customary closing conditions, including (1) the receipt of any regulatory consent or approval the failure of which to obtain could have a material adverse effect, (2) the absence of any law or judgment or any other legal restraint or prohibition preventing the completion of the transactions under the Vivendi/Liberty Merger Agreement,
(3) the accuracy of specified representations and warranties, (4) the performance of specified obligations and covenants and (5) satisfaction of the conditions to completion of the transactions specified in the Transaction Agreement and the concurrent completion of those transactions. In turn, completion of the transactions contemplated by the Transaction Agreement is conditioned on completion of the transactions contemplated by the Vivendi/ Liberty Merger Agreement. In the event that the closing of the transactions will be significantly delayed by the inquiry of any regulatory body reviewing the multiThematiques transaction, Vivendi and Liberty will negotiate in good faith to amend the Vivendi/Liberty Merger Agreement to avoid delaying the closing of the transactions, and Vivendi and Liberty are required to execute such amendment if it provides to Liberty the economic benefits of the multiThematiques transaction.

            INTERESTS OF OFFICERS AND DIRECTORS IN THE TRANSACTIONS

    When considering the recommendation of the USA board of directors, you should be aware that the USA officers and directors may have interests in the transactions that are different from or are in addition to yours. The special committee and the USA board of directors were aware of these interests and considered them, among other matters, in approving the transactions. These interests are described below.

CERTAIN EXECUTIVE OFFICERS

    Mr. Diller will become chairman and chief executive officer of VUE in addition to remaining chairman and chief executive officer of USA. In consideration of his assuming these new roles with VUE and his agreeing to the specified non-competition provisions with respect to VUE contained in the Partnership Agreement, Mr. Diller will receive a common interest in VUE with a 1.5% profit sharing percentage. For a description of Mr. Diller's common interest in VUE, see "The Transaction Documents--Partnership
Agreement--Mr. Diller's Common Interest."

    In February 2002, Mr. Diller assigned to three executive officers of USA the right to receive beneficial interests in a portion of Mr. Diller's common interest in VUE. As a result of the assignments, upon closing of the transactions, Victor Kaufman, vice chairman and a director of USA, will have an economic interest in Mr. Diller's VUE common interests subject to put and call rights with a minimum value of $15 million, and both of Dara Khosrowshahi, executive vice president and chief financial officer of USA, and Julius Genachowski, executive vice president and general counsel of USA, will have an economic interest in Mr. Diller's VUE common interests subject to put and call rights with a minimum value of $2.5 million. Mr. Kaufman will serve as special advisor to the chairman and chief executive officer of VUE. In no event will any of the officers receive any amounts referred to above prior to the exercise of the put or call relating to Mr. Diller's common interest, nor will any of these officers have any right to exercise any voting interests relating to Mr. Diller's VUE common interest. As a result of the assignments, upon closing of the transactions, Mr. Diller's economic interest in his VUE common interest will be reduced to 92.7%, subject to put and call rights at a minimum price of $255 million.

VIVENDI BOARD DESIGNEES

    The USA board of directors includes four representatives from Vivendi. In connection with the transactions, USA will grant to Vivendi warrants to purchase 60,467,735 shares of USA common stock and, more generally, Vivendi is a party to the transactions. For a description of the warrants that USA has agreed to issue to Vivendi, see "The Transaction Documents--Warrant Agreement." In addition, Vivendi and its subsidiaries will own 93.06% of the common interests in VUE to which USA is contributing the USA Entertainment Group. The Vivendi representatives on the USA board of directors did not participate in the USA board meetings relating to transactions.

LIBERTY BOARD DESIGNEES

    The USA board of directors includes two representatives from Liberty. In connection with the transactions, Liberty will transfer to Vivendi 25,000,000 USA common shares, entities holding 38,694,982 LLC shares, as well as the assets and obligations of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques), in exchange for 37,386,436 ADSs representing Vivendi ordinary shares, subject to adjustment.

INTERESTS IN USA SECURITIES AND OPTIONS

    As of the record date, the executive officers and directors of USA and their affiliates beneficially owned USA common shares as set forth under "Stock Ownership of Management and Directors."

                  STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

USA COMMON STOCK

    The following table presents, as of February 15, 2002, information relating to the beneficial ownership of USA's common stock by (1) each person known by USA to own beneficially more than 5% of the outstanding shares of USA's common stock, (2) each director of USA, (3) each of the chief executive officer and the four other most highly compensated executive officers of USA who served in such capacities as of December 31, 2001 (the "Named Executive Officers"), and
(4) all executive officers and directors of USA as a group. The table also presents, as of February 15, 2002, information relating to the beneficial ownership of shares of Class A common stock of Hotel Reservations
Network, Inc., a subsidiary of USA ("HRN"), shares of Class A common stock of Styleclick, Inc., a subsidiary of USA ("Styleclick"), and shares of Class B common stock of Ticketmaster, a subsidiary of USA ("TM"), and shares of Class A common stock of Expedia, Inc., a subsidiary of USA ("Expedia") by (1) each director of USA, (2) each of the Named Executive Officers, and (3) all executive officers and directors of USA as a group.

    Unless otherwise indicated, beneficial owners listed here may be contacted at USA's corporate headquarters address, 152 West 57th Street, New York, New York 10019. For each listed person, the number of shares of USA common stock, HRN Class A common stock, Styleclick Class A common stock, TM Class B common stock and the percent of each such class listed assumes the conversion of any shares of USA Class B common stock, HRN Class B common stock, Styleclick
Class B common stock and TM Class A common stock owned by such person, but does not assume the conversion of those shares owned by any other person. Shares of USA Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of USA common stock. Shares of HRN Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of HRN Class A common stock. Shares of Styleclick Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of Styleclick Class A common stock. Shares of TM Class A common stock may at the option of the holder be converted on a one-for-one basis into shares of TM
Class B common stock. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares and percent of class listed includes shares of USA common stock, HRN Class A common stock, Styleclick Class A common stock and TM Class B common stock that may be acquired by such person upon exercise of stock options that are or will be exercisable within 60 days of February 15, 2002. Unless specifically set forth in the following table, the listed person did not beneficially own any shares of HRN common stock, TM common stock, Styleclick common stock or Expedia common stock.

    The percentage of votes for all classes of USA common stock is based on one vote for each share of USA common stock, ten votes for each share of USA
Class B common stock and two votes for each share of USA preferred stock. These figures do not include any unissued shares of USA common stock or USA Class B common stock issuable upon conversion of Liberty's Home Shopping Network, Inc. ("Holdco") shares and LLC shares beneficially owned by Liberty and Vivendi. The percentage of votes for all classes of HRN common stock is based on one vote for each share of HRN Class A common stock and 15 votes for each share of HRN
Class B common stock. The percentage of votes for all classes of Styleclick common stock is based on one vote for each share of Styleclick Class A common stock and 15 votes for each share of Styleclick Class B common stock. The percentage of votes for all classes of TM common stock is based on 15 votes for each share of TM Class A common stock and one vote for each share of TM Class B common stock.

                                                                                              PERCENT OF
                                                             NUMBER OF          PERCENT OF       VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER    TITLE OF CLASS         SHARES             CLASS      (ALL CLASSES)
------------------------------------  ------------------   --------------       ----------   -------------
Capital Research & Management Co. ..  USA common              27,503,520(1)         8.1%          2.8%
333 South Hope Street
Los Angeles, CA 90071

Liberty Media Corporation..........   USA common              74,442,234(2)        19.1%         52.2%
12300 Liberty Boulevard
Englewood, CO 80112

Microsoft Corporation..............   USA common              53,318,277(3)        14.3%          5.3%
One Microsoft Way                     USA preferred           12,808,605(3)
Redmond, WA 98052

Vivendi Universal, S.A. ...........   USA common              31,611,308(4)         8.9%         15.3%
42, Avenue de Friedland
75380 Paris cedex 08/France

Wellington Management Company LLC..   USA common              15,849,317(1)         4.7%          1.6%
75 State Street
Boston, MA 02109

Barry Diller.......................   USA common             155,472,777(2)(5)     34.5%         71.0%
                                      HRN Class A                     --(6)           *             *
                                      Styleclick Class A              --(7)           *             *
                                      TM Class B                      --(8)           *             *
                                      Expedia                         --(9)           *             *

Paul Allen.........................   USA common              20,024,026(10)        5.9%          2.0%
                                      TM Class B                 105,622(11)          *             *

Robert R. Bennett..................   USA common                  26,096(28)          *             *

Edgar Bronfman, Jr.................   USA common                      --              *             *

Anne M. Busquet....................   USA common                  18,998(12)          *             *

Julius Genachowski.................   USA common                 155,895(13)          *             *
                                      TM Class B                     700              *             *

Philippe Germond...................   USA common                   1,666(14)          *             *

Victor A. Kaufman..................   USA common               1,045,000(15)          *             *

Donald R. Keough...................   USA common                 204,674(16)          *             *

                                                                                              PERCENT OF
                                                             NUMBER OF          PERCENT OF       VOTES
NAME AND ADDRESS OF BENEFICIAL OWNER    TITLE OF CLASS         SHARES             CLASS      (ALL CLASSES)
------------------------------------  ------------------   --------------       ----------   -------------
Dara Khosrowshahi .................   USA common                 270,676(17)          *             *
                                      HRN Class A                 29,383(18)          *             *
                                      TM Class B                     500              *             *

Georg Kofler.......................   USA common               1,600,000(19)          *             *

Marie-Josee Kravis.................   USA common                   1,666(20)          *             *

Pierre Lescure.....................   USA common                   1,666(21)          *             *

John C. Malone.....................   USA common                      --(28)          *             *

Jean-Marie Messier ................   USA common                   1,666(22)          *             *

William D. Savoy...................   USA common                  59,998(23)          *             *
                                      TM Class B                  14,166(24)          *             *

Gen. H. Norman Schwarzkopf.........   USA common                 165,998(25)          *             *

Michael Sileck.....................   USA common                   9,630(26)          *             *

Diane Von Furstenberg..............   USA common                  14,998(27)          *             *
                                      HRN Class A                     --              *             *
                                      Styleclick Class A              --              *             *
                                      TM Class B                      --              *             *

All executive officers and directors
  as a group (19 persons).........    USA common             179,075,430           39.4%         73.1%
                                      HRN Class A                 29,383              *             *
                                      Styleclick Class A              --              *             *
                                      TM Class B                 120,988              *             *

------------------------

*   The percentage of shares beneficially owned does not exceed 1% of the class.

(1) Based upon information filed with the Securities and Exchange Commission as of February 15, 2002.

(2) Consists of 24,838,738 shares of USA common stock and 756,644 shares of USA Class B common stock held by Liberty and 44 shares of USA common stock held collectively by the BDTV Entities and 8,000,000, 31,236,444, 8,010,364 and 1,600,000 shares of USA Class B common stock held by BDTV Inc., BDTV
    II Inc., BDTV III Inc. and BDTV IV Inc. (collectively, the "BDTV Entities"), respectively. Does not include 77,394,771 shares of USA common stock or 1,596,544 shares of USA class B common stock issuable upon conversion of Holdco shares and LLC shares beneficially owned by Liberty. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of USA common stock and USA Class B common stock held by Liberty and the BDTV Entities.

(3) Based on information filed with the Securities and Exchange Commission as of February 15, 2002. Consists of 20,096,634 shares of USA common stock, 14,245,932 shares of USA common stock issuable upon exercise of the same number of USA warrants and 18,975,711 shares of USA common stock issuable upon conversion of 12,808,605 shares of USA preferred stock.

(4) Consists of 18,181,308 shares of USA common stock and 13,430,000 shares of USA Class B common stock held by Vivendi. Does not include 135,591,530 shares of USA common stock or 146,570,000 shares of USA Class B common stock issuable upon conversion of LLC shares beneficially owned by Vivendi. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all of the shares of USA common stock and USA Class B common stock held by Vivendi.

(5) Consists of 2,043,805 shares of USA common stock owned by Mr. Diller, options to purchase 47,120,888 shares of USA common stock granted under USA's stock option plans, 254,542 shares of USA common stock held by a private foundation as to which Mr. Diller disclaims beneficial ownership, 44 shares of USA common stock and 48,846,808 shares of USA Class B common stock held by the BDTV Entities, 24,838,738 shares of USA common stock and 756,644 shares of USA Class B common stock which are held by Liberty, and 18,181,308 shares of USA common stock and 13,430,000 shares of USA Class B common stock, which are held by Universal and otherwise beneficially owned by Vivendi, as to which Mr. Diller has general voting authority under the Stockholders Agreement. Excludes options to purchase 14,998 shares of USA common stock held by Ms. Von Furstenberg, as to which Mr. Diller disclaims beneficial ownership. Ms. Von Furstenberg is Mr. Diller's wife.

(6) Excludes 38,999,100 shares of HRN Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. These shares are convertible into an equal number of shares of HRN Class A common stock.

(7) Excludes 23,153,713 shares of Styleclick Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. These shares are convertible into an equal number of shares of Styleclick Class A common stock.

(8) Excludes 42,480,143 shares of TM Class A common stock and 53,302,401 shares of TM Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. The shares of TM Class A common stock are convertible into an equal number of shares of TM Class B common stock.

(9) Excludes 936,815 shares of Expedia Class A common stock and 34,518,375 shares of Expedia Class B common stock owned by USA, as to which Mr. Diller disclaims beneficial ownership. The common stock has one vote per share and the Class B common stock generally has 15 votes per share.

(10) Consists of 19,954,028 shares of USA common stock and options to purchase 69,998 shares of USA common stock granted under USA's stock option plans.

(11) Consists of 95,622 shares of TM Class B common stock held by Mr. Allen and 10,000 shares of TM Class B common stock held by Vulcan Ventures, Inc.

(12) Consists of 4,000 shares of USA common stock and options to purchase 14,998 shares of USA common stock granted under USA's stock option plans.

(13) Consists of 20,062 shares of USA common stock, 25,000 shares of USA restricted stock and options to purchase 110,833 shares of USA common stock granted under USA's stock option plans.

(14) Consists of options to purchase 1,666 shares of USA common stock granted under USA's stock option plans.

(15) Consists of 45,000 shares of USA restricted stock and options to purchase 1,000,000 shares of USA common stock granted under USA's stock option plans.

(16) Consists of 84,676 shares of USA common stock and options to purchase 119,998 shares of USA common stock granted under USA's stock option plans. Excludes shares of USA common stock beneficially owned by Allen & Co., for which Mr. Keough serves as Chairman. Mr. Keough disclaims beneficial ownership of such shares.

(17) Consists of 23,593 shares of USA common stock, 45,000 shares of USA restricted stock and options to purchase 102,083 shares of USA common stock granted under USA's stock option plans.

(18) Consists of options to purchase 29,383 shares of HRN Class A common stock granted under HRN's stock option plans.

(19) Consists of options to purchase 1,600,000 shares of USA common stock granted under USA's stock option plans.

(20) Consists of options to purchase 1,666 shares of USA common stock granted under USA's stock option plans.

(21) Consists of options to purchase 1,666 shares of USA common stock granted under USA's stock option plans.

(22) Consists of options to purchase 1,666 shares of USA common stock granted under USA's stock option plans.

(23) Consists of 10,000 shares of USA common stock and options to purchase 49,998 shares of USA common stock granted under USA's stock option plans.

(24) Consists of 10,000 shares of TM Class B common stock and options to purchase 4,166 shares of TM Class B common stock granted under TM's stock option plans.

(25) Consists of options to purchase 165,998 shares of USA common stock granted under USA's stock option plans.

(26) Consists of 9,630 shares of USA common stock.

(27) Consists of options to purchase 14,998 shares of USA common stock granted under USA's stock option plans. Excludes shares beneficially owned by Mr. Diller, as to which Ms. Von Furstenberg disclaims beneficial ownership. Ms. Von Furstenberg is Mr. Diller's wife.

(28) Mr. Bennett and Mr. Malone became directors of USA on October 25, 2001. Excludes shares beneficially owned by Liberty, as to which Messrs. Bennett and Malone disclaim beneficial ownership.

USA CLASS B COMMON STOCK

    The following table presents, as of February 15, 2002, information relating to the beneficial ownership of USA's Class B common stock:

NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------                          ----------------   ----------------
Barry Diller(1).............................................     63,033,452             100%
c/o USA Networks, Inc.
152 West 57th Street
New York, NY 10019

Liberty Media Corporation(1)(2).............................     49,603,452            78.7%
12300 Liberty Boulevard
Englewood, CO 80112

BDTV Entities(2)............................................     48,846,808            77.5%
(includes BDTV INC.,
BDTV II INC., BDTV III INC.
and BDTV IV INC.)
8800 Sunset Boulevard
West Hollywood, CA 90069

Vivendi Universal, S.A.(1)(3)...............................     13,430,000            21.3%
42, avenue de Friedland
75380 Paris cedex 08/France

------------------------

(1) These figures do not include shares of Class B common stock issuable upon conversion of Liberty's Holdco shares and shares of USA Class B common stock issuable upon conversion of Vivendi's LLC shares.

(2) Liberty holds 756,644 shares of USA Class B common stock and the BDTV Entities hold 48,846,808 shares of USA Class B common stock. Mr. Diller owns all of the voting stock of the BDTV Entities and Liberty owns all of the non-voting stock, which non-voting stock represents in excess of 99% of the equity of the BDTV Entities. Pursuant to the Stockholders Agreement, Mr. Diller generally has the right to vote all of the USA shares, including shares of USA Class B common stock held by Liberty and the BDTV Entities.

(3) Mr. Diller generally votes all of the shares held by Vivendi under the terms of the Stockholders Agreement.

       UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF USA

    In the tables below, we provide you with unaudited pro forma combined condensed financial information for USA giving effect to the contribution of the USA Entertainment Group to VUE, USA's acquisition of Expedia, and the Ticketmaster combination completed by USA during the year ended December 31, 2001. The Ticketmaster combination was a transaction completed on January 31, 2001 which combined Ticketmaster Online--CitySearch, Inc. ("TMCS") and Ticketmaster Corporation, both of which are subsidiaries of USA. We also provide you with unaudited pro forma combined condensed financial information for Expedia for the year ended December 31, 2001.

    The pro forma combined condensed financial statements of USA reflect some assumptions regarding the transactions and are based on the historical financial statements of USA. The combined condensed financial statements of USA, including the notes accompanying them, are qualified in their entirety by reference to, and should be read in conjunction with, USA's audited financial statements, including the notes accompanying them, which are incorporated by reference into this proxy statement.

    The pro forma combined condensed balance sheet as of December 31, 2001 gives effect to the disposition of the USA Entertainment Group and the acquisition of Expedia as if those transactions had occurred on December 31, 2001.

    The pro forma combined condensed statement of operations for the year ended December 31, 2001 reflects USA's audited statements of operations for the year ended December 31, 2001 and Expedia's results for the twelve months ended December 31, 2001, adjusted for the pro forma effects of the disposition of the USA Entertainment Group, the acquisition of Expedia, as well as the completion of the Ticketmaster combination described above, as if such transactions had occurred as of January 1, 2001.

    USA is in the process of evaluating the fair value of Expedia's assets acquired and liabilities assumed in order to make a final allocation of the excess purchase price, including allocation to intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary and has been made solely for the purpose of developing such unaudited pro forma combined condensed financial information. Statement of Financial Accounting Standards
No. 142, "Goodwill and Other Intangible Assets," provides that goodwill resulting from a business combination completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually.

    THE PRO FORMA COMBINED CONDENSED BALANCE SHEET AND STATEMENTS OF OPERATIONS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS OR FINANCIAL POSITION, WHICH ACTUALLY WOULD HAVE BEEN REPORTED HAD THESE TRANSACTIONS OCCURRED AS OF DECEMBER 31, 2001 OR AS OF JANUARY 1, 2001, NOR ARE THEY NECESSARILY INDICATIVE OF USA'S FUTURE FINANCIAL RESULTS OF OPERATIONS.

                               USA NETWORKS, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                     EXPEDIA                             VUE
                                                       EXPEDIA      PRO FORMA       USA ASSETS        PRO FORMA        PRO FORMA
                                           USA      HISTORICAL(1)  ADJUSTMENTS    CONTRIBUTED(6)     ADJUSTMENTS       COMBINED
                                       -----------  -------------  -----------    --------------     -----------      -----------
ASSETS
Current Assets:
  Cash and short-term investments....  $   978,377    $238,374     $       --      $        --       $1,618,710 (8)   $ 2,835,461
  Restricted cash....................        9,107          --             --                                --             9,107
  Marketable securities..............      171,464          --             --                                --           171,464
  Accounts and notes receivable,
    net..............................    1,262,560       8,726             --         (395,798)              --           875,488
  Inventories, net...................      408,306          --             --         (210,952)              --           197,354
  Other..............................      146,418      24,841             --           (2,053)              --           169,206
                                       -----------    --------     ----------      -----------       ----------       -----------
    Total current assets.............    2,976,232     271,941             --         (608,803)       1,618,710         4,258,080

  Property, plant and equipment,
    net..............................      434,115      21,447             --          (35,128)              --           420,434
  Intangible assets including
    goodwill, net....................    7,236,283      98,270      1,368,572 (2)   (3,941,801)       1,315,534 (10)    6,184,711
                                                                                                        107,853 (13)
  Cable distributions fees, net......      158,880          --             --               --               --           158,880
  Long-term investments..............      206,535      12,897             --          (49,277)       1,514,000 (8)     1,684,155
  Preferred interest exchangeable for
    common stock.....................           --          --             --               --        1,428,530 (8)     1,428,530
  Advance to Universal...............       39,265          --             --               --               --            39,265
  Inventories, net...................      535,555          --             --         (535,555)              --                --
  Deferred charges and other.........      116,187          --             --          (92,429)              --            23,758
                                       -----------    --------     ----------      -----------       ----------       -----------
    Total assets.....................   11,703,052     404,555      1,368,572       (5,262,993)       5,984,627        14,197,813
                                       ===========    ========     ==========      ===========       ==========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term
    debt.............................       34,016          --             --             (497)              --            33,519
  Accounts payable, accrued and other
    current liabilities..............      329,043      98,395         10,000 (2)      (34,992)          20,000 (10)      422,446
  Accounts payable, client
    accounts.........................      102,011          --             --               --               --           102,011
  Obligations for program rights and
    film costs.......................      272,601          --             --         (272,601)              --                --
  Deferred revenue...................      131,627      52,965             --          (56,371)              --           128,221
  Cable distribution fees payable....       32,795          --             --               --               --            32,795
  Other accrued liabilities..........      693,203       4,094             --         (206,729)              --           490,568
                                       -----------    --------     ----------      -----------       ----------       -----------
    Total current liabilities........    1,595,296     155,454         10,000         (571,190)          20,000         1,209,560
  Long-term debt.....................      544,667          --             --             (295)              --           544,372
  Obligation for program rights and
    film costs.......................      285,378          --             --         (285,378)              --                --
  Other long-term liabilities........      363,841          --             --          (24,941)       2,115,116 (10)    2,454,016
  Minority interest..................    4,968,369          --         89,178 (5)           --       (3,989,497)(10)      997,253
                                                                                                        (70,797)(13)
  Common stock exchangeable for
    preferred interest...............                       --             --               --        1,428,530 (8)     1,428,530
  Stockholders' equity...............    3,945,501     249,101      1,518,495 (2)   (4,381,189)       5,491,752 (10)    7,564,082
                                                                                                        178,650 (13)
                                                                     (249,101)(3)                       810,873 (9)
                                       -----------    --------     ----------      -----------       ----------       -----------
    Total liabilities and
      stockholders' equity...........  $11,703,052    $404,555     $1,368,572      $(5,262,993)      $5,984,627       $14,197,813
                                       ===========    ========     ==========      ===========       ==========       ===========

                               USA NETWORKS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  EXPEDIA                           VUE
                                      USA       TICKETMASTER       EXPEDIA       PRO FORMA       USA ASSETS      PRO FORMA
                                  HISTORICAL     COMBINATION    HISTORICAL(1)   ADJUSTMENTS    CONTRIBUTED(6)   ADJUSTMENTS
                                  -----------   -------------   -------------   ------------   --------------   ------------
NET REVENUES:
  USA ENTERTAINMENT
  Cable and studios.............  $ 1,633,130      $    --        $     --        $     --      $(1,633,130)      $     --
  Emerging networks.............       24,086           --              --              --          (24,086)            --
  Filmed entertainment..........      167,038           --              --              --         (167,038)            --
  USA ELECTRONIC RETAILING
  Electronic retailing..........    1,931,473           --              --              --               --             --
  USA INFORMATION AND SERVICES
  Ticketing operations..........      579,679           --              --              --               --             --
  HRN...........................      536,497           --              --              --               --             --
  Expedia.......................           --           --         296,936              --               --             --
  Teleservices..................      298,678           --              --              --               --             --
  Match.........................       49,250           --              --              --                              --
  CitySearch and related........       46,107           --              --              --               --             --
  Electronic commerce
    solutions...................       26,723           --              --              --               --             --
  Styleclick....................        7,506           --              --              --               --             --
  Intersegment elimination......      (15,360)          --              --              --            8,307             --
                                  -----------      -------        --------        --------      -----------       --------
    Total net revenues..........    5,284,807           --         296,936              --       (1,815,947)            --
                                  -----------      -------        --------        --------      -----------       --------
OPERATING COSTS AND EXPENSES
  Cost of sales and program
    costs.......................    2,481,881           --          93,142              --         (150,443)            --
  Other costs...................    1,913,265           --         142,930              --       (1,069,718)            --
  Amortization of cable
    distribution fees...........       43,975           --              --              --               --             --
  Amortization of non-cash
    compensation................       12,712           --          16,404              --           (4,912)            --
  Non-cash distribution and
    marketing expense...........       26,384           --              --              --               --             --
  Depreciation and
    amortization(4).............      572,765           --          61,820              --         (140,626)            --
                                  -----------      -------        --------        --------      -----------       --------
    Total operating costs and
      expenses..................    5,050,982           --         314,296              --       (1,365,699)            --
                                  -----------      -------        --------        --------      -----------       --------
    Operating income (loss).....      233,825           --         (17,360)             --         (450,248)            --
  Interest and other, net.......     (100,661)          --          (4,136)             --           39,059        100,800(12)
                                  -----------      -------        --------        --------      -----------       --------
Earnings (loss) before income
  taxes and minority interest...      133,164           --         (21,496)             --         (411,189)       100,800
Income tax (expense) benefit....     (108,877)       1,612(11)          --              --           13,649        (39,564)(12)
                                                                                                                    87,113(14)
Minority interest...............     (149,339)      (3,148)(11)         --           7,696(5)            --        216,408(7)
                                  -----------      -------        --------        --------      -----------       --------
EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS....................  $  (125,052)     $(1,536)       $(21,496)       $  7,696      $  (397,540)      $364,757
                                  ===========      =======        ========        ========      ===========       ========
Loss per common share from
  continuing operations.........
  Basic.........................  $     (0.33)
                                  ===========
  Diluted.......................  $     (0.33)
                                  ===========
Weighted average shares
  outstanding...................      374,101
                                  ===========
Weighted average diluted shares
  outstanding...................      374,101
                                  ===========


                                   PRO FORMA
                                   COMBINED
                                  -----------
NET REVENUES:
  USA ENTERTAINMENT
  Cable and studios.............  $       --
  Emerging networks.............          --
  Filmed entertainment..........
  USA ELECTRONIC RETAILING
  Electronic retailing..........   1,931,473
  USA INFORMATION AND SERVICES
  Ticketing operations..........     579,679
  HRN...........................     536,497
  Expedia.......................     296,936
  Teleservices..................     298,678
  Match.........................      49,250
  CitySearch and related........      46,107
  Electronic commerce
    solutions...................      26,723
  Styleclick....................       7,506
  Intersegment elimination......      (7,053)
                                  ----------
    Total net revenues..........   3,765,796
                                  ----------
OPERATING COSTS AND EXPENSES
  Cost of sales and program
    costs.......................   2,424,580
  Other costs...................     986,477
  Amortization of cable
    distribution fees...........      43,975
  Amortization of non-cash
    compensation................      24,204
  Non-cash distribution and
    marketing expense...........      26,384
  Depreciation and
    amortization(4).............     493,959
                                  ----------
    Total operating costs and
      expenses..................   3,999,579
                                  ----------
    Operating income (loss).....    (233,783)
  Interest and other, net.......      35,062
                                  ----------
Earnings (loss) before income
  taxes and minority interest...    (198,721)
Income tax (expense) benefit....     (46,067)

Minority interest...............      71,617
                                  ----------
EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS....................  $ (173,171)
                                  ==========
Loss per common share from
  continuing operations.........
  Basic.........................  $    (0.43)
                                  ==========
  Diluted.......................  $    (0.43)
                                  ==========
Weighted average shares
  outstanding...................     401,774
                                  ==========
Weighted average diluted shares
  outstanding...................     401,774
                                  ==========

                                 EXPEDIA, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             HISTORICAL(1)                          PRO FORMA
                                           --------------------------------------------------   -----------------
                                                 THREE MONTHS ENDED            SIX MONTHS         TWELVE MONTHS
                                           ------------------------------         ENDED               ENDED
                                           MARCH 31, 2001   JUNE 30, 2001   DECEMBER 31, 2001   DECEMBER 31, 2001
                                           --------------   -------------   -----------------   -----------------
Net revenues.............................    $  110,245       $ 25,451          $161,240            $296,936
Operating costs and expenses:
  Cost of sales..........................        71,108        (30,133)           52,167              93,142
  Other costs............................        34,598         37,838            70,494             142,930
  Amortization of non-cash
    compensation.........................         6,477          3,939             5,988              16,404
  Depreciation and amortization..........        17,246         18,372            26,202              61,820
                                             ----------       --------          --------            --------
    Total operating costs and expenses...       129,429         30,016           154,851             314,296
                                             ----------       --------          --------            --------
    Operating income (loss)..............       (19,184)        (4,565)            6,389             (17,360)
  Interest and other, net................         1,567            214            (5,917)             (4,136)
                                             ----------       --------          --------            --------
Earnings (loss) before income taxes......       (17,617)        (4,351)              472             (21,496)
Income tax expense                                   --             --                --                  --
                                             ----------       --------          --------            --------
Earnings (loss) from continuing
  operations.............................    $  (17,617)      $ (4,351)         $    472            $(21,496)
                                             ==========       ========          ========            ========

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT AS NOTED AND PER SHARE DATA)

1. Represents the financial position and results of operations for Expedia based on historical information of Expedia. See separate Expedia, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001. For additional financial information, refer to Expedia's periodic reports as of and for the periods ending March 31, 2001, June 30, 2001, and December 31, 2001 incorporated by reference in this document. Note that Expedia adopted Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, in the quarter ended June 30, 2001, resulting in an adjustment to net revenues and cost of sales.

2. The acquisition costs and the preliminary determination of the unallocated Expedia merger consideration over net assets acquired are set forth below:

Value of USA common stock issued............................  $  589,291
Value of USA preferred stock issued.........................     792,421
Value of USA warrants issued................................     116,783
Additional consideration....................................      20,000
                                                              ----------
                                                               1,518,495
Estimated transaction costs.................................      10,000
                                                              ----------
Total acquisition costs.....................................   1,528,495
Less: majority ownership portion of net assets acquired.....     159,923
                                                              ----------
Unallocated excess of merger consideration over assets
  acquired preliminarily allocated to goodwill..............  $1,368,572
                                                              ==========

    The pro forma combined condensed financial statements are prepared using the final exchange ratio for each security issued as merger consideration as determined at the close of the transaction on February 4, 2002. In the transaction, holders of 34,518,375 Expedia shares elected to receive USA securities. Each such Expedia share was converted into .596582 shares of USA common stock, .380232 shares of USA preferred stock and .4229 USA warrants, for an aggregate of 20,593,043 shares of USA common stock, 13,124,902 shares of USA preferred stock and 14,597,822 USA warrants issued by USA in the Expedia transaction.

    The value of the USA common stock issued was determined by multiplying 20,593,043 shares times $28.62, which is the average closing price of USA common stock on the two days before, the date of and the two days after February 4, 2002, the final date for Expedia shareholders to elect to receive USA securities. February 4th was used since the final exchange ratio was impacted by the number of Expedia shares tendered. The value of the USA convertible preferred stock is based on a valuation provided by Allen & Co., USA's financial advisor in the transaction, which valued the preferred stock at a 5 - 15% premium to face value, or $52.50 to $57.50, plus a theoretical value of $5.00 to $5.75 for the feature that reduces the conversion price at USA common stock prices above $35.10. USA chose to value the securities at the mid-point of the valuation range, or $60.375, the price the Company paid to purchase 90 shares of preferred stock in order to fund the cash payments required to be made to former Expedia stockholders in lieu of fractional shares of preferred stock. The value of the USA warrants is based on the market price of $8.00 on February 13, 2002, their initial trading day on Nasdaq.

    As a result of the termination of an acquisition agreement, USA will contribute to Expedia $20,000 plus interest from the date of the Expedia merger.

3.  Reflects the elimination of Expedia's historical equity.

4. The unallocated excess of acquisition costs over net assets acquired has been preliminarily allocated to goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," ("FAS 142") provides that goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually. In order to complete its assessment, USA is in the process of obtaining an independent valuation of the assets and liabilities acquired, including the identification of intangibles other than goodwill. Potential intangible assets that USA may identify include trade names and trademarks, supply agreements, customer relationships, technology and commercial arrangements. Accordingly, the purchase accounting information is preliminary. In the second quarter 2002, USA expects to complete the allocation of the purchase price relating to the Expedia transaction. As the pro forma combined condensed statement of operations includes no amortization of the goodwill associated with the Expedia merger, the final allocation of purchase value to intangible assets other than goodwill could result in increased amortization and decreased operating income, net income, and earnings per share in subsequent periods. USA recorded approximately $350.0 million of goodwill amortization during the year ended December 31, 2001. Expedia recorded $10.2 million of goodwill amortization during the year ended December 31, 2001.

5. Represents the minority interest in the financial position and the results of operations of Expedia, based upon a 64.2% equity ownership by USA of Expedia.

6. Reflects the contribution of the USA Entertainment Group to VUE. See the Unaudited Financial Statements of the USA Entertainment Group. Intercompany revenues of $8,307 were eliminated in the consolidated unaudited pro forma financial statements.

7. Reflects decreased minority interest expense of $216,408 as a result of the Vivendi transaction, as prior to the transaction Vivendi owned approximately 47% and Liberty 8% of USANi LLC. Minority interest related to Vivendi's and Liberty's ownership in USANi LLC was $198,707 for the twelve months ended December 31, 2001. In addition, subsequent to the transaction, USANi LLC will be owned 100% by Home Shopping Network, LLC ("Holdco"), in which Liberty owns 19.9%. As a result of the Vivendi transaction, minority interest related to Holdco decreased $17,701. USANi LLC's primary businesses include USA Cable, Studios USA (both of which will be contributed to VUE in the transaction), Home Shopping Network, Styleclick and Electronic Commerce Solutions.

8. A summary of the securities received from VUE in the Vivendi transaction and the basis of each security as recorded in the pro forma combined condensed balance sheet is set forth below:

Class A preferred interest in VUE...........................  $  514,000
Class B preferred interest in VUE...........................   1,428,530
Common interest in VUE......................................   1,000,000

    The values attributed to the $750 million initial face value Class A preferred interest in VUE and the 5.44% common interest in VUE were determined based upon internal valuations considering characteristics of the security, the underlying credit worthiness of the venture and analyses performed by Allen & Co., USA's financial advisor in the transaction. The value of the Class A is determined by applying a 7% annual discount rate to the accreted value of the preferred interest in 20 years of $1.99 billion. The valuation of $1 billion for USA's 5.44% common equity interest in VUE is based on an $18.4 billion value for the equity of the partnership. The equity value of the partnership is based on the company's discounted cash flow valuations, precedent transaction analyses and Wall Street analyst private market valuations. The common interest in VUE will be accounted for prospectively using the equity method. The Company valuation of the above entitled securities is within the range of the values provided in Allen & Co.'s fairness opinion.

    The valuations provided by Allen & Co. are summarized in this proxy statement beginning on page 41 under "The Transactions--Opinion of USA's Financial Advisor--Valuation of the Transactions--Other Consideration."

    The $1.75 billion initial face value Class B preferred interest in VUE is puttable and callable after 20 years at its then accreted face value for up to approximately 56.6 million USA common shares held by Vivendi. At the election of Vivendi, USA common shares to be received by USA pursuant to the put or call can be substituted with cash equal to the market value of such shares, except with respect to 13.4 million USA Class B shares. If cash is substituted, it is USA's intention to repurchase shares with the proceeds. The value of $1,428,530 attributed to the $1.75 billion initial face value Class B preferred interest in VUE was determined by multiplying the 56.6 million shares times $25.23, which is the average closing price of USA common stock on the two days before, the date of and the two days after December 17, 2001, the date the transaction was announced.

    Note that if USA's stock price is above $40.82, Vivendi will be required to deliver less than 56.6 million shares. $40.82 is derived by dividing 56.6 million shares into $2.3 billion, which is the accreted value of the instrument on the 20th anniversary of issuance. USA will compute dilution similar to other dilutive securities (e.g., warrants) using $40.82 as the exercise price. To illustrate, at USA shares prices of $50, $75, and $100 USA would reacquire 46.2 million, 30.8 million and 23.1 million
    USA shares, respectively, upon the exercise of the put or call option after 20 years. Based on the current pro forma loss for the year ended
    December 31, 2001, the result of reacquiring our stock would create a larger loss per share. In the future, the reacquisition of our stock could be anti-dilutive upon exercise of the put or call, depending upon operating results in the period of reacquisition. If the Company has net income at that time, the reacquisition would be anti-dilutive.

    USA will also receive $1,618,710 of cash from VUE. The pro forma financial statements do not reflect the application of cash proceeds received by USA from VUE to reduce outstanding debt and associated interest expense.

9. The preliminary value of $810,873 for the USA warrants issued to Vivendi is estimated using a Black-Scholes pricing model with the following assumptions: a risk-free interest rate of 5.0%, a dividend yield of zero, a volatility factor of 0.30, and a ten-year expected life of the warrant. The warrants have a ten-year term following the closing of the transaction, and the following exercise prices - 24.2 million at $27.50 per share;
    24.2 million at $32.50 per share; and 12.1 million at $37.50 per share. Pursuant to the Transaction Agreement, the warrants are being issued to Vivendi in exchange for certain commercial arrangements and other valuable consideration. At this time, no such commercial arrangements are in place. As a result, USA has allocated the estimated fair value of the equity warrants to reduce the gain on the sale of the entertainment assets and increased additional paid in capital on the pro forma balance sheet. At such time as any commercial arrangements are entered into, USA will assign appropriate value to such arrangements.

10. USA's contribution of businesses to VUE and the receipt of consideration by USA results in an estimated after tax gain to USA of $2.5 billion. The gain is determined as follows:

Estimated fair value:
Class A preferred interest in VUE...........................  $   514,000
Class B preferred interest in VUE...........................    1,428,530
Common interest in VUE......................................    1,000,000
Cash........................................................    1,618,710
Estimated fair value of Home Shopping resulting from
  cancellation of LLC shares................................    1,315,534
                                                              -----------
Total book value of consideration...........................    5,876,774
Entertainment net assets sold...............................   (4,381,189)
Vivendi's minority interest and minority interest
  acquired..................................................    3,989,497
                                                              -----------
Estimated transaction costs.................................      (20,000)
Pre tax gain................................................    5,465,082
Estimated tax at 38.7%......................................   (2,115,116)
                                                              -----------
Taxable gain before allocation to warrant value.............    3,349,966
Estimated warrant value.....................................     (810,873)
                                                              -----------
Estimated book gain.........................................  $ 2,539,093
                                                              ===========

    The calculation of the gain is preliminary and will depend on the book value and tax basis of the assets contributed at the close of the transaction. The gain will be finalized and is expected to be recorded in the second quarter of 2002. The gain from the Vivendi transaction, including an estimated $20,000 of transactional costs, has been excluded from the pro forma combined condensed statement of operations. The preliminary estimate of deferred taxes of $2,115,116 presented in the pro forma combined condensed balance sheet is computed applying an effective tax rate of 38.7% to the estimated gain on the transaction and consideration of permanent tax differences of $810,873 related to the estimated fair value of the USA warrants as described in Note 9. At such time as any commercial arrangements are entered into, USA will assign appropriate value to such arrangements, which will reduce the permanent tax difference. The adjustment of $1,315,534 is based on USA's acquisition of Vivendi's interest in HSN and other LLC entities through the cancellation of Vivendi's LLC shares, resulting in additional goodwill of $1,315,534. The adjustment of $3,989,497 to reduce minority interest represents USA's acquisition of HSN and other LLC entities and the contribution of USA Entertainment to VUE. The adjustment of $5,491,752 to increase stockholders' equity represents the estimated gain of $2,539,093 plus the net book value of the USA assets contributed of $4,381,189, offset by the reclassification of equity to common stock exchangeable for preferred interest of $1,428,530.

11. Reflects decreased tax expense of $1,612 and increased minority interest of $3,148 as a result of the merger of TMCS and Ticketmaster Corporation ("TM"), both of which are subsidiaries of USA. The merger has been accounted for as entities under common control in a manner similar to a pooling of interests. Tax expense decreased as a result of taxable losses from TMCS being used to offset taxable income of TM. Minority interest increased principally due to the impact of a lower minority interest benefit related to the losses of TMCS, as USA's economic ownership in TMCS increased from 50% to 68% as a result of the merger.

12. Reflects the cash dividends ($63 million in 2001) payable quarterly with respect to USAi's Class B preferred interest in VUE and the payable-in-kind dividends ($37.8 million in 2001) due in cash at maturity (20 years) with respect to USAi's Class A preferred interest in VUE, along with the related tax expense for the dividends on the Class A preferred interest and Class B preferred interest ($39.6 million).

13. In connection with the transaction, Liberty will exchange approximately
    7 million USANi LLC shares for USA common stock. USA has accounted for this as an acquisition and therefore a reduction of minority interest. The price used to value the common stock in the exchange was $25.23, which is the average closing price on the two days before, the day of and the two days after December 17, 2001, the date the transaction was announced. The acquisition cost of $178,650 over the net assets acquired of $70,797 (acquisition of minority interest) has been allocated to goodwill ($107,853).

14. Reflects a reduction in tax expense with respect to a decrease in income from the contribution of the USA Entertainment Group to VUE.

         UNAUDITED FINANCIAL STATEMENTS OF THE USA ENTERTAINMENT GROUP
                               USA ENTERTAINMENT
                  UNAUDITED COMBINED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              2001         2000         1999
                                                           ----------   ----------   ----------
                                                                      (IN THOUSANDS)
NET REVENUES.............................................  $1,824,254   $1,630,202   $1,365,613

Operating costs and expenses:
  Cost of sales..........................................     150,443       71,413       44,405
  Program costs..........................................     726,549      684,992      630,956
  Selling and marketing..................................     185,010      179,835      127,126
  General and administrative.............................     123,937      126,315      105,091
  Other operating costs..................................      39,134       38,804       23,162
  Depreciation and amortization..........................     140,626      127,900      117,888
                                                           ----------   ----------   ----------
    Total operating costs and expenses...................   1,365,699    1,229,259    1,048,628
                                                           ----------   ----------   ----------
  Operating profit.......................................     458,555      400,943      316,985
Other income (expense):
  Interest expense, net..................................     (42,225)     (35,891)     (26,195)
  Other, net.............................................       3,166          254       99,761
                                                           ----------   ----------   ----------
                                                              (39,059)     (35,637)      73,566
                                                           ----------   ----------   ----------
Earnings before income taxes.............................     419,496      365,306      390,551
Income tax expense.......................................     (13,649)     (14,343)      (5,501)
                                                           ----------   ----------   ----------
Net earnings before cumulative effect of accounting
  change.................................................     405,847      350,963      385,050
Cumulative effect of accounting change...................     (10,848)          --           --
                                                           ----------   ----------   ----------
NET EARNINGS.............................................     394,999   $  350,963   $  385,050
                                                           ==========   ==========   ==========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                               USA ENTERTAINMENT
                       UNAUDITED COMBINED BALANCE SHEETS

                                                                 2001         2000
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
                           ASSETS
CURRENT ASSETS
Accounts and notes receivable, net of allowance of $41,204
  and $49,398, respectively.................................  $  395,798   $  379,207
Program inventory and film costs, net.......................     210,952      423,973
Other current assets, net...................................       2,053        4,720
                                                              ----------   ----------
  Total current assets......................................     608,803      807,900

PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment............................      19,330       19,017
Buildings and leasehold improvements........................      20,671       14,820
Furniture and other equipment...............................      34,975       27,795
                                                              ----------   ----------
                                                                  74,976       61,632
  Less accumulated depreciation and amortization............     (39,848)     (26,588)
                                                              ----------   ----------
                                                                  35,128       35,044
OTHER ASSETS
Intangible assets, net......................................   3,941,801    4,092,014
Notes and accounts receivable...............................      49,277       10,996
Program inventories, net....................................     535,555      238,510
Deferred charges and other, net.............................      92,429       96,700
                                                              ----------   ----------
                                                              $5,262,993   $5,281,164
                                                              ==========   ==========
           LIABILITIES AND NET ASSETS TO BE SOLD
CURRENT LIABILITIES
Current maturities of long-term obligations.................  $      497   $      709
Accounts payable, trade.....................................      34,992       57,877
Obligations for program rights and film costs...............     272,601      283,812
Deferred revenue............................................      56,371       29,126
Other accrued liabilities...................................     206,729      142,851
                                                              ----------   ----------
  Total current liabilities.................................     571,190      514,375

LONG-TERM OBLIGATIONS (NET OF CURRENT MATURITIES)...........         295          735
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of
  current...................................................     285,378      295,210
DEFERRED REVENUE............................................
OTHER LONG-TERM LIABILITIES.................................      24,941       73,864
                                                              ----------   ----------
TOTAL LIABILITIES...........................................     881,804      884,184
                                                              ----------   ----------
NET ASSETS TO BE SOLD.......................................   4,381,189    4,396,980
                                                              ----------   ----------
                                                              $5,262,993   $5,281,164
                                                              ==========   ==========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

                               USA ENTERTAINMENT
                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings..............................................  $ 394,999   $ 350,963   $ 385,050
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:
  Depreciation and amortization.............................    133,213     127,900     117,888
  Amortization of program rights and film costs.............    719,010     649,743     584,620
  Cumulative effect of accounting change....................     10,848          --          --
  Gain on sale of securities................................         --          --     (89,721)
CHANGES IN CURRENT ASSETS AND LIABILITIES:
  Accounts receivable.......................................    (45,802)      6,896     (22,520)
  Accounts payable..........................................    (22,208)    (15,400)     (7,335)
  Accrued liabilities and deferred revenue..................     25,357      20,898      (6,341)
  Payment for program rights and film costs.................   (834,337)   (846,924)   (623,298)
  Other, net................................................     12,302     (11,183)     11,532
                                                              ---------   ---------   ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES.................    393,382     282,893     349,875

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired..........................     (1,858)   (101,667)    (22,183)
Capital expenditures........................................    (12,975)    (16,461)     (7,219)
Increase in long-term investments and notes receivable......     (1,160)     (1,079)         --
Proceeds from sale of securities............................         --       2,050     107,231
Other, net..................................................     33,401         733       2,581
                                                              ---------   ---------   ---------
  NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES.......     17,408    (116,424)     80,410
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances to USAi and subsidiaries...........................   (410,790)   (166,469)   (429,455)
                                                              ---------   ---------   ---------
  NET CASH USED IN FINANCING ACTIVITIES.....................   (410,790)   (166,469)   (429,455)
                                                              ---------   ---------   ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................         --          --        (830)
Cash and cash equivalents at beginning of period............         --          --         830
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $      --   $      --   $      --
                                                              =========   =========   =========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

       USA ENTERTAINMENT NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    On February 12, 1998, USA Networks, Inc. ("USA") acquired USA Cable, a New York general partnership, consisting of cable television networks, USA Network and Sci Fi Channel ("USA Cable"), as well as the domestic television production and distribution businesses of Universal Studios ("Studios USA") from Universal Studios, Inc. ("Universal"), an entity now controlled by Vivendi Universal, S.A., a French corporation ("Vivendi") (the "Universal Transaction"). On
May 28, 1999, USAi acquired October Films, Inc., in which Vivendi owned a majority interest, and the domestic film distribution and development business of Universal ("USA Films") previously operated by Polygram Filmed
Entertainment, Inc. (the "October Films/PFE Transactions"). For the purposes of these combined financial statements, USA Entertainment ("USA Entertainment") includes USA Cable, Studios USA, and USA Films. USA Cable and Studios USA are directly owned by USANi LLC ("LLC"), a Delaware limited liability company, which was formed on February 12, 1998 and is a subsidiary of Home Shopping
Network, Inc. ("Home Shopping"), which is a subsidiary of USA. USA Films is directly owned by USA.

    On December 16, 2001, USA entered into an agreement with Vivendi pursuant to which USA would contribute USA Entertainment to a joint venture newly formed with Vivendi.

    The accompanying combined financial statements and related notes reflect the carved-out historical results of the combined operations and financial position of USA Entertainment, as described above. These financial statements are not necessarily indicative of results that would have occurred if USA Entertainment had been a separate, stand-alone entity during the periods presented or of the future results of USA Entertainment.

    Significant transactions between USA Cable, Studios USA, and USA Films and associated accounts have been eliminated.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUES

    Television production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television production advertising revenues (i.e., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancelable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the commencement date of the license agreement, provided the program is available for exhibition.

    USA Cable advertising revenue is recognized in the period in which the advertising commercials are aired on cable networks. Certain contracts with advertisers contain minimum commitments with respect to advertising viewership. In the event that such minimum commitments are not met, the contracts require additional subsequent airings of the advertisement. As a result, provisions are recorded against advertising revenues for audience under deliveries ("makegoods") until such subsequent airings are conducted. Affiliate fees are recognized in the period during which the programming is provided.

    Revenue from theatrical film distributions is recognized as the films are exhibited. Revenue from home video distribution is recognized, less a provision for returns, when the home videos are sold. Revenue from the distribution of theatrical products to cable, broadcast, and syndicated television markets is recognized when the films are available to telecast.

    Revenues from all other sources are recognized either upon delivery or when the service is provided.

PROGRAM RIGHTS

    License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

FILM COSTS

    Film costs consist of direct production costs and production overhead, less accumulated amortization. Prior to the adoption of SOP 00-2 on January 1, 2001, development roster (and related costs) and abandoned story and development costs were charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

    Generally, the estimated ultimate costs of completed productions are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

    Film costs, net of amortization, classified as current assets include the portion of unamortized costs of program productions allocated to network, first run syndication and initial international distribution markets. The allocated portion of released film costs expected to be recovered from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to productions, such as in-process productions and the film library, are classified as noncurrent assets.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

    Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

                       ASSET CATEGORY                         DEPRECIATION/AMORTIZATION PERIOD
                       --------------                         --------------------------------
Computer and broadcast equipment............................            3 to 13 Years
Buildings...................................................           30 to 40 Years
Leasehold improvements......................................            4 to 20 Years
Furniture and other equipment...............................            3 to 10 Years

    Depreciation and amortization expense on property, plant and equipment was $12.7 million, $10.2 million, and $9.3 million for the years ended December 31, 2001, 2000, and 1999, respectively.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

    USA Entertainment's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property, plant and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

ADVERTISING

    Advertising costs are expensed in the period incurred. Advertising expense for the years ended December 31, 2001, 2000, and 1999 were $109.0 million, $112.7 million and $85.3 million, respectively.

STOCK-BASED COMPENSATION

    USA Entertainment accounts for stock-based compensation in accordance with APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period.

ACCOUNTING ESTIMATES

    Management of USA Entertainment is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates.

    Significant estimates underlying the accompanying combined financial statements include the, program rights and film cost amortization, sales return and other revenue allowances, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, estimates of film revenue ultimates and various other operating allowances and accruals.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 2000, the Accounting Standards Executive Committee ("AcSEC") issued SOP 00-2, ACCOUNTING BY PRODUCERS OR DISTRIBUTORS OF FILMS ("SOP 00-2"), which replaces FASB Statement No. 53, FINANCIAL ACCOUNTING BY PRODUCERS AND DISTRIBUTORS OF MOTION PICTURE FILMS. The AcSEC concluded that film costs would be accounted for under an inventory model. In addition, SOP 00-2 addresses such topics as revenue recognition (fixed fees and minimum guarantees in variable fee arrangements), fee allocation in multiple films, accounting for exploitation costs, and impairment assessment. SOP 00-2 was adopted as of January 1, 2001, and USA Entertainment recorded a one-time, non-cash benefit of $10.8 million. The benefit is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

    In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. USA Entertainment will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002, and adoption of the statements is expected to significantly reduce amortization expense.

NOTE 3--INTANGIBLE ASSETS

    Intangible assets represent goodwill which is amortized using the straight-line method over periods ranging from 3 to 40 years.

    Goodwill primarily relates to various transactions, and represents the excess of purchase price over the fair value of assets acquired and is net of accumulated amortization of $3,941.8 million and $4,092.0 million at December 31, 2001 and 2000, respectively.

NOTE 4--INCOME TAXES

    The businesses that comprise USA Entertainment are principally part of a combined group that is treated as a partnership for income tax purposes. As such, USA Entertainment is not subject to federal and state income taxation. However, USA Entertainment is subject to certain state and local taxes, including New York unincorporated business tax.

NOTE 5--COMMITMENTS AND CONTINGENCIES

    USA Entertainment leases satellite transponders, computers, warehouse and office space, as well as production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

    Future minimum payments under non-cancellable agreements are as follows:

YEARS ENDING DECEMBER 31,                                     (IN THOUSANDS)
-------------------------                                     --------------
2002........................................................     $14,097
2003........................................................      13,125
2004........................................................      10,622
2005........................................................       6,437
2006........................................................       3,786
Thereafter..................................................      15,454
                                                                 -------
                                                                 $63,521
                                                                 =======

    Expenses charged to operations under these agreements were $11.8 million, $15.0 million and $14.6 million for the years ended December 31, 2001, 2000 and 1999, respectively.

NOTE 6--INVENTORIES

                                                                     DECEMBER 31,
                                                     ---------------------------------------------
                                                             2001                    2000
                                                     ---------------------   ---------------------
                                                     CURRENT    NONCURRENT   CURRENT    NONCURRENT
                                                     --------   ----------   --------   ----------
                                                                    (IN THOUSANDS)
Film costs:
Released, net of amortization......................  $     --    $229,129    $182,757    $ 44,565
In process and unreleased..........................        --      57,483      64,674      14,986
Programming costs, net of amortization.............   209,798     248,943     172,493     178,959
Sales merchandise, net.............................     1,154          --       4,049          --
                                                     --------    --------    --------    --------
Total..............................................  $210,952    $535,555    $423,973    $238,510
                                                     ========    ========    ========    ========

    USA Entertainment estimates that approximately 90% of unamortized film costs at December 31, 2001 will be amortized within the next three years.

NOTE 7--LITIGATION

    In the ordinary course of business, USA Entertainment is engaged in various lawsuits. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of USA Entertainment.

NOTE 8--BENEFIT PLANS

    USA Entertainment offers various plans pursuant to Section 401(k) of the Internal Revenue Code covering substantially all full-time employees who are not party to collective bargaining agreements. USA Entertainment's share of the matching employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof. USA Entertainment funds all costs of the employee benefit plans on an annual basis.

NOTE 9--STOCK OPTION PLANS

    USA has outstanding options to employees of USA Entertainment under several plans (the "Plans") which provide for the grant of options to purchase USA's common stock at not less than fair market value on the date of the grant. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant.

    Pro forma information regarding net income and earnings per share is required by SFAS 123. The information is determined as if USA Entertainment had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2001, 2000 and 1999: risk-free interest rates of 5.0%; a dividend yield of zero; a volatility factor of .72, .62, and .44, respectively, based on the expected market price of USA Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

    The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because USA Entertainment employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. USA Entertainment's pro forma information follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                2001       2000           1999
                                                              --------   --------       --------
                                                                        (IN THOUSANDS)
Pro forma net income........................................  $362,660   $323,351       $370,174

    These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE 10--STATEMENTS OF CASH FLOWS

    Supplemental disclosure of cash flow information:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
CASH PAID DURING THE PERIOD FOR:
Income tax payments.........................................  $12,499     $5,680     $3,935

NOTE 11--RELATED PARTY TRANSACTIONS

    As of December 31, 2001, USA Entertainment was involved in several agreements with related parties as follows:

    Universal provides certain support services to USA Entertainment under a Transition Services agreement entered into in connection with the Universal Transaction. For these services, which include use of pre-production, production and post-production facilities, information technology services, physical distribution, contract administration, legal services and office space, Universal charged USA Entertainment $9.1 million, $8.2 million and
$12.5 million for the years ended December 31, 2001, 2000 and 1999, respectively, of which $5.7 million, $4.7 million and $8.0 million was capitalized to production costs, respectively.

    Universal and USA Entertainment entered into an International Television Distribution Agreement under which USA Entertainment pays to Universal a distribution fee of 10% on all programming owned or controlled by USA Entertainment distributed outside of the United States. For the years ended December 31, 2001, 2000 and 1999, the fee totaled $13.6 million, $14.0 million and $9.0 million, respectively.

    In addition, USA Entertainment and Universal entered into a Domestic Television Distribution Agreement under which USA Entertainment distributes in the United States certain of Universal's television programming. For the years ended December 31, 2001, 2000 and 1999, Universal paid the company
$4.1 million, $1.5 million and $1.5 million, respectively.

    Pursuant to the October Films/PFE Transaction, the company entered into a series of agreements on behalf of USA Films with entities owned by Universal, to provide distribution services, video fulfillment and other interim and transitional services. These agreements are described below.

    Under a distribution agreement covering approximately fifty films owned by Universal, USA Films earns a distribution fee and remits the balance of revenues to a Universal entity. For the years ending December 31, 2001, 2000 and 1999, USA Films earned distribution fees of approximately $5.7 million, $10.7 million and $4.5 million, respectively, from the distribution of these films. USA Films is responsible for collecting the full amount of the sale and remitting the net amount after its fee to Universal, except for amounts applied against the advance of fees initially given to Universal.

    In addition, USA Films acquired home video distribution rights to a number of "specialty video" properties. Universal holds a profit participation in certain of these titles. No amounts were earned by Universal under this agreement to date.

    USA Films is party to a "Videogram Fulfillment Agreement" with a Universal entity pursuant to which such entity provides certain fulfillment services for the United States and Canadian home video markets. In the years ended
December 31, 2001, 2000 and 1999, USA Films incurred fees to Universal of approximately $5.6 million, $3.5 million and $2.5 million, respectively, for such services.

    USA Films has entered into other agreements with Universal pursuant to which Universal administers certain music publishing rights controlled by USA Films and has licensed to Universal certain foreign territorial distribution rights in specified films from which it received $0.0 million, $5.8 million and $4.8 million in revenue during the years ended December 31, 2001, 2000 and 1999, respectively.

    USA agreed to assume certain liabilities related to the PFE businesses acquired. In addition, USA advanced $200.0 million to Universal pursuant to an eight year, full recourse, interest-bearing note in connection with a distribution agreement pursuant to which USA will distribute, in the United States and Canada, certain Polygram theatrical films which were not acquired in the transaction. The advance is repaid as revenues are received under the distribution agreement and, in any event, will be repaid in full at maturity. Through December 31, 2001, approximately $180,101.1 million had been offset against the advance and $19,365.8 million of interest had accrued.

NOTE 12--TRANSACTIONS WITH USA AND SUBSIDIARIES

    Advances to and from USA and subsidiaries to fund operations are presented within net assets to be sold. Pursuant to an investment agreement, all excess cash held at USA Entertainment is transferred to USA no less frequently than monthly and USA Entertainment may transfer funds to USA to satisfy obligations of USA and its subsidiaries. Transfers of cash are evidenced by a demand note and accrue interest at USA Entertainment's borrowing rate under the credit facility. Certain transfers of funds between USA Entertainment and USA are not evidenced by a demand note and do not accrue interest, primarily relating to the establishment of the operations of USA Entertainment and to equity contributions. USA Entertainment has no external sources of financing, such as available lines of credit, as would be necessary to operate as a stand-alone company.

    As members of a consolidated group, USA and certain of its subsidiaries routinely provide a variety of services for the benefit of USA Entertainment. The amount of the insurance and health benefit expense allocated to USA Entertainment is based upon USA's actual per capita cost rate and USA Entertainment's employee headcount. The amount of facilities cost allocated to USA Entertainment is based on actual cost expenses incurred by USA related to properties occupied by USA Entertainment Businesses. Management believes that the allocation methods applied for the transactions summarized above are reasonable in the circumstances and that such allocated expenses approximate the amounts USA Entertainment would incur as a stand-alone company. The principal expenses allocated from USA to USA Entertainment are summarized below:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
Insurance...................................................  $  892,114   $  766,355
Facilities..................................................     691,387    1,115,075
Health benefits.............................................   5,170,514    4,362,040
                                                              ----------   ----------
                                                              $6,754,015   $6,243,470
                                                              ==========   ==========

    A summary of the changes in net assets to be sold is as follows:

                                                   NET ASSETS      USA       ADVANCES (TO)/   RETAINED EARNINGS
                                                   TO BE SOLD   INVESTMENT      FROM USA          (DEFICIT)
                                                   ----------   ----------   --------------   -----------------
Balance at December 31, 1998.....................  $4,256,891   $4,121,784    $   (27,336)       $  162,443
  Net earnings for the year ended December 31,
  1999...........................................     385,050           --             --           385,050
  Net advances to USA and subsidiaries...........    (429,455)      33,100       (462,555)               --
                                                   ----------   ----------    -----------        ----------
Balance at December 31, 1999.....................   4,212,486    4,154,884       (489,891)          547,493
  Net earnings for the year ended December 31,
  2000...........................................     350,963           --             --           350,963
  Net advances to USA and subsidiaries...........    (166,469)          --       (166,469)               --
                                                   ----------   ----------    -----------        ----------
Balance at December 31, 2000.....................   4,396,980    4,154,884       (656,360)          898,456
  Net earnings for the year ended December 31,
  2001...........................................     394,999           --             --           394,999
  Net advances to USA and subsidiaries...........    (410,790)          --       (410,790)               --
                                                   ----------   ----------    -----------        ----------
Balance at December 31, 2001.....................  $4,381,189   $4,154,884    $(1,067,150)       $1,293,455
                                                   ==========   ==========    ===========        ==========

NOTE 13--INDUSTRY SEGMENTS

   USA Entertainment operates in one operating segment, producing and distributing television and filmed programming for entertainment. USA Entertainment operates principally within the United States.

NOTE 14--FINANCIAL INSTRUMENTS

    The estimated fair value amounts have been determined by USA Entertainment using available market information and appropriate valuation methodologies when available. The carrying value of all current assets and current liabilities approximates fair value due to their short-term nature.

                                                                     DECEMBER 31,
                                                       -----------------------------------------
                                                              2001                  2000
                                                       -------------------   -------------------
                                                       CARRYING     FAIR     CARRYING     FAIR
                                                        AMOUNT     VALUE      AMOUNT     VALUE
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Long-term investments................................  $  1,160   $  1,160   $    406   $    406
Long-term obligations................................       792        792     (1,444)    (1,444)

NOTE 15--PROGRAM RIGHTS AND FILM COSTS

    As of December 31, 2001, the liability for program rights and film costs, representing future payments to be made under program contract agreements amounted to $558.0 million. Annual payments required are $310.9 million in 2002, $199.0 million in 2003, $72.7 million in 2004, $17.0 million in 2005,
$3.9 million in 2006 and $2.6 million in 2007 and thereafter. Amounts representing interest are $48.1 million.

    Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of December 31, 2001, the unrecorded commitments amounted to $968.0 million. Annual commitments are $153.8 million in 2002, $173.6 million in 2003, $189.1 million in 2004, $155.0 million in 2005, $112.4 million in 2006 and
$184.2 million in 2007 and thereafter.

                             STOCKHOLDER PROPOSALS

    USA currently intends to hold its next annual meeting in May of 2002. Stockholders who intend to have a proposal considered for inclusion in USA's proxy materials for presentation at the 2002 annual meeting of stockholders must have submitted the proposal to USA at its principal executive offices no later than December 9, 2001. Stockholders who intend to present a proposal at the 2002 annual meeting of stockholders without inclusion of such proposal in USA's proxy materials are required to have provided notice of such proposal to USA no later than February 23, 2002. USA reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial documents retrieval services and at the internet world wide web site maintained by the Securities and Exchange Commission at www.sec.gov.
    The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition.

USA SEC FILINGS                                PERIOD
---------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 2000
Quarterly Reports on Form 10-Q                 Quarters ended March 31, 2001; June 30, 2001;
                                               and September 30, 2001
Current Reports on Form 8-K                    Filed on January 10, 2001; February 1, 2001;
                                               March 6, 2001; April 25, 2001; June 6, 2001;
                                               June 7, 2001; June 27, 2001; July 16, 2001;
                                               July 23, 2001; July 25, 2001; September 18,
                                               2001; October 2, 2001; October 24, 2001;
                                               October 30, 2001; October 31, 2001; two
                                               filed on November 9, 2001; December 5, 2001;
                                               December 17, 2001; December 18, 2001;
                                               January 8, 2002; two filed on January 29,
                                               2002; January 30, 2002; February 12, 2002;
                                               February 26, 2002; March 1, 2002; March 4,
                                               2002; and March 15, 2002
Proxy Statement                                Filed on April 9, 2001
Amendment No. 2 to Registration Statement on   Filed on January 8, 2002
Form S-4 (file no. 333-68120)

EXPEDIA SEC FILINGS
---------------------------------------------
Annual Report on Form 10-K and Form 10K/A      Year ended June 30, 2001
Quarterly Reports on Form 10-Q                 Quarters ended March 31, 2001; and
                                               September 30, 2001
Current Reports on Form 8-K                    Filed on February 28, 2002

    We are also incorporating by reference into this proxy statement additional documents that may be filed with the Securities and Exchange Commission from the date of this proxy statement to the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the Securities and Exchange Commission or the Securities and Exchange Commission's internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference such exhibits in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone to us at the following address and phone number:

                               USA Networks, Inc.
                              152 West 57th Street
                            New York, New York 10019
                           Telephone: (212) 314-7300
                         Attention: Corporate Secretary

                                       or

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                            (212) 929-5500 (collect)
                           (800) 322-2885 (toll-free)

    Only one copy of this proxy statement is being delivered to multiple USA stockholders sharing an address unless USA has received contrary instructions from one or more of the stockholders. Upon written or oral request, USA will promptly deliver a separate copy of this proxy statement to a USA stockholder at a shared address to which a single copy of this proxy statement has been delivered. USA stockholders at a shared address who would like to receive a separate copy of this proxy statement, or a separate copy of future proxy statements or annual reports, should contact USA or MacKenzie Partners, Inc. at the telephone numbers or mailing addresses provided above. In the event that you are receiving multiple copies of annual reports or proxy statements at an address to which you would like to receive a single copy, multiple USA stockholders sharing an address may also contact USA or MacKenzie Partners, Inc. at the above listed telephone numbers or mailing addresses to receive a single copy of annual reports and proxy statements in the future.

    If you would like to request documents from us, please do so by April 16, 2002 to receive them before the special meeting. The information contained on our website does not constitute a part of this document.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MATTERS BEING CONSIDERED AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 25, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                             TRANSACTION AGREEMENT

                                     AMONG

                            VIVENDI UNIVERSAL, S.A.,

                            UNIVERSAL STUDIOS, INC.,

                              USA NETWORKS, INC.,

                                   USANi LLC

                                      AND

                           LIBERTY MEDIA CORPORATION

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                         DATED AS OF DECEMBER 16, 2001

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------

                              ARTICLE I
                        Definitions and Usage

                              ARTICLE II
                       Transactions and Closing

SECTION 2.01. Exchange Rights...............................       A-5
SECTION 2.02. USANi Shares..................................       A-6
SECTION 2.03. Transfer and Acquisition......................       A-6
SECTION 2.04. Other Transactions............................       A-7
SECTION 2.05. Assignment of Contracts and Rights............       A-7
SECTION 2.06. Closing Date..................................       A-7
SECTION 2.07. Assignment of Rights by Diller................       A-7

                             ARTICLE III
           Representations and Warranties of Parent Parties

SECTION 3.01. Organization, Standing and Power..............       A-8
SECTION 3.02. Authority; Execution and Delivery;
  Enforceability............................................       A-8
SECTION 3.03. No Conflicts; Consents........................       A-9
SECTION 3.04. Capitalization of USAi; Warrants..............       A-9
SECTION 3.05. The Contributed Subsidiaries..................      A-10
SECTION 3.06. Financial Statements; No Undisclosed
  Liabilities...............................................      A-11
SECTION 3.07. Contracts.....................................      A-12
SECTION 3.08. Contributed Assets............................      A-12
SECTION 3.09. Real Property.................................      A-12
SECTION 3.10. Intangible Property...........................      A-13
SECTION 3.11. Licenses......................................      A-13
SECTION 3.12. Absence of Changes or Events..................      A-13
SECTION 3.13. Compliance with Applicable Laws...............      A-13
SECTION 3.14. Litigation....................................      A-13
SECTION 3.15. Universal Contributed Interests...............      A-14
SECTION 3.16. Brokers or Finders............................      A-14
SECTION 3.17. Investment Intent.............................      A-14
SECTION 3.18. Tax Matters...................................      A-14
SECTION 3.19. Employee Matters..............................      A-15

                         ARTICLE IV
                  Agreements and Covenants

SECTION 4.01. Covenants Relating to Conduct of Business.....      A-16
SECTION 4.02. Access to Information.........................      A-17
SECTION 4.03. Confidentiality...............................      A-18
SECTION 4.04. Reasonable Best Efforts.......................      A-18
SECTION 4.05. Expenses; Transfer Taxes......................      A-18
SECTION 4.06. Distribution Agreements.......................      A-19
SECTION 4.07. Publicity.....................................      A-19
SECTION 4.08. Further Assurances............................      A-19
SECTION 4.09. Board Recommendation..........................      A-20

                                                                PAGE
                                                              --------
SECTION 4.10. Preparation of Proxy Statement; Stockholders
  Meeting...................................................      A-20
SECTION 4.11. Commercial Arrangements.......................      A-21
SECTION 4.12. Tax Matters...................................      A-21
SECTION 4.13. Agreement Not To Compete......................      A-22
SECTION 4.14. USAi Partnership Interests....................      A-22
SECTION 4.15. Officers of the Partnership...................      A-23
SECTION 4.16. Partnership Agreement Obligations.............      A-23
SECTION 4.17. Committed LLC Shares; Committed Common
  Equity....................................................      A-23
SECTION 4.18. Partnership...................................      A-23
SECTION 4.19. Substitute Letters of Credit; Guarantees......      A-23
SECTION 4.20. USANi Tax Distribution........................      A-23
SECTION 4.21. Lease Arrangement.............................      A-24
SECTION 4.22. USA Name......................................      A-24
SECTION 4.23. Options and Restricted Stock..................      A-24

                              ARTICLE V
                         Conditions Precedent

SECTION 5.01. Conditions to Each Party's Obligation.........      A-24
SECTION 5.02. Additional Conditions to Obligation of each
  Parent Party..............................................      A-25
SECTION 5.03. Frustration of Closing Conditions.............      A-25

                              ARTICLE VI
                             Termination

SECTION 6.01. Termination...................................      A-25
SECTION 6.02. Effect of Termination.........................      A-26

                             ARTICLE VII
                           Indemnification

SECTION 7.01. Indemnification by Each Parent Party..........      A-26
SECTION 7.02. Tax Indemnification by Each Parent Party......      A-27
SECTION 7.03. Refunds.......................................      A-28
SECTION 7.04. Calculation of Losses.........................      A-29
SECTION 7.05. Termination of Indemnification................      A-29
SECTION 7.06. Procedures; Exclusivity.......................      A-29
SECTION 7.07. Survival......................................      A-30

                             ARTICLE VIII
                            Miscellaneous

SECTION 8.01. Approval of Transactions......................      A-30
SECTION 8.02. Notices.......................................      A-31
SECTION 8.03. No Third Party Beneficiaries..................      A-31
SECTION 8.04. Waiver........................................      A-31
SECTION 8.05. Assignment....................................      A-31
SECTION 8.06. Integration...................................      A-31
SECTION 8.07. Headings......................................      A-31
SECTION 8.08. Counterparts..................................      A-32
SECTION 8.09. Severability..................................      A-32
SECTION 8.10. Governing Law.................................      A-32

                                                                PAGE
                                                              --------
SECTION 8.11. Jurisdiction..................................      A-32
SECTION 8.12. Specific Performance..........................      A-32
SECTION 8.13. Amendments....................................      A-32
SECTION 8.14. Interpretation................................      A-32

ANNEX A
EXHIBITS
SCHEDULES

           TRANSACTION AGREEMENT (this "AGREEMENT") dated as of December 16, 2001, by and among VIVENDI UNIVERSAL, S.A., a societe anonyme organized under the laws of France ("VIVENDI"), UNIVERSAL STUDIOS, INC., a Delaware corporation ("UNIVERSAL"), USA NETWORKS, INC., a Delaware corporation ("USAi"), USANI LLC, a Delaware limited liability company ("USANi"), LIBERTY MEDIA CORPORATION, a Delaware corporation ("LIBERTY"), and, for purposes of Sections 2.03(a)(iv), 2.03(a)(v), 2.03(a)(vii), 2.07, 4.10(d) and 8.01
       only, BARRY DILLER ("DILLER").

                             PRELIMINARY STATEMENT

    WHEREAS USANi desires to distribute to Universal and its Affiliates (such term and such other terms used and not defined in this Preliminary Statement, as defined in Annex A) the USANi Distributed Interests in return for the cancellation of all the USANi Shares owned by Universal and its Affiliates;

    WHEREAS Affiliates of Universal and USAi desire to form the Partnership with Universal Contributing (or causing to be Contributed) the Universal Contributed Interests and the USANi Distributed Interests, USANi Contributing (or causing to be Contributed) the USANi Contributed Interests and USAi Contributing (or causing to be Contributed) all of the membership interests in USA Films, and with the Partnership operating and conducting its business on the terms set forth in the Partnership Agreement;

    WHEREAS Universal, USAi and USANi desire that the Partnership grant to Diller a participating interest in the Partnership as compensation for agreeing to serve as the Chairman and CEO of the Partnership and in consideration for Diller agreeing to be bound by certain non-competition provisions;

    WHEREAS USAi desires to issue to Universal the Warrants in exchange for Universal agreeing to enter into the commercial arrangements described in
Section 4.11 and for other valuable consideration, including Universal agreeing to the put/call arrangements set forth in Section 8.07 of the Partnership Agreement and agreeing to serve as general partner of the Partnership; and

    WHEREAS, in connection with the foregoing, the parties hereto, as applicable, desire to terminate the Exchange Agreement, effective as of the Closing Date, but after the exchanges contemplated by Section 2.01 of the Universal/Liberty Merger Agreement and to amend and restate, effective as of the Closing, the Stockholders Agreement and the Governance Agreement.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND USAGE

    Unless the context shall otherwise require, terms used and not defined herein shall have the meanings assigned thereto in Annex A. Inclusion of, or reference to, any matter in any Schedule to this Agreement does not constitute an admission of the materiality of any such matter.

                                   ARTICLE II

                            TRANSACTIONS AND CLOSING

    Upon the terms and subject to the conditions set forth herein, the parties shall consummate each of the following transactions.

    SECTION 2.01. EXCHANGE RIGHTS. (a) Prior to effecting the transactions contemplated by Section 2.02 of this Agreement, but immediately after the exchanges contemplated by Section 2.01 of the

Universal/Liberty Merger Agreement, (i) the Exchange Agreement, except the representations and warranties contained therein, and (ii) Section 6.01 of the Investment Agreement, shall be terminated, whereby the USANi Shares will no longer be exchangeable for USAi Common Equity. Each party hereto that is also a party to the Exchange Agreement and/or the Investment Agreement shall execute and deliver, or shall cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all actions necessary to effect the terminations required pursuant to this Section 2.01 at the time specified herein.

    (b) During the period from the date of this Agreement to the time of the termination of the exchange right referred to above, USAi shall not take any action to require either Universal or Liberty to exchange their USANi Shares for shares of USAi Common Stock pursuant to the Exchange Agreement and during the period from the date of this Agreement to and including the Closing Date, USAi shall not take any action to require Liberty to exchange the shares of Home Shopping Network, Inc. for USAi Common Stock pursuant to the Liberty Exchange Agreement.

    SECTION 2.02. USANi SHARES. On the Closing Date, immediately prior to effecting the transactions contemplated by Section 2.03, (a) the USAi Share Exchanges and the Mergers (each as defined in the Universal/Liberty Merger Agreement) shall be consummated, then (b) USANi shall distribute to Universal and/or its Affiliates (I) the USANi Universal Distributed Interests in return for the cancellation of 282,161,530 USANi Shares owned by Universal and its Affiliates and (II) the USANi Liberty Distributed Interests in return for the cancellation of 38,694,982 USANi Shares owned by Universal and its Affiliates that were directly or indirectly acquired in connection with clause (a) above, all of which USANi Shares shall be delivered by Universal and/or its Affiliates free and clear of any Liens (the "COMMITTED LLC SHARES") and (c) Universal shall deliver to USANi cancelled share certificates representing the cancellation of all such Committed LLC Shares.

    SECTION 2.03. TRANSFER AND ACQUISITION. (a) On the Closing Date, immediately after effecting the transactions contemplated by Section 2.02,

        (i) Universal shall Contribute (or cause to be Contributed) to the Partnership all the right, title and interest of Universal and its Affiliates in, to and under the Universal Contributed Interests and the USANi Distributed Interests;

        (ii) USANi shall Contribute (or cause to be Contributed) to the Partnership, directly or indirectly, all the right, title and interest of USANi and its Affiliates in, to and under the USANi Contributed Interests;

        (iii) USAi shall Contribute (or cause to be Contributed) to the Partnership all the right, title and interest of USAi and its Affiliates in, to and under the membership interests in USA Films;

        (iv) Diller shall assume the roles of Chairman and CEO of the Partnership;

        (v) each Parent Party and Diller shall execute and deliver (or cause its Affiliates to execute and deliver) (A) the Partnership Agreement and (B) such appropriate bills of sale, assignment and assumption and other instruments of transfer providing for the contributions set forth in this
    Section 2.03, and the parties to the Partnership Agreement shall form the Partnership;

        (vi) Universal shall cause the Partnership to assume the Contributed Liabilities; and

        (vii) each of Universal, USAi, USANi Sub and Diller (or Affiliates thereof) shall receive interests in the Partnership as set forth in the Partnership Agreement.

    (b) Prior to Closing, the Parent Parties shall agree upon a schedule that sets forth the agreed allocation of values of the interests being Contributed pursuant to Section 2.03(a) for tax purposes.

    SECTION 2.04.  OTHER TRANSACTIONS.  On the Closing Date,

        (i) (A) USAi and The Bank of New York shall execute and deliver the Warrant Agreement and (B) USAi shall issue and deliver Warrants to Universal in the amounts and with the exercise prices as set forth in Schedule 2.04; PROVIDED, that if any event shall have occurred after the close of business on November 30, 2001 (the "REFERENCE DATE") and on or prior to the Closing Date that would result in an adjustment to the number of shares purchasable upon the exercise of Warrants under Article IV of the Warrant Agreement if such Warrants had been issued on the Reference Date, USAi shall issue and deliver to Universal Warrants to purchase the number of shares set forth on
    Schedule 2.04 as so adjusted, with exercise prices adjusted accordingly;

        (ii) Universal shall cause the Partnership to incur third party debt (on terms reasonably satisfactory to USAi) in an amount sufficient to fund the special distribution contemplated by Section 8.05 of the Partnership Agreement, which will be payable to USANi Sub on the Closing Date out of the proceeds of such debt.

    SECTION 2.05. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, except as set forth on Schedule 2.05, this Agreement shall not constitute an agreement to assign any Contract or License or any claim or right or any benefit arising thereunder or resulting therefrom, or an assumption of liability thereunder, if an attempted assignment thereof, without the approval of a party thereto, would be ineffective or would constitute a breach or other contravention thereof or give rise to any right of termination thereof, as a direct result of such assignment. Each Parent Party shall use its reasonable best efforts (which shall not require any payment of money) to obtain the approval of the other parties to any such Contract or License, or any claim or right or any benefit arising thereunder, for the assignment thereof to, and the assumption by, the Partnership. If as of the Closing Date an attempted assignment and assumption thereof would be ineffective or would give rise to any right of termination thereof, each Parent Party shall cooperate in arranging a mutually agreeable alternative to enable the Partnership to obtain the benefits and assume the obligations under such Contract or License in accordance with this Agreement as of the Closing Date or as soon as practicable thereafter (including through a sub-contracting, sub-licensing, or sub-leasing arrangement, or an arrangement under which such Parent Party or one of its Affiliates would enforce such Contract or License for the benefit of the Partnership, with the Partnership assuming such Parent Party's or its Affiliate's obligations and any and all rights of such Parent Party or its Affiliate against the other party thereto). If the approval of the other party is obtained, such approval shall constitute a confirmation (automatically and without further action of the parties) that such Contract or License is assigned to the Partnership as of the Closing Date, and (automatically and without further action of the parties) that the liabilities with respect to such Contract or License are assumed by the Partnership as of the Closing Date. The agreements set forth on Schedule 2.05 will apply with respect to the USAi Contracts described therein.

    SECTION 2.06. CLOSING DATE. The closing of the transactions set forth in this Article II (the "CLOSING") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second Business Day following the satisfaction (or to the extent permitted, the waiver) of all the conditions to the parties' obligations set forth in
Article V (other than those requiring the delivery of documents or the taking of other action at the Closing), or at such other place, time and date as the parties hereto shall agree (the "CLOSING DATE").

    SECTION 2.07. ASSIGNMENT OF RIGHTS BY DILLER. Diller may assign beneficial interests in the right to receive up to an aggregate of 10% of the Common Interests (as defined in the Partnership Agreement) that Diller is entitled to receive upon the Closing to one or more Persons designated by Diller prior to Closing; PROVIDED that no more than four such Persons may be designated. For any such assignment to be effective, such assignee shall have agreed, pursuant to an instrument in a form reasonably satisfactory to Universal, to be bound by the terms of Section 6.07 of the Partnership Agreement.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES

    Representations and warranties of USAi relating to (i) the portions of its Existing Business contained in USA Cable, Studios USA or their respective subsidiaries speak only as to the period between February 13, 1998, and the date hereof and (ii) the portions of its Existing Business contained in USA Films and its subsidiaries speak only as to the period between May 29, 1999, and the date hereof (it being understood that matters existing prior to (x) February 13, 1998, in the case of clause (i) above, and (y) May 29, 1999, in the case of clause (ii) above, shall not be deemed to be a breach of a representation or warranty that speaks on and after such respective date). Subject to the immediately preceding sentence, each Parent Party (unless otherwise specified), with respect to itself and, as applicable, with respect to its Affiliates, represents and warrants to the other Parent Party as follows:

    SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of such Parent Party and its Transaction Affiliate(s) (i) is duly organized or formed, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate or limited liability company power and authority to perform and comply with all the terms and conditions of each Transaction Document to which it is, or is specified to be, a party. Each of such Parent Party and its Transaction Affiliate(s) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect.

    SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of such Parent Party and its Affiliates has full power and authority to execute and deliver the Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each of such Parent Party and its Affiliates of the Transaction Documents to which it is, or is specified to be, a party and the consummation by each of such Parent Party and its Affiliates of the Transactions to which it is, or is specified to be, a party have been (or, with respect to such Affiliates, prior to the Closing Date will be) duly authorized by all necessary corporate or limited liability company action subject, in the case of USAi, to receipt of the USAi Stockholder Approvals, and no other corporate proceedings on the part of such Parent Party or its Affiliates are necessary to authorize this Agreement or the consummation of the Transactions. Each of such Parent Party and its Affiliates has duly executed and delivered this Agreement (to the extent a party hereto) and prior to the Effective Time will have duly executed and delivered each other Transaction Document to which it is, or is specified to be, a party, and this Agreement constitutes, and each other Transaction Document to which it is, or is specified to be, a party will, after the Effective Time (assuming the execution and delivery by each other party thereto), constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms. The USAi Board formed a special committee of the USAi Board, composed of the four disinterested directors on the USAi Board (the "SPECIAL COMMITTEE"), to consider this Agreement, the other Transaction Documents to which USAi is a party and the Transactions, and to make a recommendation with respect thereto to the entire USAi Board. The Special Committee, at a meeting duly called and held at which all members of the Special Committee were present either in person or by telephone, (x) received the opinion of Bear, Stearns & Co. to the effect that the consideration to be received by USAi in the Transactions is fair, from a financial point of view, to the stockholders of USAi other than Universal, Liberty, Diller and their Affiliates, and (y) duly and unanimously (and without any abstentions) adopted resolutions (i) declaring advisable this Agreement,
(ii) determining that the terms of the Transactions are fair to and in the best interests of the public stockholders of USAi, other than stockholders party to the Transactions, and (iii) recommending that the USAi Board approve this Agreement, the other Transaction Documents to which USAi is a party and the Transactions, and that the USAi Board declare the advisability of this Agreement. After receiving and considering such resolutions of the Special Committee, the USAi Board, at a meeting duly called and held at which all directors of USAi were present either in person or by telephone, duly adopted resolutions (i) approving and declaring advisable this Agreement, (ii) determining that the terms of the Transactions are fair to and in the best interests of the public stockholders of USAi other than stockholders party to the Transactions, (iii) directing that this Agreement and the Transactions be submitted to a vote at a meeting of USAi's stockholders to be held as promptly as practicable following the date of this Agreement, (iv) recommending that such stockholders adopt this Agreement and approve and authorize the Transactions to the extent USAi is a party thereto and (v) approving the other Transaction Documents to which USAi is a party and the Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

    SECTION 3.03. NO CONFLICTS; CONSENTS. Except as set forth on Schedule 3.03, the execution, delivery and performance by each of such Parent Party and its Affiliates of this Agreement (to the extent a party hereto) does not, the execution, delivery and performance by each of such Parent Party and its Affiliates of each other Transaction Document to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional or accelerated rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of such Parent Party or its Affiliates under, any provision of (i) the Organizational Documents of such Parent Party or its Affiliates, (ii) any Material Contract to which such Parent Party or its Affiliates is a party or by which any of their respective properties or assets is bound or (iii) any judgment, order or decree (collectively, "JUDGMENT") or any statute, law, ordinance, rule or regulation (collectively, "APPLICABLE LAW") applicable to such Parent Party or its Affiliates or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect. No consent, approval, license, permit, order or authorization (collectively, "CONSENT") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "GOVERNMENTAL ENTITY"), is required to be obtained or made by or with respect to either such Parent Party or any of its Affiliates in connection with the execution, delivery and performance of the Transaction Documents to which it is, or is specified to be, a party or the consummation of the Transactions, other than such Consents, registrations, declarations or filings, the failure of which to obtain or make, would not, individually or in the aggregate, have a Material Adverse Effect or those set forth on Schedule 3.03.

    SECTION 3.04. CAPITALIZATION OF USAi; WARRANTS. USAi represents and warrants to Universal that as of the close of business on the Reference Date (a) the authorized capital stock of USAi consisted of (i) 1,600,000,000 shares of USAi Common Stock, of which 314,347,113 shares were then issued and outstanding and 6,379,547 shares were then held in treasury, (ii) 400,000,000 shares of Class B common stock of USAi, par value $.01 per share ("USAi CLASS B COMMON STOCK"), of which 63,033,452 shares were then issued and outstanding and (iii) 100,000,000 shares of preferred stock of USAi, par value $.01 per share ("USAi PREFERRED STOCK"), of which there were then no shares issued and outstanding (the issued and outstanding shares in clauses (i) and (ii) above, collectively, the "USAi SHARES"). Except for the USAi Shares and the other securities set forth in this Section 3.04, there are no shares of capital stock or other equity securities of USAi issued, reserved for issuance or outstanding. Except as set forth on Schedule 3.04 or, with respect to preemptive rights, as set forth in the Investment Agreement, the USAi Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of USAi or any Contract to which USAi is a party or otherwise bound. Other than (i) options to purchase an aggregate of 82,130,198 shares of USAi Common Stock issued pursuant to employee benefit plans and agreements of USAi as of the date hereof, (ii) USANi Shares entitling the holders thereof to acquire, in the aggregate, 181,366,238 shares of USAi Common Stock and 146,570,000 shares of USAi Class B Common Stock, (iii) 31,620,064 shares of USAi Common Stock and 1,596,544 shares of USAi Class B Common Stock issuable upon the exchange of shares of Home Shopping Network, Inc., (iv) 1,137,498 shares of USAi Common Stock issuable upon conversion of USAi's 7% Convertible Subordinated Debentures due July 1, 2003, (v) 167,994 shares of USAi Common Stock issuable upon the exercise of outstanding warrants, (vi) 452,500 shares of USAi Common Stock issuable under various restricted stock grants,
(vii) up to 54,271,825 shares of USAi Common Stock issuable pursuant to the Expedia Agreement (including 25,739,216 shares of USAi Common Stock issuable upon the conversion of shares of USAi Preferred Stock issuable pursuant to the Expedia Agreement), (viii) up to 13,125,000 shares of USAi Preferred Stock issuable pursuant to the Expedia Agreement and (ix) up to 16,965,000 shares of USAi Common Stock issuable upon the exercise of warrants issuable pursuant to the Expedia Agreement, as of the date hereof, except in connection with this Agreement and the Transactions contemplated hereby, or as set forth in the Investment Agreement, the Governance Agreement, the Stockholders Agreement, the Exchange Agreement and the USANi LLC Agreement, as of the Reference Date there were not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which USAi is a party or by which USAi is bound (i) obligating USAi to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, USAi, (ii) obligating USAi to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of USAi Shares.

    (b) USAi has full power to execute and deliver the Warrants, and the Warrants have been, or as of the Closing Date will be, duly authorized by USAi and, when duly executed, issued and delivered, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of USAi, entitled to the benefits of the Warrant Agreement and enforceable against USAi in accordance with their terms. As of the Closing Date, (i) 60,467,735 shares of USAi Common Stock, adjusted as set forth in Section 2.04 or pursuant to Section 4.1(f) of the Warrant Agreement, shall be issuable upon the exercise of the Warrants and (ii) such shares of USAi Common Stock have been or, prior to the Closing Date, will be duly and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued upon such exercise, will be validly issued, fully paid and nonassessable.

    SECTION 3.05. THE CONTRIBUTED SUBSIDIARIES. USAi represents and warrants to Universal that, (a) Schedule 3.05(a) sets forth, for each Contributed Subsidiary, the amount of its authorized capital stock or other ownership interests, the amount of its outstanding capital stock or other ownership interests and the record and beneficial owners of its outstanding capital stock or other ownership interests. Except as set forth on Schedule 3.05(a), there are no shares of capital stock or other ownership interests in any such Contributed Subsidiary issued, reserved for issuance or outstanding. All the outstanding shares of capital stock or other ownership interests of each such Contributed Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, if applicable, the certificate of incorporation, by-laws or other organizational documents of such Contributed Subsidiary or any Contract to which such Contributed Subsidiary is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of any such Contributed Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock or other ownership interests of such Contributed Subsidiary may vote ("VOTING SUBSIDIARY DEBT"). Except as set forth above, as of the date hereof, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which any such Contributed Subsidiary is a party or by which any of them is bound (i) obligating such Contributed Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other ownership interests in, any such Contributed Subsidiary or Voting Subsidiary Debt, (ii) obligating such Contributed Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of capital stock or other ownership interests of such Contributed Subsidiary. As of the date hereof, there are not any outstanding contractual obligations of any such Contributed Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of such Contributed Subsidiary.

    (b) (i) Except for ownership interests in its wholly owned subsidiaries and the ownership interests set forth on Schedule 3.05(b), as of the date hereof, no Contributed Subsidiary owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person, other than any interest in special purpose subsidiaries formed in connection with motion picture or television production projects, and (ii) the Contributed Subsidiaries do not own (or will not own as of the Closing), directly or indirectly, any Excluded Assets and are not (or will not be) liable (after giving effect to the indemnification provisions of
Article VII) in respect of any Excluded Liabilities.

    SECTION 3.06. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. (a) USAi represents and warrants to Universal that

        (i) the consolidated financial statements of USAi included in the documents filed by USAi with the SEC since January 1, 2000, through the date hereof (the "USAi SEC DOCUMENTS") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of USAi and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the USAi SEC Documents, as of the date of this Agreement, neither USAi nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. GAAP to be set forth on a consolidated balance sheet or in the notes thereto and that, individually or in the aggregate, would have a Material Adverse Effect.

        (ii) USAi has delivered to Universal a copy of the unaudited interim balance sheet of USAi's Existing Business as of September 30, 2001 (the "BALANCE SHEET"). The Balance Sheet has been prepared in accordance with U.S. GAAP, from the books and records of USAi, and presents fairly, in all material respects, the financial position of USAi's Existing Business as of the date thereof, subject to normal year-end adjustments. Except as set forth in the Balance Sheet, as of the date thereof, neither USAi nor any of its subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) arising primarily out of the conduct of USAi's Existing Business and required by U.S. GAAP to be set forth on a consolidated balance sheet or in the notes thereto and that, individually or in the aggregate, would have a Material Adverse Effect.

    (b) Universal represents and warrants to USAi that the consolidated financial statements of Vivendi included in the documents filed by Vivendi with the SEC since January 1, 2000, through the date hereof (the "VIVENDI SEC DOCUMENTS") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in France ("FRENCH GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of Vivendi and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Vivendi SEC Documents, as of the date of this Agreement, neither Vivendi nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by French GAAP to be set forth on a consolidated balance sheet or in the notes thereto and that, individually or in the aggregate, would have a Material Adverse Effect.

    SECTION 3.07. CONTRACTS. USAi's SEC Reports complied in all material respects with the disclosure requirements of Item 601 of Regulation S-K. Except as set forth on Schedule 3.07 and except as would not have a Material Adverse Effect, all of the Material Contracts are in full force and effect and are valid and binding agreements of USAi or its Affiliates and, to the knowledge of USAi, the other parties thereto, enforceable in accordance with their terms. Except as set forth on Schedule 3.07, to the knowledge of USAi, no party is in default in any material respect under any of the Material Contracts, nor does any condition exist that with notice or the lapse of time or both would constitute such a default. Except for the need to obtain the Consents listed on Schedule 3.03 and except as would not have a Material Adverse Effect, the Transactions will not affect the validity or enforceability of any of the Material Contracts. Except as set forth on Schedule 3.07 or as would not have a Material Adverse Effect, as of the date of this Agreement, no party to any Material Contract has informed USAi or, to USAi's knowledge, its Affiliates, of its intention (x) to terminate such Material Contract or amend the material terms thereof, (y) to refuse to renew such Material Contract upon expiration of its term, or (z) to renew such Material Contract upon expiration only on terms and conditions that are more onerous to its Existing Business, as the case may be, than those now existing.

    SECTION 3.08. CONTRIBUTED ASSETS. (a) Such Parent Party owns, directly or indirectly, and has good and valid title to all such Parent Party's Contributed Assets, free and clear of all Liens, except Permitted Liens.

    (b) Neither such Parent Party nor any of its Affiliates owns (or will own as of the Closing) any asset, property or right, tangible or intangible, that is primarily used in the business or operations of its Existing Business, other than, in each case, such assets, properties and rights that are being Contributed to the Partnership in accordance with this Agreement. Such Parent Party's Contributed Assets are sufficient for the conduct of its business by the Partnership immediately following the Closing in substantially the same manner as currently conducted by such Parent Party.

    SECTION 3.09. REAL PROPERTY. No fee estates are included in the Material Real Property. Except as set forth on Schedule 3.09, USAi or an Affiliate thereof has good title to all the Material Real Property, free and clear of all Liens or other restrictions on the Material Real Property, except for Permitted Liens. Except for that portion of the Material Real Property subject to leases where USAi is lessor or sublessor and except as would not have a Material Adverse Effect, USAi is in possession of, and has full legal and practical access to, the Material Real Property. As of the date hereof there are no pending or, to the knowledge of USAi, threatened condemnation or appropriation proceedings against any of the Material Real Property, except as would not have a Material Adverse Effect. With respect to each leasehold or subleasehold interest included in the Material Real Property, USAi or its Affiliate has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon such leasehold or subleasehold interest, except as would not have a Material Adverse Effect.

    SECTION 3.10.  INTANGIBLE PROPERTY.  Except (i) as set forth on Schedule
3.10 or (ii) as has arisen in the ordinary course of business consistent with past practice and without material diminution of the value thereof, to the knowledge of USAi, no other person has any claim of ownership or right of use with respect to its Intangible Property. The use of such Intangible Property by USAi's Existing Business does not, and the use by the Partnership immediately after the Closing will not, conflict with, infringe upon, violate, or interfere with or constitute an appropriation of any right, title, interest, or goodwill, including any intellectual property right, patent, trademark, trade name, service mark, brand name, computer program, database, industrial design, copyright, or any pending application therefor of any other Person (except for such conflicts, infringements, violations or appropriations as would not have a Material Adverse Effect), and, to the knowledge of USAi, there have been no claims made, and USAi's Existing Business has not received any written notice, that any such item of Intangible Property is invalid or conflicts with the asserted rights of any Person (other than such invalidity or conflicts as would not have a Material Adverse Effect).

    SECTION 3.11. LICENSES. Each material License of USAi's Existing Business has been validly issued and is in full force and effect, and USAi, or an Affiliate thereof, is the authorized legal holder thereof and has complied in all material respects with all the terms and conditions thereof. As of the date hereof, there is no Proceeding pending or, to USAi's knowledge, threatened, seeking the revocation, modification (in a manner adverse to USAi's Existing Business) or limitation of any material License of USAi's Existing Business, and no such License will be subject to suspension, modification, revocation or non-renewal as a result of the execution of this Agreement or the consummation of the Transactions, except for such suspensions, modifications, revocations or non-renewals as would not have a Material Adverse Effect. USAi possesses all material Licenses to own or hold under lease and operate its Contributed Assets that are necessary to enable it to conduct its Existing Business as currently conducted.

    SECTION 3.12.  ABSENCE OF CHANGES OR EVENTS.  Except as set forth on
Schedule 3.12 and except as disclosed in such Parent Party's SEC Reports, since December 31, 2000 through the date hereof, (i) such Parent Party has caused its Existing Business to be conducted in the ordinary course and in substantially the same manner as previously conducted and (ii) there has not been any Material Adverse Effect.

    SECTION 3.13. COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in such Parent Party's SEC Reports, the Existing Business of such Parent Party has been and is presently being conducted in compliance with all Applicable Laws, including those relating to the environment, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 3.13, (i) neither such Parent Party nor any of its Affiliates has received any written communication during the past year from a Governmental Entity that alleges that its Existing Business is not in compliance in any material respect with any Applicable Laws and (ii) neither such Parent Party nor any of its Affiliates has received any written notice that any investigation or review by any Governmental Entity with respect to any of its Contributed Assets or its Existing Business is pending or that any such investigation is contemplated.

    SECTION 3.14. LITIGATION. Except as set forth on Schedule 3.14 or as disclosed in such Parent Party's SEC Reports, there are not any (i) outstanding Judgments against or affecting such Parent Party, its Affiliates or its Contributed Assets or Contributed Subsidiaries, or (ii) claims, actions, suits, proceedings, arbitrations, investigations, inquiries, or hearings or notices of hearings (collectively, "PROCEEDINGS") pending or, to the knowledge of such Parent Party, threatened against or affecting such Parent Party, its Affiliates or its Contributed Assets or Contributed Subsidiaries, by or against any Governmental Entity or any other Person, that in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay the Transactions or that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    SECTION 3.15. UNIVERSAL CONTRIBUTED INTERESTS. (a) Universal represents and warrants to USAi that, as of the Closing Date, all the outstanding shares of capital stock or other ownership interests of each Universal Contributed Interest will have been duly authorized and validly issued and will have been fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, if applicable, the certificate of incorporation, by-laws or other organizational documents of such Universal Contributed Interest or any Contract to which such Universal Contributed Interest is a party or otherwise bound. As of the Closing Date, there will not be any bonds, debentures, notes or other indebtedness of any such Universal Contributed Interest having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock or other ownership interests of such Universal Contributed Interest may vote ("VOTING CONTRIBUTED INTEREST DEBT"). As of the Closing Date, there will not be any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts or undertakings of any kind to which any such Universal Contributed Interest is a party or by which any of them is bound (i) obligating such Universal Contributed Interest to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other ownership interests in, any such Universal Contributed Interest or Voting Contributed Interest Debt, (ii) obligating such Universal Contributed Interest to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of capital stock or other ownership interests of such Universal Contributed Interest.

    (b) As of the Closing Date, the Universal Contributed Interests will not own, directly or indirectly, any Excluded Assets and will not be liable (after giving effect to the indemnification provisions of Article VII) in respect of any Excluded Liabilities.

    SECTION 3.16. BROKERS OR FINDERS. No agent, broker, investment banker or other firm or person is or will be entitled to receive from a Parent Party or its Affiliates or the Partnership any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except (i) as to Universal and its Affiliates, Goldman, Sachs & Co., whose fees and expenses will be paid by Universal, and (ii) as to USAi and its Affiliates, Allen & Co. and Bear, Stearns & Co., whose fees and expenses will be paid by USAi.

    SECTION 3.17. INVESTMENT INTENT. Such Parent Party understands that (i) the interests in the Partnership to be issued to it as contemplated by the Partnership Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and (ii) to the extent it or any of its Affiliates acquires any of the interests in the Partnership as contemplated by the Partnership Agreement, it or such Affiliate will be acquiring such shares solely for its own account for investment purposes, and not with a view to the distribution thereof.

    SECTION 3.18. TAX MATTERS. (a) All material Returns required to be filed by such Parent Party for taxable periods ending on or prior to the Closing Date by, or with respect to, its Existing Business have been or will be filed in accordance with all applicable laws, and all Taxes due have been or will be paid, except where the failure to so file or so pay would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

    (b) USAi represents and warrants that, except as set forth on Schedule 3.18(b), each entity to be Contributed to the Partnership by USAi or USANi Sub pursuant to this Agreement and Section 3.01 of the Partnership Agreement will be treated as a pass-through entity for U.S. federal income tax purposes at the time of contribution.

    SECTION 3.19. EMPLOYEE MATTERS. (a) For purposes hereof, "USAi BENEFIT ARRANGEMENTS" shall mean all material employee benefit plans or arrangements that cover any employee of USAi's Existing Business (the "USAi BUSINESS EMPLOYEES") including any employment, severance, or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits.

    (b) No USAi Benefit Arrangement is an "employee pension benefit plan," as defined in Section 3(2) of ERISA (an "USAi PENSION PLAN"), that is subject to Title IV of ERISA or Section 412 of the Code, and no USAi Benefit Arrangement provides post-retirement welfare benefits, except as required by law. Neither USAi nor any of its Affiliates has incurred or expects to incur any liability or lien under Title IV of ERISA or Section 412 of the Code, which liability or lien would be reasonably expected to have a Material Adverse Effect.

    (c) Without limiting the generality of Section 3.19(b), except as set forth on Schedule 3.19(c) to be provided within 10 Business Days hereafter, no USAi Benefit Arrangement or employee benefit plans of any of its Affiliates or any entity required to be combined with USAi or any of its Affiliates under Section 414(b), Section 414(c), Section 414(m), or Section 414(o) of the Code (an "ERISA AFFILIATE") is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, and neither USAi nor any of its Affiliates nor any of its ERISA Affiliates has incurred or expects to incur any liability or lien with respect to any multiemployer pension plan which liability or lien would be reasonably expected to have a Material Adverse Effect.

    (d) Except as set forth on Schedule 3.19(d), none of USAi, any of its Affiliates, or any of its ERISA Affiliates has incurred, or expects to incur solely as a result of the consummation of the Transactions (including any termination of employment in connection therewith), any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any USAi Pension Plan, or any USAi Benefit Arrangement that could give rise to the imposition of any liability, cost, fee, expense, or obligation on the Partnership or any of its Affiliates, which would be reasonably expected to have a Material Adverse Effect, and, to USAi's knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage, which would be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3.19(d), neither the execution and delivery of this Agreement nor the consummation of the Transactions (including any terminations of employment in connection therewith) will (i) increase any benefits otherwise payable under any USAi Benefit Arrangement, which would be reasonably expected to have a Material Adverse Effect or (ii) result in the acceleration of the time of payment or vesting of any such payment, which would be reasonably expected to have a Material Adverse Effect.

    (e) USAi will deliver or make available to Universal within ten business days hereafter true and complete copies of each of the following documents:

        (i) each USAi Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto, and (if applicable) each summary plan description together with any summary of material modifications;

        (ii) each written USAi Benefit Arrangement and written descriptions thereof that has been distributed to the USAi Business Employees (including descriptions of the number and level of employees covered thereby); and

        (iii) each employee handbook or similar document describing any USAi Benefit Arrangement applicable to the USAi Business Employees.

    (f) Except as set forth on Schedule 3.19(f) to be provided within 10 Business Days hereafter, no controversies, disputes or proceedings are pending or, to USAi's knowledge, threatened, between USAi or any of its Affiliates, and any of the USAi Business Employees, which would be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3.19(f) to be provided within 10 Business Days hereafter, no labor union or other collective bargaining unit represents or, to USAi's knowledge, claims to represent any USAi Business Employees and, to USAi's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board Certification election with respect to any USAi Business Employees.

    (g) Except where any such failure would not be reasonably expected to have a Material Adverse Effect, all USAi Benefit Arrangements (i) comply in all material respects with Applicable Law, including but not limited to ERISA and the Code, and (ii) have been administered in all material respects in accordance with their terms, and all required contributions have been made to such USAi Benefit Arrangements. Except as set forth on Schedule 3.19(g), all USAi Pension Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter from the Internal Revenue Service, and USAi has no knowledge of any events that would cause such letter to be revoked.

                                   ARTICLE IV

                            AGREEMENTS AND COVENANTS

    SECTION 4.01. COVENANTS RELATING TO CONDUCT OF BUSINESS. (a) Except for matters set forth in Schedule 4.01 or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, each Parent Party shall cause its respective Existing Business to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted (including with respect to advertising, promotions, capital expenditures and inventory levels) and use all reasonable efforts to keep intact the respective businesses of such Parent Party's Existing Business, keep available the services of their current employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others with whom they deal to the end that their respective businesses shall be unimpaired at the Closing. Each Parent Party shall not, and shall not permit any of its Affiliates to, take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article V not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in
Schedule 4.01 or otherwise expressly permitted or required by the terms of this Agreement, each Parent Party shall not, and shall not permit any of its Affiliates to, do any of the following in connection with its Existing Business without the prior written consent of the other Parent Party:

        (i) with respect to any of its Contributed Subsidiaries, amend its Organizational Documents, except as is necessary to consummate the Transactions;

        (ii) other than sweeping cash in the ordinary course of business consistent with past practice, make any declaration or payment of any dividend or any other distribution in respect of its equity interest in any Contributed Subsidiary;

        (iii) with respect to any of its Contributed Subsidiaries, redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon the exercise of outstanding options) or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of such capital stock;

        (iv) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness in connection with its Existing Business;

        (v) permit, allow or suffer any Contributed Assets to become subjected to any Lien of any nature whatsoever, except Permitted Liens;

        (vi) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value relating to its Existing Business;

        (vii) except for intercompany loans among Contributed Subsidiaries in the ordinary course of business or transactions in the ordinary course, consistent with past practice and not material in amount, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with any of its Affiliates;

        (viii) make any change in any method of financial accounting or financial accounting practice or policy of its Existing Business other than those required by generally accepted accounting principles;

        (ix) make any change in the methods or timing of collecting receivables or paying payables with respect to its Existing Business;

        (x) other than in the ordinary course of business, make or incur any capital expenditure in connection with its Existing Business that is not currently approved in writing or budgeted;

        (xi) sell, lease, license or otherwise dispose of any of the assets of its Existing Business, except inventory, programming or other goods or services sold in the ordinary course of business consistent with past practice; or

        (xii) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

    (b) Except as set forth in Schedule 4.01 or otherwise expressly permitted by the terms of this Agreement or any ancillary agreements that may be entered into in connection with the Transactions, USAi shall not, and shall not permit any of its Affiliates to:

        (i) adopt or amend any USAi Benefit Arrangement (or any plan or arrangement that would be an USAi Benefit Arrangement if adopted) relating primarily to its Existing Business or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract relating to its Existing Business with any labor organization, union or association, except in each case, in the ordinary course of business and consistent with past practice or as required by Applicable Law; or

        (ii) (A) grant to any USAi Business Employee any increase in compensation or benefits, except grants in the ordinary course of business and consistent with past practice or as may be required under agreements in existence on the date of this Agreement or (B) grant new options or restricted stock to any USAi Business Employee except as may be required under agreements in existence on the date of this Agreement.

    (c) Each Parent Party shall promptly advise the other Parent Party in writing of the occurrence of any matter or event that is material to the business, assets, financial condition, or results of operations of its Existing Business, taken as a whole.

    (d) Notwithstanding any other provision of this Agreement, following the date hereof, each Parent Party shall manage its cash (including any sweeps thereof), payables and receivables relating to its Existing Business in each case in the ordinary course of business and consistent with past practice.

    SECTION 4.02. ACCESS TO INFORMATION. Except as may be deemed appropriate to ensure compliance with any Applicable Laws and subject to any applicable privileges, from the date hereof to the Closing Date each Parent Party (i) shall give the other Parent Party and its authorized representatives reasonable access to the offices, properties, books and records of it relating to its

Existing Business during normal business hours and upon reasonable prior notice,
(ii) shall furnish to such other Parent Party and its authorized representatives such financial and operating data and other information relating to such Existing Business as such other Parent Party may reasonably request and (iii) shall instruct its employees and representatives to cooperate with such other Parent Party in its investigation of such Existing Business, all for the purpose of enabling such other Parent Party and its authorized representatives to conduct, at their own expense, business and financial reviews, investigations and studies of such Existing Business. No investigation pursuant to this Section
4.02 shall affect or otherwise obviate or diminish any representations or warranties of any Parent Party or conditions to the obligations of any Parent Party.

    SECTION 4.03. CONFIDENTIALITY. Each Parent Party acknowledges that the information being provided to it in connection with the consummation of the Transactions, as well as the information relating to its Existing Business that will be Contributed to the Partnership as of the Closing Date, is intended to be kept confidential, and each Parent Party shall keep confidential, and cause its Affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all such information, except as required by law or administrative process and except for information that is currently available to the public, or thereafter becomes available to the public other than as a result of a breach of this Section 4.03. The covenant set forth in this Section
4.03 shall terminate five years after the date of this Agreement.

    SECTION 4.04. REASONABLE BEST EFFORTS. (a) On the terms and subject to the conditions of this Agreement, each Parent Party and its Affiliates shall use its reasonable best efforts to cause the Closing to occur as soon as practicable after the date hereof (but subject to the satisfaction of the conditions set forth in Article V), including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing.

    (b) Subject to Section 2.05, prior to the Closing each Parent Party (at its own expense) shall use its reasonable best efforts to obtain, and shall cause its Affiliates to cooperate in obtaining, all consents and approvals from third parties necessary or appropriate to permit the contributions contemplated by
Section 2.03 and the consummation by such Parent Party and its Affiliates of the Transactions.

    (c) Following the date hereof, each Parent Party shall file promptly any forms required under applicable law and take any other action reasonably necessary in connection with obtaining the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to the extent applicable to the Transactions.

    SECTION 4.05. EXPENSES; TRANSFER TAXES. (a) Whether or not the Closing takes place, and except as set forth in Section 6.02(b) or in Article VII, all costs and expenses incurred in connection with the preparation of the Transaction Documents and the consummation of the Transactions shall be paid by the party incurring such costs and expenses, including all costs and expenses incurred pursuant to Section 4.04.

    (b) Any liabilities, obligations or commitments for transfer, documentary, sales, use, registration, value-added and other similar Taxes, governmental fees or other like assessments or charges of any kind whatsoever and related amounts (including any penalties, interest and additions thereto) (each, a "TRANSFER TAX") shall be paid as follows: (i) USAi shall pay all Transfer Taxes on the contribution to the Partnership of the USANi Contributed Interests and the membership interests in USA Films pursuant to Section 2.03(a), (ii) Universal shall pay all Transfer Taxes on the contribution of the Universal Contributed Interests and the USANi Distributed Interests to the Partnership pursuant to
Section 2.03(a) and (iii) each Parent Party shall pay one half of the Transfer Taxes on the distribution by USANi of the USANi Distributed Interests pursuant to Section 2.02. The Parent Party responsible for paying a Transfer Tax shall use (and cause its Affiliates to use) its reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and the Parent Parties shall cooperate with one another in providing any information and documentation that may be necessary to obtain such exemptions.

    SECTION 4.06. DISTRIBUTION AGREEMENTS. (a) On the earlier to occur of (i) the Closing Date and (ii) the date on which this Agreement is terminated in accordance with Section 6.01, the Distribution Agreements shall terminate (and each Parent Party shall take all efforts necessary to effectuate the foregoing), and the parties thereto shall have no further obligations or liabilities thereunder (including under the provisions of each such agreement relating to (x) distribution obligations after termination or (y) rights of first negotiation and last refusal after termination), except with respect to services rendered prior to the date of such termination.

    (b) On the Closing Date, the Ancillary Distribution Agreements shall terminate (and each Parent Party shall take all efforts necessary to effectuate the foregoing), and the parties thereto shall have no further obligations or liabilities thereunder, except with respect to services rendered prior to the date of such termination.

    (c) Each Parent Party agrees, on behalf of itself and its Affiliates, that for a reasonable period of time and not less than one year following the termination of the Distribution Agreements, it or its Affiliates will make available to the other Parent Party and its Affiliates (for the domestic and international distribution of television programming produced by such Parent Party or its Affiliates), any excess capacity, under existing output agreements or otherwise, with respect to the domestic and international distribution of television programming that such Parent Party and its Affiliates are unable to use for their own programming. In connection with the termination of the agreements set forth in Section 4.06(a), Universal and USAi shall cooperate and act in good faith (i) to continue to provide television distribution, including access to output agreements, for a period of one-year following the termination date under Section 4.06(a) on terms and conditions (not including with respect to exclusivity, non-compete and the like) consistent with past practice, and
(ii) to provide for the orderly wind down of any in-process commitments or obligations so as not to unreasonably disrupt the Existing Businesses.

    SECTION 4.07. PUBLICITY. From the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued by any party or any of its Affiliates without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange or commission (in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance); PROVIDED, HOWEVER, that a party may make internal announcements to its and its Affiliates' employees that are consistent with the parties' prior public disclosures regarding the Transactions.

    SECTION 4.08. FURTHER ASSURANCES. (a) From time to time prior to and after the Closing, as and when reasonably requested by another party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 4.04), as such other party may reasonably deem necessary or desirable to consummate the Transactions.

    (b) Universal and its Affiliates and Liberty and its Affiliates shall use their respective reasonable best efforts (subject to the terms of the Universal/Liberty Merger Agreement) to cause the conditions to closing set forth in Sections 6.01, 6.02 and 6.03 of the Universal/Liberty Merger Agreement to be satisfied as promptly as practicable. Universal and its Affiliates shall not, without USAi's written consent, terminate the Universal/Liberty Merger Agreement (other than pursuant to Section 7.01(a)(iv) thereof) or amend the Universal/Liberty Merger Agreement in any manner that would (i) delay the consummation of the Transactions in any material respect, or (ii) increase the consideration payable to Liberty and/or its Affiliates thereunder, other than in connection with any amendments entered into pursuant to Section 5.01(d) of the Universal/Liberty Merger Agreement.

    (c) In the event that at any time or from time to time after the Closing, any Parent Party (or its Affiliates) shall receive or otherwise possess any Contributed Asset that was not assigned or otherwise transferred to the Partnership at the Closing, such Parent Party shall promptly use its reasonable best efforts to transfer, or cause to be transferred, such asset to the Partnership. Prior to any such transfer, the Parent Party (or its Affiliates) possessing such asset shall hold such asset (and all earnings generated by such asset from and after the Closing) in trust for the Partnership.

    SECTION 4.09. BOARD RECOMMENDATION. Neither the USAi Board nor any committee thereof shall withdraw or modify in a manner adverse to Universal, or propose to withdraw or modify, in a manner adverse to Universal, the approval or recommendation by the USAi Board or any such committee of this Agreement, the other Transaction Documents to which USAi is a party or the Transactions. Notwithstanding the foregoing, if, prior to the USAi Stockholder Approvals, (a) a majority of the Special Committee determines in good faith, following receipt of the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations, the Special Committee may withdraw or modify its recommendation of this Agreement, the other Transaction Documents to which USAi is a party and the Transactions, and (b) a majority of the USAi Board determines in good faith, following receipt of the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary obligations, the USAi Board may withdraw or modify its recommendation to USAi's stockholders of this Agreement, the other Transaction Documents to which USAi is a party and the Transactions; PROVIDED that neither the Special Committee nor the USAi Board may take any action that would result in USAi's stockholders no longer being legally capable under the DGCL of approving or authorizing this Agreement or the Transactions.

    SECTION 4.10. PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING. (a) As soon as practicable after execution of this Agreement, USAi shall prepare and file with the SEC a preliminary Proxy Statement, in form and substance reasonably satisfactory to Universal, and shall use its reasonable best efforts to respond, after consultation with Universal, as promptly as practicable to any comments of the SEC with respect thereto. USAi shall notify Universal promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information. USAi shall supply Universal with copies of all correspondence between it or its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Universal shall cooperate with USAi in providing any information or responses to comments, or other assistance, reasonably requested in connection with the foregoing. If at any time prior to receipt of the USAi Stockholder Approvals there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, USAi shall promptly prepare and mail to its stockholders such an amendment or supplement. USAi shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after filing with the SEC. The Proxy Statement shall comply in all material respects with all applicable requirements of law. None of the information supplied or to be supplied by Vivendi, USAi or their respective Affiliates for inclusion or incorporation by reference in the proxy statement will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

    (b) USAi shall duly call, give notice of, convene and hold a meeting of its stockholders (the "USAi STOCKHOLDERS MEETING") for the purpose of seeking the USAi Stockholder Approvals as soon as practicable after the filing of the definitive Proxy Statement. USAi shall, through the USAi Board, recommend to its stockholders that they give the USAi Stockholder Approvals, except to the extent that the USAi Board shall have withdrawn or modified its recommendation to USAi's stockholders of this Agreement and the Transactions as permitted by
Section 4.09. USAi agrees that its obligations pursuant to this Section 4.10 shall not be affected by the withdrawal or modification by the USAi Board or any committee thereof of such Board's or such committee's recommendation to USAi's stockholders of this Agreement or the Transactions.

    (c) Subject to clause (b) of this Section 4.10, each Parent Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parent Party in doing, all things necessary, proper or advisable to obtain the USAi Stockholder Approvals.

    (d) At any meeting of the stockholders of USAi called to seek the USAi Stockholder Approvals or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to this Agreement or the Transactions is sought, such Parent Party or Diller, as applicable, shall vote (or cause to be voted) any USAi Common Stock over which such Parent Party or Diller, as applicable, has the power to vote in favor of granting the USAi Stockholder Approvals.

    SECTION 4.11. COMMERCIAL ARRANGEMENTS. (a) Each Parent Party shall enter into (or cause its Affiliates to enter into) a series of strategic and commercial alliances with one another covering the transactional and internet businesses of such Parent Party and its Affiliates on the Closing Date; PROVIDED, that if such alliances are not entered into on or prior to the Closing Date, the obligations under this provision shall continue after the Closing Date. The commitment to enter into such agreements is an integral part of the Transactions and the Parent Parties and their respective Affiliates shall negotiate in good faith the terms thereof, which shall be mutually beneficial and on mutually satisfactory terms and designed to treat each Parent Party and its Affiliates as a "preferred partner" of the other.

    (b) The Parent Parties shall negotiate in good faith to enter into an agreement on the Closing Date pursuant to which the Partnership will provide affiliate distribution of the Home Shopping Network, America's Store and other transactional services (such as a travel network) on an arm's-length basis; PROVIDED, that if such agreement is not entered into on or prior to the Closing Date, the obligations to provide such affiliate distribution shall continue after the Closing Date.

    (c) The Parent Parties agree to the arrangements set forth on Schedule 4.11(c).

    (d) The failure to enter into any of the agreements set forth in this
Section 4.11 prior to the Closing Date will not constitute a failure of the condition set forth in Section 5.02(b).

    SECTION 4.12. TAX MATTERS. (a) The Parent Parties intend that the Partnership be treated as a partnership for United States federal income tax purposes and agree to take no actions inconsistent with such treatment. The Parent Parties agree, except as otherwise required pursuant to a final determination within the meaning of Section 1313(a)(1) of the Code, to treat the transactions contemplated by Section 2.02 as a distribution by USANi to Universal and/or its Affiliates governed by Section 731 of the Code and the transactions contemplated by Section 2.03 as a contribution of property to the Partnership governed by Section 721(a) of the Code and a distribution by the Partnership to USANi Sub, in each case that will not result in recognition of gain or loss by any Parent Party or any of their respective Affiliates under any provision of the Code or the Treasury Regulations thereunder.

    (b) To the extent any entity to be Contributed to the Partnership by Universal pursuant to this Agreement and Section 3.01 of the Partnership Agreement is treated as other than a pass-through entity for U.S. federal income tax purposes, Universal shall take all reasonable actions necessary to cause such entity (or its successor) to be treated as a pass-through entity for U.S. federal income tax purposes (a "CONVERSION"), provided that Universal has determined in good faith that (i) neither Universal nor any of its Affiliates shall suffer a material tax detriment or any other material cost as a result of such Conversion and (ii) such Conversion is not prohibited by applicable contract or law.

    (c) Subject to Universal delivering to USAi a schedule setting forth Universal's (or any of its Affiliate's) adjusted tax basis in any assets that were contributed to USANi or any of its subsidiaries by Universal (or any of its Affiliates) in a transaction in which USANi or any of its subsidiaries took a transferred basis, USAi will deliver to Universal no later than 30 days prior to the Closing Date a schedule setting forth to USAi's best knowledge USANi Sub's tax basis, immediately after the Effective Time, in its interest in the Partnership.

    (d) No later than 30 days prior to the Closing Date, USAi shall deliver to Universal a schedule setting forth, to the best knowledge of USAi, the adjusted tax basis of USAi or USANi Sub, as the case may be, in each of the assets to be contributed by USAi or USANi Sub, as the case may be, to the Partnership.

    SECTION 4.13. AGREEMENT NOT TO COMPETE. (a) USAi understands that the Partnership shall be entitled to protect and preserve the going concern value of USAi's Existing Business to the extent permitted by law and that Universal would not have entered into this Agreement absent the provisions of this Section 4.13 and, therefore, for a period from the Closing Date until the date that is the later of (1) 18 months after the Closing Date and (2) six calendar months after the date upon which Diller ceases to be the CEO of the Partnership, USAi shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly:

        (i) engage in the Business or acquire any interest in any Person engaged in the Business; and

        (ii)(A) solicit, recruit or hire any employees of any Existing Business or the Partnership or Persons who have worked for any Existing Business or the Partnership, in each case other than employees who perform solely clerical functions for such Persons, (B) solicit or encourage any employee of any Existing Business or the Partnership to leave the employment of any Existing Business or the Partnership, in each case other than employees who perform solely clerical functions for such Persons, and (C) disclose or furnish to anyone any confidential information relating to its Existing Business or the Partnership or otherwise use such confidential information for its own benefit or the benefit of any other Person; PROVIDED that the non-solicitation provisions of clauses (A) and (B) shall be deemed not breached by any advertisement or general solicitation that is not specifically targeted at the employees or Persons referred to therein;

PROVIDED, FURTHER, that if at any time after 18 months after the Closing Date
(x) Diller shall cease to be the CEO or an officer of USAi or any of its Affiliates but shall still be the CEO of the Partnership, or (y) Diller resigns as CEO of the Partnership for Good Reason or is terminated without Cause (each, as defined in the Partnership Agreement), then the restrictions set forth in this Section 4.13(a) shall cease to apply. Notwithstanding the foregoing, USAi agrees that it shall not restructure, reorganize or take any other action in an effort to circumvent the terms or intent of this Section 4.13(a).

    (b) Section 4.13(a) shall be deemed not breached as a result of the ownership by USAi or any of its Affiliates of: (i) interests in the Partnership,
(ii) less than an aggregate of 5% of any class of stock of a Person engaged, directly or indirectly, in the Business; PROVIDED, HOWEVER, that such stock is listed on a national securities exchange, (iii) Vivendi ordinary shares as the result of the exercise of a put or a call under Section 10.03 of the Partnership Agreement, (iv) less than 10% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in the Business, and (v) the whole or any part of an acquired Person or business which carries on the Business, where less than 30% of such Person's revenues are generated by the Business, and USAi or its Affiliates will dispose of such Business within six months of its acquisition, PROVIDED that such disposition may be delayed pending receipt of required regulatory approvals.

    (c) USAi agrees that this covenant is reasonable with respect to its duration and scope. If, at the time of enforcement of this Section 4.13, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the period and scope legally permissible under such circumstances will be substituted for the period and scope stated herein.

    SECTION 4.14. USAi PARTNERSHIP INTERESTS. USAi covenants and agrees that at all times its interests in the Partnership shall be held directly by USAi or by a wholly owned direct or indirect subsidiary of USAi, PROVIDED, HOWEVER, that this covenant shall not be deemed to be breached solely as a result of the fact that Home Shopping Network, Inc. is not a wholly owned subsidiary of USAi, so long as Liberty and USAi remain the only shareholders of Home Shopping Network, Inc. and Liberty's ownership percentage of Home Shopping Network, Inc. does not increase materially.

    SECTION 4.15. OFFICERS OF THE PARTNERSHIP. Universal shall cause Diller to be appointed as the CEO and Chairman of the Partnership, as contemplated by the Partnership Agreement.

    SECTION 4.16. PARTNERSHIP AGREEMENT OBLIGATIONS. Vivendi shall comply with the terms of Section 10.03 of the Partnership Agreement and Universal shall comply with the terms of Sections 8.07 and 10.03 of the Partnership Agreement, in each case, as if it were a party to such agreement. Vivendi shall cause the general partner of the Partnership to perform all of its obligations as the general partner under the Partnership Agreement.

    SECTION 4.17. COMMITTED LLC SHARES; COMMITTED COMMON EQUITY. (a) Between the date hereof and the Closing, Universal shall not, and shall not permit any of its Affiliates to, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, the Committed LLC Shares. Any transfer of Committed LLC Shares not permitted hereby shall be null and void.

    (b) Following the Closing and until such time that the obligations in
Section 8.07 of the Partnership Agreement are satisfied, Universal and its Affiliates shall at all times retain at least 43,181,308 shares of USAi Common Stock and 13,430,000 shares of USAi Class B Common Stock (as adjusted for stock splits and the like, together, the "COMMITTED COMMON EQUITY"), in each case, free of any Liens, except Permitted Liens. To the extent that some, but not all, of the Committed Common Equity is required to satisfy Universal's obligations under the Partnership Agreement, Universal and its Affiliates shall satisfy such obligations, first out of USAi Class B Common Stock, and second out of USAi Common Stock.

    SECTION 4.18. PARTNERSHIP. (a) Universal shall ensure that the Partnership, when formed, is formed as a Delaware limited liability limited partnership, is formed for the purpose of engaging in the Transactions and for the other purposes set forth in the Partnership Agreement, and, following its formation through to the Closing, does not engage in any business activities or incur any liabilities, other than as specifically contemplated by the Transactions.

    (b) Universal shall from time to time, directly or indirectly, contribute sufficient equity to the Partnership to ensure the Partnership is able to perform all of its obligations under Sections 8.01, 8.02 and 8.06 of the Partnership Agreement.

    SECTION 4.19. SUBSTITUTE LETTERS OF CREDIT; GUARANTEES. As promptly as practicable following the date hereof, USAi shall provide to Universal a list of letters of credit, guarantees and any similar obligations of USAi and its Affiliates (other than the Contributed Subsidiaries) primarily related to USAi's Existing Business and not constituting Excluded Liabilities. Effective as of the Closing, Universal shall cause the Partnership or one of its Affiliates to procure substitute letters of credit, and shall cause the Partnership or one of its Affiliates to be substituted in all respects for any of USAi or its Affiliates (other than the Contributed Subsidiaries) with respect to any such matters.

    SECTION 4.20. USANi TAX DISTRIBUTION. A distribution (as calculated pursuant to Section 8.2 of the USANi LLC Agreement) shall be made by USANi to each Liberty Party that holds an interest in USANi prior to the exchanges of USANi Shares for Shares of USAi Common Stock contemplated by Section 2.01 of the Universal/Liberty Merger Agreement (the "TAX DISTRIBUTION"), and the proceeds of such Tax Distribution shall be distributed by such Liberty Party to its shareholder, immediately prior to any Merger involving such Liberty Party. The amount of such Tax Distribution shall be calculated in the good faith judgment of USANi based on facts known as of the date of such Tax Distribution and such Tax Distribution shall be made with respect to any taxable period (or portion thereof) of USANi (up to and including the Closing Date) and such determination shall be final and binding upon the parties. For purposes of this Section 4.20, "Liberty Party" and "Merger" shall have the meanings assigned to such terms by the Universal/Liberty Merger Agreement.

    SECTION 4.21. LEASE ARRANGEMENT. For a reasonable transition period of up to two years following the Closing (but in no event later than the date that executives of USAi's Existing Business as of the date hereof cease to occupy such premises), the Partnership shall be entitled to occupy the premises located at 8800 Sunset Boulevard, West Hollywood, California, on a rent-free basis.

    SECTION 4.22. USA NAME. The Parent Parties acknowledge that the USA Name shall be Contributed to the Partnership as of the Closing Date. Prior to the Closing the Parent Parties shall negotiate in good faith to determine how the ownership of the various logos and designs currently associated with the USA Name ("ASSOCIATED IP") shall be allocated, it being understood that (A) USAi shall be granted a perpetual, non-exclusive royalty-free license to use the USA Name in connection with its other businesses and (B) whichever Parent Party is allocated ownership of a particular piece of Associated IP will grant to the other Parent Party the right to use such Associated IP consistently with current practice and without any significant economic cost to the grantee. The Parent Parties shall work cooperatively to provide for an orderly transition and to minimize confusion resulting from the use of the USA Name by the Partnership and USAi.

    SECTION 4.23. OPTIONS AND RESTRICTED STOCK. Vivendi shall use its reasonable best efforts to ensure that each USAi Business Employee, who holds stock options to acquire USAi Common Stock, whether vested or unvested, in-the-money or underwater (the "USAi OPTIONS") and/or USAi restricted Common Stock awards (the "USAi RESTRICTED STOCK", collectively with the USAi Options, the "USAi EQUITY AWARDS"), shall be awarded, as of the Closing Date (or, if the date of forfeiture of the USAi Option is 90 days or more following the Closing Date, as soon as reasonably practicable following the applicable forfeiture date), subject to the forfeiture of any USAi Equity Award, stock options, restricted stock or other equity-based compensation in respect of Vivendi American Depositary Shares representing Vivendi ordinary shares par value E5.50 per share (the "ADSs") that have a "value" that is at least equal to the "value" of the forfeited USAi Equity Awards (the "VIVENDI REPLACEMENT AWARDS"). The Vivendi Replacement Awards shall at a minimum (a) preserve the intrinsic value (I.E., the "SPREAD") of the USAi Options that are in-the-money (relative to the fair market value of the ADSs underlying the Vivendi Replacement Awards) and the fair market value of the USAi Restricted Stock and (b) with respect to USAi Options that are underwater, have an exercise price such that the Vivendi Replacement Awards are not underwater by a greater percentage of fair market value than the underwater USAi Options, in all cases measured as of the date of grant of the Vivendi Replacement Awards. USAi represents that the maximum number of shares of USAi Restricted Stock held by USAi Business Employees that will be required to be replaced with Vivendi Replacement Awards is 57,500 shares of USAi Common Stock.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

    SECTION 5.01. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of each party to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions of each party may be waived by such party to the extent permitted by law:

    (a) Other than such Consents, registrations, declarations or filings the failure of which to obtain would not have a Material Adverse Effect, all Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions shall have been obtained or filed or shall have occurred.

    (b) No Applicable Law or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

    (c) USAi shall have received the USAi Stockholder Approvals at the USAi Stockholder Meeting.

    (d) The other parties shall have furnished such other documents relating to the corporate existence and the authority to consummate the Transactions of such other parties and their respective Affiliates, and such other matters as counsel to such party may reasonably request.

    (e) The Transaction Documents shall have been executed and delivered by each other party thereto, and the USAi Share Exchanges and the Mergers (each as defined in the Universal/Liberty Merger Agreement) shall have been consummated; PROVIDED, that USAi and Universal shall not be entitled to waive the satisfaction of the foregoing condition without the prior written approval of Liberty.

    SECTION 5.02.  ADDITIONAL CONDITIONS TO OBLIGATION OF EACH PARENT
PARTY. The obligation of each Parent Party to consummate the Transactions is further subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions of such Parent Party may be waived by such party to the extent permitted by law:

    (a) Except to the extent that the failure of such representations and warranties to be true and correct, in the aggregate, would not (after giving effect to the operation of Section 2.05) have a Material Adverse Effect: the representations and warranties of the other Parent Party made in this Agreement, without regard to any materiality or Material Adverse Effect qualification, shall be true and correct as of the date hereof and, in the case of the representations and warranties set forth in Sections 3.01, 3.02, 3.03 (only with respect to the Organizational Documents of such Parent Party), 3.05, 3.08 and 3.15, as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and such Parent Party shall have received a certificate signed by an executive officer of the other Parent Party to such effect.

    (b) The other Parent Party and its Affiliates shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by such other Parent Party or such Affiliates by the Effective Time, and such Parent Party shall have received a certificate signed by an authorized officer of such other Parent Party to such effect.

    SECTION 5.03. FRUSTRATION OF CLOSING CONDITIONS. No Parent Party may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by (i) the action or willful inaction of such party or its Affiliates, (ii) the failure of any representation or warranty of such party qualified as to materiality to be true and correct or, those not so qualified to be true and correct in all material respects, or (iii) failure to use its reasonable best efforts to cause the Closing to occur as required by Section 4.04.

                                   ARTICLE VI

                                  TERMINATION

    SECTION 6.01. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the other Transactions abandoned at any time prior to the Effective Time, whether before or after the USAi Stockholder Approvals are obtained:

        (i) by mutual written consent of the parties hereto;

        (ii) by either Parent Party if, upon a vote at a duly held USAi Stockholder Meeting or any adjournment thereof, the USAi Stockholder Approvals shall not have been obtained;

        (iii) by either Parent Party if any of the conditions to such Parent Party's obligations set forth in Article V shall have become incapable of fulfillment, and shall not have been waived by such Parent Party;

        (iv) by Universal if the USAi Board or any committee thereof shall have withdrawn or modified its approval or recommendation of this Agreement or the Transactions; or

        (v) by any party hereto, if the Closing does not occur on or prior to September 30, 2002;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (ii),
(iii) or (v) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

    (b) In the event of termination by a party pursuant to this Section 6.01, written notice thereof shall forthwith be given to the other parties, and the Transactions shall be terminated without further action by any party. If this Agreement is terminated as provided herein, each party shall return all documents and other material received from any other party relating to the Transactions, whether so obtained before or after the execution hereof.

    SECTION 6.02. EFFECT OF TERMINATION. (a) If this Agreement is terminated and the Transactions are abandoned as described in Section 6.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 3.16 relating to broker's and finder's fees, (ii)
Section 4.03 relating to the obligation of the Parent Parties to keep confidential certain information and data obtained by it from the other parties,
(iii) Section 4.05 relating to certain expenses, (iv) Section 4.07 relating to publicity, and (v) Section 6.01 and this Section 6.02 relating to termination. Nothing in this Section 6.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

    (b) If this Agreement is terminated pursuant to Section 6.01(a)(iv), then USAi shall promptly reimburse Universal and its Affiliates for all of their documented, out of pocket expenses incurred in connection with this Agreement and the other Transaction Documents, up to a limit of $15,000,000. Such reimbursement shall be paid upon demand following such termination.

                                  ARTICLE VII

                                INDEMNIFICATION

    SECTION 7.01. INDEMNIFICATION BY EACH PARENT PARTY. (a) Vivendi shall indemnify and hold harmless (x) USAi and its Affiliates and their respective officers, directors, shareholders, employees, representatives, agents or trustees and (y) the Partnership and its Affiliates and their respective officers, directors, partners, employees, representatives, agents or trustees (clauses (x) and (y) together, the "USAi INDEMNIFIED PARTIES"), from and against any Losses (other than any Losses relating to Taxes, the indemnification of which is governed solely by Section 7.02), as incurred (payable promptly upon written request), to the extent arising from, relating to or otherwise in respect of:

        (i) any breach of any representation or warranty of Universal or its Affiliates contained in any Transaction Document or any certificate delivered on behalf of Universal pursuant to Section 5.02(a) (in each case, without regard to any materiality or Material Adverse Effect qualifier contained therein);

        (ii) any failure by Universal or its Affiliates (including for purposes of this Section 7.01(a)(ii), the Partnership) to perform or fulfill any of its covenants or agreements contained in any Transaction Document (other than Sections 8.01, 8.02 and 8.06 of the Partnership Agreement);

        (iii) any fees, expenses or other payments incurred or owed by Universal or its Affiliates to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the Transactions;

        (iv) any Excluded Liability of Universal or its Affiliates; and

        (v) any dissolution or winding up of the Partnership or Bankruptcy (as defined in the Partnership Agreement) of the general partner of the Partnership, in each case at any time while the Preferred Interests (as defined in the Partnership Agreement) are outstanding;

but only (with respect to items described in Section 7.01(a)(i)) to the extent the aggregate amount of all such Losses of all such USAi Indemnified Parties exceed $150 million (the "BASKET"), PROVIDED, HOWEVER, that the Basket shall not apply to the representations contained in Section 3.18.

    (b) USAi shall indemnify and hold harmless (x) Universal and its Affiliates and their respective officers, directors, shareholders, employees, representatives, agents or trustees and (y) the Partnership and its Affiliates and their respective officers, directors, partners, employees, representatives, agents or trustees (clauses (x) and (y) together, the "UNIVERSAL INDEMNIFIED PARTIES"), from and against any Losses (other than any Losses relating to Taxes, the indemnification of which is governed solely by Section 7.02), as incurred (payable promptly upon written request), to the extent arising from, relating to or otherwise in respect of:

        (i) any breach of any representation or warranty of USAi or its Affiliates contained in any Transaction Document or any certificate delivered on behalf of USAi pursuant to Section 5.02(a) (in each case, without regard to any materiality or Material Adverse Effect qualifier contained therein);

        (ii) any failure by USAi or its Affiliates to perform or fulfill any of its covenants or agreements contained in any Transaction Document;

        (iii) any fees, expenses or other payments incurred or owed by USAi or its Affiliates to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the Transactions; and

        (iv) any Excluded Liability of USAi or its Affiliates;

but only (with respect to items described in Section 7.01(b)(i)) to the extent the aggregate amount of all such Losses of all such Universal Indemnified Parties exceed the Basket, PROVIDED, HOWEVER, that the Basket shall not apply to the representation contained in Section 3.18.

    SECTION 7.02. TAX INDEMNIFICATION BY EACH PARENT PARTY. (a) Vivendi shall be liable for, and shall indemnify and hold harmless USAi, the Partnership and their respective Affiliates from and against, the following Taxes:

        (i) any and all Taxes with respect to its Existing Business and any Taxes attributable to its ownership of USANi Shares, in each case for any taxable period ending (or deemed pursuant to Section 7.02(c) to end) on or before the Closing Date; and

        (ii) any several liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations for periods ending on or prior to the Closing Date.

    (b) In addition, Vivendi shall be liable for, and shall indemnify and hold harmless USAi and its Affiliates from and against any Tax Detriment incurred by USAi or any of its Affiliates solely as a result of (i) the breach by Universal or any of its Affiliates of any of the covenants set forth in Sections 2.07, 3.01(c), 5.05(a)(i), 5.05(a)(v) or 5.05(a)(vi) of the Partnership Agreement or
(ii) if Vivendi has
elected that any covenant set forth in Section 5.05(b) of the Partnership Agreement shall not apply, any action or inaction that would constitute a breach of such covenant.

    (c) USAi shall be liable for, and shall indemnify and hold harmless Universal, the Partnership and their respective Affiliates from and against, the following Taxes:

        (i) any and all Taxes with respect to its Existing Business (other than Taxes attributable to the ownership of USANi Shares by Universal or any of its Affiliates) for any taxable period beginning on or after February 13, 1998 (in the case of Taxes relating to USA Cable, Studios USA or their respective subsidiaries) and May 29, 1999 (in the case of Taxes relating to USA Films or its subsidiaries) and ending (or deemed pursuant to Section 7.02(c) to end) on or before the Closing Date; and

        (ii) any several liability under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations for periods beginning on or after February 13, 1998 (in the case of Taxes relating to USA Cable, Studios USA or their respective subsidiaries) and May 29, 1999 (in the case of Taxes relating to USA Films or its subsidiaries) and ending on or prior to the Closing Date.

    (d) In addition, USAi shall be liable for, and shall indemnify and hold harmless Universal and its Affiliates from and against any Tax Detriment incurred by Universal or any of its Affiliates solely as a result of the breach by USAi or any of its Affiliates of any covenant set forth in Section 2.07 or 3.01(c) of the Partnership Agreement.

    (e) (i) The Parent Parties agree that if any entity transferred to the Partnership is permitted but not required under applicable foreign, state or local Income Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period.

        (ii) For purposes hereof, in the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Tax that shall be deemed to be payable for the portion of the period ending on the Closing Date shall (i) in the case of any Taxes, other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), whether actually paid before, during, or after such period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire period, and (ii) in the case of any Taxes based upon or related to income or receipts (including but not limited to withholding Taxes), be deemed equal to the amount which would be payable if the taxable year ended on the close of business on the Closing Date. Any credits for such a period shall be prorated, based upon the fraction employed in clause (i) of the preceding sentence. Such clause (i) shall be applied with respect to Taxes for such period relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Closing Date. Principles similar to those of this
    Section 7.02(c)(ii) shall be applied in determining whether a Tax is for a taxable period beginning on or after February 13, 1998 or May 29, 1999, as applicable.

    SECTION 7.03. REFUNDS. (a) Universal and its Affiliates shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods ending (or deemed pursuant to Section 7.02(c) to end) on or before the Closing Date with respect to its Existing Business or its ownership of the USANi Shares, as the case may be.

    (b) USAi and its Affiliates shall be entitled to any refunds or credits of Taxes attributable to or arising in taxable periods ending (or deemed pursuant to Section 7.02(c) to end) on or before the

Closing Date with respect to its Existing Business (other than with respect to the USANi Shares owned by Universal or any of its Affiliates).

    SECTION 7.04. CALCULATION OF LOSSES. The amount of any Loss, Tax, or Tax Detriment for which indemnification is provided under this Article VII shall be net of any amounts actually recovered by the indemnified party (as defined in Section 7.06(a)) under insurance policies or indemnities from third parties with respect to such Loss, Tax, or Tax Detriment and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss, Tax or Tax Detriment. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to fully utilize, at the highest marginal Tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss, Tax or Tax Detriment.

    SECTION 7.05. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party (i) pursuant to Section 7.01(a)(i) or 7.01(b)(i), as the case may be, shall terminate when the applicable representation or warranty terminates pursuant to Section 7.07, (ii) pursuant to Section 7.02, shall terminate when the applicable statute of limitations expires (giving effect to any waiver, mitigation or extension thereof) and (iii) pursuant to the other clauses of Sections 7.01, shall not terminate; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 7.06 to the party to be providing the indemnification.

    SECTION 7.06. PROCEDURES; EXCLUSIVITY. (a) In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the indemnified party (a "THIRD PARTY CLAIM"), such indemnified party must notify the indemnifying party in writing (and in reasonable detail) of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

    (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; PROVIDED, HOWEVER, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses incurred from and after the date of such assumption by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request and at its expense) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim (or, in the case of any Third Party Claim with respect to Taxes, as to which the indemnifying party acknowledges in writing its obligation to make payment in full), that releases the indemnified party completely in connection with such Third Party Claim (or, in the case of any Third Party Claim with respect to Taxes, as to which the indemnifying party acknowledges in writing its obligation to make payment in full) and that would not otherwise materially and adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages.

    (c) In the event any indemnified party should have a claim against any indemnifying party under this Article VII that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. So long as the indemnified party provides notification to the indemnifying party prior to the termination of the obligation to indemnify as set forth in Section 7.05, the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under this Article VII, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure. The indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of any dispute with respect to such a claim and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

    (d) After the Closing, Section 7.01 shall constitute the exclusive remedy for any misrepresentation or breach of warranty contained in this Agreement.

    SECTION 7.07. SURVIVAL. The representations, warranties, covenants and agreements contained in the Transaction Documents or in any certificates delivered pursuant to Section 5.02(a) shall survive the Closing and shall terminate on March 31, 2003, except for those contained in Section 3.18, which shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extensions thereof). Notwithstanding the foregoing, those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

                                  ARTICLE VIII

                                 MISCELLANEOUS

    SECTION 8.01. APPROVAL OF TRANSACTIONS. By execution of this Agreement, each of the parties hereto approves and consents, in each case on its own behalf and on behalf of its Affiliates, to the Transactions (including in respect of any transaction to be taken after the Closing in respect of USAi Shares under
Section 8.07 of the Partnership Agreement) and the actions necessary to be taken by USAi, USANi and their respective Affiliates in connection therewith, for all purposes under the Investment Agreement, the Governance Agreement, the Stockholders Agreement and the USANi LLC Agreement and all other agreements to which it or its Affiliates is a party that provides the right to consent to USAi's entering into the Transactions. Each of Diller, Universal and Liberty hereby waives any right of first refusal or tag along right and any restriction on Transfer (as defined in the Stockholders Agreement) relating to the Transactions; provided that (x) Liberty will be entitled to exercise its preemptive rights in accordance with the Governance Agreement with respect to the Warrants to be issued to Universal pursuant to this Agreement and (y) nothing herein shall be deemed to constitute a waiver or consent of Diller or Liberty of his or its rights under the Stockholders Agreement or the Governance Agreement with respect to transactions relating to Transfers of USAi Shares occurring after the Closing Date (other than delivery by Universal or its Affiliates of USAi Shares in accordance with Section 8.07 of the Partnership Agreement).

    SECTION 8.02. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing (including a facsimile or similar writing) and shall be given to a party hereto at the address or facsimile number set forth for such party on Schedule 8.02 or as such party shall at any time otherwise specify by notice to each of the other parties to such agreement or instrument. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (ii) if given by mail, five Business Days (or, if to an address outside the United States, ten calendar days) after such communication is deposited in the United States mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant hereto.

    SECTION 8.03. NO THIRD PARTY BENEFICIARIES. The terms of this Agreement are not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto, other than (i) with respect to the provisions of Article VII hereof, each indemnified person and
(ii) with respect to Section 4.13, the Partnership.

    SECTION 8.04. WAIVER. No failure by any party to this Agreement to insist upon the strict performance of any covenant, agreement, term or condition hereof or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any party to this Agreement, by notice given in accordance with Section 8.02, may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations under this Agreement, or any duty, obligation or covenant of any other party hereto. No waiver shall affect or alter the remainder of this Agreement and each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. Subject to Section 7.06(d), the rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

    SECTION 8.05. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    SECTION 8.06. INTEGRATION. This Agreement and the other Transaction Documents (including the schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, and no covenant, representation or condition not expressed in such Transaction Documents shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

    SECTION 8.07. HEADINGS. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

    SECTION 8.08. COUNTERPARTS. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

    SECTION 8.09. SEVERABILITY. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    SECTION 8.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

    SECTION 8.11. JURISDICTION. Each party to this Agreement irrevocably submits to the jurisdiction of (i) the courts of the State of Delaware, New Castle County, and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding (other than suits, actions or other proceedings arising solely out of the Universal/Liberty Merger Agreement) arising out of this Agreement or the Transactions. Each party agrees to commence any such action, suit or proceeding either in the courts of the State of Delaware, New Castle County or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the District Court for the District of Delaware. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address in accordance with Section 8.02 shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section
8.11. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in (i) the courts of the State of Delaware, New Castle, or
(ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    SECTION 8.12. SPECIFIC PERFORMANCE. Each of the parties to this Agreement agrees that the other parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching parties may be entitled, at law or in equity, the nonbreaching parties (or the Partnership, in the case of Section 4.13) may be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

    SECTION 8.13. AMENDMENTS. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto at any time before or after receipt of the USAi Stockholder Approvals, PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders.

    SECTION 8.14. INTERPRETATION. References in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. References to Schedules shall be deemed to be references to the respective Schedules of USAi and Universal, as applicable. All Annexes, Exhibits and Schedules attached to this Agreement shall be deemed incorporated therein as if set forth in full therein. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                                       VIVENDI UNIVERSAL, S.A.,

                                                       By     /s/ JEAN-MARIE MESSIER
                                                              ----------------------------------------
                                                              Name:     Jean-Marie Messier
                                                              Title:    Chairman and Chief Executive
                                                                        Officer

                                                       UNIVERSAL STUDIOS, INC.,

                                                       By     /s/ GUILLAUME HANNEZO
                                                              ----------------------------------------
                                                              Name:     Guillaume Hannezo
                                                              Title:    Special Power of Attorney

                                                       USA NETWORKS, INC.,

                                                       By     /s/ JULIUS GENACHOWSKI
                                                              ----------------------------------------
                                                              Name:     Julius Genachowski
                                                              Title:    Senior Vice President and
                                                                        General Counsel

                                                       USANi LLC,

                                                       By     /s/ JULIUS GENACHOWSKI
                                                              ----------------------------------------
                                                              Name:     Julius Genachowski
                                                              Title:    Senior Vice President and
                                                                        General Counsel

                                                       LIBERTY MEDIA CORPORATION,

                                                       By     /s/ ROBERT R. BENNETT
                                                              ----------------------------------------
                                                              Name:     Robert R. Bennett
                                                              Title:    President

                                                       Only for purposes of Sections 2.03(a)(iv),
                                                       2.03(a)(v), 2.03(a)(vii), 2.07, 4.10(d) and 8.01:

                                                       BARRY DILLER,

                                                                            /s/ BARRY DILLER
                                                                ---------------------------------------

                                                                         ANNEX A

    The terms defined below have the meanings set forth below for all purposes of this Agreement, and such meanings shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of the foregoing, (i) USANi and its Affiliates shall be deemed to be Affiliates of USAi, (ii) none of USAi, USANi or any of their respective Affiliates shall be deemed to be an Affiliate of Universal, (iii) none of Diller, Universal, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of USAi and (iv) none of USAi or Universal or any of their respective Affiliates shall be deemed to be an Affiliate of the Partnership.

    "ANCILLARY DISTRIBUTION AGREEMENTS" shall mean the Home Video Distribution Agreement, the Other Business Rights Agreement and the Music Administration Agreement.

    "APPLICABLE LAW" shall have the meaning set forth in Section 3.03.

    "BALANCE SHEET" shall have the meaning set forth in Section 3.06(b).

    "BASKET" shall have the meaning set forth in Section 7.01(a).

    "BUSINESS" means the operation, programming or delivery of any general or genre-based entertainment television channel (irrespective of how such channel is delivered to the customer, including delivery by cable, satellite, the internet or other technologies), the production and distribution of entertainment television programming and feature films and any other business to be Contributed to the Partnership as of the Closing Date, including any reasonably foreseeable entertainment-focused extensions of such businesses after such date that are programming or film-oriented, other than in a transactional context. The term "Business" shall not include (i) television channels (irrespective of how such channel is delivered to the customer, including delivery by cable, satellite, the internet or other technologies) which are consumer transaction-oriented, such as Home Shopping Network, America's Store and USAi's planned travel network or which provide informational services which lend themselves to commerce (such as Travel Channel, Home & Garden Television, the Food Network, and Do It Yourself) or which otherwise serve as a means of introducing, starting or promoting transactional services, including transaction-oriented television channels whose primary focus is the provision of electronic retailing, auction services or gaming/gambling services or (ii) electronic commerce and retailing, information and services.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a United States Federal holiday.

    "CEO" means chief executive officer.

    "CLOSING" and "CLOSING DATE" shall have the meanings set forth in Section 2.06.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITTED LLC SHARES" shall have the meaning set forth in Section 2.02.

    "CONSENT" shall have the meaning set forth in Section 3.03.

    "CONTRACTS" means all contracts, agreements, commitments and other legally binding arrangements, whether oral or written.

    "CONTRIBUTE" means to contribute, assign, transfer, convey and deliver, and "CONTRIBUTING" and "CONTRIBUTED" shall have correlative meanings.

    "CONTRIBUTED ASSETS" means, with respect to any Parent Party, all the business, properties, assets, goodwill and rights of such Parent Party and its Affiliates of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by such Parent Party or its Affiliates immediately prior to the Effective Time and used, held for use or intended to be used primarily in the operation or conduct of its Existing Business, other than Excluded Assets, including (i) Real Property, (ii) tangible personal property and interests therein, including machinery, equipment, furniture and vehicles, (iii) Inventory, (iv) Licenses, (v) Investments, (vi) accounts receivable on the Closing Date arising out of the operation or conduct of its Existing Business, (vii) Intangible Property, (viii) Contracts, (ix) credits, prepaid expenses, deferred charges, advance payments, security deposits and other prepaid items, (x) rights, claims and credits to the extent relating to any other Contributed Asset or Contributed Liability, including such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of such Parent Party or its Affiliates in respect of any other Contributed Asset or Contributed Liability, (xi) Records, (xii) goodwill generated by or associated with its Existing Business and (xiii) in the case of USAi, the USA Name.

    "CONTRIBUTED LIABILITIES" means with respect to any Parent Party, (i) the liabilities, obligations and commitments contained in the Contracts primarily relating to such Parent Party's Existing Business, (ii) all accounts payable of such Parent Party and its Affiliates arising primarily out of the operation or conduct of its Existing Business prior to the Closing and (iii) all other liabilities, obligations and commitments of such Parent Party or its Affiliates of any nature whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, arising primarily out of the operation or conduct of its Existing Business before, on or after the Closing Date.

    "CONTRIBUTED SUBSIDIARIES" means, with respect to USAi only, (i) New-U Studios Inc., (ii) Studios USA, (iii) Tier One Subsidiary, Inc., (iv) USA Cable,
(v) USA Films, (vi) USA Networks Partner LLC and (vii) USA Television Production Group LLC.

    "DILLER" shall have the meaning set forth in the Preamble.

    "DISTRIBUTION AGREEMENTS" means the Domestic Television Distribution Agreement and the International Television Distribution Agreement.

    "DGCL" means the Delaware General Corporation Law, as amended from time to time.

    "DOMESTIC TELEVISION DISTRIBUTION AGREEMENT" means the Domestic Television Distribution Agreement, dated as of February 12, 1998, by and between USAi and Universal.

    "EFFECTIVE TIME" means the time at which the Closing shall have occurred.

    "EXCHANGE AGREEMENT" means the Exchange Agreement dated as of October 19, 1997, by and among USAi, Universal, for itself and on behalf of certain of its subsidiaries and Liberty, for itself and on behalf of certain of its subsidiaries.

    "EXCLUDED ASSETS" means, with respect to any Parent Party, (i) all rights of such Parent Party under the Transaction Documents, (ii) all Records prepared for the purpose of the Transactions, (iii) all financial and tax records relating to such Parent Party's Existing Business that form part of its general ledger and
(iv) all rights, claims and credits of such Parent Party and its Affiliates to the extent relating to any Excluded Asset or Excluded Liability, including such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of such Parent Party or its Affiliates in respect of any other Excluded Asset or Excluded Liability. For the avoidance of doubt, with respect to USAi, the Excluded Assets shall include any and all outstanding obligations to USAi pursuant to the Non-Negotiable Promissory Note, dated May 28, 1999, between Universal Studios Holding I Corp., as borrower and USAi, as lender, in the principal amount of $200 million.

    "EXCLUDED LIABILITY" means, with respect to any Parent Party, any (i) liability, obligation or commitment of such Parent Party that is not a Contributed Liability, (ii) any liability, commitment or obligation of an entity this is being Contributed to the Partnership to guarantee, indemnify or otherwise be liable for any obligation of USAi, Universal or any of their respective Affiliates that are not being Contributed to the Partnership or (iii) any liability, obligation or commitment under (A) the Warrant Agreements dated as of March 2, 1992 between Savoy Pictures and Allen & Co. or (B) the Warrant Agreement dated as of April 20, 1994, by and between Savoy Pictures Entertainment Inc., GkH Partners, L.P. and GkH Private Limited.

    "EXISTING BUSINESS" means, (i) with respect to Universal, the filmed entertainment, television and recreation businesses of Universal Studios, Inc., Centenary Holding N.V., and Universal Pictures International B.V. (excluding, for the avoidance of doubt all Universal Music Group and VU-Net businesses) in each case as conducted by such entities immediately prior to the Effective Time, and (ii) with respect to USAi, the programming, television distribution, cable networks and film businesses as conducted by USAi and its Affiliates immediately prior to the Effective Time (including, for the avoidance of doubt, USA Cable, USA Films and Studios USA), other than the business described in the second sentence of the definition of "Business".

    "EXPEDIA AGREEMENT" means the Amended and Restated Agreement and Plan of Recapitalization and Merger by and among USAi, Expedia, Inc., Taipei, Inc., Microsoft Corporation and Microsoft E-Holdings, Inc., dated as of July 15, 2001.

    "GOVERNANCE AGREEMENT" means (i) with respect to periods prior to the Closing Date, the Governance Agreement among Universal, USAi, Liberty and Diller dated as of October 19, 1997 and (ii) with respect to periods on or after the Closing Date, the Amended and Restated Governance Agreement dated as of December 16, 2001, among USAi, Universal, Liberty, Diller and Vivendi.

    "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section 3.03.

    "HOME VIDEO DISTRIBUTION AGREEMENT" means the Home Video Distribution Agreement, dated as of February 12, 1998, between USAi and Universal Studios Home Video, Inc.

    "INCOME TAX" means all Taxes based on or measured by net income.

    "INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.06(a).

    "INTANGIBLE PROPERTY" means, with respect to an Existing Business, (i) any intellectual property asset of such Existing Business (other than such property licensed to such Existing Business), with a value, as reflected on such party's balance sheet, of $10 million or more and (ii) all material patents, trademarks, trade names, service marks, brand marks, brand names, proprietary computer programs, proprietary databases, industrial design, copyrights or any pending application therefor.

    "INTERNATIONAL TELEVISION DISTRIBUTION AGREEMENT" means the International Television Distribution Agreement, dated as of February 12, 1998, by and between USAi and Universal.

    "INVENTORY" means raw materials, work-in-process, finished goods, supplies, parts, spare parts and other inventories.

    "INVESTMENT AGREEMENT" means the Investment Agreement dated as of October 19, 1997, as amended and restated as of December 18, 1997, among, Universal, for itself and on behalf of certain of its subsidiaries, USAi, HSN, Inc. and Liberty, for itself and on behalf of certain of its subsidiaries.

    "INVESTMENTS" means partnership interests and any other equity interest in any corporation, company, limited liability company, partnership, joint venture, trust or other business association, including the Contributed Subsidiaries.

    "JUDGMENT" shall have the meaning set forth in Section 3.03.

    "LIBERTY" shall have the meaning set forth in the Preamble.

    "LIBERTY EXCHANGE AGREEMENT" means the Exchange Agreement dated as of December 20, 1996 by and between Silver King Communications, Inc. and Liberty HSN, Inc.

    "LICENSES" means all licenses, permits, construction permits, registrations, and other authorizations issued by any Governmental Entity for use in connection with the conduct of the business or operations of the relevant business, and all applications therefor, together with any renewals, extensions, modifications, or additions thereto between the date of this Agreement and the Closing Date.

    "LIEN" means any pledge, encumbrance, security interest, purchase option, call or similar right.

    "LOSS" means any loss, liability, claim, damage or expense (including reasonable legal fees and expenses).

    "MATERIAL ADVERSE EFFECT" means, with respect to any applicable representation or warranty of a Parent Party, a material adverse effect on (x) the business, assets, financial condition or results of operations of such Parent Party's Existing Business or (y) such Parent Party's and its Affiliates' ability to perform their obligations under any Transaction Document to which it is, or is specified to be, a party as of the date hereof, other than any such effect arising our of or resulting from general economic conditions, or from changes in or generally affecting the industries in which such Parent Party's Existing Business operates, or as a result of the September 11, 2001 terrorist attacks, their aftermath or any similar events.

    "MATERIAL CONTRACTS" means Contracts of USAi's Existing Business as of the date hereof which (i) at the time entered into, were outside the ordinary course of business as then conducted by such Existing Business, or (ii) are (A) cable television system affiliation agreements covering one million or more subscribers (in any individual case) providing for payments to and from cable television system operators in excess of $1 million in any twelve-month period,
(B) Contracts (other than with writer producers) with respect to the production, development, broadcast or distribution, of television programs with respect to which such Existing Business has a commitment to pay in excess of $10 million,
(C) agreements with writer producers with respect to which such Existing Business has a commitment to pay in excess of $2 million per year, or (D) agreements to buy or sell advertising where the required payments to or from such Existing Business are in excess of $10 million.

    "MATERIAL REAL PROPERTY" means all of the Real Property attributed to USAi's Existing Business, providing individually for annual lease payments in excess of $3 million.

    "MUSIC ADMINISTRATION AGREEMENT" means the Music Administration Agreement, dated as of February 12, 1998, between USAi and MCA Music Publishing.

    "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person at any time, such Person's certificate or articles of incorporation, corporate statutes, by-laws, memorandum and articles of association, certificate of formation of limited liability company, limited liability company agreement, and other similar organizational or constituent documents, as applicable, in effect at such time.

    "OTHER BUSINESS RIGHTS AGREEMENT" means the Other Business Rights Agreement, dated as of February 12, 1998, between USAi and Universal.

    "PARENT PARTY" means each or any of Universal and USAi.

    "PARTNERSHIP" means the Delaware limited liability limited partnership to be formed pursuant to the Partnership Agreement.

    "PARTNERSHIP AGREEMENT" means the Partnership Agreement, dated as of the Closing Date, by and between USAi, USAi Sub, Universal and Diller in substantially the form of Exhibit A hereto.

    "PERMITTED LIENS" shall mean, collectively, (i) all statutory or other liens for taxes or assessments which are not yet due or the validity of which is being contested in good faith by appropriate proceedings, (ii) all mechanics', material men's, carriers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business, which allege unpaid amounts that are less than 30 days delinquent or which are being contested in good faith by appropriate proceedings, and (iii) all other Liens which do not materially detract from or materially interfere with the marketability, value or present use of the asset subject thereto or affected thereby.

    "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

    "PROCEEDINGS" shall have the meaning set forth in Section 3.14.

    "PROXY STATEMENT" means the proxy or information statement relating to the approval and authorization of the Transactions by the stockholders of USAi.

    "REAL PROPERTY" means real estate and buildings and other improvements thereon and leases and leasehold interests, leasehold improvements, fixtures and trade fixtures.

    "RECORDS" means books of account, ledgers, general financial, accounting, tax and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals, and customer and supplier correspondence (in all cases, in any form or medium).

    "REFERENCE DATE" is defined in Section 2.04(i)(B).

    "RETURNS" means returns, reports and forms required to be filed with any domestic or foreign taxing authority.

    "SEC" means the United States Securities and Exchange Commission.

    "SEC REPORTS" means, (i) with respect to USAi, the annual report of USAi on Form 10-K and (ii) with respect to Universal, the annual report of Vivendi on Form 20-F, in each case, in respect of the fiscal year ended December 31, 2000, and each report, schedule, proxy, information statement or registration statement (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by USAi or Vivendi, as applicable, with the SEC following December 31, 2000, and on or before the date of this Agreement.

    "SPECIAL COMMITTEE" shall have the meaning set forth in Section 3.02.

    "STOCKHOLDERS AGREEMENT" means (i) with respect to periods prior to the Closing Date, the Stockholders Agreement among Universal, Liberty, Diller, USAi and The Seagram Company Limited dated as of October 19, 1997 and (ii) with respect to periods on or after the Closing Date, the Amended and Restated Stockholders Agreement dated as of December 16, 2001 among Universal, Liberty, Diller, USAi and Vivendi.

    "STUDIOS USA" means Studios USA LLC.

    "TAX DETRIMENT" means, with respect to any Taxes incurred as a result of the recognition of income or gain by an indemnified party in a taxable period(s) earlier than the taxable period(s) in which such income or gain would otherwise have been recognized by such party solely as a result of an action or inaction by an indemnifying party, the excess, if any, of (i) the net present value of such Taxes incurred by the indemnified party in such earlier taxable period(s) over (ii) the net present value of the Taxes that would otherwise have been incurred in such later taxable period, assuming (i) a discount rate equal to USAi's borrowing rate in effect as of the time such net present values are calculated and (ii) that for all taxable years, the indemnified party is fully taxable at the highest applicable marginal U.S. federal income tax rate and the highest applicable marginal income and franchise tax rates of the state, local and foreign jurisdictions in which the Partnership or any of its subsidiaries conducts business (assuming full deductibility of state and local taxes, and full credit ability and deductibility of foreign taxes, for U.S. federal (and if applicable state and local) income tax purposes).

    "TAXES" means (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

    "TAXING AUTHORITY" means any government authority having jurisdiction over the assessment, determination, collection or other imposition of Tax.

    "THIRD PARTY CLAIM" shall have the meaning set forth in Section 7.06(a).

    "TRANSACTION AFFILIATES" means, (i) with respect to USAi, the Contributed Subsidiaries, USANi and USANi Sub, and (ii) with respect to Universal, Vivendi.

    "TRANSACTION DOCUMENTS" means this Agreement, the Partnership Agreement, the Warrant Agreement, the Universal/Liberty Merger Agreement, the Stockholders Agreement and the Governance Agreement, collectively.

    "TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

    "TRANSFER TAX" shall have the meaning set forth in Section 4.05(b).

    "UNIVERSAL" shall have the meaning set forth in the Preamble.

    "UNIVERSAL CONTRIBUTED INTERESTS" means such entity or entities that, as of the Effective Time, will own all of Universal's Contributed Assets.

    "UNIVERSAL/LIBERTY MERGER AGREEMENT" means the Agreement and Plan of Merger and Exchange, among Vivendi, Universal, Light France Acquisition 1, S.A.S., the merger subsidiaries listed on the signature page thereto, Liberty Media Corporation, Liberty Programming Company LLC, Liberty Programming France, Inc. and the Liberty holding entities listed on the signature page thereto, dated as of December 16, 2001.

    "USA CABLE" means the cable network business of USAi and its Affiliates, including the USA Cable Network, the S-F Cable Network, Trio, Newsworld International and Crime Channel.

    "USA FILMS" means USA Films LLC.

    "USA NAME" means "USA Networks", including the presentation of words on the cable network and promotional materials.

    "USAi" shall have the meaning set forth in the Preamble.

    "USAi BENEFIT ARRANGEMENTS" shall have the meaning set forth in Section 3.19(a).

    "USAi BOARD" means the board of directors of USAi.

    "USAi BUSINESS EMPLOYEES" shall have the meaning set forth in Section
3.19(a).

    "USAi CLASS B COMMON STOCK" shall have the meaning set forth in Section 3.04(a).

    "USAi COMMON EQUITY" means USAi Common Stock and USAi Class B Common Stock.

    "USAi COMMON STOCK" means the common stock, par value $.01 per share, of USAi.

    "USAi PENSION PLANS" shall have the meaning set forth in Section 3.19(b).

    "USAi PREFERRED STOCK" shall have the meaning set forth in Section 3.04(a).

    "USAi SEC DOCUMENTS" shall have the meaning set forth in Section 3.06(a).

    "USAi SHARES" shall have the meaning set forth in Section 3.04(a).

    "USAi STOCKHOLDER APPROVALS" means (i) the authorization of the Transactions at an annual or special meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock, by voting power and by number of shares, which is not owned by Universal, Liberty or Diller or their respective Affiliates and
(ii) the approval of the Transactions at an annual or special meeting by a majority of the votes cast by the shareholders of USAi pursuant to Rule 4350 of the National Association of Securities Dealers, Inc.

    "USAi STOCKHOLDERS MEETING" shall have the meaning set forth in Section 4.10(b).

    "USANi" shall have the meaning set forth in the Preamble.

    "USANi CONTRIBUTED INTERESTS" means (i) an 83.48% membership interest in USA Networks Partner LLC held by USANi Sub, (ii) 100% of the stock of Tier One Subsidiary, Inc., which is held by New-U Studios Holdings, Inc., (iii) 100% of the capital stock of New-U Studios Inc., which is held by New-U Studios Holdings, Inc., (iv) a 42.48% membership interest in Studios USA held by USANi Sub, (v) a 0.3% membership interest in Studios USA held by New-U Studios Inc.,
(vi) a 1% membership interest in USA Networks Partner LLC held by Tier One Subsidiary, Inc. and (vii) a 100% membership interest in USA Television Production Group LLC held by USANi Sub.

    "USANi DISTRIBUTED INTERESTS" means the USANi Universal Distributed Interests and the USANi Liberty Distributed Interests.

    "USANi LIBERTY DISTRIBUTED INTERESTS" means a 15.52% membership interest in USA Networks Partner LLC held by USANi Sub.

    "USANi UNIVERSAL DISTRIBUTED INTERESTS" means (i) USANi Sub's 50% partnership interest in USA Cable, and (ii) a 57.22% membership interest in Studios USA held by USANi Sub.

    "USANi SHARES" means the shares representing a proportionate interest in the capital and profits and losses of USANi.

    "USANi SUB" means USANi Sub LLC, a Delaware limited liability company.

    "USANi LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of USANi LLC dated as of February 12, 1998.

    "VIVENDI" shall have the meaning set forth in the Preamble.

    "WARRANT AGREEMENT" means the Equity Warrant Agreement between USAi and The Bank of New York substantially in the form of Exhibit B hereto.

    "WARRANTS" means the warrants to purchase USAi Common Stock on the terms set forth in the Warrant Agreement.

                                                                      APPENDIX B

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                                    FORM OF
                LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT

                                       OF

                      VIVENDI UNIVERSAL ENTERTAINMENT LLLP

                          DATED AS OF /      /, 2002,

                                  BY AND AMONG

                                [UNIVERSAL SUB],

                              USA NETWORKS, INC.,

                                 USANi SUB LLC

                                      AND

                                  BARRY DILLER

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                  PAGE
                                                                --------

                                ARTICLE I
                          Definitions and Usage

  SECTION 1.01. Definitions...................................     B-5
  SECTION 1.02. Terms and Usage Generally.....................    B-10

                                ARTICLE II
                             The Partnership

  SECTION 2.01. Effectiveness of this Agreement...............    B-11
  SECTION 2.02. Formation.....................................    B-11
  SECTION 2.03. Name..........................................    B-11
  SECTION 2.04. Term..........................................    B-11
  SECTION 2.05. Registered Agent and Registered Office........    B-11
  SECTION 2.06. Purposes......................................    B-11
  SECTION 2.07. Treatment as Partnership......................    B-11

                               ARTICLE III
                     Capital Contributions; Partners

  SECTION 3.01. Initial Capital Contributions.................    B-11
  SECTION 3.02. Admission of Partners.........................    B-12
  SECTION 3.03. Substitute Partners and Additional Partners...    B-12

                                ARTICLE IV
                                 Reports

  SECTION 4.01. Reports to Partners...........................    B-12
  SECTION 4.02. Tax Information...............................    B-13
  SECTION 4.03. Other Information.............................    B-13

                                ARTICLE V
                           Preferred Interests

  SECTION 5.01. General.......................................    B-13
  SECTION 5.02. Ranking.......................................    B-13
  SECTION 5.03. PIK Accretion.................................    B-14
  SECTION 5.04. Consent Right.................................    B-14
  SECTION 5.05. Negative Covenants............................    B-14
  SECTION 5.07. No Other Consent Rights.......................    B-15

                                ARTICLE VI
                             Common Interests

  SECTION 6.01. General.......................................    B-16
  SECTION 6.02. Issuances of Common Interests After the
  Closing Date................................................    B-16
  SECTION 6.03. Preemptive Rights.............................    B-16
  SECTION 6.04. Other Issuances of Common Interests...........    B-17
  SECTION 6.05. Contribution of Assets or Capital Stock by
  Universal Sub...............................................    B-17
  SECTION 6.06. Consent Right.................................    B-18
  SECTION 6.07. Assignee of Diller Common Interests...........    B-18

                                                                  PAGE
                                                                --------

                               ARTICLE VII
     Capital Accounts, Allocations of Profit and Loss and Tax Matters

  SECTION 7.01. Capital Accounts..............................    B-18
  SECTION 7.02. Allocations of Net Income and Net Loss........    B-19
  SECTION 7.03. Allocations of Net Income and Net Loss for
  Federal Income Tax Purposes.................................    B-20
  SECTION 7.04. Allocation of the Partnership Debt............    B-20
  SECTION 7.05. Elections.....................................    B-20
  SECTION 7.06. Fiscal Year...................................    B-20
  SECTION 7.07. Withholding Requirements......................    B-20
  SECTION 7.08. Tax Matters Partner...........................    B-21

                               ARTICLE VIII
                              Distributions

  SECTION 8.01. Distributions.................................    B-21
  SECTION 8.02. Tax Distributions.............................    B-21
  SECTION 8.03. General Limitations...........................    B-21
  SECTION 8.04. Distributions in Kind.........................    B-21
  SECTION 8.05. Closing Date Distribution.....................    B-22
  SECTION 8.06. Distribution Upon Maturity of Class A
  Preferred Interests.........................................    B-22
  SECTION 8.07. Put/Call Rights with Respect to Class B
  Preferred Interests.........................................    B-22

                                ARTICLE IX
                      Management of the Partnership

  SECTION 9.01. General Partner...............................    B-22
  SECTION 9.02. Board; Representatives; Chairman..............    B-23
  SECTION 9.03. Expenses......................................    B-23
  SECTION 9.04. Agreement Not To Compete......................    B-23

                                ARTICLE X
                          Transfers of Interests

  SECTION 10.01. Restrictions on Transfers....................    B-24
  SECTION 10.02. Transfers Permitted at any Time..............    B-25
  SECTION 10.03. Put/Call.....................................    B-25
  SECTION 10.04. Tag-Along for Limited Partners for Transfers
  by Universal................................................    B-28

                                ARTICLE XI
                   Limitation on Liability, Exculpation

  SECTION 11.01. Limitation on Liability......................    B-29
  SECTION 11.02. Exculpation..................................    B-29
  SECTION 11.03. Partnership Opportunities....................    B-29
  SECTION 11.04. Indemnification..............................    B-30

                               ARTICLE XII
          Events of Withdrawal; Bankruptcy of a General Partner

  SECTION 12.01. Events of Withdrawal.........................    B-30
  SECTION 12.02. Bankruptcy of a General Partner..............    B-30

                                                                  PAGE
                                                                --------

                               ARTICLE XIII
                       Dissolution and Termination

  SECTION 13.01. Dissolution..................................    B-31
  SECTION 13.02. Winding Up of the Partnership................    B-32
  SECTION 13.03. Distribution of Property.....................    B-32
  SECTION 13.04. Claims of Partners...........................    B-32
  SECTION 13.05. Termination..................................    B-32

                               ARTICLE XIV
                              Miscellaneous

  SECTION 14.01. Notices......................................    B-33
  SECTION 14.02. No Third Party Beneficiaries.................    B-33
  SECTION 14.03. Waiver.......................................    B-33
  SECTION 14.04. Integration..................................    B-33
  SECTION 14.05. Headings.....................................    B-33
  SECTION 14.06. Counterparts.................................    B-33
  SECTION 14.07. Severability.................................    B-33
  SECTION 14.08. Applicable Law...............................    B-33
  SECTION 14.09. Jurisdiction.................................    B-33

  SCHEDULES
  Schedule A--Partners
  Schedule B--Initial Capital Contributions

           LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT of VIVENDI UNIVERSAL ENTERTAINMENT LLLP (the "PARTNERSHIP") dated as of
       /      /, 2002, by and among [UNIVERSAL SUB], a Delaware
       corporation and a wholly owned subsidiary of Universal ("UNIVERSAL SUB"), as general partner, and USA NETWORKS, INC., a Delaware corporation ("USAi"), USANi SUB LLC, a Delaware limited liability company ("USANi SUB"), and Barry Diller ("DILLER"), as limited partners.

                             PRELIMINARY STATEMENT

    WHEREAS the parties hereto (or Affiliates thereof) are parties to the Transaction Agreement (the "TRANSACTION AGREEMENT") dated as of December 16, 2001 by and among Vivendi, Universal, USAi, USANi LLC, a Delaware limited liability company, Liberty and Diller; and

    WHEREAS, the parties hereto desire to form a limited liability limited partnership.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND USAGE

    SECTION 1.01. DEFINITIONS. The terms shall have the following meanings for purposes of this Agreement:

    "ADDITIONAL PARTNER" means any Person admitted as a Partner of the Partnership pursuant to Section 3.03 in connection with the new issuance of a Common Interest to such Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person. For purposes of the foregoing, (i) USANi and its Affiliates shall be deemed to be Affiliates of USAi, (ii) none of USAi, Universal or Diller, or any of their respective Affiliates, shall be deemed to be Affiliates of one another, and (iii) none of USAi, Universal or Diller, or any of their respective Affiliates, shall be deemed to be an Affiliate of the Partnership.

    "AGREEMENT" means this Limited Liability Limited Partnership Agreement, as the same may be amended or restated from time to time.

    "APPRAISED VALUE" of a Common Interest means (x) the Participation Percentage of such Common Interest multiplied by (y) the private market value of the Partnership taken as a whole; PROVIDED, HOWEVER, that such valuation shall not assume the value of the Partnership in an "auction" proceeding, and any valuation methodology shall exclude any acquisition of similar assets or businesses at a uniquely high valuation due to a purchaser's strategic need to acquire such assets or businesses.

    "BANKRUPT PARTNER" is defined in Section 12.02(a).

    "BANKRUPTCY" of a Person means (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, whether foreign or domestic, or such Person's filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Person of any assignment for the benefit of its creditors or the admission by such Partner in writing of its inability to pay its debts as they mature or (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangements, composition, dissolution or readjustment of its debts or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period. This definition of "Bankruptcy" is intended to replace the bankruptcy related events set forth in Sections 17-402(a)(4) and
(a)(5) of the Delaware Act.

    "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended.

    "BENEFICIAL OWNER" and "BENEFICIAL OWNERSHIP" have the meanings set forth in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have Beneficial Ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent event.

    "BOARD" is defined in Section 9.02(b).

    "BUSINESS" means any of the programming, television distribution, cable network, film and theme park businesses.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a U.S. Federal holiday.

    "CALL" means the USAi Call or the Diller Call.

    "CAPITAL ACCOUNT" is defined in Section 7.01(a).

    "CAPITAL CONTRIBUTION" means, with respect to any Partner, any capital contribution made by such Partner to the Partnership pursuant to Section 3.01 or 6.02.

    "CAUSE" means (i) the conviction of, or pleading guilty to, any felony, or
(ii) the willful, continued and complete failure to attend to managing the business affairs of the Partnership, after written notice of such failure from the General Partner and reasonable opportunity to cure.

    "CHAIRMAN" is defined in Section 9.02(b).

    "CLASS A PREFERRED INTERESTS" is defined in Section 5.01(a).

    "CLASS B PREFERRED CONSIDERATION" is defined in Section 8.07.

    "CLASS B PREFERRED INTERESTS" is defined in Section 5.01(b).

    "CLOSING" means the closing of the transactions contemplated by the Transaction Agreement.

    "CLOSING DATE" means the date of the Closing.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMON INTEREST" means a partnership interest in the Partnership that is not a Preferred Interest.

    "CONSOLIDATED TANGIBLE NET WORTH" means total assets of the Partnership and its consolidated subsidiaries, determined in accordance with U.S. generally accepted accounting principles, giving effect to purchase accounting, and deducting therefrom consolidated current liabilities and, to the extent otherwise included, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses and other intangible items.

    "CONTROL", with reference to any Person, means the Beneficial Ownership of a majority of the outstanding voting power (or equivalent) of such Person and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

    "COVERED PERSON" means (i) each Partner, (ii) each Affiliate of a Partner,
(iii) each Representative and each officer, director, shareholder, partner, employee, member, manager, representative, agent or trustee of a Partner or of an Affiliate of a Partner and (iv) each officer of USAi serving as an employee of the Partnership.

    "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101 ET SEQ., as amended from time to time or any successor statute.

    "DILLER" is defined in the Preamble.

    "DILLER CALL" is defined in Section 10.03(b).

    "DILLER PUT" is defined in Section 10.03(b).

    "DISABLED" means the disability of Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by the Partnership and reasonably acceptable to Diller; PROVIDED that Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Partnership and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Partnership. A total disability shall mean mental or physical incapacity that prevents Diller from managing the business affairs of the Partnership.

    "EFFECTIVE TIME" means the Closing.

    "FACE VALUE" of a Preferred Interest, as of any time, means the amount equal to the initial Capital Contribution attributable to such Preferred Interest as adjusted from time to time pursuant to Section 5.03.

    "FISCAL YEAR" is defined in Section 7.06.

    "GENERAL PARTNER" means Universal Sub, any Substitute Partner that is admitted as the general partner of the Partnership or any Person appointed as such pursuant to Section 12.02(a), in each case, for so long as such Person continues to be the general partner of the Partnership.

    "GOOD REASON" means the assignment to Diller of any duties inconsistent in any respect with his position as Chairman and chief executive officer of the Partnership, authority, duties or responsibilities (including status, offices, title and direct reporting relationship to the chief executive officer of Vivendi), or any diminution in such positions (or removal from such positions), authority, duties or responsibilities or requiring him to be based at any location other than his current locations; it being understood that the chief executive officer of the Partnership shall have the same authority and duties as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation.

    "INDEBTEDNESS" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), and (v) all capital lease obligations of such Person; PROVIDED that the Indebtedness of any Persons shall include (A) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, (B) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed and (C) all guarantees by such Person of Indebtedness of others; and PROVIDED, FURTHER, that Indebtedness shall not include any Permitted Liens.

    "INTERESTS" means the entire partnership interest of a Partner in the Partnership, including its Common Interests and its Preferred Interests.

    "INVESTMENT BANK" means an independent, nationally recognized investment bank.

    "LIBERTY" means Liberty Media Corporation, a Delaware corporation.

    "LIEN" means any pledge, encumbrance, security interest, purchase option, call or similar right.

    "LIMITED PARTNER" means USAi, USANi Sub, Diller and any Additional Partner or Substitute Partner that is admitted as a limited partner of the Partnership, in each case for so long as such Person continues to be a limited partner of the Partnership.

    "MARKET VALUE" of a stock means the amount equal to the average of the daily volume weighted averages of such stock on the primary exchange on which it trades, as reported by Bloomberg, for the 15 consecutive trading days ending on the day immediately preceding the date of determination. For the avoidance of doubt, the Market Value of USAi Common Shares shall be determined based on the price of USAi Common Stock.

    "MATURITY DATE" is defined in Section 8.06.

    "NET INCOME" or "NET LOSSES", as appropriate, means, for any period, the taxable income or tax loss of the Partnership for such period for Federal income tax purposes, taking into account any separately stated tax items and increased by the amount of any tax-exempt income of the Partnership during such period and decreased by the amount of any Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) of the Partnership; PROVIDED, HOWEVER, that Net Income or Net Losses of the Partnership shall be computed without regard to the amount of any items of gross income, gain, loss or deduction that are specially allocated pursuant to Section 7.02(c),(d) or
(e). With respect to any property contributed to the Partnership at a time when its adjusted tax basis differs from its fair market value, and with respect to all Partnership property after any adjustment to the Capital Accounts pursuant to Section 7.01(c), the Net Income or Net Losses of the Partnership (and the constituent items of income, gain, loss and deduction) shall be computed in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

    "PARTICIPATION PERCENTAGE" is defined in Section 6.01(a).

    "PARTNER" means the General Partner or a Limited Partner.

    "PARTNERSHIP" is defined in the Preamble.

    "PARTNERSHIP DEBT" means the debt incurred by the Partnership to fund the distribution under Section 8.05, pursuant to Section 2.04(iii) of the Transaction Agreement.

    "PERMITTED LIENS" means, collectively, (i) all statutory or other liens for taxes or assessments which are not yet due or the validity of which is being contested in good faith by appropriate proceedings, (ii) all mechanics', materialmen's, carriers', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business, which allege unpaid amounts that are less than 30 days delinquent or which are being contested in good faith by appropriate proceedings, and (iii) all other Liens which do not materially detract from or materially interfere with the marketability, value or present use of the asset subject thereto or affected thereby.

    "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

    "PREFERRED INTERESTS" means the Class A Preferred Interests and the Class B Preferred Interests, collectively.

    "PURCHASING PARTNER" means the Partner purchasing Common Interests pursuant to the exercise of a Put or a Call.

    "PUT" means the USAi Put or the Diller Put.

    "REPRESENTATIVE" is defined in Section 9.02(b).

    "RESTRICTED BUSINESS" has the same meaning as the term "Business" in the Transaction Agreement.

    "SALE TRANSACTION" means any merger, consolidation, tender or exchange offer, reclassification, compulsory share exchange, liquidation or similar transaction, in which all or substantially all of the assets or the outstanding equity securities of the ultimate parent of a Partner are transferred, converted into or exchanged for stock, other securities, cash or assets of another entity.

    "SECTION 704(c) PROPERTY" means "Section 704(c) property" as defined in Treasury Regulation Section 1.704-3(a)(3) and property that is revalued pursuant to Section 7.01(c) hereof.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SELECTED APPRAISAL" is defined in Section 10.03(d).

    "SELLING PARTNER" means the Partner selling Common Interests pursuant to the exercise of a Put or a Call.

    "SUBSTITUTE PARTNER" means any Person admitted as a Partner of the Partnership pursuant to Section 3.03 in connection with the Transfer of a then-existing Interest of a Partner to such Person.

    "TAG-ALONG INTERESTS" is defined in Section 10.04(a).

    "TAG-ALONG NOTICE" is defined in Section 10.04(a).

    "TAG-ALONG OFFEREE" is defined in Section 10.04(a).

    "TAX DETRIMENT" means, with respect to any taxes incurred as a result of the recognition of income or gain by an indemnified party in taxable period(s) earlier than the taxable period(s) in which such income or gain would otherwise have been recognized by such party solely as a result of an action or inaction by an indemnifying party, the excess, if any, of (i) the net present value of such taxes incurred by the indemnified party in such earlier taxable period(s) over (ii) the net present value of the taxes that would otherwise have been incurred in such later taxable period, assuming (i) a discount rate equal to USAi's borrowing rate in effect as of the time such net present values are calculated and (ii) that for all taxable years, the indemnified party is fully taxable at the highest applicable marginal Federal income tax rate and the highest applicable marginal income and franchise tax rates of the state, local and foreign jurisdictions in which the Partnership or any of its subsidiaries conducts business (assuming full deductibility of state and local taxes, and full creditability and deductibility of foreign taxes, for Federal (and if applicable state and local) income tax purposes).

    "TAX MATTERS PARTNER" is defined in Section 7.08.

    "TRANSACTION AGREEMENT" is defined in the Preamble.

    "TRANSFER" means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Section 10.01(a); PROVIDED, HOWEVER, that a Transfer shall not include a Sale Transaction. The terms "TRANSFERRED", "TRANSFERRING", "TRANSFEROR" and "TRANSFEREE" have meanings correlative to the foregoing.

    "UNIVERSAL" means Universal Studios, Inc., a Delaware corporation.

    "UNIVERSAL SUB" is defined in the Preamble.

    "USAi" is defined in the Preamble.

    "USAi CALL" is defined in Section 10.03(a).

    "USAi CLASS B COMMON STOCK" means shares of Class B common stock of USAi, par value $.01 per share.

    "USAi COMMON SHARES" means shares of USAi Common Stock and USAi Class B Common Stock, collectively.

    "USAi COMMON STOCK" means shares of common stock of USAi, par value $.01 per share.

    "USAi PREFERRED CALL" is defined in Section 8.07.

    "USAi PREFERRED PUT" is defined in Section 8.07.

    "USAi PUT" is defined in Section 10.03(a).

    "USANi SUB" is defined in the Preamble.

    "VIVENDI" means Vivendi Universal, S.A., a SOCIETE ANONYME organized under the laws of France.

    "VIVENDI ORDINARY SHARES" means ordinary shares of Vivendi, par value E5.5 per share, or, in the event that all or substantially all of the shares of Vivendi are exchanged for or converted into equity securities of another Person after the Effective Time, such other equity securities as such shares may be exchanged for or converted into after the Effective Time, so long as such equity securities are listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market, the London Stock Exchange, the Paris Bourse or the Frankfurt Stock Exchange and the average monthly trading volume of such equity securities on any such exchange immediately after such share exchange or conversion (and after giving effect to all of the transactions contemplated in connection with such exchange or conversion) is substantially equivalent to or greater than that of the Vivendi Ordinary Shares on its primary exchange immediately prior to such share exchange or conversion.

    SECTION 1.02.  TERMS AND USAGE GENERALLY.  (a) The definitions in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Annexes, Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

    (b) As used in this Agreement, unless otherwise expressly specified herein, any allocation or distribution to be made among Interests or Partners "on a PRO RATA basis" or "ratably" shall be made in proportion to the relative Participation Percentages or Face Values of, or Capital Contributions attributable to, such Interests, or of such Interests owned by such Partners, in each case determined immediately prior to the transaction with respect to which such allocation is being made.

                                   ARTICLE II

                                THE PARTNERSHIP

    SECTION 2.01. EFFECTIVENESS OF THIS AGREEMENT. This Agreement constitutes the partnership agreement (as defined in the Delaware Act) of the parties hereto. This Agreement shall become effective at the Effective Time.

    SECTION 2.02. FORMATION. The parties hereto agree to form the Partnership as a limited partnership and unanimously agree that the Partnership shall be qualified as a limited liability limited partnership under and pursuant to
Section 17-214 of the Delaware Act and Section 15-1001 of the Delaware Revised Uniform Partnership Act (6 Del. C. Section 15-101 ET SEQ. ("DRUPA")) by filing with the Secretary of State of the State of Delaware a certificate of limited partnership of the Partnership and a statement of qualification as a limited liability limited partnership. The General Partner shall file and record the certificate of limited partnership of the Partnership, such statement of qualification and such other documents as may be required or appropriate under the laws of the State of Delaware and of any other jurisdiction in which the Partnership may conduct business. The General Partner shall, on request, provide any Partner with copies of each such document as filed and recorded.

    SECTION 2.03. NAME. The name of the Partnership shall be [Vivendi Universal Entertainment], L.L.L.P. The General Partner may change the name of the Partnership or adopt such trade or fictitious names as it may determine, in each case consistent with the requirements of the Delaware Act, including Sections 17-102 and 17-214 thereof, and all other applicable law (E.G., fictitious name statutes). The General Partner will give all Partners prompt written notice of any such name change (or adoption of any such trade or fictitious name).

    SECTION 2.04. TERM. The term of the Partnership shall begin on the date the certificate of limited partnership of the Partnership is effective (which shall in any event be no later than the Effective Time), and the Partnership shall have perpetual existence unless sooner dissolved as provided in Article XIII.

    SECTION 2.05. REGISTERED AGENT AND REGISTERED OFFICE. The name of the registered agent for service of process shall be The Corporation Trust Company, and the address of the registered agent and the address of the registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. Such office and such agent may be changed from time to time by the General Partner consistent with the requirements of the Delaware Act, including Sections 17-104 and 17-202 thereof.

    SECTION 2.06. PURPOSES. The Partnership shall be formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership shall be, engaging in any lawful act or activity for which limited partnerships may be formed under the Delaware Act, including engaging in the Business, and engaging in any and all activities necessary or incidental to the foregoing.

    SECTION 2.07. TREATMENT AS PARTNERSHIP. Except as otherwise required pursuant to a determination within the meaning of Section 1313(a)(1) of the Code, the parties shall treat the Partnership as a partnership for United States federal income tax purposes and agree not to take any action or fail to take any action which action or inaction would be inconsistent with such treatment.

                                  ARTICLE III

                        CAPITAL CONTRIBUTIONS; PARTNERS

    SECTION 3.01. INITIAL CAPITAL CONTRIBUTIONS. (a) On the Closing Date, USAi, USANi Sub and Universal Sub shall make their respective initial Capital Contributions, in property, in accordance with Section 2.03 of the Transaction Agreement.

    (b) In return for such initial Capital Contributions, Common Interests and/or Preferred Interests shall be issued to the Partners as provided in Articles V and VI hereof. Schedule B indicates the amount of Capital Contributions attributable to Common Interests and Preferred Interests, respectively, for each Partner.

    (c) The parties shall treat the Capital Contributions described in this
Section 3.01 as contributions pursuant to Section 721 of the Code in which no gain or loss is recognized to any extent, except as otherwise required pursuant to a determination within the meaning of Section 1313(a)(1) of the Code.

    SECTION 3.02. ADMISSION OF PARTNERS. At the Effective Time, without the need for any further action of any Person, the Persons set forth on Schedule A attached hereto who have executed this Agreement shall be admitted as Partners, and each such Person shall be shown as such in the books and records of the Partnership. Following the Effective Time, no Person shall be admitted as a Partner and no additional Common Interests or Preferred Interests shall be issued except as expressly provided herein.

    SECTION 3.03. SUBSTITUTE PARTNERS AND ADDITIONAL PARTNERS. (a) No Transferee of an Interest or Person to whom an Interest is issued after the Effective Time pursuant to this Agreement shall be admitted as a Partner hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Interest, as applicable, unless (i) such Interest is Transferred or issued in compliance with the provisions of this Agreement and (ii) such Transferee or recipient shall have executed and delivered to the Partnership such customary instruments as the General Partner may reasonably require, to effectuate the admission of such Transferee or recipient as a Partner and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement (including Section 10.03). Upon complying with clauses (i) and (ii) above, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Partnership as a Partner. A Substitute Partner shall enjoy the same rights, and be subject to the same obligations, as the Transferor; PROVIDED that, unless expressly provided otherwise herein, such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer. As promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership shall be changed to reflect such admission. In the event of any admission of a Substitute Partner or Additional Partner pursuant to this Section 3.03(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including Schedules A and B hereto) in connection therewith shall only require execution by the General Partner and such Substitute Partner or Additional Partner, as applicable, to be effective.

    (b) If a Partner shall Transfer all (but not less than all) its Interests, the Partner shall thereupon cease to be a Partner of the Partnership; PROVIDED, HOWEVER, that any such Partner shall not cease to be a Partner until a Transferee of such Partner's Interests is admitted to the Partnership as a Substitute Partner pursuant to Section 3.03(a).

                                   ARTICLE IV

                                    REPORTS

    SECTION 4.01. REPORTS TO PARTNERS. (a) Within 30 days after the end of each of the first three fiscal quarters of a Fiscal Year, the Partnership shall deliver to each Partner (i) unaudited consolidated balance sheets of the Partnership and its consolidated subsidiaries as at the end of such quarter and the related consolidated statements of income, statements of cash flow and changes in financial position of the Partnership for the period from the beginning of such quarter to the end of such quarter, prepared on a basis consistent with the audited financial statements of the Partnership and its consolidated subsidiaries, subject to changes resulting from audit and normal year-end adjustments and (ii) a certificate executed by the chief financial officer and Tax Matters Partner of the Partnership certifying compliance by the Partnership with the provisions set forth in Section 5.05.

    (b) Within 80 days after the end of each Fiscal Year, the Partnership shall deliver to each Partner audited consolidated balance sheets of the Partnership and its consolidated subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, statements of cash flow and changes in financial position of the Partnership for such Fiscal Year, all in reasonable detail and accompanied by a report thereon of the Partnership's independent auditors as to such consolidated financial statements presenting fairly the financial position of the Partnership and its consolidated subsidiaries as at the dates indicated, and as to such audit having been made in accordance with generally accepted auditing standards. Concurrently with the delivery of such annual financial statements, the General Partner shall deliver (i) a statement to each Partner of the balance of each Partner's Capital Account and (ii) a certificate executed by the chief financial officer and Tax Matters Partner of the Partnership certifying compliance by the Partnership with the provisions set forth in Section 5.05.

    SECTION 4.02. TAX INFORMATION. The General Partner shall timely cause to be prepared, at the expense of the Partnership, all Federal, state, local and foreign tax returns (including information returns) of the Partnership and its subsidiaries, which may be required by a jurisdiction in which the Partnership or its subsidiaries operate or conduct business for each year or period for which such returns are required to be filed, and the General Partner shall cause such returns to be timely filed. As soon as practicable after the end of each Fiscal Year, the General Partner shall furnish to each Partner (and each Person to whom Diller has assigned a beneficial interest pursuant to Section 2.07 of the Transaction Agreement) an Internal Revenue Service Schedule K-1 and such other information in the possession of the General Partner as is reasonably requested by such Partner to file any required Federal, state, local and foreign tax returns.

    SECTION 4.03. OTHER INFORMATION. The Partnership shall make available, on a reasonable basis, the chief financial officer of the Partnership and other officers of the Partnership, as appropriate, to respond to questions of the Limited Partners relating to the financial condition of the Partnership.

                                   ARTICLE V

                              PREFERRED INTERESTS

    SECTION 5.01. GENERAL. As of the Effective Time, USAi shall receive the following Preferred Interests:

    (a) a preferred partnership interest in the Partnership with an initial Face Value of $750,000,000, having special rights as set forth in this Article V and a preference with respect to distributions (as set forth in Section 8.06) and liquidation (as set forth in Section 13.02) (the "CLASS A PREFERRED INTERESTS"), and

    (b) a perpetual (subject to Section 8.07) preferred partnership interest in the Partnership with an initial Face Value of $1,750,000,000, having special rights as set forth in this Article V and a preference with respect to distributions (as set forth in Section 8.01(a)) and liquidation (as set forth in Section 13.02) (the "CLASS B PREFERRED INTERESTS").

    SECTION 5.02. RANKING. (a) Except as otherwise provided herein, with respect to periodic distribution rights and rights upon liquidation, dissolution or winding up, the Preferred Interests shall rank (i) junior to the Partnership Debt and any other of the Partnership's future indebtedness and other obligations not incurred in violation of this Agreement, (ii) on parity with one another and (iii) senior to the Common Interests.

    (b) Other than the Class A Preferred Interests and the Class B Preferred Interests issued pursuant to this Agreement on the Effective Date, no Class A Preferred Interests or Class B Preferred Interests shall be issued.

    (c) Subject to Section 5.05(a)(i), the Preferred Interests shall be the most senior preferred equity interests in the Partnership. The Preferred Interests shall have no Participation Percentage, and shall not be entitled to participate in distributions made pursuant to Section 8.01(b).

    SECTION 5.03. PIK ACCRETION. (a) The Face Value of the Class A Preferred Interests shall accrete at a rate of 5.0% per annum and (b) the Face Value of the Class B Preferred Interests shall accrete at a rate of 1.4% per annum, in each case beginning on the Closing Date, and the Face Value of each such Preferred Interest shall increase accordingly on the last day of each calendar quarter.

    SECTION 5.04. CONSENT RIGHT. The consent of the Partners who hold the majority of the aggregate amount of a class of Preferred Interests, determined based on the Face Value thereof, voting as a separate class, shall be required for any amendment, alteration or repeal of the provisions of this Agreement (including by merger, consolidation or otherwise) that would have an adverse effect on the rights of such class or that would be materially adverse to the rights of such Partners under this Agreement.

    SECTION 5.05. NEGATIVE COVENANTS. (a) For so long as the Class A Preferred Interests are outstanding, the Partnership shall not, and shall not permit any subsidiary of the Partnership, without the prior consent of the Partners holding the Class A Preferred Interests to:

        (i) issue any equity interests in the Partnership that rank senior to, or PARI PASSU with, the Preferred Interests, or issue any security that is exchangeable for or convertible into any such equity interest;

        (ii) issue any other preferred equity interests in the Partnership redeemable or exchangeable for or convertible into any equity security of the Partnership or any subsidiary thereof (other than Common Interests), or issue any security that is exchangeable for or convertible into cash, cash equivalents or any such preferred equity interest described in this clause
    (ii);

        (iii) Transfer any assets other than in the ordinary course of business of the Partnership unless, (x) at least 50% of the net proceeds of such sale, transfer or disposition are retained or otherwise redeployed by the Partnership or its subsidiaries and (y) at the time of such Transfer the Partnership has a Consolidated Tangible Net Worth of at least $4,000,000,000;

        (iv) create, incur, assume, guarantee or permit to exist any Indebtedness other than (A) the Partnership Debt or (B) Indebtedness in an aggregate outstanding principal amount not to exceed $800,000,000 at any time;

        (v) merge with or into or consolidate with (in each case within the meaning of Treasury Regulation Section 1.708-1(c)), or convert into or otherwise become, by any statutory mechanism, any other Person (other than a wholly owned subsidiary of the Partnership), if immediately after giving effect to such merger, consolidation or conversion, the Partnership would be in violation of clause (i) or, unless such covenants shall be inapplicable as provided below, clause (ii), (iii) or (iv) above, or any other provision of this Agreement relating to the Class A Preferred Interests;

        (vi) liquidate, dissolve or wind up the Partnership; or

        (vii) become an "investment company" as defined in the Investment Company Act of 1940, as amended.

The covenants set forth in this Section 5.05(a), other than those set forth in clause (i), (v), (vi) and (vii) shall not be applicable at a particular time, if at such time the Partnership shall have posted an irrevocable letter of credit in a form that is reasonably acceptable to the Partner holding the Class A

Preferred Interests in favor of such Partner (1) in an amount equal to the expected Face Value of the Class A Preferred Interests at maturity and (2) with an expiration date falling no earlier than the maturity date of the Class A Preferred Interests.

    (b) Unless Vivendi shall have made the election described in Section 7.02(b)(ii) of the Transaction Agreement, for a period of 15 years following the Effective Time, or if a shorter period is set forth in this Section 5.05(b), then for such shorter period, without the consent of USAi, the Partnership shall not:

        (i) sell or otherwise dispose of all or any part of the assets set forth on Schedule 5.05(b) other than in the ordinary course of business and other than sales or other dispositions of assets the fair market values of which, as of the Effective Time, do not, individually or in the aggregate, exceed $5,000,000;

        (ii) notwithstanding anything in Sections 8.04 and 13.03 to the contrary, for a period of seven years following the Effective Time, distribute any assets in kind to USAi or USANi Sub, or distribute any of the assets set forth on Schedule 5.05(b);

        (iii) pay (whether voluntarily or involuntarily) all or any part of the principal amount of the Partnership Debt prior to the maturity of such debt (without giving effect to any acceleration thereof) (PROVIDED, HOWEVER, that beginning 2 years after the Effective Time, the Partnership may, from time to time, pay a part of the principal amount of the Partnership Debt; PROVIDED that no such payment shall be permitted to the extent such payment would exceed USAi Sub's tax basis in its interest in the Partnership);

        (iv) for a period of two years following the Effective Time, make any distributions to USAi or USANi Sub other than distributions permitted under
    Section 8.01(a) or Section 8.02 or which constitute operating cash flow distributions within the meaning of Treasury Regulation Section 1.707-4(b) (unless the facts and circumstances would clearly establish that any such distribution is part of a sale);

        (v) change the organizational structure with respect to any Person set forth on Schedule 5.05(b), including, for the avoidance of doubt, taking any action or failing to take any action which action or inaction would cause USAi Cable or Studios USAi (each as defined in the Transaction Agreement) to be treated as other than a partnership for U.S. federal income tax purposes;

        (vi) cause or permit any Partner or any Person related to a Partner (within the meaning of Treasury Regulation Section 1.752-4(b)) to bear the "economic risk of loss" (within the meaning of Treasury Regulation Section 1.752-2(b)) with respect to the Partnership Debt; or

        (vii) take any action, or fail to take any action, which action or inaction would cause the Partnership to cease to be qualified as a limited liability limited partnership under and pursuant to the Delaware Act and DRUPA (including any failure to make the annual filings provided under Section 17-214(a)(1) of the Delaware Act and Section 15-1003 of DRUPA).

    SECTION 5.07. NO OTHER CONSENT RIGHTS. Except as provided in Sections 5.04 and 5.05, holders of Preferred Interests shall have no voting, approval or consent rights, including with respect to any merger, conversion or consolidation of the Partnership.

                                   ARTICLE VI

                                COMMON INTERESTS

    SECTION 6.01. GENERAL. (a) As of the Effective Time, the participation percentage (the "PARTICIPATION PERCENTAGE") of each Partner's Common Interest shall be as set forth below:

PARTNER                                                   PARTICIPATION PERCENTAGE
-------                                                   ------------------------
Universal Sub...........................................           93.06%
USAi....................................................            0.54%
USANi Sub...............................................            4.90%
Diller..................................................            1.50%

    (b) Such initial Participation Percentages shall be subject to adjustment as provided in this Article VI. The aggregate outstanding Participation Percentages at all times shall equal 100%, and Participation Percentages shall be adjusted from time to time, PRO RATA, as necessary to maintain the foregoing.

    SECTION 6.02. ISSUANCES OF COMMON INTERESTS AFTER THE CLOSING DATE. (a) After the Closing Date the Partnership, at the discretion of the Board (or, if no Board shall then be constituted, the General Partner), may issue additional Common Interests in return for additional Capital Contributions.

    (b) In connection with the issuance of a Common Interest after the Closing Date, the Board shall designate the Participation Percentage associated with such issuance and any other material terms thereof. Upon such issuance, the Participation Percentages of all Common Interests outstanding immediately before such issuance shall be reduced in the aggregate by an amount equal to the Participation Percentage so designated, in proportion to their relative Participation Percentages immediately before such issuance.

    SECTION 6.03. PREEMPTIVE RIGHTS. (a) For so long as USAi and its Affiliates shall have an aggregate Participation Percentage of greater than 1% (or at least 1% in the event that USAi and its Affiliates shall have an aggregate Participation Percentage of no less than 1% due to any reason other than a failure by USAi to exercise its right under this Section 6.03), in connection with any issuance of additional Common Interests by the Partnership to Universal Sub or an Affiliate thereof under Section 6.02(a) prior to the exercise of an USAi Put or an USAi Call, USAi (or USANi Sub) shall have the right to purchase, at the same time, on the same terms and at the same purchase price per Participation Percentage point (or in the event Common Interests are being issued in exchange for property, an amount of cash equal to the fair market value of the property being contributed), an amount of Common Interests
(x) equal to a portion of the Common Interests being issued by the Partnership that is in proportion to the relative Participation Percentages of USAi and its Affiliates and Universal Sub and its Affiliates, in each case immediately prior to the issuance giving rise to USAi's rights under this Section 6.03, or (y) such that, after giving effect to such issuance, USAi and its Affiliates would have an aggregate Participation Percentage equal to 1%.

    (b) In connection with any issuance of additional Common Interests by the Partnership to Universal Sub or an Affiliate thereof under Section 6.02(a) after the exercise of an USAi Put or an USAi Call, if USAi and its Affiliates shall have an aggregate Participation Percentage of at least 1%, USAi (or USANi Sub) shall have the right to purchase, at the same time, on the same terms of such issuance and at the same price per Participation Percentage point (or in the event Common Interests are being issued in exchange for property, an amount of cash equal to the fair market value of the property being contributed), an amount of Common Interests such that, after giving effect to such issuance, USAi and its Affiliates would have an aggregate Participation Percentage equal to 1%.

    (c) The Partnership shall deliver written notice to USAi of any proposed issuance of Common Interests by the Partnership to Universal Sub and its Affiliates, including the applicable purchase price, the amount offered, the proposed closing date, the place and time for the issuance thereof (which shall be no less than 20 days from the date of such notice) and any other material terms and conditions of the issuance. Within 15 days from the date of receipt of such notice, USAi shall deliver written notice to the Partnership if it intends to exercise its right under Section 6.03(a) or (b). Upon exercising such right, USAi shall be entitled and obligated to purchase the amount of Common Interests determined in accordance with Section 6.03(a) on the terms and conditions of such issuance, and Universal Sub shall be entitled and obligated to purchase the remaining amount of Common Interests in such issuance. Thereafter, the Participation Percentages of all the Partners shall be adjusted in accordance with Section 6.02(a).

    SECTION 6.04. OTHER ISSUANCES OF COMMON INTERESTS. (a) For so long as USAi and its Affiliates shall have an aggregate Participation Percentage of at least 1%, in the event that any issuance under Section 6.02(a) to a Person other than Universal Sub or an Affiliate thereof would result in USAi and its Affiliates having an aggregate Participation Percentage of less than 1%, USAi (or USANi
Sub) shall have the right to purchase, on the same terms of such issuance and at the same price per Participation Percentage point (or in the event Common Interests are being issued in exchange for property, an amount of cash equal to the fair market value of the property being contributed), an amount of Common Interests such that, after giving effect to such issuance to such Person and to USAi, USAi and its Affiliates would have an aggregate Participation Percentage equal to 1%.

    (b) The Partnership shall deliver written notice to USAi of such proposed issuance, including the applicable purchase price, the amount offered, the proposed closing date, the place and time for the issuance thereof (which shall be no less than 20 days from the date of such notice) and any other material terms and conditions of the issuance. Within 15 days from the date of receipt of such notice, USAi shall deliver written notice to the Partnership if it intends to exercise its right under Section 6.04(a). Upon exercising such right, USAi shall be entitled and obligated to purchase the amount of Common Interests determined in accordance with Section 6.04(a) on the terms and conditions of such issuance and the third party shall be entitled and obligated to purchase the remaining amount of Common Interests in such issuance. Thereafter, the Participation Percentages of all the Partners shall be adjusted in accordance with Section 6.02(a).

    SECTION 6.05. CONTRIBUTION OF ASSETS OR CAPITAL STOCK BY UNIVERSAL SUB. In connection with an acquisition by Universal Sub or an Affiliate thereof of equity securities or assets of one or more third parties engaged in the Business or any related business in which Universal Sub or its Affiliate issued shares of capital stock or paid cash or other consideration to such third party, Universal Sub or its Affiliate may, in its sole discretion and upon the approval of the Board (or, if no Board shall then be constituted, the General Partner), either
(i) contribute such acquired equity securities or assets to the Partnership in return for cash or, to the extent permitted under Section 5.05, a promissory note with a principal amount equal to the aggregate value (determined as set forth below) of the consideration paid by Universal Sub or its Affiliate for such equity securities or assets or (ii) contribute such acquired equity securities or assets to the Partnership in return for Common Interests in the Partnership in accordance with Section 6.02(a), subject to the provisions of
Section 6.03. The "purchase price" for any such Common Interests shall be deemed to be (i) in the case of a contribution of equity securities or assets to the Partnership on or prior to the first anniversary of the acquisition by Universal Sub or an Affiliate of such equity securities or assets, the value of the consideration paid by Universal Sub or its Affiliate for such equity securities or assets, which consideration shall be valued at the same time it was valued under the terms of the agreement with the applicable third party, and (ii) in the case of a contribution of equity securities or assets to the Partnership following the first anniversary of the acquisition by Universal Sub or an Affiliate of such equity securities or assets, the fair market value of such contributed equity securities or assets.

    SECTION 6.06. CONSENT RIGHT. Except for the General Partner, no holder of Common Interests shall have any voting, approval or consent rights, including with respect to any merger, conversion or consolidation of the Partnership; PROVIDED, HOWEVER, that (i) at all times a Partner holding Common Interests shall have the right to consent to any amendment, alteration or repeal of this Agreement that would have an adverse effect on the rights of such Partner hereunder and (ii) for so long as an USAi Put or an USAi Call has not been exercised and USAi has not exercised its rights under Section 6.03(a)(y), the consent of USAi shall be required prior to: (x) the entering into, terminating, modifying or extending of any agreement, transaction or relationship between the Partnership and any Affiliate of Vivendi that is not on an arm's-length basis, and (y) the making of distributions in respect of, redeeming, repurchasing or otherwise acquiring any Common Interests of Universal Sub or any of its Affiliates, other than PRO RATA distributions, redemptions, repurchases and acquisitions.

    SECTION 6.07. ASSIGNEES OF DILLER COMMON INTERESTS. Any holder of a beneficial interest in Common Interests that shall have received such interest as an assignee of Diller pursuant to Section 2.07 of the Transaction Agreement hereby irrevocably appoints Diller (or his executor, administrator or trustee, as the case may be) as its or his designated representative for all purposes under this Agreement and agrees (except to the extent otherwise provided in Section 4.02) that (a) any action taken or waived by, or binding upon, Diller (or his executor, administrator or trustee, as the case may be) with respect to Diller's Common Interests (including the provisions set forth in Section 10.03) shall be deemed taken or waived by, and binding upon, such assignee with respect to such assignee's beneficial interest in Diller's Common Interests, (b) such assignee shall have no right to deal directly with the Partnership or its Partners and the Partnership and its Partners shall deal solely with Diller in respect of all matters relating to such assignee's interest in the Partnership, as if such assignment had never occurred, including in respect of the provision of information, the giving of notices and the payment of money, (c) such assignee shall have no right to attend Partnership meetings, (d) all rights of a holder of Common Interests under this Agreement or otherwise in connection with the Partnership shall be exercisable only by Diller (or his executor, administrator or trustee, as the case may be) and (e) such assignee shall in all respects be subject to the same terms under this Agreement (other than Section 9.04) as Diller is subject to hereunder. The General Partner shall treat any holder of a beneficial interest in Common Interests who received such interest as an assignee of Diller pursuant to Section 2.07 of the Transaction Agreement as a Partner in the Partnership for income tax purposes with an interest in the Partnership corresponding to such beneficial interest.

                                  ARTICLE VII

                        CAPITAL ACCOUNTS, ALLOCATIONS OF
                        PROFIT AND LOSS AND TAX MATTERS

    SECTION 7.01. CAPITAL ACCOUNTS. (a) The Partnership shall establish a separate capital account (a "CAPITAL ACCOUNT") in respect of each Common Interest and Preferred Interest held by each Partner on the books of the Partnership. The Capital Account of a Partner shall be increased by (i) the amount of money contributed by that Partner to the Partnership, (ii) the fair market value of property contributed by that Partner to the Partnership (net of liabilities related to such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (iii) allocations to that Partner pursuant to Section 7.02 of profit, income and gain (or items thereof). The Capital Account of a Partner shall be decreased by (i) the amount of money distributed to that Partner by the Partnership, (ii) the fair market value of property distributed to that Partner by the Partnership (net of liabilities related to such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code) and (iii) allocations to that Partner pursuant to Section 7.02 of loss, expense and deduction (or items thereof).

    (b) In the event that a Partner Transfers its Interest in accordance with the provisions of this Agreement, the Transferee of such Interest shall succeed to the Capital Account of the Transferor attributable to such Interest.

    (c) Upon the occurrence of any event specified in Treasury Regulation
Section 1.704-1(b)(2)(iv)(f), the Capital Accounts of the Partners shall be adjusted to reflect the fair market value of the Partnership's property at such time and in such manner as provided in such Regulation.

    (d) No Partner shall be entitled to withdraw capital or receive distributions except as specifically provided herein. No Partner shall have any obligation to the Partnership, to any other Partner or to any creditor of the Partnership to restore any negative balance in the Capital Account of such Partner.

    (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations promulgated under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

    SECTION 7.02.  ALLOCATIONS OF NET INCOME AND NET LOSS.  (a) GENERAL.

        (i) Except as otherwise provided in this Section 7.02, Net Income shall be allocated to the extent thereof:

           (A) FIRST, if any Net Loss has been allocated to the holders of Preferred Interests under Section 7.02 (a)(ii)(B), to the holders of Preferred Interests PRO RATA in proportion to the amount of Net Loss so allocated until the aggregate Net Income allocated under this paragraph
       (A) shall equal the aggregate amount of such Net Loss;

           (B) SECOND, to the holders of Preferred Interests PRO RATA until the aggregate amount allocated under this paragraph (B) equals a return of 5% per annum on the Face Value of their Preferred Interests;

           (C) THIRD, if any Net Loss has been allocated to the holders of Common Interests under Section 7.02(a)(ii)(A) or (C), to the holders of Common Interests PRO RATA in proportion to the amount of Net Loss so allocated until the aggregate Net Income allocated under this paragraph
       (C) shall equal the aggregate amount of such Net Loss; and

           (D) FOURTH, to the Partners in accordance with their Participation Percentages.

        (ii) Net Loss shall be allocated to the extent thereof:

           (A) FIRST, to the holders of Common Interests PRO RATA to the extent of their respective Capital Accounts;

           (B) SECOND, to the holders of Preferred Interests PRO RATA to the extent of their respective Capital Accounts; and

           (C) THIRD, to the Partners in accordance with their Participation Percentages.

    (b) MINIMUM GAIN CHARGE BACK. The Partnership shall allocate items of profit among the Partners at such times and in such amounts as necessary to satisfy the minimum gain charge back requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

    (c) ALLOCATION OF DEDUCTIONS ATTRIBUTABLE TO PARTNER NONRECOURSE LIABILITIES. Any nonrecourse deductions attributable to a "partner nonrecourse liability" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated among the Partners that bear the economic risk of loss for such Partner's nonrecourse liability under Treasury Regulation Section 1.752-2 in accordance with the ratios in which such Partners share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulation Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j)(1).

    (d) QUALIFIED INCOME OFFSET. The Partnership shall specially allocate items of profit and loss when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

    (e)  CURATIVE ALLOCATIONS.  The allocations set forth in Sections 7.02 (b),
(c) and (d) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, the Partnership shall make such special allocations of Partnership income, gain, loss or deduction so that, after such allocations are made, each Partner's Capital Account balance is, to the greatest extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 7.02(a) and (f) hereof.

    (f) ALLOCATIONS IN LIQUIDATION AND UPON MATURITY OF CLASS A PREFERRED INTERESTS. Upon a dissolution of the Partnership in accordance with Article XIII, the Net Income or Net Loss (or items of profit, income, gain, loss, deduction and expense) of the Partnership shall be allocated to the Partners so that the balance in each Partner's Capital Account as of the date of dissolution shall equal the amount distributable to such Partner pursuant to Section 13.02. In the case of any distribution made at the maturity of a Class A Preferred Interest in accordance with Section 8.06, Net Income or Net Loss (or items of profit, income, gain, loss, deduction and expense) for the taxable period of the Partnership in which such distribution is made shall be allocated so that the Capital Account of each holder of such Class A Preferred Interest shall, as of the date of distribution, equal the amount to be distributed to such holder pursuant to Section 8.06.

    SECTION 7.03. ALLOCATIONS OF NET INCOME AND NET LOSS FOR FEDERAL INCOME TAX PURPOSES. Except as provided in the following sentence, profit, income, gain, loss, deduction and expense as determined for Federal income tax purposes shall be allocated among the Partners in the same proportions as the corresponding items of "book" profit, income, gain, loss, deduction and expense are allocated among such Partners pursuant to Section 7.02. Notwithstanding the foregoing sentence, Federal income tax items relating to any Section 704(c) Property shall be allocated among the Partners in accordance with Section 704(c) of the Code and Treasury Regulation Section 1.704-3(c) to take into account the difference between the fair market value and the tax basis of such Section 704(c) Property as of the date of its contribution to the Partnership or its revaluation pursuant to Section 7.01(c) using the "traditional method" as described in Treasury Regulation Section 1.704-3(b). Items described in this Section 7.03 shall neither be credited nor charged to the Partners' Capital Accounts.

    SECTION 7.04. ALLOCATION OF THE PARTNERSHIP DEBT. The Partners acknowledge that, for purposes of Section 752 of the Code and in accordance with Treasury Regulation 1.752-3(a)(3), and consistent with allocations of other significant items of Partnership income or gain, 100% of the Partnership Debt shall be allocated PRO RATA among the Partners holding the Preferred Interests.

    SECTION 7.05. ELECTIONS. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Partnership under the Code or other applicable tax law (including any election under Section 754 of the Code), and all material decisions with respect to the calculation of its taxable income or tax loss for tax purposes under the Code or other applicable tax law, shall be made in such manner as may be determined by the General Partner.

    SECTION 7.06. FISCAL YEAR. The fiscal year of the Partnership for tax and accounting purposes ("FISCAL YEAR") shall be the 12-month (or shorter) period ending on December 31 of each year, unless otherwise determined by the Board.

    SECTION 7.07. WITHHOLDING REQUIREMENTS. Notwithstanding any provision herein to the contrary, the General Partner is authorized to take any and all actions that are necessary or appropriate to ensure that the Partnership satisfies any and all withholding and tax payment obligations under Section 1441, 1445, 1446 or any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the General Partner may withhold any amount that it determines is required to be withheld from amounts otherwise distributable to any Partner pursuant to this Agreement; PROVIDED, HOWEVER, that such amount shall be deemed to have been distributed to such Partner for purposes of applying this Agreement. Each Partner will timely provide any certification or file any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Partnership.

    SECTION 7.08. TAX MATTERS PARTNER. The General Partner shall act as the "TAX MATTERS PARTNER" of the Partnership within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state or local tax law. The Tax Matters Partner shall not be liable in its capacity as such to the Partnership or the Partners for any losses, claims or damages. All reasonable out-of-pocket expenses incurred by the Tax Matters Partner while acting in such capacity shall be paid or reimbursed by the Partnership.

                                  ARTICLE VIII

                                 DISTRIBUTIONS

    SECTION 8.01. DISTRIBUTIONS. (a) The Partnership shall make cumulative preferential distributions to holders of the Class B Preferred Interests at a rate of 3.6% per annum of the Face Value of such holder's Preferred Interests (without taking into account any adjustments thereto made on the date of such distribution), which distributions shall begin to accrue on the Closing Date. Distributions shall be payable in cash in quarterly installments on the last Business Day of each calendar quarter. Any delay or deferral of distributions required by this Section 8.01 or Section 8.02, including upon a breach of this
Section 8.01(a), shall accrue interest commencing on the applicable due date and continuing through to the date of payment at an annual rate equal to USAi's effective cost of borrowing, expressed as a percentage, as of the applicable due date.

    (b) At the times and in the amounts determined by the General Partner, subject to Section 5.05(b), the Partnership may make distributions to holders of Common Interests PRO RATA in accordance with the respective Participation Percentages of such Common Interests; PROVIDED that no distributions may be made with respect to the Common Interests unless all past due distributions on the Preferred Interests have been made as of the date of payment.

    (c) To the extent any distribution to a Partner provided herein in respect of a Common Interest or a Preferred Interest would exceed the balance of such Partner's Capital Account relating to such Common Interest or Preferred Interest, the distribution of such excess shall be deferred and shall be made (prior to any other distribution pursuant to this Section 8.01) when and to the extent that the balance of such Capital Account is increased.

    SECTION 8.02. TAX DISTRIBUTIONS. The Partnership shall, as soon as practicable after the close of each taxable year, make cash distributions to each Partner in an amount equal to the product of (a) the amount of taxable income allocated to such Partner for such taxable year pursuant to Section 7.02, reduced by the amount of taxable loss allocated to such Partner for all prior taxable years (except to the extent such taxable losses have previously been taken into account under this sentence) and (b) the highest aggregate marginal statutory Federal, state, local and foreign income tax rate (determined taking into account the deductibility of state and local income taxes for Federal income tax purposes and the creditability or deductibility of foreign income taxes for Federal income tax purposes) applicable to any Partner.

    SECTION 8.03. GENERAL LIMITATIONS. (a) Notwithstanding anything in this Agreement to the contrary, the Partnership, and the General Partner on behalf of the Partnership, is not required to make any distributions except to the extent permitted under the Delaware Act.

    (b) Holders of Preferred Interests shall not be entitled to any distributions in excess of the distributions set forth in this Article VIII and
Article XIII.

    SECTION 8.04. DISTRIBUTIONS IN KIND. The Partnership shall not distribute any assets in kind, except as provided in Section 13.03.

    SECTION 8.05. CLOSING DATE DISTRIBUTION. At the Effective Time, the Partnership shall use the net proceeds of the Partnership Debt to make a cash distribution to USANi Sub in the amount of $1,618,710,396.

    SECTION 8.06.  DISTRIBUTION UPON MATURITY OF CLASS A PREFERRED
INTERESTS. On the twentieth anniversary of the Closing Date (the "MATURITY DATE"), the Class A Preferred Interests shall be redeemed by the Partnership by payment to the holder thereof of a distribution in cash equal to the Face Value thereof as of such date (after taking into account any accretion in the Face Value pursuant to Section 5.03 through and including the date of redemption). Following such payment, the Class A Preferred Interests shall cease to be outstanding and all the rights of the holders thereof shall cease.

    SECTION 8.07.  PUT/CALL RIGHTS WITH RESPECT TO CLASS B PREFERRED
INTERESTS. (a) Beginning on the twentieth anniversary of the Closing Date, (i) subject to Section 160 of the Delaware General Corporation Law, Vivendi and/or Universal shall have the right to purchase all (but not less than all) the Class B Preferred Interests of USAi and its Affiliates (the "USAi PREFERRED CALL"), and (ii) USAi shall have the right to require Universal to purchase all (but not less than all) its and its Affiliates' Class B Preferred Interests (the "USAi PREFERRED PUT"), in each case at a purchase price equal to (A) a number of shares of USAi Common Shares equal to the lesser of (x) the number of shares (rounded up to the nearest whole share) of USAi Common Shares having a Market Value equal to the Face Value as of such date (after taking into account any accretion in the Face Value pursuant to Section 5.03 through and including such date) of the Class B Preferred Interests or (y) 56,611,308 shares of USAi Common Stock (as adjusted for any stock splits, stock dividends or other similar transactions after the Effective Time), and (B) cash equal to any accrued and unpaid distributions pursuant to Section 8.01(a) (collectively, the "CLASS B PREFERRED CONSIDERATION"). Universal shall have the right to substitute cash for the portion of the USAi Common Shares deliverable in the form of USAi Common Stock as set forth in Section 4.17 of the Transaction Agreement, based on the Market Value of such USAi Common Stock.

    (b) In the event that USAi Common Shares cease to be outstanding following the Effective Time, references to each USAi Common Share in this Section 8.07 shall refer instead to the cash (plus interest accruing at an annual rate equal to USAi's effective cost of borrowing, expressed as a percentage, as of the applicable date on which such cash is delivered in such exchange or conversion) or other securities or property into which each such USAi Common Share was exchanged for or converted into after the Effective Time, including any successive exchange or conversion.

    (c) Upon consummation of an USAi Preferred Put or an USAi Preferred Call, the maturity of the Class B Preferred Interests shall be immediately accelerated, and the Class B Preferred Interests shall be redeemed by the Partnership by payment to the holder thereof of a distribution in cash equal to the Face Value thereof as of such date (after taking into account any accretion in the Face Value pursuant to Section 5.03 through and including the date of redemption). Following such payment, the Class B Preferred Interests shall cease to be outstanding and all the rights of the holders thereof shall cease.

                                   ARTICLE IX

                         MANAGEMENT OF THE PARTNERSHIP

    SECTION 9.01. GENERAL PARTNER. (a) The business and affairs of the Partnership shall be managed exclusively by the General Partner in a manner consistent with this Agreement, without the need for, except as set forth in
Section 5.04, 5.05 or 6.06, any consent or approval of any other Partner. Subject to Section 9.02 and the terms of this Agreement, the General Partner shall have the exclusive power and authority, on behalf of the Partnership, to collect and distribute funds in accordance with Article VIII to make allocations and adjustments in accordance with Article VII and to take any action of any kind not inconsistent with this Agreement and to do anything and everything it deems necessary or appropriate to carry on the business and purposes of the Partnership in a manner consistent with this Agreement. No other Partner shall participate in the management and control of the business of the Partnership, and in no event shall any Partner other than the General Partner have any authority to bind the Partnership for any purpose. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner.

    (b) The General Partner is, to the extent of its rights and powers set forth in this Agreement, an agent of the Partnership for the purpose of the Partnership's business, and the actions of the General Partner taken in accordance with such rights and powers shall bind the Partnership.

    SECTION 9.02. BOARD; REPRESENTATIVES; CHAIRMAN. (a) The General Partner shall be responsible for the establishment of policy and operating procedures with respect to the business and affairs of the Partnership and shall appoint agents or employees, with such titles as the General Partner may select, including a chief executive officer, as officers of the Partnership to act on behalf of the Partnership, with such power and authority as the General Partner may designate from time to time to any such Person. The initial chief executive officer shall serve at his will and at the pleasure of the General Partner, shall report directly to the chief executive officer of the General Partner who shall be the chief executive officer of Vivendi and shall have the same authority to act for the Partnership as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation. Diller shall be the initial chief executive officer of the Partnership. The other officers of the Partnership shall report to the General Partner or the chief executive officer, as determined by the General Partner; PROVIDED that, as of the Effective Date and for so long as Diller is the chief executive officer, officers of the Partnership shall report to the chief executive officer.

    (b) The General Partner may, at its election, appoint a Board of Directors or other governing body (a "BOARD") to oversee the policy and operating procedures with respect to the business and affairs of the Partnership, PROVIDED, HOWEVER, that the appointment of a Board shall not alter in any respect the reporting obligations of the chief executive officer. In the event that the General Partner appoints a Board, it shall appoint all of the members of the Board (the "REPRESENTATIVES"), which shall include each of Diller as a Representative for so long as he remains an officer of the Partnership and otherwise, one Person designated by USAi and reasonably satisfactory to the General Partner as a Representative for so long as USAi and its Affiliates shall have a Participation Percentage in excess of 1%, provided that an USAi Put or an USAi Call has not been exercised and USAi has not exercised its rights under
Section 6.03(a)(y). For so long as Diller is chief executive officer of the Partnership, Diller shall also be Chairman of the Board ("CHAIRMAN"). The General Partner, in consultation, with the chief executive officer, shall establish whatever procedures it deems necessary and appropriate for operating and governing the business of the Partnership.

    (c) No Representative shall be entitled to any fee, remuneration, compensation or expense reimbursement in connection with their service at Board meetings.

    SECTION 9.03. EXPENSES. (a) The Partnership shall pay or reimburse the General Partner for all out-of-pocket expenses reasonably incurred by the General Partner in performing its duties as the General Partner. Except as provided in Section 7.08 and this Section 9.03, the General Partner shall not be entitled to any salary or other compensation for its services to the Partnership as General Partner.

    (b) The Partnership shall pay or reimburse Diller and any other USAi employee who is an officer of the Partnership for all out-of-pocket expenses directly related to the performance by Diller or such other Person of his duties as an officer of the Partnership.

    SECTION 9.04. AGREEMENT NOT TO COMPETE. (a) Diller understands that the Partnership shall be entitled to protect and preserve the going concern value of USAi's Existing Business (as "Existing Business" is defined in the Transaction Agreement) and the Partnership to the extent permitted by law and that Universal would not have entered into this Agreement absent the provisions of this Section

9.04 and, therefore, for a period from the Closing Date until the date that is the earlier of (A) the later of (1) 18 months after the Closing Date and (2) six calendar months after the date upon which Diller ceases to be the chief executive officer of the Partnership and (B) three years after the Closing Date, Diller shall not, and shall cause each of its Affiliates not to, directly or indirectly:

        (i) engage in the Restricted Business or acquire any interest in any Person engaged in the Restricted Business; and

        (ii) (A) solicit, recruit or hire any employees of USAi's Existing Business or the Partnership or Persons who have worked for USAi's Existing Business or the Partnership, in each case other than employees who perform solely clerical functions for such Persons, (B) solicit or encourage any employee of USAi's Existing Business or the Partnership to leave the employment of USAi's Existing Business or the Partnership, in each case other than employees who perform solely clerical functions for such Persons, and (C) disclose or furnish to anyone any confidential information relating to USAi's Existing Business or the Partnership or otherwise use such confidential information for its own benefit or the benefit of any other Person; PROVIDED that the non-solicitation provisions of clauses (A) and (B) shall be deemed not breached by any advertisement or general solicitation that is not specifically targeted at the employees or Persons referred to therein;

PROVIDED that, if at any time after 18 months after the Closing Date, Diller resigns as chief executive officer of the Partnership for Good Reason or Diller's employment is terminated without Cause, then the restrictions set forth in this Section 9.04(a) shall cease to apply on and from the effective date of such resignation or termination.

    (b) This Section 9.04 shall be deemed not breached as a result of (i) the ownership by Diller or any of his Affiliates of interests in the Partnership, or of investments in any class of stock of any entity, public or private, engaged, directly or indirectly, in the Restricted Business so long as Diller does not serve as a director, an officer, a consultant or as an employee of such entity and is not otherwise engaged in the management or operations of such entity,
(ii) Diller's engagement in not-for-profit or charitable activities related to the Business, whether on boards or otherwise, (iii) ownership of Vivendi Ordinary Shares as the result of the exercise of a Put or a Call or (iv) Diller's position as a member of any board of directors (including on any committees thereof) on which he is a board member on the date hereof.

    (c) Diller agrees that the covenant in Section 9.04(a) is reasonable with respect to its duration and scope. If, at the time of enforcement of this
Section 9.04, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the period and scope legally permissible under such circumstances will be substituted for the period and scope stated herein.

                                   ARTICLE X

                             TRANSFERS OF INTERESTS

    SECTION 10.01.  RESTRICTIONS ON TRANSFERS.  (a) Except as permitted in this
Article X, without the prior written consent of the General Partner, neither USAi nor Diller shall directly or indirectly Transfer all or any part of their respective Interests, or any rights to receive capital, profits or distributions of the Partnership pursuant thereto. To the fullest extent permitted by law, any such Transfer in violation of this Agreement shall be null and void.

    (b) It shall be a condition to any Transfer not prohibited by this Article X that such Transfer shall comply with the provisions of the Securities Act and applicable state securities laws. Until any Interest has been registered under the Securities Act, such Interest may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

    (c) It shall also be a condition to any Transfer not prohibited by this
Article X that no applicable law or judgment issued by any governmental entity shall be in effect, and all consents of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity necessary for the consummation of such Transfer shall have been obtained or filed or shall have occurred, and each Partner agrees to cooperate with the other Partners to provide such information and make such filings as shall be necessary to satisfy as promptly as practicable the foregoing conditions in connection with a proposed Transfer.

    SECTION 10.02. TRANSFERS PERMITTED AT ANY TIME. (a) At any time and from time to time, so long as such Transfer would not reasonably be expected to result in any materially adverse tax consequences to any other Partners, (i) USAi or USANi Sub may Transfer all, but not less than all, of its Interest to USAi or a wholly owned subsidiary of USAi (including any subsidiary that is not wholly owned solely as a result of the fact that Home Shopping Network, Inc. is not a wholly owned subsidiary of USAi, so long as Liberty and USAi remain the only shareholders of Home Shopping Network, Inc. and Light's ownership percentage of Home Shopping Network, Inc. does not increase materially from its interest as of the Closing Date) and USANi Sub may Transfer all, but not less than all, of its Interest to a wholly owned subsidiary of Universal Sub and (ii) USAi or USANi Sub may pledge or grant a security interest in, or place in trust, its Preferred Interests in connection with a bona fide indebtedness or hedging transactions; PROVIDED, HOWEVER, that the terms of such indebtedness or hedge shall not permit or enable under any circumstance, including in the event of a default thereunder, the pledgee of such indebtedness or party to such hedge to foreclose upon or otherwise acquire any Preferred Interests, it being understood that USAi, USANi Sub and/or one of their wholly owned subsidiaries shall in all cases be the only holder(s) of the Preferred Interests.

    (b) In respect of holders of Interests that are individuals, a Transfer may be made upon or subsequent to the death of such holder to the executors, administrators, legatees or beneficiaries of such deceased holder, PROVIDED that such transferees shall (i) in aggregate be treated as a single Partner for all purposes under this Agreement and (ii) upon such Transfer, sign a counterpart to this Agreement or other similar document of accession, in each case in a customary form, agreeing to be bound by the terms of this Agreement (other than Section 9.04) to the same extent that the transferor was so bound.

    SECTION 10.03. PUT/CALL RIGHTS. (a)(i) At any time, and from time to time, after the fifth anniversary of the Closing Date, Universal shall have the right to purchase all (but not less than all) the Common Interests of USAi and its Affiliates (the "USAi CALL"), and (ii) at any time, and from time to time, after the eighth anniversary of the Closing Date, USANi Sub shall have the right to require Universal to purchase all (but not less than all) its and its Affiliates' Common Interests (the "USAi PUT"), in each case at a purchase price equal to the Appraised Value thereof. Notwithstanding the foregoing, for so long as USAi or its Affiliates shall be the holder of any Preferred Interests, at the election of USANi Sub, any Call or Put under this Section 10.03(a) shall only be applicable to a portion of the Common Interests of USANi Sub and its Affiliates such that upon the consummation of the applicable purchase and sale USAi and its Affiliates would retain a Participation Percentage of 1%, and in such event the determination of Appraised Value shall only apply to the portion of the Common Interests of USAi and its Affiliates subject to such Call or Put.

    (b)(i) At any time after the first anniversary of the Closing Date, Diller (or his executor, administrator or trustee, as the case may be) shall have the right to sell all (but not less than all) its Common Interests to Universal (the "DILLER PUT"), and (ii) at any time after the later of (A) the second anniversary of the Closing Date and (B) such time that Diller is no longer chief executive officer of the Partnership, Universal shall have the right to purchase all (but not less than all) the

Common Interests of Diller (the "DILLER CALL"), in each case at a purchase price equal to the greater of (x) the Appraised Value thereof and (y) $275,000,000. In the event that Diller's employment is terminated without Cause or as a result of his death, Diller terminates his employment for Good Reason or Diller becomes Disabled, the Diller Put shall become thereafter exercisable (by Diller, or his executor, administrator, or trustee, as the case may be) immediately upon such termination or upon becoming Disabled.

    (c) A Call or a Put may be exercised by the applicable Partner by providing notice to the other Partner in accordance with Section 14.01. The purchase and sale of the Selling Partner's Common Interests shall be consummated at a closing the date and time of which shall be selected by the Purchasing Partner and provided in writing at least seven days prior thereto; PROVIDED that such date shall not be later than the 20th Business Day following the date of the determination of the Appraised Value. Except as set forth in Section 10.03(e), at such closing, the Purchasing Partner shall cause to be paid to the Selling Partner the applicable purchase price, by wire transfer of immediately available funds, against delivery by the Selling Partner of one or more duly executed assignments and bills of sale (in form and substance reasonably satisfactory to the Purchasing Partner, but in any event which shall not include any provision for indemnification) assigning its Common Interests to the Purchasing Partner, free and clear of any Liens.

    (d) The Appraised Value shall be determined as follows:

        (i) subject to clause (iii) below, within 15 days from the date of notice given pursuant to Section 10.03(c), the Selling Partner and the Purchasing Partner shall each notify the other and the Partnership in writing of their respective selection of an Investment Bank; PROVIDED that if either such party fails to notify the other of its selection within such period, the determination of the Appraised Value of such Common Interests shall be rendered by the single Investment Bank already selected, within 45 days from the date of its selection, by notice to all the foregoing parties, and such determination shall be deemed to be the Appraised Value of such Common Interests and shall be final for purposes hereof;

        (ii) within 45 days from the date of their selection, the Selling Partner's Investment Bank and the Purchasing Partner's Investment Bank shall jointly notify the Selling Partner and the Purchasing Partner in writing of their determination of the Appraised Value of such Common Interests (determined as set forth in the definition thereof), or, if such Investment Banks are unable to agree on such a value (unless the lower individual valuation is within 10% of the higher individual valuation, in which case the two valuations shall be averaged), of their selection of a third Investment Bank, in which case such Investment Banks shall notify such third Investment Bank in writing of their respective determinations of the Appraised Value concurrently with the delivery of the notice described above, following which such third Investment Bank shall, within 30 days, notify all of the foregoing parties of its selection of one of the two original determinations of the Appraised Value, (the "SELECTED APPRAISAL"), which Selected Appraisal shall be chosen by such third Investment Bank based on its determination that the Selected Appraisal more closely reflected the Appraised Value of such Common Interests (determined as set forth in the definition thereof) than the other original determination. The Selected Appraisal shall be deemed to be the Appraised Value of such Common Interests and shall be final for purposes hereof. The costs of such determination process shall be borne equally by the Purchasing Partner and the Selling Partner; and

        (iii) if at any time prior to the second anniversary of the Closing Date Diller ceases to serve as the chief executive officer of the Partnership, Universal and Diller shall promptly initiate the process set forth in clauses (i) and (ii) above to determine the Appraised Value of the Partnership as of the time of such cessation, and such Appraised Value shall be deemed to be the Appraised Value of the Partnership with respect to the subsequent exercise of a Diller Put or a Diller Call.

    (e) At the election of the Purchasing Partner, payment of the purchase price upon the exercise of a Call or a Put may be made in Vivendi Ordinary Shares having a Market Value at the time of closing equal to the applicable purchase price set forth in Section 10.03(a) or Section 10.03(b), in which case the Selling Partner shall be entitled to the rights set forth in Section 10.03(f) and 10.03(g). At the closing of any Put or Call pursuant to this Section 10.03(e), Universal shall deliver to USAi or Diller, as the case may be, validly issued Vivendi Ordinary Shares (or, if Diller requests, other common equity securities of Vivendi listed on an exchange other than that on which the Vivendi Ordinary Shares are listed and representing an equivalent number of Vivendi Ordinary Shares) free and clear of all Liens (other than Permitted Liens). The ability of any successor or new parent entity to Vivendi to issue shares hereunder shall be subject to (i) satisfaction of the trading volume provisions of the definition of Vivendi Ordinary Shares and (ii) the Selling Partner receiving less than 5% of the outstanding common stock or ordinary shares of such successor or new parent entity in such issuance.

    (f) (i) Vivendi shall provide the Selling Partner with, and the Selling Partner shall be entitled to, customary registration rights relating to any Vivendi Ordinary Shares received pursuant to Section 10.03(e) (including the ability to transfer registration rights (but not to exceed in the aggregate the total number of registration rights to which the Selling Partner is entitled under Section 10.3(f)(ii) in connection with the sale or other disposition of all or a portion of its Vivendi Ordinary Shares). In the event Vivendi Ordinary Shares are listed or quoted on more than one national securities exchange (or Nasdaq), whether in the form of shares, depositary shares or receipts therefor, the Selling Partner may elect the type of security (or combination of securities) to be issued to it (such securities sometimes being referred to in paragraph (g) or this paragraph (f) of
    Section 10.03 as "Vivendi Ordinary Shares") and such securities shall be issued in an aggregate amount representing the amount of the Vivendi Ordinary Shares that would otherwise have been issued. Vivendi, each of the Partners and the Partnership each hereby agrees to cooperate and use its reasonable best efforts to provide for the prompt marketability of the Vivendi Ordinary Shares to be received hereunder, including, if requested by USAi or Diller, as applicable, through the advance preparation and filing by Vivendi of (x) a registration statement in order that such registration statement may become effective simultaneously with the closing of the Put or Call giving rise to the registration rights under this paragraph (f), and
    (y) any other regulatory filings or notices.

        (ii) If requested by a Selling Partner, Vivendi shall be required promptly to cause the Vivendi Ordinary Shares owned by such Selling Partner or its Affiliates to be registered under the Securities Act and/or any applicable securities laws of any foreign jurisdiction in order to permit such Selling Partner or such Affiliate to sell such shares in one or more (but not more than, in the case of USAi, three, and in the case of Diller, two) registered public offerings (each, a "DEMAND REGISTRATION"). Each Selling Partner shall also be entitled to customary piggyback registration rights and, except pursuant to agreements in effect on the date hereof, no other Person shall be entitled to piggyback registration rights with respect to a Selling Partner's Demand Registration, without such Selling Partner's consent. If the amount of shares sought to be registered by a Selling Partner and its Affiliates pursuant to any Demand Registration is reduced by more than 25% pursuant to any underwriters' cutback, then such Selling Partner may elect to request Vivendi to withdraw such registration, in which case, such registration shall not count as one of such Selling Partner's Demand Registrations. If a Selling Partner requests that any Demand Registration be an underwritten offering, then such Selling Partner shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to Vivendi. If a Demand Registration is an underwritten offering and the managing underwriter advises the Selling Partner initiating the Demand Registration in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then Vivendi will include in such registration, first, the securities of the initiating Selling Partner, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by Vivendi). In connection with any Demand Registration or inclusion of a Selling Partner's or its Affiliate's shares in a piggyback registration, Vivendi, such Selling Partner and/or its Affiliates shall enter into an agreement containing terms (including representations, covenants and indemnities by Vivendi and such Selling Partner), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions, except as provided herein) shall be paid by Vivendi. Vivendi shall pay up to 1% of gross proceeds in the aggregate of any underwriting discounts, fees and commissions related to the registration of shares on the behalf of Diller.

        (iii) If Vivendi and a Selling Partner cannot agree as to what constitutes customary terms within 10 days of such Selling Partner's request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to Vivendi and such Selling Partner. In no event shall the inability of the parties to come to agreement on customary terms delay in any way the registration of a Selling Partner's Vivendi Ordinary Shares hereunder.

    SECTION 10.04.  TAG-ALONG FOR LIMITED PARTNERS FOR TRANSFERS BY
UNIVERSAL. (a) If Universal Sub or any of its Affiliates shall desire to Transfer in one transaction or a series of related transactions Common Interests beneficially owned by the applicable transferor and its Affiliates, other than to a wholly owned subsidiary of such transferor, Universal Sub shall give not less than 10 Business Days' prior written notice to each of the Limited Partners (each, a "TAG-ALONG OFFEREE") of such intended Transfer. Such notice (the "TAG-ALONG NOTICE") shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed transferee, the amount of Common Interests (and the aggregate Participation Percentage represented thereby) proposed to be Transferred (including the number of securities previously or proposed to be Transferred to the applicable transferee or its Affiliates in a related transaction) (the "TAG-ALONG INTERESTS"), the purchase price per Common Interest on an equivalent basis proposed to be paid therefor (or if part of a larger transaction, the fair value allocable portion of the total purchase price) and the payment terms and type of Transfer to be effectuated.

    (b) Within 10 Business Days after delivery of the Tag-Along Notice by Universal Sub to the Tag-Along Offerees, each Tag-Along Offeree shall, by written notice to Universal Sub, have the opportunity and right to sell to the transferee in such proposed Transfer (upon the same terms and conditions as Universal Sub and/or its Affiliates, including the same representations and warranties, covenants, indemnities, holdback and escrow provisions, if any) up to that number of Common Interests beneficially owned by such Tag-Along Offeree as shall represent a Participation Percentage equal to the product of (x) a fraction, (A) the numerator of which is the aggregate Participation Percentage represented by the Tag-Along Interests and (B) the denominator of which is the aggregate Participation Percentage represented by the Common Interests beneficially owned as of the date of the Tag-Along Notice by Universal Sub and its Affiliates, multiplied by (y) the aggregate Participation Percentage represented by the Common Interests beneficially owned by such Tag-Along Offeree and its Affiliates as of the date of the Tag-Along Notice. In the event that the proposed transferee is unwilling to purchase all of the Common Interests that Universal Sub and the Limited Partners propose to Transfer hereunder, the amount of Common Interests to be Transferred by Universal Sub and/or its Affiliates and each of the Limited Partners shall be reduced proportionately. The right of the Tag-Along Offerees shall terminate with respect to that proposed Transfer if not exercised within the period specified in the first sentence of this clause (b).

    (c) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, each Tag-Along Offeree shall deliver to the proposed transferee the Common Interests to be sold hereby duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed transferee, free and clear of all Liens (other than Permitted Liens), and shall receive in exchange therefor the consideration to be paid by the proposed transferee in respect of such Common Interests.

                                   ARTICLE XI

                            LIMITATION ON LIABILITY,
                                  EXCULPATION

    SECTION 11.01. LIMITATION ON LIABILITY. Except as expressly provided herein or in the other Transaction Documents, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership; PROVIDED, HOWEVER, that the foregoing shall not alter each Partner's obligation under the Delaware Act to return funds wrongfully distributed to it.

    SECTION 11.02. EXCULPATION OF COVERED PERSONS. (a) Except as expressly provided herein or in the Transaction Agreement, no Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Partnership or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person except for any loss, claims, damages or liabilities arising from such Covered Person's fraud. Whenever in this Agreement a Covered Person is permitted or required to make decisions such Covered Person shall make such decisions in good faith having regard to the best interests of the Partnership and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

    (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership, Board or management by any Person as to matters the Covered Person reasonably believes are within such Person's professional or expert competence.

    SECTION 11.03. PARTNERSHIP OPPORTUNITIES. (a) If any of Universal Sub, USAi, Diller or any officer, director, agent, stockholder, member, manager, partner or Affiliate of any of the foregoing acquires knowledge of a potential transaction or matter which may be a Partnership Opportunity (as defined below) or otherwise is then exploiting any Partnership Opportunity, the Partnership shall have no interest in such Partnership Opportunity and no expectancy that such Partnership Opportunity be offered to the Partnership, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Partnership Opportunity to the Partnership, (ii) subject to Section 9.04, shall have the right to hold any such Partnership Opportunity for its (and/or its officers', directors', agents', stockholders', members', managers', partners' or Affiliates') own account or to recommend, sell, assign or transfer such Partnership Opportunity to Persons other than the Partnership or any subsidiary of the Partnership and (iii) subject to Section 9.04, shall not breach any fiduciary or other duty to the Partnership, in such Person's capacity as a Partner or otherwise, by reason of the fact that such Person pursues or acquires such Partnership Opportunity for itself, directs, sells, assigns or transfers such Partnership Opportunity to another Person, or does not communicate information regarding such Partnership Opportunity to the Partnership.

    (b) Notwithstanding the provisions of this Section 11.03, the Partnership does not renounce any interest or expectancy it may have in any Partnership Opportunity that is offered to an officer of the Partnership and who is also a director or officer of Universal Sub, USAi or the respective Affiliates of Vivendi or USAi if such opportunity is expressly offered to such person in his or her capacity as an officer of the Partnership.

    (c) For purposes of this Section 11.03 only, the terms (i) "PARTNERSHIP" shall mean the Partnership and, except where the context requires otherwise, shall also include all corporations, partnerships, joint ventures, associations and other entities in which the Partnership beneficially owns

(directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership or membership interests or similar voting interests, and (ii) "PARTNERSHIP OPPORTUNITY" shall mean an investment or business opportunity or prospective economic advantage in which the Partnership could, but for the provisions of this Section 11.03, have an interest or expectancy.

    (d) Except as otherwise expressly provided in Section 9.04, in Section 4.13 of the Transaction Agreement or in any other agreement to which the Partners may be a party, (i) the Partners and their officers, directors, agents, stockholders, members, managers, partners and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Partnership's business or the business of any subsidiary of the Partnership,
(ii) none of the Partnership, any subsidiary of the Partnership or any Person beneficially owning Common Interests shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom and (iii) to the extent required by applicable law in order to effectuate the purpose of this Section 11.03, the Partnership shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

    SECTION 11.04. INDEMNIFICATION. (a) The Partnership shall, to the fullest extent authorized under the Delaware Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Partnership to provide broader indemnification rights than said law permitted the Partnership to provide prior to such amendment), indemnify and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal or administrative by reason of the fact that he or a Covered Person of whom he is the legal representative is or was a Representative or officer of the Partnership, or is or was a Representative or officer of the Partnership serving at the request of the Partnership as a Representative, officer or employee of another partnership, corporation, joint venture, trust or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a Representative or officer or in any other capacity while serving as a Representative or officer) against all expenses, liability and loss (including attorneys' fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except in a case where such expenses, liabilities or losses resulted from the fraud of such indemnified Person. The right to indemnification conferred in this Agreement shall be a contract right and shall include the right to be paid by the Partnership the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Partnership within 20 days after the receipt by the Partnership of a statement or statements from the claimant requesting such advance or advances from time to time.

    (b) At all times from and after the Effective Time, the Partnership shall either maintain directors' and officers' liability insurance covering the officers and Representatives entitled to indemnification under this Section
11.04 or ensure that such officers and Representatives are covered in policies maintained by Vivendi, Universal Sub or their Affiliates, in each case providing coverage for reasonable amounts and on customary terms.

                                  ARTICLE XII

             EVENTS OF WITHDRAWAL; BANKRUPTCY OF A GENERAL PARTNER

    SECTION 12.01. EVENTS OF WITHDRAWAL. Except as otherwise provided in this Agreement, no Partner shall withdraw from the Partnership.

    SECTION 12.02. BANKRUPTCY OF A GENERAL PARTNER. (a) In the event of the Bankruptcy of the General Partner (the "BANKRUPT PARTNER"), then the Partnership shall be dissolved unless it is continued without dissolution in accordance with
Section 13.01(c)(iii).

    (b) In the event a new General Partner is appointed, the Bankrupt Partner shall become a Limited Partner and shall have (x) no right to participate in the management of the Partnership or the business and affairs of the Partnership, and (y) the same interest in all items of income, gain, loss, deduction or credit of the Partnership to the same extent as if such Bankruptcy had not occurred. Upon the occurrence of the Bankruptcy of any General Partner, (i) the Bankrupt Partner and the other Partners shall execute such documents as may be necessary or appropriate to carry out the provisions of this Article XII, and
(ii) the other Partners are, without necessity of any further action or documentation, hereby appointed attorneys-in-fact of the Bankrupt Partner for the purpose of carrying out the provisions of this Article XII and taking any action and executing any documents which such Partners may deem necessary or advisable to accomplish the purposes hereof, such appointment being irrevocable and coupled with an interest.

    (c) In the event that the General Partner shall become a "debtor" as defined in the Bankruptcy Code in any case commenced thereunder and at any time during the pendency of such case there shall be appointed (i) a trustee with respect to the Bankrupt Partner under Section 701, 702 or 1104 of the Bankruptcy Code (or any successor provisions thereto), or (ii) an examiner having expanded powers beyond those specifically enumerated in Section 1104(b) of the Bankruptcy Code, then the other Partners may, at any time thereafter, so long as such condition exists, unanimously elect to dissolve the Partnership, in which event the affairs of the Partnership shall be wound up as provided in Article XIII.

                                  ARTICLE XIII

                          DISSOLUTION AND TERMINATION

    SECTION 13.01. DISSOLUTION. (a) The Partnership shall not be dissolved by the admission of Additional Partners or Substitute Partners pursuant to Section 3.03.

    (b) Subject to Section 12.01, no Partner shall withdraw from the Partnership and, to the fullest extent permitted by applicable law, no Partner shall take any action to dissolve, terminate or liquidate the Partnership or to require apportionment, appraisal or partition of the Partnership or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Partner, to the fullest extent permitted by applicable law, hereby waives any rights to take any such actions (or have such actions taken on its behalf) under applicable law, including any right to petition a court for judicial dissolution under Section 17-802 of the Delaware Act.

    (c) The Partnership shall be dissolved and its business wound up upon the earliest to occur of any one of the following events:

        (i) at the time there are no Limited Partners unless the Partnership is continued without dissolution in accordance with the Delaware Act;

        (ii) the written agreement of all the Partners;

        (iii) the occurrence of any event that causes the General Partner to cease to be a general partner of the Partnership, unless (i) there is a remaining General Partner who is hereby authorized to and shall continue the business of the Partnership without dissolution or (ii) the other Partners agree in writing, within 90 days after such event occurs, to continue the business of the Partnership without dissolution and to appoint, effective as of the date of such event, a new General Partner;

        (iv) a decision to dissolve the Partnership in accordance with Section 12.02(c); and

        (v) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act, in contravention of this Agreement.

    (d) Except as provided herein, the resignation, Bankruptcy, insolvency or dissolution of a Partner or the occurrence of any other event that terminates the continued membership of a Partner of the Partnership shall not in and of itself cause a dissolution of the Partnership.

    SECTION 13.02. WINDING UP OF THE PARTNERSHIP. (a) Upon dissolution, the Partnership's business shall be liquidated in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If there shall be no General Partner, the remaining Partners may approve one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in accordance with the Delaware Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Partners.

    (b) The proceeds of the liquidation of the Partnership shall be distributed in the following order and priority:

        (i) FIRST, to the creditors (including any Partners or their respective Affiliates that are creditors) of the Partnership in satisfaction of all of the Partnership's liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor);

        (ii) SECOND, to the Partners holding Preferred Interests PRO RATA up to the amount of the Face Value of such Preferred Interests;

        (iii) THIRD, to the Partners holding Common Interests PRO RATA based on the amount of Capital Contributions attributable thereto, up to the amount of such Capital Contributions; and

        (iv) FOURTH, to the Partners holding Common Interests PRO RATA in accordance with their respective Participation Percentages;

PROVIDED, HOWEVER, that in the event that distributions pursuant to clauses (ii) through (iv) above would not otherwise be identical to distribution in accordance with the positive balances in the Partners' Capital Accounts, such distributions shall instead be made in accordance with such positive balances.

    SECTION 13.03. DISTRIBUTION OF PROPERTY. In the event it becomes necessary in connection with the liquidation of the Partnership to make a distribution of property in kind, subject to the priority set forth in Section 13.02, the liquidator shall have the right to compel each Partner to accept a distribution of any asset in kind, so long as the portion of such asset to be distributed is determined based upon the amount of cash that would be distributed to such Partners if such property were sold for an amount of cash equal to the fair market value of such property, as determined by the liquidator in good faith.

    SECTION 13.04. CLAIMS OF PARTNERS. The Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or reasonable provision for the payment of all liabilities of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any Partner.

    SECTION 13.05. TERMINATION. The Partnership shall terminate when all of the assets of the Partnership, after payment of or reasonable provision for the payment of all debts and liabilities of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article XIII and when permitted by this Agreement, and the certificate of limited partnership of the Partnership shall have been canceled in the manner required by the Delaware Act.

                                  ARTICLE XIV

                                 MISCELLANEOUS

    SECTION 14.01. NOTICES. Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such party at the address or facsimile number set forth for such party in Schedule A hereto or as such party shall hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day), (ii) if given by mail, five Business Days (or, (x) if by overnight courier, one Business Day, or (y) if to an address outside the United States, seven Business
Days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 14.01.

    SECTION 14.02. NO THIRD PARTY BENEFICIARIES. Except as provided in Sections 10.02(b), 10.03 and 11.04, this Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.

    SECTION 14.03. WAIVER. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any Partner by notice given in accordance with Section 14.01 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Partner. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

    SECTION 14.04. INTEGRATION. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, and no covenant, representation or condition not expressed in this Agreement or in any Transaction Document shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

    SECTION 14.05. HEADINGS. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

    SECTION 14.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

    SECTION 14.07. SEVERABILITY. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    SECTION 14.08. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

    SECTION 14.09. JURISDICTION. Each of the Partners (i) consents to and submits itself and its property to the personal jurisdiction of any Federal or state court located in the State of Delaware in the event of any dispute arising out of or relating to this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in the State of Delaware and (iv) hereby waives any rights such Partner may have to personal service of summons, complaint or other process in connection therewith, and agrees that service may be made by registered or certified mail addressed to such Partner and sent in accordance with the provisions of Article XIV hereof.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                                       [UNIVERSAL SUB],

                                                       by
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       USA NETWORKS, INC.,

                                                       by
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       USANi SUB LLC,

                                                       by
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       BARRY DILLER,

                                                            -----------------------------------------

                                                                      APPENDIX C

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                              AMENDED AND RESTATED

                              GOVERNANCE AGREEMENT

                                     AMONG

                              USA NETWORKS, INC.,

                            VIVENDI UNIVERSAL, S.A.,

                            UNIVERSAL STUDIOS, INC.,

                           LIBERTY MEDIA CORPORATION,

                                      AND

                                  BARRY DILLER

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                         DATED AS OF DECEMBER 16, 2001

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------

                              ARTICLE I
                        STANDSTILL AND VOTING

SECTION 1.01. Acquisition of Voting Securities..............     C-4
SECTION 1.02. Further Restrictions on Conduct...............     C-5
SECTION 1.03. Reports.......................................     C-6
SECTION 1.04. Transferees...................................     C-6

                              ARTICLE II
                BOARD OF DIRECTORS AND RELATED MATTERS

SECTION 2.01. Board of Directors............................     C-6
SECTION 2.02. Management of the Business....................     C-7
SECTION 2.03. Contingent Matters............................     C-8
SECTION 2.04. Notice of Events..............................     C-9

                             ARTICLE III
                          PREEMPTIVE RIGHTS

SECTION 3.01. Liberty Preemptive Rights.....................     C-9
SECTION 3.02. Investment Agreement..........................    C-10

                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the
  Company...................................................    C-10
SECTION 4.02. Representations and Warranties of the
  Stockholders..............................................    C-10

                              ARTICLE V
                             DEFINITIONS

SECTION 5.01. "Affiliate"...................................    C-11
SECTION 5.02. "Amended and Restated Stockholders
  Agreement"................................................    C-11
SECTION 5.03. "Assumptions".................................    C-11
SECTION 5.04. "BDTV Entities"...............................    C-11
SECTION 5.05. "Beneficial Ownership" or "Beneficially
  Own"......................................................    C-11
SECTION 5.06. "CEO".........................................    C-12
SECTION 5.07. "CEO Termination Date"........................    C-12
SECTION 5.08. "Commission"..................................    C-12
SECTION 5.09. "Company Common Shares".......................    C-12
SECTION 5.10. "Company Class B Stock".......................    C-12
SECTION 5.11. "Company Common Stock"........................    C-12
SECTION 5.12. "Consenting Party"............................    C-12
SECTION 5.13. "Demand Registration".........................    C-12
SECTION 5.14. "Disabled"....................................    C-12
SECTION 5.15. "EBITDA"......................................    C-12
SECTION 5.16. "Equity Securities"...........................    C-12
SECTION 5.17. "Exchange Act"................................    C-12
SECTION 5.18. "Exchange Shares".............................    C-12
SECTION 5.19. "Excluded Issuance"...........................    C-12

                                                                PAGE
                                                              --------
SECTION 5.20. "Fair Market Value"...........................    C-12
SECTION 5.21. "Issue Price".................................    C-13
SECTION 5.22. "Liberty Director"............................    C-13
SECTION 5.23. "Liberty Exchange Agreement"..................    C-13
SECTION 5.24. "Liberty Holdco"..............................    C-13
SECTION 5.25. "Ownership Percentage"........................    C-13
SECTION 5.26. "Permitted Ownership Percentage"..............    C-13
SECTION 5.27. "Permitted Transferee"........................    C-13
SECTION 5.28. "Person"......................................    C-14
SECTION 5.29. "Sale Transaction"............................    C-14
SECTION 5.30. "Securities Act"..............................    C-14
SECTION 5.31. "Shares"......................................    C-14
SECTION 5.32. "Stockholders"................................    C-14
SECTION 5.33. "Stockholders Group"..........................    C-14
SECTION 5.34. "Subsidiary"..................................    C-14
SECTION 5.35. "Third Party Transferee"......................    C-14
SECTION 5.36. "13D Group"...................................    C-14
SECTION 5.37. "Total Debt"..................................    C-14
SECTION 5.38. "Total Debt Ratio"............................    C-14
SECTION 5.39. "Total Equity Securities".....................    C-15
SECTION 5.40. "Transfer"....................................    C-15
SECTION 5.41. "VU Director".................................    C-15
SECTION 5.42. "Voting Securities"...........................    C-15

                              ARTICLE VI
                            MISCELLANEOUS

SECTION 6.01. Notices.......................................    C-15
SECTION 6.02. Amendments; No Waivers........................    C-17
SECTION 6.03. Successors and Assigns........................    C-17
SECTION 6.04. Governing Law; Consent to Jurisdiction........    C-17
SECTION 6.05. Counterparts; Effectiveness...................    C-18
SECTION 6.06. Specific Performance..........................    C-18
SECTION 6.07. Registration Rights...........................    C-18
SECTION 6.08. Termination...................................    C-19
SECTION 6.09. Severability..................................    C-19
SECTION 6.10. Cooperation...................................    C-19
SECTION 6.11. Adjustment of Share Numbers...................    C-19
SECTION 6.12. Entire Agreement..............................    C-19
SECTION 6.13. Interpretation................................    C-19
SECTION 6.14. Headings......................................    C-20

                   AMENDED AND RESTATED GOVERNANCE AGREEMENT

    Amended and Restated Governance Agreement, dated as of December 16, 2001, among USA Networks, Inc., a Delaware corporation ("USAi," or the "COMPANY"), Vivendi Universal, S.A., a SOCIETE ANONYME organized under the laws of France ("VU"), Universal Studios, Inc., for itself and on behalf of the members of its Stockholders Group ("UNIVERSAL"), Liberty Media Corporation, for itself and on behalf of the members of its Stockholders Group ("LIBERTY") and Mr. Barry Diller ("MR. DILLER") for himself and on behalf of the members of his Stockholders Group. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Transaction Agreement (as hereinafter defined).

    WHEREAS, the Company, VU, Universal, Liberty, Mr. Diller, and USANi LLC, a Delaware limited liability company ("USANi"), have entered into a Transaction Agreement, dated as of December 16, 2001 (the "TRANSACTION AGREEMENT"), pursuant to which, among other things, (i) each of Universal and the Company will contribute certain businesses to a limited liability partnership (the "PARTNERSHIP") in exchange for interests in the Partnership, and (ii) each of Universal, VU and Mr. Diller shall enter into a limited liability limited partnership agreement (the "PARTNERSHIP AGREEMENT") under which a wholly owned subsidiary of Universal will be the general partner and each of the Company, USANi Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of USANi ("USANi SUB"), and Mr. Diller will be limited partners (collectively, the "TRANSACTIONS");

    WHEREAS, the parties hereto have agreed that the Company, Universal, Liberty, Mr. Diller and VU shall enter into this Agreement in order to amend and restate in its entirety the respective rights and obligations of the parties set forth in the Governance Agreement, dated as of October 19, 1997 (the "1997 GOVERNANCE AGREEMENT");

    WHEREAS, the Company, Universal, Liberty, Mr. Diller and VU desire to establish in this Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by Universal and VU (together, the "VU PARTIES"), and certain additional provisions concerning Universal's, Liberty's, Mr. Diller's and VU's relationships with the Company, none of which shall become effective until the Closing; and

    WHEREAS, the parties hereto also desire to provide for certain amendments to the Investment Agreement (the "INVESTMENT AGREEMENT"), among Universal, for itself and on behalf of certain Subsidiaries, the Company, Home Shopping Network, Inc. ("HSN"), and Liberty, for itself and on behalf of certain of its Subsidiaries, dated as of October 19, 1997, as amended and restated as of December 18, 1997.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Universal, Liberty, Mr. Diller and VU hereby agree, effective as of the Closing, as follows:

                                   ARTICLE I

                             STANDSTILL AND VOTING

    SECTION 1.01. ACQUISITION OF VOTING SECURITIES. Subject to the last sentence hereof, immediately following the Closing, neither the VU Parties nor any of their Affiliates will acquire, directly or indirectly, the Beneficial Ownership of any additional Equity Securities of the Company until such time (the "TRIGGER DATE") that the Equity Securities Beneficially Owned by the VU Parties and their Affiliates represent less than 20% (the "PERMITTED OWNERSHIP PERCENTAGE") of the Total Equity Securities. Subject to the last sentence hereof, following the Trigger Date, neither the VU Parties nor any of their Affiliates will acquire, directly or indirectly, the Beneficial Ownership of any additional Equity Securities of the Company such that the Equity Securities Beneficially Owned by the VU Parties and their Affiliates following such acquisition would be in excess of the Permitted Ownership

Percentage. If at any time the VU Parties become aware that they and their Affiliates Beneficially Own more than the Permitted Ownership Percentage, then the VU Parties shall as soon as is reasonably practicable (but in no manner that would require the VU Parties to incur liability under Section 16(b) of the Exchange Act) take all action necessary to reduce the amount of Equity Securities Beneficially Owned by such Persons to an amount not greater than the Permitted Ownership Percentage. The restrictions contained in this Section 1.01 shall cease to apply upon the later of (x) the date that Mr. Diller no longer serves as CEO (provided that if Mr. Diller no longer serves as CEO but continues to hold a proxy from Universal in respect of Company Common Shares under the Amended and Restated Stockholders Agreement, Mr. Diller shall be deemed to be continuing to serve as CEO until the later of (i) such time as he no longer serves as CEO and (ii) such time as Mr. Diller no longer holds the Universal proxy, with the later of such times being referred to as the "CEO TERMINATION DATE") or becomes Disabled and (y) the date on which VU no longer has the right to appoint a director to the Board of Directors of the Company pursuant to
Section 2.01 hereof (the later of clauses (x) and (y), the "STANDSTILL TERMINATION DATE"). Notwithstanding anything to the contrary contained herein, the provisions set forth in this Section 1.01 shall not prevent the VU Parties and their Affiliates from exercising the Warrants and continuing to Beneficially Own the shares thereunder.

    SECTION 1.02. FURTHER RESTRICTIONS ON CONDUCT. The VU Parties covenant and agree that until the Standstill Termination Date:

    (a) except by virtue of VU's representation on the Board of Directors of the Company and as otherwise contemplated under this Agreement and the other agreements contemplated by the Transaction Agreement or as otherwise permitted by the Board of Directors of the Company or the CEO so long as Mr. Diller is CEO, neither the VU Parties nor any Affiliate thereof will otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or Board of Directors of the Company or the business, operations or policies of the Company (it being agreed that this paragraph shall not prohibit the VU Parties, their Affiliates and their respective employees from engaging in ordinary course business activities with the Company);

    (b) other than to a Permitted Transferee, pursuant to the Transaction Agreement or the Amended and Restated Stockholders Agreement, neither the VU Parties nor any Affiliate thereof shall deposit any Equity Securities in a voting trust or subject any Equity Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having similar effect;

    (c) neither the VU Parties nor any Affiliate thereof shall propose any merger, tender offer or other business combination involving the Company or any of its Affiliates; PROVIDED, that discussions relating to the possibility of such a proposal in which Mr. Diller participates shall not be deemed to be a breach of this covenant;

    (d) neither the VU Parties nor any Affiliate thereof shall initiate or propose any stockholder proposal or make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Equity Securities, or became a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter, except in response to a solicitation by a third party;

    (e) other than as is contemplated by this Agreement, the Transaction Agreement, the Amended and Restated Stockholders Agreement and the other agreements contemplated by the Transaction Agreement, neither the VU Parties nor any Affiliate thereof shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person (other than a Permitted Transferee), for the purpose of acquiring, holding, voting or disposing of Equity Securities, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act; and

    (f) neither the VU Parties nor any Affiliate thereof shall, directly or indirectly, request that the Company or its Board of Directors amend or waive any of the provisions of this Section 1.02.

    SECTION 1.03. REPORTS. The VU Parties shall deliver to the Company, promptly after any acquisition or Transfer of Equity Securities representing more than a 1% change in the Ownership Percentage, an accurate written report specifying the amount and class of Equity Securities acquired or Transferred in such transaction and the amount of each class of Equity Securities owned by the VU Parties and their Affiliates after giving effect to such transaction; PROVIDED, HOWEVER, that no such report need be delivered with respect to any such acquisition or Transfer of Equity Securities by the VU Parties or their Affiliates that is reported in a statement on Schedule 13D filed with the Commission and delivered to the Company by the VU Parties in accordance with
Section 13(d) of the Exchange Act. The Company shall be entitled to rely on such reports and statements on Schedule 13D for all purposes of this Agreement.

    SECTION 1.04. TRANSFEREES. No Third Party Transferee shall have any rights or obligations under this Agreement, except as specifically provided for in this Agreement and except that if such Third Party Transferee shall acquire Beneficial Ownership of more than 5% of the outstanding Total Equity Securities upon consummation of any Transfer or series of related Transfers from a Stockholder, to the extent such Stockholder has the right to Transfer a Demand Registration assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one or more Demand Registrations pursuant to Section 6.07 or any registration rights agreement that replaces or supersedes Section 6.07 (and shall be entitled to such other rights that a Stockholder would have applicable to such Demand Registration), subject to the obligations of such Stockholder applicable to such demand (and the number of Demand Registrations to which such Stockholder is entitled under Section 6.07 hereof shall be correspondingly decreased). Except in connection with open market transactions (other than pursuant to an underwritten offering), neither the VU Parties, nor any of their Affiliates, shall be entitled to Transfer to any single Third Party Transferee (including Affiliates of such Third Party Transferee), in the aggregate, 10% or more of the Total Equity Securities, unless the VU Parties cause such Third Party Transferee (and its Affiliates, to the extent applicable) to agree to the provisions set forth in Sections 1.01 and
1.02 hereof until such time as such Third Party Transferee and its Affiliates own less than 10% of the Total Equity Securities. Subject to applicable securities laws, except as provided in this Section 1.04 and the Amended and Restated Stockholders Agreement, there are no restrictions on Transfer on the Company Common Stock (and, in the case of the VU Parties, the Warrants).

                                   ARTICLE II

                     BOARD OF DIRECTORS AND RELATED MATTERS

    SECTION 2.01. BOARD OF DIRECTORS. (a) Immediately following the Closing, the Company Board of Directors shall include Phillippe Germond and Jean-Marie Messier. VU shall have the right to nominate up to two VU Directors so long as the number of Equity Securities Beneficially Owned by the VU Parties and their Affiliates is at least equal to 75% of the number of Equity Securities Beneficially Owned by the VU Parties and their Affiliates immediately following the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as the Ownership Percentage of the VU Parties and their Affiliates is at least equal to the lesser of (x) 15% of the Total Equity Securities and (y) the percentage that is five percentage points less than the percentage of the Total Equity Securities Beneficially Owned by the VU Parties and their Affiliates immediately following the Closing). VU shall have the right to nominate one VU Director so long as the VU Parties Beneficially Own a number of Equity Securities at least equal to 50% of the number of the Equity Securities Beneficially Owned by them immediately following the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as the VU Party's Ownership Percentage is at least equal to 10% of the Total Equity Securities).

    (b) The Company shall cause each VU Director and each Liberty Director, as the case may be, to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each VU Director and Liberty Director, as the case may be, including soliciting proxies in favor of the election of such persons.

    (c) Within a reasonable time prior to the filing with the Commission of its proxy statement or information statement with respect to each meeting of stockholders at which directors are to be elected, the Company shall, to the extent such Person is entitled to representation on the Company's Board of Directors in accordance with this Agreement, provide VU and Liberty, as applicable, with the opportunity to review and comment on the information contained in such proxy or information statement applicable to the director nominees designated by such Person.

    (d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any VU Director or Liberty Director, VU or Liberty, as the case may be, shall have the right to designate a replacement VU Director or Liberty Director to fill such vacancy, and the Company agrees to use its best efforts to cause such vacancy to be filled with the replacement VU Director or Liberty Director so designated. Upon the written request of VU or Liberty, each Stockholder shall vote (and cause each of the members of its Stockholders Group to vote, if applicable), or act by written consent with respect to, all Equity Securities Beneficially Owned by it and otherwise take or cause to be taken all actions necessary to remove the director designated by such requesting party and to elect any replacement director designated by such party as provided in the first sentence of this
Section 2.01(d).

    (e) Except as permitted by the Company Board of Directors, the parties agree that no Company director who is a VU Director shall participate in any action taken by the Company Board of Directors or the Company relating to any business transaction between the Company and either of the VU Parties (including their Affiliates), or relating to this Agreement or the Transaction Agreement, including, without limitation, any amendment, modification or waiver hereof or thereof.

    (f) Following the Closing, the Company Board of Directors shall include John
C. Malone and Robert R. Bennett. Liberty shall have the right to nominate up to two Liberty Directors so long as the number of Equity Securities Beneficially Owned by Liberty is at least equal to 75% of the number of Equity Securities Beneficially Owned by Liberty immediately following the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as the Ownership Percentage of Liberty is at least equal to the lesser of (x) 15% of the Total Equity Securities and (y) the percentage that is five percentage points less than the percentage of the Total Equity Securities Beneficially owned by Liberty immediately following the Closing). Liberty shall have the right to nominate one Liberty Director so long as Liberty Beneficially Owns a number of Equity Securities at least equal to 50% of the number of the Equity Securities Beneficially Owned by it immediately following the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as Liberty's Ownership Percentage is at least equal to 5% of the Total Equity Securities).

    SECTION 2.02. MANAGEMENT OF THE BUSINESS. Following the Closing and except as indicated in Section 2.03 below, as required by Delaware law or the Certificate of Incorporation of the Company and the By-Laws or as contemplated by the Transaction Agreement and the agreements contemplated thereby, Mr. Diller, so long as he is CEO and has not become Disabled, will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the Closing. The Company shall use its reasonable best efforts to cause one Liberty Director to be appointed as a member of a committee of the Board of Directors and, to the extent such person qualifies under applicable tax laws and Section 16(b) under the Exchange Act or other similar requirements, the Compensation Committee of the Board of Directors.

    SECTION 2.03. CONTINGENT MATTERS. So long as in the case of Liberty, Liberty Beneficially Owns at least two-thirds of the number of Equity Securities Beneficially Owned by it (including the Exchange Shares and through its equity ownership of BDTV Entities) immediately following the Closing (appropriately adjusted to reflect any stock splits and the like) (so long as such Ownership Percentage equals at least 5% of the Total Equity Securities), and in the case of Mr. Diller, Mr. Diller Beneficially Owns at least twenty million Company Common Shares with respect to which he has a pecuniary interest (appropriately adjusted to reflect any stock splits and the like) and the CEO Termination Date (as defined in the Amended and Restated Stockholders Agreement and not as defined in this Agreement) has not occurred and Mr. Diller has not become Disabled, neither the Company nor any Subsidiary shall take any of the following actions (any such action, a "CONTINGENT MATTER") without the prior approval of Mr. Diller and/or Liberty, as applicable:

    (a) any transaction not in the ordinary course of business, launching new or additional channels or engaging in any new field of business, in any case, that will result in, or will have a reasonable likelihood of resulting in, Liberty or Mr. Diller or any Affiliate thereof being required under law to divest itself of all or any part of its Equity Securities, or interests therein, or any other material assets of such Person, or that will render such Person's continued ownership of such securities, shares, interests or assets illegal or subject to the imposition of a fine or penalty or that will impose material additional restrictions or limitations on such Person's full rights of ownership (including, without limitation, voting) thereof or therein. This Contingent Matter will be applied based only on the Equity Securities, interests therein or other material assets of Liberty or Mr. Diller or any Affiliate thereof as of the Closing Date;

    (b) if the Total Debt Ratio continuously equals or exceeds 4:1 over a twelve-month period, then, for so long as the Total Debt Ratio continues to equal or exceed 4:1:

        (i) any acquisition or disposition (including pledges), directly or indirectly, by the Company or any of its Subsidiaries of any assets (including debt and/or equity securities) or business (by merger, consolidation or otherwise), the grant or issuance of any debt or equity securities of the Company or any of its Subsidiaries, other than, in any of the foregoing, as contemplated by the Liberty Exchange Agreement or the Exchange Shares), the redemption, repurchase or reacquisition of any debt or equity securities of the Company or any of its Subsidiaries, other than as contemplated by the Liberty Exchange Agreement or the Exchange Shares, by the Company or any such Subsidiary, or the incurrence of any indebtedness, or any combination of the foregoing, in any such case, in one transaction or a series of transactions in a six-month period, with a value of 10% or more of the market value of the Total Equity Securities at the time of such transaction, provided that the prepayment, redemption, repurchase or conversion of prepayable, callable, redeemable or convertible securities in accordance with the terms thereof shall not be a transaction subject to this paragraph;

        (ii) voluntarily commencing any liquidation, dissolution or winding up of the Company or any material Subsidiary;

        (iii) any material amendments to the Certificate of Incorporation or Bylaws of the Company (including the issuance of blank check preferred stock containing super voting rights or class votes on any matter (except to the extent such class vote is required by Delaware law or to the extent the holder of such preferred stock may have the right to elect directors upon the occurrence of a default in payment of dividends or a redemption price));

        (iv) engagement by the Company in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing and commerce, or other businesses engaged in by the Company as of the date of determination of the Total Debt Ratio;

        (v) adopting any stockholder rights plan (or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding) that would adversely affect Liberty or Mr. Diller; and

        (vi) entering into any agreement with any holder of Equity Securities in such stockholder's capacity as such, as the case may be, which grants such stockholder approval rights similar in type and magnitude to those set forth in this Section 2.03.

    SECTION 2.04. NOTICE OF EVENTS. In the event that (a) the Company intends to engage in a transaction of a type that is described in Section 2.03, and (b) the Company does not intend to seek consent from those parties that are required to consent to a Contingent Matter (a "CONSENTING PARTY") due to the Company's good faith belief that the specific provisions of such paragraph do not require such consent but that reasonable people acting in good faith could differ as to whether consent is required pursuant to such paragraph, the Company shall notify the Consenting Parties as to the material terms of the transaction (including the Company's estimate of the timing thereof) by written notice (including a statement of the Total Debt Ratio) delivered as far in advance of engaging in such transaction as is reasonably practicable unless such transaction was previously publicly disclosed.

                                  ARTICLE III

                               PREEMPTIVE RIGHTS

    SECTION 3.01. LIBERTY PREEMPTIVE RIGHTS (a) In the event that after the Closing Date, the Company issues or proposes to issue (other than to the Company and its Affiliates or Liberty and its Affiliates, and other than pursuant to an Excluded Issuance) any Company Common Shares (including Company Common Shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, but excluding (x) shares of Company Common Stock issued upon conversion of shares of Company Class B Stock, and (y) Exchange Shares issued in accordance with the Liberty Exchange Agreement, and such issuance, together with any prior issuances of less than 1% with respect to which Liberty had no rights under this Section 3.01, shall be in excess of 1% of the total number of Company Common Shares (based on the Assumptions) outstanding after giving effect to such issuance, the Company shall give written notice to Liberty not later than five business days after the issuance (an "ADDITIONAL ISSUANCE"), specifying the number of Company Common Shares issued or to be issued and the Issue Price (if known) per share. Liberty shall have the right (but not the obligation) to purchase or cause one or more of the Liberty Holdcos to purchase for cash a number (but not less than such number) of Company Common Shares (allocated between Company Common Stock and Company Class B Common Stock in the same proportion as the issuance or issuances giving rise to the preemptive right hereunder, except to the extent that Liberty opts to receive Company Common Stock in lieu of Company Class B Common Stock), so that Liberty and the Liberty Holdcos shall collectively maintain the identical percentage equity beneficial ownership interest in the Company that Liberty and the Liberty Holdcos collectively owned immediately prior to the notice from the Company to Liberty described in the first sentence of this paragraph (but not in excess of the percentage equity beneficial ownership interest in the Company that Liberty and the Liberty Holdcos collectively owned immediately following the Closing) after giving effect to such Additional Issuance and to shares of Company Common Stock that are to be issued to Liberty and the Liberty Holdcos pursuant to this
Section 3.01 by sending an irrevocable written notice to the Company not later than fifteen business days after receipt of such notice (or, if later, two business days following the determination of the Issue Price) from the Company that it elects to purchase or to cause one or more of the Liberty Holdcos to purchase all of such Company Common Shares (the "ADDITIONAL SHARES"). The closing of the purchase of Additional Shares shall be the later of ten business days after the delivery of the notice of election by Liberty and five business days after receipt of any necessary regulatory approvals.

    (b) Additional Issuances caused by the conversion of HSN's 5 7/8% Convertible Subordinated Debentures due March 1, 2006 ("HSN CONVERTIBLE DEBT") into Company Common Stock shall be at an Issue Price to Liberty of $10 per share in cash. Other than with respect to the Issue Price, any such Additional Issuance shall be governed by the provisions set forth in 3.01(a).

    (c) The purchase or redemption of any Company Common Shares by the Company or any of its Affiliates shall not result in an increase in the percentage of Company equity that Liberty may be entitled to acquire pursuant to the preemptive right in paragraph 3.01(a) above.

    (d) Notwithstanding anything contained herein to the contrary, Liberty shall have the rights set forth in Section 3.01(a) hereof with respect to the transactions contemplated by the Expedia Merger Agreement to the extent Liberty has not previously exercised such rights pursuant to Section 1.8 of the Investment Agreement prior to its termination in accordance with the terms of
Section 3.02 hereof. Furthermore, notwithstanding the termination of Section 1.8 of the Investment Agreement pursuant to Section 3.02 hereof, for purposes of determining the number of Company Common Shares that shall give rise to a notice in accordance with Section 3.01(a) hereof, the Company shall include such number of Company Common Shares not previously included in any preemptive notice prior to the Closing Date.

    SECTION 3.02. INVESTMENT AGREEMENT. Section 1.7 and Section 1.8 of the Investment Agreement shall be of no further force or effect and Universal and Liberty shall cease to have any preemptive rights with respect to Equity Securities, except as otherwise provided with respect to Liberty in Section 3.01 of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Mr. Diller, the VU Parties and Liberty that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, is enforceable against the Company in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company's Certificate of Incorporation or By-laws or any material agreement to which the Company is a party and (e) none of such material agreements would impair in any material respect the ability of the Company to perform its obligations hereunder.

    SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, as to itself (and, in the case of Mr. Diller, as applicable), represents and warrants to the Company and the other Stockholders that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and he or it, as the case may be, has the power and authority (corporate or otherwise) to enter into this Agreement and to carry out his or its obligations hereunder, (b) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such Stockholder in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by such Stockholder constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws (or similar governing documents) or any material agreement to which such Stockholder is a party and (e) none of such material agreements would impair in any material respect the ability of such Stockholder to perform its obligations hereunder.

                                   ARTICLE V

                                  DEFINITIONS

    For purposes of this Agreement, the following terms shall have the following meanings:

    SECTION 5.01. "AFFILIATE" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement). For purposes of this definition, (i) Matsushita Electric Industrial Co., Ltd. ("MEI") shall not be considered an Affiliate of Universal or any Subsidiary of Universal so long as MEI does not materially increase its influence over Universal following the Closing Date, (ii) natural persons shall not be deemed to be Affiliates of each other, (iii) none of the Company, Mr. Diller, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of the VU Parties or their Affiliates, (iv) none of Mr. Diller, Liberty, the VU Parties or any of their respective Affiliates shall be deemed to be an Affiliate of the Company or its Affiliates, (v) none of the Company, the VU Parties, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of Mr. Diller or his Affiliates, and (vi) none of the Company, Mr. Diller, the VU Parties or any of their respective Affiliates shall be deemed to be an Affiliate of Liberty or its Affiliates.

    SECTION 5.02. "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT" shall mean the stockholders agreement dated as of the date hereof among Liberty, VU, Universal and Mr. Diller.

    SECTION 5.03. "ASSUMPTIONS" shall have the meaning set forth in the definition of Total Equity Securities.

    SECTION 5.04. "BDTV ENTITIES" shall have the meaning specified in the Amended and Restated Stockholders Agreement.

    SECTION 5.05. "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's Beneficial Ownership of Company Common Shares shall be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that for purposes of determining Beneficial Ownership, (a) a Person shall be deemed to be the Beneficial Owner of any Equity Securities (including any Exchange Shares) which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Mr. Diller shall be deemed to be exercisable), rights or other securities issued by the Company or any Subsidiary thereof, (b) no Person shall be deemed to Beneficially Own any Equity Securities solely as a result of such Person's execution of this Agreement (including by virtue of holding a proxy with respect to such Equity Securities), the Transaction Agreement or the Amended and Restated Stockholders Agreement, or with respect to which such Person does not have a pecuniary interest, and (c) Liberty shall be deemed to be the Beneficial Owner of the proportionate number of Company Common Shares represented by Liberty's equity interest in a BDTV Entity (as defined in the Amended and Restated Stockholders Agreement); PROVIDED, FURTHER, that for purposes of calculating Beneficial Ownership, the number of outstanding Company Common Shares shall be deemed to include the number of Company Common Shares that would be outstanding if all Exchange Shares were issued.

    SECTION 5.06. "CEO" shall mean the Chief Executive Officer of the Company or any successor entity.

    SECTION 5.07.  "CEO TERMINATION DATE" shall have the meaning specified in
Section 1.01 of this Agreement.

    SECTION 5.08.  "COMMISSION" shall mean the Securities and Exchange
Commission.

    SECTION 5.09. "COMPANY COMMON SHARES" shall mean shares of Company Common Stock and Company Class B Stock.

    SECTION 5.10. "COMPANY CLASS B STOCK" shall mean class B common stock, $.01 par value per share, of the Company.

    SECTION 5.11. "COMPANY COMMON STOCK" shall mean common stock, $.01 par value per share, of the Company.

    SECTION 5.12.  "CONSENTING PARTY" shall have the meaning set forth in
Section 2.03 of this Agreement.

    SECTION 5.13.  "DEMAND REGISTRATION" shall have the meaning set forth in
Section 6.07(b) of this Agreement.

    SECTION 5.14. "DISABLED" shall mean the disability of Mr. Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Liberty (or, if (i) the Liberty Termination Date has occurred, and (ii) the VU Parties own 10% or more of the Total Equity Securities, VU) and reasonably acceptable to Mr. Diller, provided that Mr. Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company. Total disability shall mean mental or physical incapacity that prevents Mr. Diller from managing the business affairs of the Company.

    SECTION 5.15. "EBITDA" shall mean, for any period, for the Company and its Subsidiaries, on a combined consolidated basis: net income plus (to the extent reflected in the determination of net income) (i) provision for income taxes,
(ii) minority interest, (iii) interest income and expense, (iv) depreciation and amortization, (v) amortization of cable distribution fees, and (vi) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

    SECTION 5.16. "EQUITY SECURITIES" shall mean the equity securities of the Company calculated on a Company Common Stock equivalent basis, including the Company Common Shares, Exchange Shares and those shares issuable upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

    SECTION 5.17. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

    SECTION 5.18. "EXCHANGE SHARES" shall mean the Silver King Exchange Shares as defined in the Liberty Exchange Agreement.

    SECTION 5.19. "EXCLUDED ISSUANCE" shall mean any issuance of Company Common Stock (i) in a Sale Transaction, or (ii) which is "restricted stock" or the ownership of which is otherwise subject to forfeiture ("RESTRICTED STOCK"), provided that for purposes of this definition any stock covered by the provisions of clause (ii) shall be deemed to have been issued on the date (the "LAPSE DATE") the restrictions on such stock lapse or on which the stock is no longer subject to forfeiture.

    SECTION 5.20. "FAIR MARKET VALUE" for a security publicly traded in the over-the-counter market (on either NASDAQ-NMS or NASDAQ) or on a recognized exchange shall be the average closing price of such security for the three trading days ending on the applicable day (or, if such day is not a trading day, the trading day immediately preceding the applicable day), and for all other securities or property "Fair Market Value" shall be determined, by a nationally recognized investment banking firm which has not been engaged by the Company or Liberty or their respective Affiliates for the prior three years, selected by (i) the Company and (ii) Liberty; provided that, if the Company and Liberty cannot agree on such an investment banking firm within 10 business days, such investment banking firm shall be selected by a panel designated in accordance with the rules of the American Arbitration Association. The fees, costs and expenses of the American Arbitration Association and the investment banking firm so selected shall be borne equally by the Company and Liberty.

    SECTION 5.21. "ISSUE PRICE" shall mean the price per share equal to (i) in connection with an underwritten offering of Company Common Shares, the initial price at which the stock is offered to the public or other investors, (ii) in connection with other sales of Company Common Shares for cash, the cash price paid for such stock, (iii) in connection with the deemed issuances of Restricted Stock, the Fair Market Value of the stock on the Lapse Date (as defined in the definition of "Excluded Issuance" above), (iv) in connection with the issuance of Company Common Shares as consideration in an acquisition by the Company, the average of the Fair Market Value of the stock for the five trading days ending on the third trading day immediately preceding (a) the date upon which definitive agreements with respect to such acquisition were entered into if the number of Company Common Shares issuable in such transaction is fixed on that date, or (b) such later date on which the consideration, or remaining portion thereof, issuable in such transaction becomes fixed, (v) in connection with a compensatory issuance of shares of Company Common Stock, the Fair Market Value of the Company Common Stock, and (vi) in all other cases, including, without limitation, in connection with the issuance of Company Common Shares pursuant to an option, warrant or convertible security (other than in connection with the conversion of the HSN Convertible Debt, in which case the Issue Price shall be $10 per share, or in connection with issuances described in clause (v) above), the Fair Market Value of the Company Common Shares on the date of issuance.

    SECTION 5.22. "LIBERTY DIRECTOR" shall mean (a) any executive officer or director of Liberty designated by Liberty to serve on the Company's Board of Directors, provided that the Company's Board of Directors is not unable, in the exercise of its fiduciary responsibilities, to recommend that the Company's stockholders elect such individual to serve on the Company's Board of Directors, or (b) any other Person designated by Liberty who is reasonably acceptable to the Company.

    SECTION 5.23. "LIBERTY EXCHANGE AGREEMENT" shall mean the Exchange Agreement dated as of December 20, 1996, by and between the Company and Liberty HSN, Inc.

    SECTION 5.24. "LIBERTY HOLDCO" shall mean any holding company wholly owned by Liberty and reasonably acceptable to the Company, formed solely for the purpose of acquiring and holding an equity interest in the Company.

    SECTION 5.25. "OWNERSHIP PERCENTAGE" means, with respect to any Stockholder, at any time, the ratio, expressed as a percentage, of (i) the Equity Securities Beneficially Owned by such Stockholder (disregarding any legal impediments to such Beneficial Ownership) and its Affiliates to (ii) the sum of
(x) the Total Equity Securities and (y) with respect to such Stockholder, any Company Common Shares included in clause (i) that are issuable upon conversion, exchange or exercise of Equity Securities that are not included in clause (x).

    SECTION 5.26. "PERMITTED OWNERSHIP PERCENTAGE" shall have the meaning set forth in Section 1.01.

    SECTION 5.27. "PERMITTED TRANSFEREE" shall mean Liberty or Mr. Diller and the members of their respective Stockholder Groups.

    SECTION 5.28. "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

    SECTION 5.29. "SALE TRANSACTION" shall mean the consummation of a merger, consolidation or amalgamation between the Company and another entity (other than an Affiliate of the Company) in which the Company is acquired by such other entity or a Person who controls such entity, or a sale of all or substantially all of the assets of the Company to another entity, other than a subsidiary of the Company.

    SECTION 5.30. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

    SECTION 5.31. "SHARES" shall have the meaning set forth in the preambles to this Agreement.

    SECTION 5.32. "STOCKHOLDERS" shall mean the VU Parties, Liberty and Mr. Diller.

    SECTION 5.33. "STOCKHOLDERS GROUP" shall mean (a) in respect of Universal and VU, the Universal Stockholders Group (as defined in the Amended and Restated Stockholders Agreement), (b) in respect of Liberty, the Liberty Stockholders Group (as defined in the Amended and Restated Stockholders Agreement) and (c) in respect of Mr. Diller, the Mr. Diller Stockholders Group (as defined in the Amended and Restated Stockholders Agreement).

    SECTION 5.34. "SUBSIDIARY" shall mean, as to any Person, any corporation or other entity at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

    SECTION 5.35. "THIRD PARTY TRANSFEREE" shall have the meaning ascribed to such term in the Amended and Restated Stockholders Agreement.

    SECTION 5.36. "13D GROUP" shall mean any group of Persons acquiring, holding, voting or disposing of Voting Securities which would be required under
Section 13(d) of the Exchange Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

    SECTION 5.37. "TOTAL DEBT" shall mean all obligations of the Company and its Subsidiaries for money borrowed, at such time (including all long-term senior and subordinated indebtedness, all short-term indebtedness, the stated amount of all letters of credit issued for the account of the Company or any of its Subsidiaries and (without duplication) all unreimbursed draws thereunder (but excluding trade letters of credit)), net of cash (other than working capital) or cash equivalent securities, as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Company and its Subsidiaries included in the Company's filings under the Exchange Act for such period, determined in accordance with GAAP, PROVIDED, HOWEVER, that Total Debt shall not include hedging, pledging, securitization or similar transactions involving securities owned by the Company or its Subsidiaries to monetize the underlying securities, to the extent such securities are the sole means of satisfying such obligations and otherwise the fair value thereof.

    SECTION 5.38. "TOTAL DEBT RATIO" shall mean, at any time, the ratio of (i) Total Debt of the Company and its Subsidiaries on a combined consolidated basis as of such time to (ii) EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended fiscal quarter as of such time.

    SECTION 5.39. "TOTAL EQUITY SECURITIES" at any time shall mean, subject to the next sentence, the total number of the Company's outstanding equity securities calculated on a Company Common Stock equivalent basis (assuming (the "ASSUMPTIONS") that all Exchange Shares have been issued). Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities (other than the Exchange Shares, which shall be deemed to be outstanding Equity Securities for all purposes), shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

    SECTION 5.40. "TRANSFER" shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Common Shares Beneficially Owned by such Stockholder or any interest in any Company Common Shares Beneficially Owned by such Stockholder, PROVIDED, HOWEVER, that, a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Company Common Shares Beneficially Owned by such Stockholder (PROVIDED, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement). For purposes of this Agreement, the conversion of Company Class B Stock into Company Common Stock shall not be deemed to be a Transfer.

    SECTION 5.41. "VU DIRECTOR" shall mean (a) any executive officer or director of VU designated by VU to serve on the Company's Board of Directors, provided that the Company's Board of Directors is not unable, in the exercise of its fiduciary responsibilities to the Company's stockholders, to recommend that the Company's stockholders elect such individual to serve on the Company's Board of Directors, or (b) any other Person designated by VU who is reasonably acceptable to the Company.

    SECTION 5.42. "VOTING SECURITIES" shall mean at any particular time the shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                                   ARTICLE VI

                                 MISCELLANEOUS

    SECTION 6.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given,

    if to Vivendi Universal, S.A. or Universal Studios, Inc., to:

       Vivendi Universal, S.A.
       375 Park Avenue
       New York, New York 10152
       Attention: Jean-Laurent Nabet
                  George Bushnell III
       Facsimile: (212) 572-7188

    with a copy to:

       Universal Studios, Inc.
       100 Universal City Plaza
       Universal City, California 91608
       Attention: Karen Randall
       Facsimile: (818) 866-3444
    with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, New York 10019
       Attention: Faiza J. Saeed
       Facsimile: (212) 474-3700

    if to Liberty Media Corporation, to:

       Liberty Media Corporation
       12300 Liberty Boulevard
       Englewood, Colorado 80112
       Attention: General Counsel
       Facsimile: (720) 875-5382

    with a copy to:

       Baker Botts L.L.P.
       599 Lexington Avenue
       New York, New York 10022
       Attention: Frederick H. McGrath
       Facsimile: (212) 705-5125

    if to Mr. Diller, to:

       Barry Diller
       Chairman and Chief Executive Officer
       USA Networks, Inc.
       Carnegie Hall Tower
       152 W. 57th Street
       New York, New York 10019
       Facsimile: (212) 314-7339

    with a copy to:

       USA Networks, Inc.
       Carnegie Hall Tower
       152 W. 57th Street
       New York, New York 10019
       Attention: General Counsel
       Facsimile: (212) 314-7329

    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: Pamela S. Seymon
                  Andrew J. Nussbaum
       Facsimile: (212) 403-2000
    if to the Company, to:

       USA Networks, Inc.
       Carnegie Hall Tower
       152 W. 57th Street
       New York, New York 10019
       Attention: General Counsel
       Facsimile: (212) 314-7329

    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: Pamela S. Seymon
                  Andrew J. Nussbaum
       Telephone: (212) 403-1000
       Facsimile: (212) 403-2000

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.

    SECTION 6.02. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. Approval by the VU Parties of any amendment to this Agreement (or any waiver of any provision hereof) shall be required only if it relates to Article I, Section
2.01 (as applied to the VU Parties), Article VI, or if such amendment or waiver would adversely affect any rights of, or impose any obligations on, the VU Parties provided hereunder or under the Amended and Restated Stockholders Agreement. Any amendment or waiver by the Company shall be authorized by a majority of the Board of Directors (excluding for this purpose any director who is a VU Director or Liberty Director as provided for in this Agreement).

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 6.03. SUCCESSORS AND ASSIGNS. Except as provided in Section 1.04, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger of VU or Liberty with another Person a significant purpose of which is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    SECTION 6.04. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

    SECTION 6.05. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the Closing, at which time this Agreement shall supersede in all respects the 1997 Governance Agreement.

    SECTION 6.06. SPECIFIC PERFORMANCE. The Company, Mr. Diller, Universal, VU and Liberty each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company, Universal, VU or Liberty of the provisions of this Agreement, in addition to any remedies at law, Mr. Diller, Universal, VU, Liberty and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

    SECTION 6.07. REGISTRATION RIGHTS. (a) The VU Parties, Liberty and Mr. Diller shall be entitled to customary registration rights relating to Company Common Stock (and with respect to the VU Parties, the Warrants) owned by them as of the Closing or acquired from the Company (including upon the exercise of the Warrants) in the future (including the ability to transfer registration rights in connection with the sale or other disposition of Company Common Stock as set forth in this Agreement). In the case of the VU Parties, references in this
Section 6.07 to Company Common Stock shall be deemed to include the Warrants.

    (b) If requested by a Stockholder, the Company shall be required promptly to cause the Company Common Stock owned by such Stockholder or its Affiliates to be registered under the Securities Act in order to permit such Stockholder or such Affiliate to sell such shares in one or more (but not more than (i) in the case of the VU Parties, four, (ii) in the case of Liberty, four and (iii) in the case of Mr. Diller, three) registered public offerings (each, a "DEMAND REGISTRATION"). Each Stockholder shall also be entitled to customary piggyback registration rights. If the amount of shares sought to be registered by a Stockholder and its Affiliates pursuant to any Demand Registration is reduced by more than 25% pursuant to any underwriters' cutback, then such Stockholder may elect to request the Company to withdraw such registration, in which case, such registration shall not count as one of such Stockholder's Demand Registrations. If a Stockholder requests that any Demand Registration be an underwritten offering, then such Stockholder shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company. If a Demand Registration is an underwritten offering and the managing underwriter advises the Stockholder initiating the Demand Registration in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of the initiating Stockholder, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company). In connection with any Demand Registration or inclusion of a Stockholder's or its Affiliate's shares in a piggyback registration, the Company, such Stockholder and/or its Affiliates shall enter into an agreement containing terms

(including representations, covenants and indemnities by the Company and such Stockholder), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company. The Company shall not be required to register such shares if a Stockholder would be permitted to sell the Company Common Stock in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption therefrom.

    (c) If the Company and a Stockholder cannot agree as to what constitutes customary terms within ten days of such Stockholder's request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to the Company and such Stockholder.

    SECTION 6.08. TERMINATION. Except as otherwise provided in this Agreement, this Agreement shall terminate (a) as to the VU Parties, at such time that the VU Parties Beneficially Own Equity Securities representing less than 5% of the Total Equity Securities, (b) as to Liberty, at such time that Liberty Beneficially Owns Equity Securities representing less than 5% of the Total Equity Securities and (c) as to Mr. Diller, at such time that the CEO Termination Date has occurred or at such time as he becomes Disabled. In respect of "Contingent Matters," such provisions shall terminate as to Mr. Diller and Liberty as set forth therein.

    SECTION 6.09. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

    SECTION 6.10. COOPERATION. Each of Universal, VU, Liberty and Mr. Diller covenants and agrees with the other to use its reasonable best efforts to cause the Company to fulfill the Company's obligations under this Agreement.

    SECTION 6.11. ADJUSTMENT OF SHARE NUMBERS. If, after the date of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement shall be adjusted to the number and types of shares of such capital stock that a holder of such number of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

    SECTION 6.12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement, the Amended and Restated Stockholders Agreement, the Liberty Exchange Agreement, the Transaction Agreement and each of the other agreements contemplated by the Transaction Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (including, without limitation, effective upon the Closing, all stockholders agreements relating to the Company (other than the Amended and Restated Stockholders Agreement) between Liberty and Mr. Diller). Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any party under any other agreement with any other party, the terms of this Agreement shall govern.

    SECTION 6.13. INTERPRETATION. References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

    SECTION 6.14. HEADINGS. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                       USA NETWORKS, INC.

                                                       By:  /s/ JULIUS GENACHOWSKI
                                                            -----------------------------------------
                                                            Name: Julius Genachowski
                                                            Title: Senior Vice President and
                                                                   General Counsel

                                                       VIVENDI UNIVERSAL, S.A.

                                                       By:  /s/ JEAN-MARIE MESSIER
                                                            -----------------------------------------
                                                            Name: Jean-Marie Messier
                                                            Title: Chairman and Chief Executive
                                                            Officer

                                                       UNIVERSAL STUDIOS, INC.

                                                       By:  /s/ GUILLAUME HANNEZO
                                                            -----------------------------------------
                                                            Name: Guillaume Hannezo
                                                            Title: Special Power of Attorney

                                                       LIBERTY MEDIA CORPORATION

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name: Robert R. Bennett
                                                            Title: President

                                                                         /s/ BARRY DILLER
                                                            -----------------------------------------
                                                                           Barry Diller

                                                                      APPENDIX D

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                     AMONG

                            UNIVERSAL STUDIOS, INC.,

                           LIBERTY MEDIA CORPORATION,

                                  BARRY DILLER

                                      AND

                            VIVENDI UNIVERSAL, S.A.

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                         DATED AS OF DECEMBER 16, 2001

      -------------------------------------------------------------------
      -------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------

                              ARTICLE I
                             DEFINITIONS

SECTION 1.1 Certain Defined Terms...........................     D-4
SECTION 1.2 Other Defined Terms.............................     D-9
SECTION 1.3 Other Definitional Provisions...................     D-9

                              ARTICLE II
                              STANDSTILL

SECTION 2.1 Diller Standstill with Vivendi..................    D-10

                             ARTICLE III
                         CORPORATE GOVERNANCE

SECTION 3.1 Voting on Certain Matters.......................    D-11
SECTION 3.2 Restrictions on Other Agreements................    D-12
SECTION 3.3 Irrevocable Proxy of Universal..................    D-13
SECTION 3.4 Irrevocable Proxy of Liberty....................    D-13
SECTION 3.5 Cooperation.....................................    D-14

                              ARTICLE IV
                      TRANSFER OF COMMON SHARES

SECTION 4.1 Restrictions on Transfer by Liberty and
  Diller....................................................    D-14
SECTION 4.2 Tag-Along for Diller and Liberty for Transfers
  by the Other..............................................    D-15
SECTION 4.3 Right of First Refusal of Diller on Transfers by
  Universal.................................................    D-16
SECTION 4.4 Right of First Refusal between Liberty and
  Diller....................................................    D-18
SECTION 4.5 Right of First Refusal of Liberty...............    D-20
SECTION 4.6 Transfers of Class B Shares.....................    D-20
SECTION 4.7 Transferees.....................................    D-21
SECTION 4.8 Notice of Transfer..............................    D-22
SECTION 4.9 Compliance with Transfer Provisions.............    D-22

                              ARTICLE V
                       BDTV ENTITY ARRANGEMENTS

SECTION 5.1 Management......................................    D-22
SECTION 5.2 Treatment of Exchange Shares....................    D-22
SECTION 5.3 Changes to BDTV Structures......................    D-23
SECTION 5.4 Transfers of BDTV Interests.....................    D-23

                                                                PAGE
                                                              --------

                              ARTICLE VI
                            MISCELLANEOUS

SECTION 6.1 Conflicting Agreements..........................    D-23
SECTION 6.2 Duration of Agreement...........................    D-23
SECTION 6.3 Further Assurances..............................    D-24
SECTION 6.4 Amendment and Waiver............................    D-24
SECTION 6.5 Severability....................................    D-24
SECTION 6.6 Effective Date..................................    D-24
SECTION 6.7 Entire Agreement................................    D-24
SECTION 6.8 Successors and Assigns..........................    D-24
SECTION 6.9 Counterparts....................................    D-25
SECTION 6.10 Liabilities Under Federal Securities Laws......    D-25
SECTION 6.11 Remedies.......................................    D-25
SECTION 6.12 Notices........................................    D-25
SECTION 6.13 Adjustment of Shares Numbers...................    D-26
SECTION 6.14 Governing Law; Consent to Jurisdiction.........    D-26
SECTION 6.15 Interpretation.................................    D-27

    AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 16, 2001, among Universal Studios, Inc., a Delaware corporation ("UNIVERSAL"), for itself and on behalf of the members of the Vivendi Stockholders Group, Liberty Media Corporation, a Delaware corporation ("LIBERTY"), for itself and on behalf of the members of the Liberty Stockholders Group, Mr. Barry Diller ("DILLER"), for himself and on behalf of the members of the Diller Stockholders Group, and Vivendi Universal, S.A., a SOCIETE ANONYME organized under the laws of France ("VIVENDI").

    WHEREAS, USA Networks, Inc., a Delaware corporation (the "COMPANY"), Universal, Liberty, Diller, Vivendi and USANi LLC, a Delaware limited liability company ("USANi"), have entered into a Transaction Agreement, dated as of December 16, 2001 (the "TRANSACTION AGREEMENT"), pursuant to which, among other things, (i) each of Universal and the Company will contribute certain businesses to a limited liability limited partnership (the "PARTNERSHIP") in exchange for interests in the Partnership, and (ii) each of Universal, Vivendi and Diller shall enter into a limited liability limited partnership agreement (the "PARTNERSHIP AGREEMENT") under which a wholly owned subsidiary of Universal will be the general partner and each of the Company, USANi Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of USANi ("USANi SUB"), and Diller will be limited partners (collectively, the "TRANSACTIONS");

    WHEREAS, the parties hereto have agreed that Universal, Liberty, Diller and Vivendi shall enter into this Agreement in order to amend and restate in its entirety the respective rights and obligations of the parties set forth in the Stockholders Agreement, dated as of October 19, 1997 (the "1997 STOCKHOLDERS AGREEMENT"); and

    WHEREAS, the parties hereto desire to enter into the arrangements provided for herein to be effective as of the Closing, except that the agreements in
Section 3.1(d) shall be effective as of the date hereof.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    SECTION 1.1 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

    "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. For purposes of this definition, natural persons shall not be deemed to be Affiliates of each other, and none of Liberty, Universal, Diller or the Company shall be deemed to be Affiliates of any of the others. For purposes of this definition, Matshushita Electric Industrial Co., Ltd. ("MEI") shall not be considered an Affiliate of Universal or any Subsidiary of Universal so long as MEI does not materially increase its influence over Universal or any such Subsidiary following the date hereof.

    "AGREEMENT" means this Amended and Restated Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

    "BDTV I" means BDTV, Inc., a Delaware corporation.

    "BDTV II" means BDTV II, Inc., a Delaware corporation.

    "BDTV III" means BDTV III, Inc., a Delaware corporation.

    "BDTV IV" means BDTV IV, Inc., a Delaware corporation.

    "BDTV ENTITIES" means, collectively, the BDTV Limited Entities and the BDTV Unrestricted Entities.

    "BDTV LIMITED ENTITIES" means, collectively, BDTV I and BDTV II.

    "BDTV UNRESTRICTED ENTITIES" means BDTV III, BDTV IV and each other BDTV Entity that may be formed subsequent to the date hereof; PROVIDED that each of Liberty and Diller acknowledges and agrees that any corporation, partnership, limited liability company or other business association hereafter formed by Diller and Liberty to hold Common Shares will be a BDTV Unrestricted Entity and will be a corporation, partnership, limited liability company or other business association having a capital structure and governance rights substantially similar to that of BDTV III.

    "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Shares or Voting Securities shall be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any equity (including all Exchange Shares) which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Diller shall be deemed to be exercisable), rights or other securities issued by the Company or any Subsidiary thereof, (ii) no Person shall be deemed to beneficially own any equity solely as a result of such Person's execution of this Agreement (including by virtue of holding a proxy with respect to any shares or having a put obligation or call right with respect to any shares) or any other Transaction Document, and (iii) Liberty shall be deemed to be the beneficial owner of the proportionate number of Common Shares represented by Liberty's equity interest in a BDTV Entity, other than for purposes of Articles III and V of this Agreement; PROVIDED, FURTHER, that for purposes of calculating beneficial ownership, the number of outstanding Common Shares of the Company shall be deemed to include the number of Common Shares that would be outstanding if all Exchange Shares were issued. Notwithstanding the foregoing, for purposes of calculating the Minimum Stockholder Amount, a person shall be deemed to be the beneficial owner only of outstanding Common Shares.

    "BOARD" means the Board of Directors of the Company.

    "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

    "CAPITAL STOCK" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

    "CAUSE" means (i) the conviction of, or pleading guilty to, any felony, or
(ii) the willful, continued and complete failure to attend to managing the business affairs of the Company, after written notice of such failure from the Board and reasonable opportunity to cure.

    "CEO" means the Chief Executive Officer of the Company.

    "CEO TERMINATION DATE" means the later of (i) such time as Diller no longer serves as CEO and (ii) such time as Diller no longer holds the Liberty Proxy.

    "CLASS B COMMON STOCK" means the Class B common stock, par value $.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than Common Stock).

    "CLOSING" has the meaning ascribed to such term in the Transaction
Agreement.

    "COMMISSION" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

    "COMMON SHARES" means, collectively, the Common Stock and the Class B Common Stock.

    "COMMON STOCK" means the common stock, par value $.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

    "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

    "CURRENT MARKET VALUE" means, with respect to any security, the average of the daily closing prices on the Nasdaq National Market (or the principal exchange or market on which such security may be listed or may trade) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date as of which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the Nasdaq National Market (or such principal exchange or market) or a similar source selected from time to time by the Company for such purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value of such security established by independent investment banking firms in accordance with the procedures specified in Section 4.3(h). For purposes of this Agreement, the Current Market Value of a share of Class B Common Stock shall be equal to the Current Market Value of a share of Common Stock.

    "CONTINGENT MATTERS" shall have the meaning ascribed to such term in the Governance Agreement.

    "DILLER INTEREST PURCHASE PRICE" means the cash amount (or cash value of equity) invested by Diller in a BDTV Entity plus interest, from the date of such contribution to the date of purchase, on such amount at the rate of interest per annum in effect from time to time and publicly announced by The Bank of New York as its prime rate of interest, compounded annually. For purposes of BDTV I, BDTV II, BDTV III and BDTV IV, the cash amount (or cash value of equity) initially invested by Diller is $100 in each such BDTV Entity.

    "DILLER STOCKHOLDER GROUP" means Diller and Diller's 90% owned and controlled Affiliates.

    "DIRECTOR" means any member of the Board.

    "DISABLED" means the disability of Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Liberty (or if the Liberty Termination Date has occurred, Universal) and reasonably acceptable to Diller; PROVIDED that Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company. A total disability shall mean mental or physical incapacity that prevents Diller from managing the business affairs of the Company.

    "ELIGIBLE STOCKHOLDER AMOUNT" means, in the case of Diller, the equivalent of 4,400,000 Common Shares and, in the case of Liberty (including, in the case of Liberty, the proportionate number of Common Shares represented by Liberty's equity interest in any BDTV Entity and Common Shares issuable to Liberty or a member of the Liberty Stockholder Group pursuant to the Holder Exchange

Agreement), 4,000,000 shares of Common Stock, in each case determined on a fully diluted basis (taking into account, in the case of Diller, all unexercised Options, whether or not then exercisable).

    "EQUITY" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable for, such shares (including, without limitation, the Exchange Shares), and options, warrants or other rights to acquire such shares.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE SHARES" means the Silver King Exchange Shares as defined in the Holder Exchange Agreement.

    "FAIR MARKET VALUE" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

    "FCC" means the Federal Communications Commission or its successor.

    "FCC REGULATIONS" means, as of any date, all federal communications statutes and all rules, regulations, orders, decrees and policies of the FCC as then in effect, and any interpretations or waivers thereof or modifications thereto.

    "GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement, among the Company, Diller, Vivendi, Universal and Liberty, dated as of even date herewith, as it may be amended, supplemented, restated or modified from time to time.

    "GROUP" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

    "HOLDER EXCHANGE AGREEMENT" means the Exchange Agreement, dated as of December 20, 1996, by and between the Company and Liberty HSN.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "INDEPENDENT INVESTMENT BANKING FIRM" means an investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Person engaging such firm, qualified to perform the task for which it has been engaged.

    "LIBERTY HSN" means Liberty HSN, Inc., a Colorado corporation.

    "LIBERTY STOCKHOLDER GROUP" means Liberty and those Subsidiaries of Liberty that, from time to time, hold Equity subject to this Agreement.

    "LIBERTY SURVIVING CLASS B STOCK" means the Surviving Class B Stock (as defined in the Holder Exchange Agreement).

    "MARKET SALE" means a "brokers' transaction" within the meaning of Section 4(4) of the Securities Act.

    "MINIMUM STOCKHOLDER AMOUNT" means Common Shares representing at least 50.1% of the outstanding voting power of the outstanding Common Shares.

    "OPTIONS" means options to acquire capital stock of the Company granted by the Company to Diller and outstanding from time to time.

    "PERMITTED DESIGNEE" means any Person designated by a Stockholder, who shall be reasonably acceptable to the other Stockholders (other than Universal), to exercise such Stockholder's rights pursuant to Section 4.3 or 4.4.

    "PERMITTED TRANSFEREE" means (i) with respect to Liberty, any of its Subsidiaries, (ii) with respect to Universal, Vivendi Company and any Subsidiary of Vivendi Company, and (iii) with respect to

Diller, any of his 90% owned and controlled Affiliates. In addition, each of Liberty, Universal and Diller shall each be a Permitted Transferee of its respective Permitted Transferees.

    "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

    "PUBLIC STOCKHOLDERS" means any stockholder of the Company that, together with its Affiliates (a) has sole or shared voting power with respect to Voting Securities representing no more than 10% of the voting power on the applicable vote or (b) has sole or shared power to dispose of Equity representing no more than 10% of the Equity to be tendered or exchanged in any applicable tender or exchange offer, as the case may be.

    "REFERENCE RATE" means, for any day, a fixed rate per annum equal to the yield, expressed as a percentage per annum, obtained at the official auction of 90-day United States Treasury Bills most recently preceding the date thereof plus 100 basis points.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "STOCKHOLDER" means each of Universal, Liberty and Diller.

    "STOCKHOLDER GROUP" means one or more of the Diller Stockholder Group, the Liberty Stockholder Group and the Vivendi Stockholder Group. For purposes of this Agreement, (i) prior to the time that Liberty acquires Diller's interest in a BDTV Entity, each BDTV Entity shall be deemed to be a member of the Liberty Stockholder Group except as otherwise expressly set forth herein and (ii) a Permitted Designee shall be deemed to be a member of a Stockholder's Stockholder Group (other than for purposes of Section 4.1(a)(x)).

    "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

    "THIRD PARTY TRANSFEREE" means any Person to whom a Stockholder (including a Third Party Transferee subject to this Agreement pursuant to Sections 4.7(b) and 4.7(c)) or a Permitted Transferee Transfers Common Shares, other than a Permitted Transferee of such Stockholder or a member of another Stockholder Group.

    "TRANSACTION DOCUMENTS" means this Agreement, the Transaction Agreement, the Partnership Agreement, the Governance Agreement and any other agreements contemplated by any of the foregoing.

    "TRANSFER" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Shares beneficially owned by a Stockholder or any interest in any Common Shares beneficially owned by a Stockholder; PROVIDED, HOWEVER, that a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Common Shares beneficially owned by such Stockholder (PROVIDED, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement). For purposes of this Agreement, the conversion of shares of Class B Common Stock into shares of Common Stock shall not be deemed to be a Transfer.

    "VIVENDI COMPANY" means Vivendi and any of its successors.

    "VIVENDI STOCKHOLDER GROUP" means Universal, together with the Vivendi Company and any Subsidiary of the Vivendi Company that, from time to time, hold Equity subject to this Agreement.

    "VOTING SECURITIES" means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Directors.

    SECTION 1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

TERM                                                          SECTION
----                                                          -------
1997 Stockholders Agreement.................................  Recitals
Acceptance Notice...........................................  Section 4.3(d)
Appraisal...................................................  Section 4.3(h)
Company.....................................................  Recitals
Covered Market Sale.........................................  Section 4.3(a)
Diller......................................................  Preamble
Diller Termination Date.....................................  Section 6.2(a)
Exchange Notice.............................................  Section 4.6(a)
L/D Offer Notice............................................  Section 4.4(b)
L/D Offer Price.............................................  Section 4.4(c)
L/D Other Party.............................................  Section 4.4(b)
L/D Transferring Party......................................  Section 4.4(a)
Liberty.....................................................  Preamble
Liberty Proxy...............................................  Section 3.4(a)
Liberty Proxy Shares........................................  Section 3.4(a)
Liberty Termination Date....................................  Section 6.2(b)
Litigation..................................................  Section 6.11
Non-Transferring Stockholder................................  Section 4.6(a)
Offer Notice................................................  Section 4.3(b)
Offer Price.................................................  Section 4.3(c)
Other Stockholder...........................................  Section 4.3(b)
Partnership.................................................  Recitals
Partnership Agreement.......................................  Recitals
Regulation 14A..............................................  Section 2.1(a)
Restricted Period...........................................  Section 2.1(a)
Tag-Along Notice............................................  Section 4.2(a)
Tag-Along Sale..............................................  Section 4.2(a)
Tag-Along Shares............................................  Section 4.2(a)
Transaction Agreement.......................................  Recitals
Transactions................................................  Preamble
Transferring Party..........................................  Section 4.3(a)
Transferring Stockholders...................................  Section 4.6(a)
Universal...................................................  Preamble
Universal Proxy.............................................  Section 3.3(a)
Universal Proxy Shares......................................  Section 3.3(a)
Universal Termination Date..................................  Section 6.2(a)
USANi Sub...................................................  Recitals
Vivendi.....................................................  Preamble

    SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

    (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

    (c) For purposes of calculating the amount of outstanding Common Shares or Equity as of any date and the number of Common Shares or Equity beneficially owned by any Person as of any date, (i) any Common Shares held in the Company's treasury or owned by any Subsidiaries of the Company shall be disregarded and
(ii) all Exchange Shares shall be assumed to have been converted into Common Shares.

                                   ARTICLE II

                                   STANDSTILL

    SECTION 2.1 DILLER STANDSTILL WITH VIVENDI. (a) Diller agrees that, prior to the earliest of (i) the fourth anniversary of the Closing Date, (ii) the sale of all or substantially all of the assets of Vivendi and its Subsidiaries to another Person other than a Subsidiary of Vivendi, or (iii) the effective time of any merger or consolidation of Vivendi with or into any other Person, other than a merger or consolidation in which a majority of the shares of the surviving entity are held by the holders of Vivendi's voting securities immediately prior to such effective time (the "RESTRICTED PERIOD"), he and his Affiliates will not, in any manner, whether publicly or otherwise, directly or indirectly, without the prior written consent of Vivendi, unless specifically requested in writing by the CEO of Vivendi or by a resolution of a majority of the board of directors of Vivendi:

        (i) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any voting securities if immediately after such acquisition, the voting securities beneficially owned, in the aggregate, by Diller and its Affiliates would exceed five percent (5%) of the outstanding voting securities of Vivendi or (B) any significant assets of Vivendi, or any of its Subsidiaries (other than assets acquired in the ordinary course of business); PROVIDED, HOWEVER, that this clause shall not be deemed to be violated by the indirect acquisition of voting securities of Vivendi as a result of an acquisition by Diller of another Person that holds such voting securities so long as the voting securities of Vivendi held by such Person do not exceed 1% of such Person's total assets;

        (ii) propose to enter into, directly or indirectly, any merger, tender offer or other business combination or similar transaction involving Vivendi or any of its Subsidiaries (including a purchase of a material portion of their assets);

        (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Regulation 14A ("REGULATION 14A") under the Exchange Act but without regard to the exclusion set forth in clause (2)(iv) of the definition of "solicitation") to vote, or seek to advise or influence any Person with respect to the voting of, any securities of Vivendi or any of its Subsidiaries, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A but without regard to the exclusion set forth in clause (2)(iv) of the definition of "solicitation") whether or not such solicitation is subject to regulation under Regulation 14A;

        (iv) grant any proxy with respect to any voting securities of Vivendi (other than to Vivendi, its Affiliates or the CEO of Vivendi);

        (v) call, or seek to call, a meeting of Vivendi's shareholders or initiate any shareholder proposal for action by shareholders of Vivendi;

        (vi) bring any action or otherwise act to contest the validity of this
    Article II or seek a release of the restrictions contained herein;

        (vii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Vivendi or any of its Subsidiaries or deposit any voting securities of Vivendi in a voting trust or subject any voting securities of Vivendi to any arrangement or agreement with respect to the voting of such voting securities or other agreement having similar effect;

        (viii) otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or the board of directors of Vivendi or the business, operations or policies of Vivendi;

        (ix) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person (other than Diller's financial advisors, agents, other advisors or representatives) regarding a business combination involving Vivendi, any other purchase of any voting securities involving Vivendi, or significant assets of Vivendi;

        (x) disclose any intention, plan or arrangement inconsistent with the foregoing; or

        (xi) advise or assist any other Person in connection with any of the foregoing.

Diller also agrees that, during the Restricted Period, neither he nor anyone acting on his behalf will (x) request Vivendi or any of its directors, officers, employees, agents, advisors or representatives, directly or indirectly, to amend or waive any provision of this Article II (including this sentence) or (y) take any action which might require Vivendi to make a public announcement regarding the possibility of a business combination, merger or extraordinary transaction.

    (b) Notwithstanding Section 2.1(a), Diller or any of his Affiliates shall be permitted during the Restricted Period to submit a proposal addressed to the board of directors of Vivendi that proposes a merger or other business combination involving Vivendi if (i) Vivendi shall have publicly announced that it has entered into a definitive agreement providing for: (A) any acquisition from Vivendi or from one or more stockholders thereof (by tender or exchange offer or other public offer), or both, more than 50% of the outstanding voting or equity securities of Vivendi, (B) any acquisition of all, or substantially all, the assets of Vivendi and its Subsidiaries or (C) a merger, consolidation, statutory share exchange or similar transaction between or involving Vivendi and another Person (other than a merger or consolidation in which a majority of the voting shares of the surviving entity are held by the holders of Vivendi's voting securities immediately prior to such effective time); or (ii) any Person shall have commenced a tender offer or exchange offer that is likely to result in any Person or group beneficially owning 50% or more of the voting securities of Vivendi; PROVIDED, that in the case of this clause (ii), the right to make a proposal pursuant to this Section 2.1(b) shall cease upon the withdrawal or termination of such unsolicited tender offer or exchange offer or proposal unless Diller or any of his Affiliates shall have submitted a proposal prior to such withdrawal or termination.

                                  ARTICLE III

                              CORPORATE GOVERNANCE

    SECTION 3.1 VOTING ON CERTAIN MATTERS. (a) In the event that Section 2.03 of the Governance Agreement is applicable, in connection with any vote or action by written consent of the stockholders of the Company relating to any matter that constitutes a Contingent Matter, each Stockholder agrees (and agrees to cause each member of its Stockholders Group, if applicable), with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity), to vote against (and not act by written consent to approve) such Contingent Matter (including not voting or not executing a written consent with respect to the Common Shares beneficially owned by a BDTV Entity) if Liberty and Diller have not consented to such Contingent Matter in accordance with the provisions of the Governance Agreement and to take or cause to be taken all other reasonable actions required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a Contingent Matter without the consent of Liberty.

    (b) Each Stockholder agrees to vote (and cause each member of its or his Stockholder Group to vote, if applicable), or act by written consent with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity) in favor of (i) each of the designees of Universal which Universal has a right to designate pursuant to the Governance Agreement, and (ii) each of the designees of Liberty which Liberty has a right to designate pursuant to the Governance Agreement.

    (c) Upon the written request of Universal or Liberty, each Stockholder, in such Stockholder's capacity as a stockholder only, agrees to vote (and cause each member of its Stockholders Group to vote, if applicable), or act by written consent with respect to any Common Shares with respect to which it or he has the power to vote (whether by proxy, the ownership of voting securities of a BDTV Entity or otherwise) (including all shares held by any BDTV Entity) and otherwise take or cause to be taken all actions necessary to remove any Director designated by such requesting party and to elect any replacement Director designated by such party as provided in the Governance Agreement. Unless all the Stockholders otherwise agree, no Stockholder or any member of its Stockholders Group shall take any action to cause the removal of any Director designated by Universal or any Director designated by Liberty except (i) in the case of a Director designated by Universal, upon the written request of Universal, and
(ii) in the case of a Director designated by Liberty, upon the written request of Liberty.

    (d) For purposes of Sections 3.1 and 3.4 and Article V of this Agreement as well as the 1997 Stockholders Agreement, each of Liberty, Universal and Diller hereby consents and agrees to the taking of any action by any of Diller, a BDTV Entity, Universal or Liberty, which action is reasonably necessary or appropriate to approve and consummate the transactions pursuant to the Transaction Agreement and the Transaction Documents (and including Diller's arrangements with the Partnership). Neither Diller nor Liberty shall enter into, or permit any material amendment to, or waiver or modification of material rights or obligations under the Transaction Agreement or the Transaction Documents (including by the Company) without the prior written consent of the other Stockholder. The consent granted by the first sentence of this paragraph is intended to be specifically limited by the foregoing sentence.

    (e) Liberty will not be deemed to be in violation of paragraphs (a), (b) or
(c) of this Section 3.1 as a result of any action by Diller (including by a BDTV Entity as a result of an action by Diller) that is not within Liberty's control.

    SECTION 3.2 RESTRICTIONS ON OTHER AGREEMENTS. No Stockholder or any of its or his Permitted Transferees shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity (including, without limitation, the deposit of any Common Shares in a voting trust or forming, joining or in any way participating in or assisting in the formation of a Group with respect to any Common Shares, other than any such Group consisting exclusively of Liberty, Universal and Diller and any of their respective Affiliates, Permitted Designees and Permitted Transferees) and no Stockholder (other than Universal or Liberty or any of their respective Permitted Transferees) or any of its or his Permitted Transferees shall enter into or agree to be bound by any agreements or arrangements of any kind with any Person to incur indebtedness for purposes of purchasing Equity (other than to exercise Options or to purchase Common Shares pursuant to Section
4.3 or 4.4 of this Agreement), except (i) for such agreements or arrangements as are now in effect or as are contemplated by the Transaction Documents, (ii) in connection with a proposed sale of BDTV Entity securities or Common Shares otherwise permitted hereunder or (iii) for such agreements or arrangements with a Permitted Designee reasonably acceptable to the other Stockholders and not inconsistent with or for the purpose of evading the terms of this Agreement.

    SECTION 3.3 IRREVOCABLE PROXY OF UNIVERSAL. (a) (i) Until the earlier of the date that Diller ceases to exercise rights under this Section 3.3 pursuant to Section 6.2(c) or the Universal Termination Date, Diller shall be entitled to exercise voting authority and authority to act by written consent over all shares of Common Stock beneficially owned by each member of the Vivendi Stockholder Group, and (ii) until Diller ceases to exercise rights under this
Section 3.3 pursuant to Section 6.2(c), Diller shall be entitled to exercise voting authority to act by written consent over all shares of Class B Common Stock beneficially owned by each member of the Vivendi Stockholder Group (the shares referred to in clauses (i) and (ii), collectively, the "UNIVERSAL PROXY SHARES"), in each case, on all matters submitted to a vote of the Company's stockholders or by which the Company's stockholders may act by written consent pursuant to a conditional proxy (which proxy is irrevocable and coupled with an interest for purposes of Section 212 of the Delaware General Corporation Law) (the "UNIVERSAL PROXY"); PROVIDED, that in the event that Diller is removed by the Board as CEO for any reason other than Cause, Diller shall be deemed to continue to be CEO hereunder and shall be entitled to exercise the Universal Proxy set forth herein until the earlier of (A) such time as he has abandoned efforts to cause his reinstatement as CEO and (B) the next stockholders meeting of the Company at which he had an adequate opportunity to nominate and elect his slate of directors (unless at such stockholders meeting Diller's slate of directors is elected and Diller is promptly thereafter reinstated as CEO).

    (b) The Universal Proxy shall terminate as provided for in Section 3.3(a) or, if earlier, (i) immediately upon a material breach by Diller of Section 3.1(b)(i) or Section 3.1(c) (as applicable to Universal) or of Article II (which breach is not cured promptly following receipt by Diller of written notice of such breach from Vivendi), (ii) at such time as Diller has been convicted of, or has pleaded guilty to, any felony involving moral turpitude or (iii) at such time as Diller ceases to beneficially own 20,000,000 Common Shares with respect to which he has a pecuniary interest; PROVIDED, in the case of clauses (ii) and
(iii) above, that Universal sends notice of such termination to Diller within 30 days after the event giving rise to such termination, in which case the Universal Proxy shall terminate immediately upon the receipt of such notice.

    (c) Notwithstanding anything to the contrary set forth in this Agreement, the Universal Proxy is personal to Diller and may not be assigned by Diller by operation of law or otherwise and shall not inure to Diller's successors without the prior written consent of Universal.

    SECTION 3.4 IRREVOCABLE PROXY OF LIBERTY. (a) Subject to paragraphs (b) and (c) below, until the earlier of the date that (x) Diller is no longer CEO or
(y) Diller is Disabled, Diller shall be entitled to exercise voting authority and authority to act by written consent over all Common Shares beneficially owned by each member of the Liberty Stockholder Group (the "LIBERTY PROXY SHARES"), on all matters submitted to a vote of the Company's stockholders or by which the Company's stockholders may act by written consent pursuant to a conditional proxy (which proxy is irrevocable and coupled with an interest for purposes of Section 212 of the Delaware General Corporation Law) (the "LIBERTY PROXY"); PROVIDED, that in the event that Diller is removed by the Board as CEO for any reason other than Cause, Diller shall be deemed to continue to be CEO hereunder and shall be entitled to the Liberty Proxy set forth herein until the earlier of (A) such time as he has abandoned efforts to cause his reinstatement as CEO and (B) the next stockholders meeting of the Company at which he had an adequate opportunity to nominate and elect his slate of directors (unless at such stockholders meeting Diller's slate of directors is elected and Diller is promptly thereafter reinstated as CEO).

    (d) Notwithstanding the foregoing, the Liberty Proxy shall not be valid with respect to any of the Liberty Proxy Shares in connection with any vote for (or consent to approve) any matter that is a Contingent Matter which Liberty has the right to consent to pursuant to the terms of the Governance Agreement with respect to which Liberty has not consented.

    (e) The Liberty Proxy shall terminate as provided for in Section 3.4(a) or, if earlier, (i) immediately upon a material breach by Diller of the terms of
Section 3.1(a), Section 3.1(b)(ii), Section 3.1(c) (as applicable to Liberty) or
Section 3.4(b) of this Agreement, (ii) at such time as Diller has been convicted of, or has pleaded guilty to, any felony involving moral turpitude or (iii) at such time as Diller ceases to beneficially own 20,000,000 Common Shares with respect to which he has a pecuniary interest; PROVIDED, in the case of clauses
(ii) and (iii) above, that Liberty sends notice of such termination to Diller within 30 days after receiving notice of the event giving rise to such termination, in which case the Liberty Proxy shall terminate immediately upon the receipt of such notice.

    (f) Notwithstanding anything to the contrary set forth herein, the Liberty Proxy is personal to Diller and may not be assigned by Diller and shall not inure to Diller's successors without the prior written consent of Liberty.

    SECTION 3.5 COOPERATION. Each Stockholder shall vote (or act or not act by written consent with respect to) all of its Common Shares (and any Common Shares with respect to which it has the power to vote (whether by proxy or otherwise) and shall, as necessary or desirable, attend all meetings in person or by proxy for purposes of obtaining a quorum, and execute all written consents in lieu of meetings, as applicable, to effectuate the provisions of this Article III.

                                   ARTICLE IV

                           TRANSFER OF COMMON SHARES

    SECTION 4.1 RESTRICTIONS ON TRANSFER BY LIBERTY AND DILLER. (a) Until the CEO Termination Date or such time as Diller becomes Disabled, subject to the other provisions of this Agreement, neither Liberty nor Diller shall Transfer or otherwise dispose of (including pledges), directly or indirectly, any Common Shares beneficially owned by its Stockholder Group other than (w) Transfers of Common Shares by Diller in order to pay taxes arising from the granting, vesting and/or exercise of the Options, (x) Transfers of Common Shares by Liberty to members of the Liberty Stockholder Group or by Diller to members of the Diller Stockholder Group, (y) a pledge or grant of a security interest in vested Common Shares (other than the pledge of certain Common Shares pursuant to prior arrangements between Diller and the Company) or pledges by a member of the Liberty Stockholder Group of securities of a BDTV Entity that Liberty is entitled to Transfer under (b)(iii) below in connection with BONA FIDE indebtedness in which the pledgee of the applicable Common Shares (or securities of such BDTV Entity) agrees that, upon any default or exercise of its rights under such pledge or security arrangement, it will offer to sell the pledged Common Shares (or securities of such BDTV Entity) to the non-pledging Stockholder(s) (or its or his designee) for an amount equal to the lesser of the applicable amount of such indebtedness and the fair market value of such pledged Common Shares (or securities of such BDTV Entity), and (z) Transfers of Options or Common Shares to the Company by Diller or his Affiliates in connection with a "cashless" exercise of the Options (including Options granted to Diller on the date hereof or in the future). The restrictions on Transfer by Liberty provided in this Section 4.1 shall be for the sole benefit of Diller and the restrictions on Transfer by Diller provided in this Section 4.1 shall be for the sole benefit of Liberty.

    (b) Notwithstanding the restrictions contained in subsection (a) above (and in addition to the foregoing exceptions, but subject to the right of first refusal described in Section 4.4 on behalf of Diller (or his designee) with respect to Transfers by members of the Liberty Stockholder Group and to a right of first refusal on behalf of Liberty (or its designee) with respect to Transfers by members of the Diller Stockholder Group (which rights shall be assignable)): (i) either Liberty or Diller may Transfer all or any portion of the Common Shares beneficially owned by its Stockholder Group (and, in the case of Liberty only, its entire interest in the BDTV Entities) to an unaffiliated third party or to Universal, PROVIDED, HOWEVER, that a Transfer by either Liberty or Diller to a third party or to Universal shall be subject to the tag-along right pursuant to Section 4.2, and (ii) either Liberty or Diller may Transfer any portion of the Common Shares (including, in the case of Liberty, all or a portion of a BDTV Entity interest) held by its Stockholder Group to an unaffiliated third party; PROVIDED that, (a) following such Transfer such Stockholder Group retains its Eligible Stockholder Amount of Common Shares and
(b) in the case of the Transfer of an interest in or Common Shares held by a BDTV Limited Entity as of the date hereof, following such Transfer, Liberty, Diller and Universal, to the extent Universal remains subject to this Agreement, and each of their respective Stockholder Groups collectively beneficially own the Minimum Stockholder Amount. Notwithstanding the previous sentence and the restrictions contained in paragraph (a) above and subject to the requirement, with respect to a Transfer by Liberty of an interest in or Common Shares held by a BDTV Limited Entity as of the date hereof, that the Stockholders and their respective Stockholder Groups collectively beneficially own the Minimum Stockholder Amount, either Liberty or Diller may transfer any of its Common Shares in one or more transactions that comply with the requirements of Rule 144 or 145 (as applicable) under the Securities Act.

    SECTION 4.2  TAG-ALONG FOR DILLER AND LIBERTY FOR TRANSFERS BY THE
OTHER. (a) If either Diller or Liberty shall desire to Transfer to any third party, including Universal and the members of its Stockholder Group, any of the Common Shares beneficially owned by him or it or any member of his or its Stockholder Group (other than as set forth in paragraph (e) below), in one transaction or a series of related transactions (the "TAG-ALONG SALE"), Diller or Liberty, as applicable, shall give prior written notice to the other of such intended Transfer. Such notice (the "TAG-ALONG NOTICE") shall set forth the terms and conditions of such proposed Transfer, including the number of Common Shares proposed to be Transferred (the "TAG-ALONG SHARES"), the purchase price per Common Share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

    (b) Within 10 days after delivery of the Tag-Along Notice by Diller or Liberty to the other, as applicable, Liberty or Diller, respectively, shall, by written notice to the other, have the opportunity and right to sell to such third party in such proposed Transfer (upon the same terms and conditions as Diller or Liberty, as applicable) up to that number of Common Shares beneficially owned by Liberty or Diller (including Liberty's pro rata portion of any shares held by a BDTV Entity) as shall equal the product of (x) a fraction, the numerator of which is the number of Tag-Along Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Tag-Along Notice by Diller and his Affiliates (excluding shares held by any BDTV Entity that were not contributed by Diller) or Liberty and its Affiliates (including Common Shares held by any BDTV Entity that were contributed by Liberty), multiplied by (y) the number of Common Shares beneficially owned by Liberty or Diller, as applicable (including Liberty's pro rata portion of any shares held by a BDTV Entity) as of the date of the Tag-Along Notice. The number of Common Shares that Diller or Liberty may sell to a third party pursuant to Section 4.2(a) shall be determined by multiplying the maximum number of Tag-Along Shares that such third party is willing to purchase on the terms set forth in the Tag-Along Notice by a fraction, the numerator of which is the number of Common Shares that such Stockholder proposes to sell hereunder (subject to the maximum amount for Diller or Liberty, as applicable, calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that Diller and Liberty propose to sell hereunder.

    (c) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, Liberty or Diller, as applicable, shall deliver, free and clear of all liens (other than liens caused by the other party), to such third party certificates evidencing the Common Shares to be sold thereto duly endorsed with Transfer powers and shall receive in exchange therefore the consideration to be paid by such third party in respect of such Common Shares as described in the Tag-Along Notice. No transferee shall be required to purchase shares of a BDTV Entity in connection with the Tag-Along Sale and each of Liberty and Diller shall cooperate so that any transferee will be able to purchase directly any Common Shares held by a BDTV Entity and not the shares of any BDTV Entity.

    (d) Neither Diller and the members of his Stockholders Group, on the one hand, nor Liberty and the members of its Stockholders Group, on the other hand, shall effect any Transfer or Transfers constituting a Tag-Along Sale absent compliance with this Section 4.2.

    (e) This Section 4.2 shall not be applicable to the Transfer by Diller or any member of his Stockholder Group (i) of an aggregate of not more than 4,000,000 Common Shares within any rolling twelve-month period, (ii) pursuant to
Section 4.1(a)(w) or 4.1(a)(z), (iii) in a Market Sale or (iv) following such time as Diller is no longer CEO other than any Transfer made in connection with Diller ceasing to be CEO.

    SECTION 4.3  RIGHT OF FIRST REFUSAL OF DILLER ON TRANSFERS BY
UNIVERSAL. (a) Any Transfer of Common Shares by Universal or any member of its Stockholder Group (the "TRANSFERRING PARTY") will be subject to the right of first refusal provisions of this Section 4.3 other than a Transfer (i) between Universal and any member of the Vivendi Stockholder Group or between members of the Vivendi Stockholder Group, (ii) in connection with any Market Sale (other than any Market Sale (a "COVERED MARKET SALE") involving the Transfer of 1,000,000 or more Common Shares in any rolling twelve-month period), (iii) of an aggregate of not more than 4,000,000 Common Shares within any rolling twelve-month period, or (iv) contemplated by Section 8.07 of the Partnership Agreement.

    (b) Prior to effecting any Transfer described in Section 4.3(a), the Transferring Party shall deliver a written notice (the "OFFER NOTICE") to Diller, which Offer Notice shall specify (i) the Person to whom the Transferring Party proposes to make such Transfer or the proposed manner of Transfer in the case of a public offering or a Covered Market Sale, (ii) the number or amount and description of the Common Shares to be Transferred, (iii) except in the case of a public offering or a Covered Market Sale, the Offer Price (as defined below), and (iv) all other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and which Offer Notice shall be accompanied by any written offer from the prospective transferee to purchase such Common Shares, if available and permitted pursuant to the terms thereof. The Offer Notice shall constitute an irrevocable offer to Diller or his designee, for the period of time described below, to purchase all (but not less than all) of such Common Shares upon the same terms specified in the Offer Notice, subject to Section 4.3(g) and as otherwise set forth in this Section
4.3. Diller may elect to purchase all (but not less than all) of the Common Shares at the Offer Price (or, if the Offer Price includes property other than cash, the equivalent in cash of such property as determined in accordance with
Section 4.3(g)) and upon the other terms and conditions specified in the Offer Notice.

    (c) For purposes of this Section 4.3, "OFFER PRICE" shall be defined to mean on a per share or other amount of Common Shares basis (i) in the case of a third party tender offer or exchange offer, the tender offer or exchange offer price per Common Share taking into account any provisions thereof with respect to proration and any proposed second step or "back-end" transaction, (ii) in the case of a public offering or a Covered Market Sale, the Current Market Value per Common Share as of the date the election notice of Diller hereinafter described is delivered and (iii) in the case of a privately-negotiated transaction, the proposed sale price per Common Share.

    (d) If Diller elects to purchase the offered Common Shares, he shall give notice (the "ACCEPTANCE NOTICE") to the Transferring Party within 10 Business Days of his receipt of the Offer Notice of his election (or in the case of a third party tender offer or exchange offer, not later than five Business Days prior to the expiration date of such offer; PROVIDED that all conditions to such offer (other than with respect to the number of Common Shares tendered) shall have been satisfied or waived and the Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer), which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between two significant stockholders of an issuer (provided that the Transferring Party shall not be required to make any representations or warranties regarding the business of the

Company), to purchase the offered Common Shares, which Acceptance Notice shall include the date set for the closing of such purchase, which date shall be no later than 20 Business Days following the delivery of such Acceptance Notice, or, if later, five Business Days after receipt of all required regulatory approvals; PROVIDED that the closing shall only be delayed pending receipt of required regulatory approvals if (i) Diller is using reasonable efforts to obtain the required regulatory approvals, (ii) there is a reasonable prospect of receiving such regulatory approvals and (iii) if such closing is delayed more than 90 days after the date of the Acceptance Notice, then Diller agrees to pay interest at the Reference Rate to the Transferring Party from such date to the closing date. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this Section 4.3(d). Diller may assign its rights to purchase under this Section 4.3 to any Person who is a Permitted Designee.

    (e) Subject to Section 4.3(f) in the case of a Covered Market Sale, if Diller does not respond to the Offer Notice within the required response time period or elects not to purchase the offered Common Shares, the Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of privately-negotiated transaction) on terms no less favorable to the Transferring Party or its Affiliate, as the case may be, than those set forth in the Offer Notice; PROVIDED that (x) such Transfer is closed within (I) 90 days after the latest of (A) the expiration of the foregoing required response time periods, or (B) the receipt by the Transferring Party of the foregoing Acceptance Notice or, in the case of (A) or (B), if later, five Business Days following receipt of all required regulatory approvals; PROVIDED that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the Transferring Stockholder is using reasonable efforts to obtain the required regulatory approvals and (ii) there is a reasonable prospect of receiving such regulatory approvals or, (II) in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to this Agreement, and (y) the price at which the Common Shares are transferred must be equal to or higher than the Offer Price (except in the case of a public offering, in which case the price at which the Common Shares are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of the Offer Price).

    (f) If Diller does not respond to the Offer Notice with respect to a Covered Market Sale within the required response time period or elects not to purchase the offered Common Shares, the Transferring Party shall be free to complete the proposed Covered Market Sale in one or more transactions during the 90-day period commencing on the latest of (i) the expiration of the required response time period described in Section 4.3(d) or (ii) receipt by the Transferring Party of the election notice described in Section 4.3(d); PROVIDED that the price at which each Common Share is transferred (excluding brokerage commissions) shall be at least equal to 90% of the Offer Price.

    (g) If (i) the consideration specified in the Offer Notice consists of, or includes, consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day, or (ii) any property other than Common Shares is proposed to be transferred in connection with the transaction to which the Offer Notice relates, then the price payable by Diller under this Section 4.3 for the Common Shares being transferred shall be equal to the Fair Market Value of such consideration which shall be determined in the manner set forth in Section 4.3(h). Notwithstanding anything to the contrary contained in this Section 4.3, the time periods applicable to an election by Diller to purchase the offered securities set forth in Section 4.3(a) shall not be deemed to commence until the Fair Market Value has been determined; PROVIDED that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted later than five Business Days prior to the latest time by which Common Shares shall be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer if all conditions to such offer (other than the number of shares tendered) have been satisfied or waived. Each of Diller and Universal agrees to use its best efforts to cause the Fair Market Value to be determined as promptly as practicable but in no event later than 10 Business Days after the receipt by Diller of the Offer Notice.

    (h) Promptly upon receipt by the Transferring Party of the Acceptance Notice, each of Universal and Diller shall select an Independent Investment Banking Firm each of which shall promptly make a determination (each such determination, an "APPRAISAL") of the Fair Market Value of the Transferring Party's Equity. If the higher of such Appraisals is less than or equal to 110% of the lower of such Appraisals, then the Fair Market Value shall be equal to the average of such Appraisals. If the higher of such Appraisals is greater than 110% of the lower of such Appraisals, then a third Independent Investment Banking Firm (which shall be an Independent Investment Banking Firm that shall not have been engaged by the Company, Universal or Diller for the three years prior to the date of such selection) shall be selected by the first two Independent Investment Banking Firms, which third Independent Investment Banking Firm shall promptly make a determination of the Fair Market Value. The Fair Market Value shall equal the average of the two of such three Appraisals closest in value (or if there are no such two, then of all three Appraisals).

    SECTION 4.4 RIGHT OF FIRST REFUSAL BETWEEN LIBERTY AND DILLER. (a) Any Transfer of Common Shares by a member of the Liberty Stockholder Group or a member of the Diller Stockholder Group (the "L/D TRANSFERRING PARTY") will be subject to the right of first refusal provisions of this Section 4.4, other than a Transfer by a member of the Liberty Stockholder Group or the Diller Stockholder Group permitted by Section 4.1(a) hereof, a Transfer that is a sale described in Section 4.2(e)(i) or a Market Sale that is not a Covered Market Sale.

    (b) Prior to effecting any Transfer referred to in Section 4.4(a), the L/D Transferring Party shall deliver written notice (the "L/D OFFER NOTICE") to Diller, if the L/D Transferring Party is a member of the Liberty Stockholder Group, or to Liberty, if the L/D Transferring Party is a member of the Diller Stockholder Group (the recipient of such notice, the "L/D OTHER PARTY"), which Offer Notice shall specify (i) the Person to whom the L/D Transferring Party proposes to make such Transfer or the proposed manner of Transfer in the case of a public offering or a Covered Market Sale, (ii) the number or amount and description of the Common Shares to be Transferred, (iii) except in the case of a public offering or a Covered Market Sale, the L/D Offer Price (as defined below), and (iv) all other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and which Offer Notice shall be accompanied by any written offer from the prospective transferee to purchase such Common Shares, if available and permitted pursuant to the terms thereof. The L/D Offer Notice shall constitute an irrevocable offer to the L/D Other Party, for the period of time described below, to purchase all (but not less than all) of such Common Shares.

    (c) For purposes of this Section 4.4, "L/D OFFER PRICE" shall mean the purchase price per Common Share to be paid to the L/D Transferring Party in the proposed transaction (as it may be adjusted in order to determine the net economic value thereof). In the event that the consideration payable to the L/D Transferring Party in a proposed transaction consists of securities, the purchase price per share shall equal the fair market value of such securities divided by the number of Common Shares to be Transferred. Such fair market value shall be the market price of any publicly traded security and, if such security is not publicly traded, the fair market value shall be equal to the Fair Market Value (calculated in accordance with the method described in Section 4.3(h)) of such security.

    (d) If the L/D Other Party elects to purchase the offered Common Shares, it shall give notice to the L/D Transferring Party within ten Business Days after receipt of the L/D Offer Notice of its election (or in the case of a third party tender offer or exchange offer, not later than five Business Days prior to the expiration date of such offer; PROVIDED that all conditions to such offer (other than with respect to the number of Common Shares tendered) shall have been satisfied or waived and the L/D Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer), which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between two significant stockholders of an issuer (provided that the L/D Transferring Party shall not be required to make any representations or warranties regarding the business of the Company), to purchase the offered Common Shares, which notice shall include the date set for the closing of such purchase, which date shall be no later than 20 Business Days following the delivery of such election notice, or, if later, five Business Days after receipt of all required regulatory approvals; PROVIDED that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the L/D Other Party is using reasonable efforts to obtain the required regulatory approvals, (ii) there is a reasonable prospect of receiving such regulatory approvals and (iii) if such closing is delayed more than 90 days after the date of the L/D Other Party's notice of election to purchase, then the L/D Other Party agrees to pay interest at the Reference Rate to the L/D Transferring Party from such date to the closing date. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this Section 4.4(d). Liberty and Diller may assign their respective rights to purchase under this Section 4.4 to any Person who is a Permitted Designee.

    (e) Subject to Section 4.4(f) in the case of a Covered Market Sale, if the L/D Other Stockholder does not respond to the L/D Offer Notice within the required response time period or elects not to purchase the offered Common Shares, the L/D Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of a privately-negotiated transaction) on terms no less favorable to the L/D Transferring Party or its Affiliate, as the case may be, than those set forth in the L/D Offer Notice, provided that (x) such Transfer is closed within (I) 90 days after the latest of
(A) the expiration of the foregoing required response time periods, or (B) the receipt by the L/D Transferring Party of the foregoing election notice or, in the case of (A) or (B), if later, five Business Days following receipt of all required regulatory approvals; PROVIDED that the closing shall only be delayed pending receipt of required regulatory approvals if (i) the L/D Transferring Stockholder is using reasonable efforts to obtain the required regulatory approvals and (ii) there is a reasonable prospect of receiving such regulatory approvals, or (II) in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to this Agreement, and (y) the price at which the Common Shares are transferred must be equal to or higher than the L/D Offer Price (except in the case of a public offering, in which case the price at which the Common Shares are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of the L/D Offer Price).

    (f) If the L/D Other Stockholder does not respond to the L/D Offer Notice with respect to a Covered Market Sale within the required response time period or elects not to purchase the offered Common Shares, the L/D Transferring Party shall be free to complete the proposed Covered Market Sale in one or more transactions during the 90-day period commencing on the latest of (i) the expiration of the required response time period described in Section 4.4(d) or
(ii) receipt by the L/D Transferring Party of the election notice described in
Section 4.4(d); PROVIDED that the price at which each Common Share is transferred (excluding brokerage commissions) shall be at least equal to 90% of the L/D Offer Price.

    (g) If the L/D Other Party elects to exercise its right of first refusal under this Section 4.4, the L/D Other Party shall pay the L/D Offer Price in cash (by wire transfer of immediately available funds) or by the delivery of marketable securities having an aggregate fair market value equal to the L/D Offer Price; PROVIDED, that if the securities to be so delivered by the L/D Other Party would not, in the L/D Transferring Party's possession, have at least the same general degree of liquidity as the securities the L/D Transferring Party was to receive in such proposed transaction (determined by reference to the L/D Transferring Party's ability to dispose of such securities (including, without limitation, the trading volume of such securities and the L/D Other Party's percentage ownership of the issuer of such securities)), then the L/D Other Party shall be required to deliver securities having an appraised value

(calculated in accordance with the method described in Section 4.3(h)) equal to the L/D Offer Price. If the L/D Other Party delivers securities in payment of the L/D Offer Price, it will cause the issuer of such securities to provide the L/D Transferring Party with customary registration rights related thereto (if, in the other transaction, the L/D Transferring Party would have received cash, cash equivalents, registered securities or registration rights). Each of Diller and Liberty agrees to use his or its commercially reasonable efforts (but not to expend any money) to preserve for the other Stockholder, to the extent possible, the tax benefits available to it in such proposed transaction, and to otherwise seek to structure such transaction in the most tax efficient method available. Notwithstanding the foregoing, if Diller pays the L/D Offer Price in securities, such securities must be securities that Liberty is permitted to own under applicable FCC Regulations.

    (h) Notwithstanding anything to the contrary contained in this Section 4.4, the time periods applicable to an election by the L/D Other Party to purchase the offered securities shall not be deemed to commence until the fair market value has been determined, provided that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted later than five Business Days prior to the latest time by which Common Shares shall be tendered in such offer if all conditions to such offer (other than the number of shares tendered) have been satisfied or waived. Each of Diller and Liberty agrees to use his and its best efforts to cause the fair market value to be determined as promptly as practicable, but in no event later than ten Business Days after the receipt by the L/D Other Stockholder of the L/D Offer Notice.

    SECTION 4.5 (a) Subject to the right of first refusal of Diller pursuant to
Section 4.3, any direct or indirect Transfer of Common Shares by a member of the Vivendi Stockholder Group with respect to which Diller would have a right of first refusal pursuant to Section 4.3 will be subject to a right of first refusal by Liberty on the same terms and conditions as are applicable to Diller pursuant to Section 4.3, MUTATIS MUTANDIS.

    (b) Liberty acknowledges and agrees that its right of first refusal pursuant to this Section 4.5 is subject to the right of first refusal by Diller pursuant to Section 4.3.

    SECTION 4.6 TRANSFERS OF CLASS B SHARES. (a) Subject to the rights of first refusal pursuant to Sections 4.3, 4.4 and 4.5 and subject to paragraph (c) below, in the event that any Stockholder or any members of its Stockholders Group (the "TRANSFERRING STOCKHOLDER") proposes to Transfer any shares of Class B Common Stock, such Transferring Stockholder shall send a written notice (which obligation may be satisfied by the delivery of the applicable Offer Notice) (the "EXCHANGE NOTICE") to Diller, if the Transferring Stockholder is Liberty, Universal or a member of their respective Stockholder Groups, or to Liberty, if the Transferring Stockholder is Diller, Universal or a member of their respective Stockholder Groups (the recipient of such notice, the "NON-TRANSFERRING STOCKHOLDER"), that such Transferring Stockholder intends to Transfer shares of Class B Common Stock, including the number of such shares proposed to be Transferred. The Non-Transferring Stockholder(s) shall give notice to the Transferring Stockholder within 20 days of its receipt of the Exchange Notice of its or their desire to exchange some or all of such shares of Class B Common Stock proposed to be Transferred for an equivalent number of shares of Common Stock. If the Non-Transferring Stockholder(s) desire to exchange some or all of such shares and to the extent that such shares are not otherwise Transferred to any Stockholder (or its Permitted Designee) pursuant to
Section 4.3, 4.4 or 4.5, such shares of Class B Common Stock shall be exchanged; PROVIDED that if the Transferring Stockholder is Universal or a member of its Stockholder Group, first with Diller (to the extent he elects to exchange) and, second with Liberty (to the extent that Liberty elects to exchange). Except to the extent necessary to avoid liability under Section 16(b) of the Exchange Act and subject to applicable law, any such exchange shall be consummated immediately prior to the consummation of any such Transfer.

    (b) If any shares of Class B Common Stock proposed to be Transferred are not exchanged pursuant to the provisions of paragraph (a) above, prior to any such Transfer, the Transferring

Stockholder shall convert, or cause to be converted, such shares of Class B Common Stock into shares of Common Stock (or such other securities of the Company into which such shares are then convertible).

    (c) The provisions of Section 4.6(a) and 4.6(b) shall not be applicable to any Transfers (i) to a member of such Stockholder's Stockholder Group, (ii) pursuant to a pledge or grant of a security interest in compliance with clause
(y) of Section 4.1(a), or (iii) from Liberty, Diller or their respective Stockholder Group to the other Stockholder or its or his Stockholder Group subject to the terms of this Agreement.

    SECTION 4.7 TRANSFEREES. (a) Any Permitted Transferee or Permitted Designee of a Stockholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee or Permitted Designee were Universal (if Universal or a Permitted Transferee of Universal is the transferor), Liberty (if Liberty or a Permitted Transferee of Liberty is the transferor) or Diller (if Diller or a Permitted Transferee of Diller is the transferor). Prior to the initial acquisition of beneficial ownership of any Common Shares by any Permitted Transferee (or a Permitted Designee), and as a condition thereto, each Stockholder agrees (i) to cause its respective Permitted Transferees or Permitted Designees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) that such Stockholder shall remain directly liable for the performance by its respective Permitted Transferees or Permitted Designees of all obligations of such Permitted Transferees or Permitted Designees under this Agreement. Except as otherwise contemplated by this Agreement (i) each of Universal, Diller and Liberty agrees not to cause or permit any of its respective Permitted Transferees to cease to qualify as a member of such Stockholder's Stockholders Group so long as such Permitted Transferee beneficially owns any Common Shares, and if any such Permitted Transferee shall cease to be so qualified, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a "Permitted Transferee" for any purpose under this Agreement and (ii) each Stockholder agrees not to Transfer any Common Shares to any Affiliate other than a Permitted Transferee of such Stockholder.

    (b) No Third Party Transferee shall have any rights or obligations under this Agreement, except:

        (i) in the case of a Third Party Transferee of Liberty (or any member of the Liberty Stockholder Group) who acquires shares of Common Stock and who (together with its Affiliates) would not be a Public Stockholder, such Third Party Transferee shall be subject to the obligations of Liberty (but subject to the other terms and conditions of this Agreement) pursuant to Section 3.1(a) (but shall not have the right to consent to any Contingent Matters),
    Section 3.1(b), Section 3.1(c), Section 3.2, Section 3.5, as applicable, this Section 4.7 and Article VI; PROVIDED that such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder;

        (ii) in the case of a Third Party Transferee of Universal (or any member of the Vivendi Stockholder Group) who (together with its Affiliates) upon consummation of any Transfer would not be a Public Stockholder, such Third Party Transferee shall be subject to the obligations of Universal (but subject to the other terms and conditions of this Agreement) pursuant to
    Section 3.1(a), Section 3.1(b)(ii), Section 3.1(c), Section 3.2,
    Section 3.5, as applicable, this Section 4.7 and Article VI; PROVIDED that such Third Party Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder; and

        (iii) in the case of a Third Party Transferee of Diller (or any member of the Diller Stockholder Group) who (together with its Affiliates) upon consummation of any Transfer would not be a Public Stockholder, such Third Party Transferee shall be subject to the obligations of Diller (but subject to the other terms and conditions of this Agreement) pursuant to Section 3.1(a) (but shall not have the right to consent to any Contingent Matters), 3.1(b), Section 3.1(c), Section 3.5, as applicable, this Section 4.7 and
    Article VI; PROVIDED that such Third Party

    Transferee shall only be subject to such obligations for so long as it would not be a Public Stockholder.

    (c) Prior to the consummation of a Transfer described in Section 4.7(b) to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Third Party Transferee shall agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in Section 4.7(b). To the extent the Third Party Transferee is not an "ULTIMATE PARENT ENTITY" (as defined in the HSR Act), the ultimate parent entity of such Third Party Transferee shall agree in writing to be directly liable for the performance of the Third Party Transferee to the same extent Universal or Liberty would be liable for their respective Permitted Transferees.

    SECTION 4.8 NOTICE OF TRANSFER. To the extent any Stockholder and its Permitted Transferees shall Transfer any Common Shares, such Stockholder shall, within three Business Days following consummation of such Transfer, deliver notice thereof to the Company and the other Stockholders; PROVIDED, HOWEVER, that no such notice shall be required to be delivered unless the aggregate Common Shares transferred by such Stockholder and its Permitted Transferees since the date of the last notice delivered by such Stockholder pursuant to this
Section 4.8 exceeds 1% of the outstanding Common Shares.

    SECTION 4.9 COMPLIANCE WITH TRANSFER PROVISIONS. Any Transfer or attempted Transfer of Common Shares in violation of any provision of this Agreement shall be void.

                                   ARTICLE V

                            BDTV ENTITY ARRANGEMENTS

    SECTION 5.1 MANAGEMENT. The business and affairs of each BDTV Entity will be managed by a Board of Directors elected by the holders of a majority of the voting equity interests in such BDTV Entity. Notwithstanding the foregoing, the taking of any action by a BDTV Entity with respect to (i) to the extent permitted by applicable law, any matter that would have constituted a Fundamental Change under the 1997 Stockholders Agreement (as applied to such BDTV Entity, MUTATIS MUTANDIS) or (ii) any acquisition or disposition (including pledges) of any Common Shares held by such BDTV Entity, in either case, will require the unanimous approval of the holders of all voting and non-voting equity interests in such BDTV Entity.

    SECTION 5.2 TREATMENT OF EXCHANGE SHARES. In the event that a holder of Exchange Shares would be entitled to hold directly shares of Class B Common Stock issuable upon an exchange of shares of Liberty Surviving Class B Stock but for the limitation imposed by the FCC Regulations relating to a person's aggregate voting power in the Company, and if such person would, under the FCC Regulations, be permitted to hold directly a number of shares of Common Stock equal to the number of shares of Class B Common Stock so issuable, then in connection with such exchange, such holder will be required to offer to exchange such shares of Class B Common Stock so receivable by it for Common Stock owned by the Diller Stockholder Group and, if Diller does not accept such offer to exchange, or if such exchange with the Diller Stockholder Group cannot be accomplished on a tax-free basis (and the exchange of such Exchange Shares for Common Shares would not otherwise be taxable), then such holder shall be entitled to exchange such Exchange Shares for shares of Class B Common Stock and thereafter convert such shares of Class B Common Stock into shares of Common Stock.

    Nothing in this Agreement shall obligate Liberty HSN to contribute any Common Shares received pursuant to the Investment Agreement or the Holder Exchange Agreement to a BDTV Entity.

    SECTION 5.3 CHANGES TO BDTV STRUCTURES. Liberty and Diller agree, subject to applicable law and FCC Regulations, to take such actions as may be reasonably necessary, including but not limited to amending the certificate of incorporation of the BDTV Entities, in order to provide Liberty with the ability to transfer, directly or indirectly, such amounts of Common Shares Liberty is permitted to sell hereunder.

    SECTION 5.4 TRANSFERS OF BDTV INTERESTS. Except as otherwise specifically provided in this Agreement (including Section 4.1(b)), no transfers or other dispositions (including pledges), directly or indirectly, of any interest in (a) any BDTV Limited Entity by Liberty or (b) any BDTV Entity by Diller will be permitted without the consent of the other; PROVIDED, that (i) Liberty shall be entitled to transfer all or part of its interest in a BDTV Entity to members of the Liberty Stockholder Group, (ii) at such time Liberty becomes the owner of any voting securities of any BDTV Limited Entity, such BDTV Limited Entity shall be deemed to be a BDTV Unrestricted Entity, and (iii) in connection with any sale by Diller entitling Liberty to a right pursuant to Section 4.2, Liberty and Diller shall take such reasonable action as may be required in order for such interest in a BDTV Limited Entity to be sold in any such transaction. Without the prior written consent of Liberty, Diller shall not Transfer any interest in a BDTV Entity (other than to Liberty or, subject to Liberty's reasonable consent, a member of the Diller Stockholder Group).

    For purposes of determining whether Liberty is permitted to transfer the Common Shares held by a BDTV Unrestricted Entity, (i) such BDTV Unrestricted Entity shall be deemed to be a member of the Liberty Stockholder Group and the restrictions on transfers of interests in BDTV Entities shall not apply to Liberty (subject, however, to the other restrictions on transfer of Common Shares set forth herein, including the Right of First Refusal) and (ii) in connection with any proposed sale by Liberty HSN of the Common Shares held by a BDTV Entity (or its equity interest in such BDTV Entity), Liberty shall be entitled to purchase Diller's entire interest in such BDTV Entity for an amount in cash equal to the Diller Interest Purchase Price or, at its election, require Diller to sell his interest in such BDTV Entity to any such transferee for a pro rata portion of the consideration to be paid by the applicable transferee in such transaction.

    At such time as (i) the CEO Termination Date has occurred or Diller becomes Disabled or (ii) the Diller Stockholder Group ceases to own its Eligible Stockholder Amount of Common Shares, Diller shall be required to sell his entire interest in the BDTV Entities to Liberty (or Liberty's designee) at a price equal to the Diller Interest Purchase Price.

                                   ARTICLE VI

                                 MISCELLANEOUS

    SECTION 6.1 CONFLICTING AGREEMENTS. Each of the Stockholders represents and warrants that such party has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

    SECTION 6.2 DURATION OF AGREEMENT. Except as otherwise provided in this Agreement, the rights and obligations of a Stockholder under this Agreement shall terminate as follows:

    (a) Universal shall cease to be entitled to exercise any rights and shall cease to have any obligations under this Agreement as of the date that it ceases to have the right under the Governance Agreement to designate any directors to the Board (the "UNIVERSAL TERMINATION DATE").

    (b) Each of Liberty and Diller shall cease to be entitled to exercise any rights and shall cease to have any obligations under this Agreement as of the date that its Stockholder Group collectively ceases to own its Eligible Stockholder Amount of Common Shares; PROVIDED that Liberty shall cease to be entitled to exercise any rights and shall cease to have any obligations under
Section 4.2 at such time as
the Liberty Stockholder Group ceases to beneficially own at least 5% of the outstanding Common Shares (the "LIBERTY TERMINATION DATE").

    (c) Diller and each member of his Stockholder Group shall cease to be entitled to exercise any rights under this Agreement if the CEO Termination Date has occurred or Diller has become Disabled (the "DILLER TERMINATION DATE").

    In addition, at such time as the CEO Termination Date has occurred or Diller has become Disabled, neither the Diller Stockholder Group nor the Liberty Stockholder Group shall have any obligation under this Agreement with respect to the matters covered under Sections 3.4, 4.1 and 4.4. The obligations under
Section 3.1(d) terminate upon termination of the Transaction Agreement.

    SECTION 6.3 FURTHER ASSURANCES. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

    SECTION 6.4 AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any Stockholder unless such modification, amendment or waiver is approved in writing by each Stockholder; PROVIDED THAT with respect to any provision containing an agreement between only two Stockholders or pursuant to which only two Stockholders have rights thereunder, such provision may be modified or waived by approval in writing by such Stockholders, without the consent of the third Stockholder unless such modification or waiver adversely affects the rights of such third Stockholder as provided under this Agreement or the Governance Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    SECTION 6.5 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    SECTION 6.6 EFFECTIVE DATE. Other than with respect to Section 3.1(d) which shall be effective as of the date hereof, this Agreement shall become effective immediately upon the Closing.

    SECTION 6.7 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document and the Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any Stockholder under any other agreement with any other Stockholder, the terms of this Agreement shall govern. Upon the Closing, the 1997 Stockholders Agreement shall terminate and shall be superseded by this Agreement.

    SECTION 6.8 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

    SECTION 6.9 COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

    SECTION 6.10 LIABILITIES UNDER FEDERAL SECURITIES LAWS. The exercise by any Stockholder (or its Affiliates or Stockholder Group, if applicable) (and including, in the case of the Liberty Stockholder Group, its exercise of the preemptive rights under Article III of the Governance Agreement or the rights relating to the Holder Exchange Agreement) of any rights under this Agreement shall be subject to such reasonable delay as may be required to prevent any Stockholder or its respective Stockholder Group from incurring any liability under the federal securities laws and the parties agree to cooperate in good faith in respect thereof.

    SECTION 6.11 REMEDIES. (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

    (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    SECTION 6.12 NOTICES. Any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered, delivered by facsimile transmission, or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when receipt is acknowledged for personal delivery or facsimile transmission or one day after deposit with a reputable overnight courier service.

    If to Vivendi and/or Universal:

       Vivendi Universal, S.A.
       375 Park Avenue
       New York, NY 10152
       Attention: Jean-Laurent Nabet
                George Bushnell III
       Telephone: (212) 572-7000
       Facsimile: (212) 572-7188

    and

       Universal Studios, Inc.
       100 Universal City Plaza
       Universal City, CA 91608
       Attention: Karen Randall, Esq.
       Telephone: (818) 777-1000
       Facsimile: (818) 866-3444

    with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019

       Attention: Faiza J. Saeed, Esq.
       Telephone: (212) 474-1000
       Facsimile: (212) 474-3700

    If to Liberty:

       Liberty Media Corporation
       12300 Liberty Boulevard
       Englewood, CO 80112
       Attention: General Counsel
       Telephone: (720) 875-5400
       Facsimile: (720) 875-5382

    with a copy to:

       Baker Botts L.L.P.
       599 Lexington Avenue
       Suite 2900
       New York, New York 10022
       Attention: Frederick H. McGrath, Esq.
       Telephone: (212) 705-5000
       Facsimile: (212) 705-5125

    If to Diller:

       c/o USA Networks, Inc.
       152 West 57th Street
       New York, NY 10019
       Attention: General Counsel
       Telephone: (212) 314-7300
       Facsimile: (212) 314-7329

    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention: Pamela S. Seymon, Esq.
                  Andrew J. Nussbaum, Esq.
       Telephone: (212) 403-1000
       Facsimile: (212) 403-2000

    SECTION 6.13 ADJUSTMENT OF SHARES NUMBERS. If, after the date of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement shall be adjusted to the number and types of shares of such capital stock that a holder of such number of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

    SECTION 6.14 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

    SECTION 6.15 INTERPRETATION. The table of contents and headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever it is necessary for purposes of this Agreement to determine whether an exchange is tax-free or taxable, such determination shall be made without regard to any interest imputed pursuant to Section 483 of the Code.

    IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

                                                       UNIVERSAL STUDIOS, INC.,

                                                       By:  /s/ GUILLAUME HANNEZO
                                                            -----------------------------------------
                                                            Name:   Guillaume Hannezo
                                                            Title:  Special Power of Attorney

                                                       LIBERTY MEDIA CORPORATION,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  President

                                                       By:  /s/ BARRY DILLER
                                                            -----------------------------------------
                                                            BARRY DILLER

                                                       VIVENDI UNIVERSAL, S.A.,

                                                       By:  /s/ JEAN-MARIE MESSIER
                                                            -----------------------------------------
                                                            Name:   Jean-Marie Messier
                                                            Title:  Chairman and Chief Executive
                                                            Officer

                                                                      APPENDIX E

 THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY
     STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT AS EXPRESSLY PERMITTED UNDER THE STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 16, 2002, BY AND AMONG USA NETWORKS, INC. AND THE OTHER PARTIES SET FORTH
     ON THE SIGNATURE PAGES THERETO, AS THE SAME MAY BE AMENDED FROM TIME
       TO TIME, AND OTHERWISE IN COMPLIANCE WITH FEDERAL AND APPLICABLE
                             STATE SECURITIES LAWS.

                                      FORM
                                       OF
                            EQUITY WARRANT AGREEMENT
                        dated as of              , 2002
                                      for
                              WARRANTS TO PURCHASE
                    UP TO 60,467,735* SHARES OF COMMON STOCK
                          EXPIRING              , 2012
                                    between
                               USA NETWORKS, INC.
                                      and
                            THE BANK OF NEW YORK, as
                              Equity Warrant Agent

------------------------

* Subject to adjustment as described in this Agreement.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                          ---------
                                    ARTICLE 1.
            DEFINITIONS.................................................        E-3

                                    ARTICLE 2.
            ISSUANCE OF EQUITY WARRANTS AND EXECUTION AND DELIVERY OF
            EQUITY WARRANT CERTIFICATES.................................        E-4

      2.1.  Issuance of Equity Warrants.................................        E-4
      2.2.  Form and Execution of Equity Warrant Certificates...........        E-4
      2.3.  Issuance and Delivery of Equity Warrant Certificates........        E-5
      2.4.  Temporary Equity Warrant Certificates.......................        E-5
      2.5.  Payment of Taxes............................................        E-5

                                    ARTICLE 3.
            DURATION AND EXERCISE OF EQUITY WARRANTS....................        E-6

      3.1.  Exercise Price..............................................        E-6
      3.2.  Duration of Equity Warrants.................................        E-6
      3.3.  Exercise of Equity Warrants.................................        E-6

                                    ARTICLE 4.
            ADJUSTMENTS OF NUMBER OF SHARES.............................        E-7

      4.1.  Adjustments.................................................        E-7
      4.2.  Statement on Warrants.......................................        E-9
      4.3.  Cash Payments in Lieu of Fractional Shares..................        E-9
      4.4.  Notices to Warrantholders...................................        E-9

                                    ARTICLE 5.
            OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF EQUITY
            WARRANTS....................................................       E-10

      5.1.  No Rights as Holder of Common Stock Conferred by Equity
            Warrants or Equity Warrant Certificates.....................       E-10
      5.2.  Lost, Stolen, Destroyed or Mutilated Equity Warrant
            Certificates................................................       E-10
      5.3.  Holders of Equity Warrants May Enforce Rights...............       E-10
      5.4.  Consolidation or Merger or Sale of Assets...................       E-10

                                    ARTICLE 6.
            EXCHANGE AND TRANSFER OF EQUITY WARRANTS....................       E-11

      6.1.  Equity Warrant Register; Exchange and Transfer of Equity
            Warrants....................................................       E-11
      6.2.  Treatment of Holders of Equity Warrants.....................       E-12
      6.3.  Cancellation of Equity Warrant Certificates.................       E-12

                                    ARTICLE 7.
            CONCERNING THE EQUITY WARRANT AGENT.........................       E-12

      7.1.  Equity Warrant Agent........................................       E-12
      7.2.  Conditions of Equity Warrant Agent's Obligations............       E-12
      7.3.  Compliance with Applicable Laws.............................       E-14
      7.4.  Resignation and Appointment of Successor....................       E-14

                                    ARTICLE 8.
            MISCELLANEOUS...............................................       E-15

      8.1.  Amendment...................................................       E-15
      8.2.  Notices and Demands to the Company and Equity Warrant
            Agent.......................................................       E-15
      8.3.  Addresses for Notices.......................................       E-15
      8.4.  Governing Law...............................................       E-15
      8.5.  Governmental Approvals......................................       E-15
      8.6.  Reservation of Shares of Common Stock.......................       E-16
      8.7.  Covenant Regarding Shares of Common Stock...................       E-16
      8.8.  Persons Having Rights Under Agreement.......................       E-16
      8.9.  Limitation of Liability.....................................       E-16
     8.10.  Restrictions on Transfer/Registration Rights................       E-16
     8.11.  Headings....................................................       E-17
     8.12.  Counterparts................................................       E-17
     8.13.  Inspection of Agreement.....................................       E-17

    THIS EQUITY WARRANT AGREEMENT (the "AGREEMENT"), dated as of             ,
2002, between USA Networks, Inc., a Delaware corporation (the "COMPANY"), and Bank of New York, a New York corporation, as warrant agent (the "EQUITY WARRANT AGENT").

    WHEREAS, pursuant to the Transaction Agreement, by and among the Company, Vivendi Universal, S.A., Universal Studios, Inc. (the "INITIAL HOLDER"), Liberty Media Corporation, Mr. Barry Diller and USANi LLC, dated as of December 16, 2001, the Company has agreed to issue to the Initial Holder an aggregate of 60,467,735 warrants,+ subject to adjustment pursuant to Section 4.1 hereof (collectively, the "EQUITY WARRANTS" or, individually, an "EQUITY WARRANT"), each Equity Warrant representing the right to purchase one share of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") and being evidenced by certificates herein called the "EQUITY WARRANT CERTIFICATES";

    WHEREAS, the Company desires the Equity Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Equity Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Equity Warrants may be issued, exchanged, cancelled, replaced and exercised; and

    WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of Equity Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided.

    NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

    "AGREEMENT" shall have the meaning set forth in the preamble.

    "CLOSING PRICE" for each Trading Day shall be the last reported sales price regular way, during regular trading hours, or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, during regular trading hours, for such day, in each case on The Nasdaq Stock Market or, if not listed or quoted on such market, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ. If the Common Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company.

    "COMMON STOCK" shall have the meaning set forth in the recitals.

    "COMPANY" shall have the meaning set forth in the preamble.

    "CURRENT MARKET PRICE" shall have the meaning set forth in Section 4.1(d).

    "EQUITY WARRANT" and "EQUITY WARRANTS" shall have the meaning set forth in the recitals.

    "EQUITY WARRANT AGENT" shall have the meaning set forth in the preamble.

    "EQUITY WARRANT CERTIFICATES" shall have the meaning set forth in the recitals.

    "EQUITY WARRANT REGISTER" shall have the meaning set forth in Section 6.1.

------------------------

+   Comprised of 24,187,094 warrants each at $27.50 and $32.50 and 12,093,547 warrants at $37.50.

    "EXERCISE DATE" shall have the meaning set forth in 3.3(a).

    "EXERCISE PRICE" shall have the meaning set forth in the applicable Equity Warrant Certificate.

    "EXPIRATION DATE" means 5:00 p.m. New York City time on             , 2012.

    "FAIR MARKET VALUE" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

    "FORMED, SURVIVING OR ACQUIRING CORPORATION" shall have the meaning set forth in Section 5.4.

    "GOVERNANCE AGREEMENT" shall have the meaning set forth in Section 8.10.

    "HOLDER" means the person or persons in whose name such Equity Warrant Certificate shall then be registered as set forth in the Equity Warrant Register to be maintained by the Equity Warrant Agent pursuant to Section 6.1 for that purpose.

    "INITIAL HOLDER" shall have the meaning set forth in the recitals.

    "NON-ELECTING SHARE" shall have the meaning set forth in Section 5.4.

    "OFFICER'S CERTIFICATE" shall have the meaning set forth in Section 7.2(e).

    "PROSPECTUS" shall have the meaning set forth in Section 8.9.

    "SALE TRANSACTION" shall have the meaning set forth in Section 5.4.

    "STOCKHOLDERS AGREEMENT" shall have the meaning set forth in Section 8.10.

    "TIME OF DETERMINATION" shall have the meaning set forth in Section 4.1(d).

    "TRADING DAY" shall mean a day on which the securities exchange utilized for the purpose of calculating the Closing Price shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day on which The Nasdaq Stock Market is open for business.

                                   ARTICLE 2.
                 ISSUANCE OF EQUITY WARRANTS AND EXECUTION AND
                    DELIVERY OF EQUITY WARRANT CERTIFICATES

    2.1. ISSUANCE OF EQUITY WARRANTS. Equity Warrants may be issued by the Company from time to time.

    2.2. FORM AND EXECUTION OF EQUITY WARRANT CERTIFICATES.

    (a) The Equity Warrants shall be evidenced by the Equity Warrant Certificates, which shall be in registered form and substantially in the form set forth as Exhibit A attached hereto. Each Equity Warrant Certificate shall be dated the date it is countersigned by the Equity Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Equity Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (his execution thereof to be conclusive evidence of such approval). Each Equity Warrant Certificate shall evidence one or more Equity Warrants.

    (b) The Equity Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, its Vice Chairman, its Chief Executive Officer, President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal, and attested by its Secretary or an Assistant Secretary.

Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Equity Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Equity Warrant Certificates.

    (c) No Equity Warrant Certificate shall be valid for any purpose, and no Equity Warrant evidenced thereby shall be deemed issued or exercisable, until such Equity Warrant Certificate has been countersigned by the manual or facsimile signature of the Equity Warrant Agent. Such signature by the Equity Warrant Agent upon any Equity Warrant Certificate executed by the Company shall be conclusive evidence that the Equity Warrant Certificate so countersigned has been duly issued hereunder.

    (d) In case any officer of the Company who shall have signed any Equity Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Equity Warrant Certificate so signed shall have been countersigned and delivered by the Equity Warrant Agent, such Equity Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Equity Warrant Certificate had not ceased to be such officer of the Company; and any Equity Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Equity Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

    2.3. ISSUANCE AND DELIVERY OF EQUITY WARRANT CERTIFICATES. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Equity Warrant Certificates executed by the Company to the Equity Warrant Agent for countersignature. Except as provided in the following sentence, the Equity Warrant Agent shall thereupon countersign and deliver such Equity Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of an Equity Warrant Certificate evidencing Equity Warrants, the Equity Warrant Agent shall countersign a new Equity Warrant Certificate evidencing such Equity Warrants only if such Equity Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Equity Warrant Certificates evidencing such Equity Warrants or in connection with their transfer, as hereinafter provided.

    2.4. TEMPORARY EQUITY WARRANT CERTIFICATES. Pending the preparation of a definitive Equity Warrant Certificate, the Company may execute, and upon the order of the Company the Equity Warrant Agent shall countersign and deliver, temporary Equity Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Equity Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Equity Warrant Certificates may determine, as evidenced by his execution of such Equity Warrant Certificates.

    If temporary Equity Warrant Certificates are issued, the Company will cause definitive Equity Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Equity Warrant Certificates, the temporary Equity Warrant Certificates shall be exchangeable for definitive Equity Warrant Certificates upon surrender of the temporary Equity Warrant Certificates at the corporate trust office of the Equity Warrant Agent. Upon surrender for cancellation of any one or more temporary Equity Warrant Certificates, the Company shall execute and the Equity Warrant Agent shall countersign and deliver in exchange therefor definitive Equity Warrant Certificates representing the same aggregate number of Equity Warrants. Until so exchanged, the temporary Equity Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Equity Warrant Certificates.

    2.5. PAYMENT OF TAXES. The Company will pay all stamp and other duties, if any, to which this Agreement or the original issuance, or exercise, of the Equity Warrants or Equity Warrant Certificates may be subject under the laws of the United States of America or any state or locality; PROVIDED, HOWEVER, that the Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock where the Holder designates the shares to be issued in a name other than the name of the Holder; and in the event that any such transfer is involved, the Company shall not be required to issue any Common Stock (and the purchase of the shares of Common Stock issued upon the exercise of such Holder's Equity Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3.
                    DURATION AND EXERCISE OF EQUITY WARRANTS

    3.1. EXERCISE PRICE. Each Holder shall have the right to purchase the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to receive on exercise of such Equity Warrant and payment of the Exercise Price, subject to the terms herein. The number of shares of Common Stock which shall be purchasable upon the payment of the Exercise Price and to the extent provided therein, the Exercise Price, shall be subject to adjustment pursuant to Article 4 hereof.

    3.2. DURATION OF EQUITY WARRANTS. Each Equity Warrant is exercisable at any
time commencing on             , 2002++ up to the Expiration Date. Each Equity
Warrant not exercised at or before the Expiration Date shall become void, and all rights of the Holder of such Equity Warrant thereunder and under this Agreement shall cease.

    3.3. EXERCISE OF EQUITY WARRANTS.

    (a) The Holder of an Equity Warrant shall have the right, at its option, to exercise such Equity Warrant and purchase one share of Common Stock during the period referred to in Section 3.2, subject to adjustment pursuant to Article 4 hereof. Except as may be provided in an Equity Warrant Certificate, an Equity Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Equity Warrant Certificate, by duly executing the same, and by delivering the same, together with payment in full of the Exercise Price, in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, to the Equity Warrant Agent. Except as may be provided in an Equity Warrant Certificate, the date on which such Equity Warrant Certificate and payment are received by the Equity Warrant Agent as aforesaid shall be deemed to be the date on which the Equity Warrant is exercised and the relevant shares of Common Stock are issued (the "EXERCISE DATE").

    (b) Upon the exercise of an Equity Warrant, the Company shall, as soon as practicable, issue, to or upon the order of the Holder of such Equity Warrant, the shares of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder.

    (c) Unless the Equity Warrant Agent and the Company agree otherwise, the Equity Warrant Agent shall deposit all funds received by it in payment of the Equity Warrant Price for Equity Warrants in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Exercise Price for Equity Warrants is received of the amount so deposited in its account. The Equity Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

    (d) The Equity Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Equity Warrants exercised as provided herein, (ii) the instructions of each Holder of such Equity Warrants with respect to delivery of the Common Stock issued upon exercise of such Equity Warrants to which such Holder is entitled upon such exercise, and (iii) such

------------------------

++   Date following the six-month anniversary of the Closing.

other information as the Company shall reasonably require. Such advice may be given by telephone to be confirmed in writing.

                                   ARTICLE 4.
                        ADJUSTMENTS OF NUMBER OF SHARES

    4.1. ADJUSTMENTS. The number of shares of Common Stock purchasable upon the exercise of the Equity Warrants shall be subject to adjustment as follows:

    (a) In case the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification, recapitalization or reorganization of its Common Stock any shares of capital stock of the Company, then in each such case the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be equitably adjusted so that the Holder of any Equity Warrant thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which such Holder would have owned or been entitled to receive immediately following such action had such Equity Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection 4.1(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection 4.1(a), the Holder of any Equity Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be in its good faith judgment and shall be described in a statement filed by the Company with the Equity Warrant Agent) shall determine the allocation of the Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. Such adjustment shall be made successively whenever any event listed above shall occur.

    (b) In case the Company shall issue options, rights or warrants to holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock or other securities convertible or exchangeable for shares of Common Stock at a price per share of Common Stock less than the Current Market Price (as determined pursuant to subsection (d) of this Section 4.1) (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Company in effect at the time hereof or any other similar plan adopted or implemented hereafter, it being agreed that none of the adjustments set forth in this Section 4.1 shall apply to the issuance of stock, rights, warrants or other property pursuant to such benefit plans), then the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be adjusted so that it shall equal the product obtained by multiplying the number of shares of Common Stock issuable upon exercise of an Equity Warrant immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; PROVIDED, HOWEVER, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be readjusted to the number of shares of Common Stock issuable upon exercise of an Equity Warrant which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any security covered by this
Section 4.1(b) entitles the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for the issuance of such options, rights, warrants or convertible or exchangeable securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto) to be received by the Company upon the exercise, conversion or exchange of such securities, the value of such consideration, if other than cash, to be determined by the Board of Directors in its good faith judgment (whose determination shall be described in a statement filed by the Company with the Equity Warrant Agent).

    (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Company and dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) of this Section 4.1) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in subsection (b) of this Section 4.1), then in each such case the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be adjusted so that the same shall equal the product determined by multiplying the number of shares of Common Stock issuable upon exercise of an Equity Warrant immediately prior to the record date of such distribution by a fraction of which the numerator shall be the Current Market Price as of the Time of Determination, and of which the denominator shall be such Current Market Price less the Fair Market Value on such record date (as determined by the Board of Directors in its good faith judgment, whose determination shall be described in a statement filed by the Company with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distributions referred to in the first sentence of this Section 4.01(c) are made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

    (d) For the purpose of any computation under subsections (b) and (c) of this
Section 4.1, the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the shorter of
(A) 10 consecutive Trading Days ending on the day immediately preceding the applicable Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last day prior to the applicable Time of Determination. For purposes of the foregoing, the term "TIME OF DETERMINATION" shall mean the time and date of the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in Section 4.1(b) and (c).

    (e) In any case in which this Section 4.1 shall require that an adjustment in the amount of Common Stock or other property to be received by a Holder upon exercise of an Equity Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the Holder of any Equity Warrant exercised after such record date the Common Stock or other property issuable upon such exercise over and above the shares of Common Stock issuable upon such exercise prior to such adjustment, PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such

Holder's right to receive such additional shares of Common Stock or other property, if any, upon the occurrence of the event requiring such adjustment.

    (f) In the event that the Amended and Restated Merger Agreement, dated as of July 15, 2001, among the Company, Expedia, Inc. and Microsoft Corporation, is terminated following the date hereof without consummation of the merger contemplated thereby, the aggregate number of Equity Warrants shall be reduced by 3,348,210* (subject to adjustment pursuant to Sections 4.1(a), (b) or (c)), which reduction shall be allocated proportionately to any Equity Warrant Certificates issued hereunder.

    (g) No adjustment in the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be required to be made pursuant to this
Section 4.1 unless such adjustment would require an increase or decrease of at least 1% of such number; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection 4.1(g) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Except as set forth in subsections 4.1(a), (b), and (c) above, the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall not be adjusted as a result of the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

    4.2. STATEMENT ON WARRANTS. Irrespective of any adjustment in the amount of Common Stock issued upon exercise of an Equity Warrant, Equity Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Equity Warrants initially issuable pursuant to this Agreement.

    4.3. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exercise of the Equity Warrants. If more than one share of Equity Warrants shall be exercised at one time by the same Holder, the number of full shares of Common Stock issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Equity Warrants so requested to be exercised. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the exercise of such Equity Warrants, the Company shall pay to the Holder of such Equity Warrants an amount in cash (computed to the nearest cent) equal to the Closing Price on the Exercise Date (or the next Trading Day if such date is not a Trading Day) multiplied by the fractional interest that otherwise would have been deliverable upon exercise of such Equity Warrants.

    4.4. NOTICES TO WARRANTHOLDERS. Upon any adjustment of the amount of Common Stock issuable upon exercise of an Equity Warrant pursuant to Section 4.1 (but not for any fractional cumulation as described in Section 4.1(f)), the Company within 30 days thereafter shall (i) cause to be filed with the Equity Warrant Agent an Officer's Certificate (as defined hereinafter) setting forth the amount of Common Stock issuable upon exercise of an Equity Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate, absent manifest error and any failure to comply with Section 4.1 (other than failures that are de minimus in nature), shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders at his address appearing on the Equity Warrant Register (as defined hereinafter) written notice of such adjustments by first-class mail, postage prepaid.

------------------------

* In the event of adjustment, there would be an aggregate of 57,119,525 warrants, comprised of 22,847,810 warrants each at $27.50 and $32.50 and 11,423,905 warrants at $37.50.

                                   ARTICLE 5.
                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                               OF EQUITY WARRANTS

    5.1. NO RIGHTS AS HOLDER OF COMMON STOCK CONFERRED BY EQUITY WARRANTS OR EQUITY WARRANT CERTIFICATES. No Equity Warrant or Equity Warrant Certificate shall entitle the Holder to any of the rights of a holder of Common Stock, including, without limitation, voting, dividend or liquidation rights.

    5.2. LOST, STOLEN, DESTROYED OR MUTILATED EQUITY WARRANT CERTIFICATES. Upon receipt by the Company and the Equity Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Equity Warrant Certificate and of indemnity (other than in connection with any mutilated Equity Warrant certificates surrendered to the Equity Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Equity Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Equity Warrant Certificate, a new Equity Warrant Certificate evidencing a like number of Equity Warrants of the same title. Upon the issuance of a new Equity Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Equity Warrant Agent) in connection therewith. Every substitute Equity Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Equity Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Equity Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Equity Warrant Certificates, duly executed and delivered hereunder, evidencing Equity Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Equity Warrant Certificates.

    5.3. HOLDERS OF EQUITY WARRANTS MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Equity Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of his right to exercise his Equity Warrants as provided in the Equity Warrants and in this Agreement.

    5.4. CONSOLIDATION OR MERGER OR SALE OF ASSETS. For purposes of this
Section 5.4, a "SALE TRANSACTION" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Company's Common Stock are converted into or exchanged for stock, other securities, cash or assets or following which any remaining outstanding shares of Common Stock fail to meet the listing standards imposed by each of the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market at the time of such transaction, but shall not include any transaction the primary purpose of which is the reincorporation of the Company in another U.S. jurisdiction so long as in such transaction each Equity Warrant shall convert into an equity security of the successor to the Company having identical rights as the Equity Warrant. If a Sale Transaction occurs, then lawful provision shall be made by the corporation formed by such Sale Transaction or the corporation whose securities, cash or other property will immediately after the Sale Transaction be owned, by virtue of such Sale Transaction, by the holders of Common Stock immediately prior to the Sale Transaction, or the corporation which shall have acquired such securities of the Company (collectively the "FORMED, SURVIVING OR ACQUIRING CORPORATION"), as the case may be, providing that each Equity Warrant then outstanding shall thereafter be exercisable for the kind and amount of securities, cash or other property receivable upon such Sale Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of such Equity

Warrant immediately prior to such Sale Transaction assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Sale Transaction (PROVIDED that, if the kind or amount of securities, cash or other property receivable upon such Sale Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 5.4 the kind and amount of securities, cash or other property receivable upon such Sale Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). At the option of the Company, in lieu of the foregoing, the Company may require that in a Sale Transaction each Holder of an Equity Warrant shall receive in exchange for each such Equity Warrant a security of the Formed, Surviving or Acquiring Corporation having substantially equivalent rights, other than as set forth in this Section 5.4, as the Equity Warrant. Concurrently with the consummation of such transaction, the Formed, Surviving or Acquiring Corporation shall enter into a supplemental Equity Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Section 4.1. The Formed, Surviving or Acquiring Corporation shall mail to Holders a notice describing the supplemental Equity Warrant Agreement. If the issuer of securities deliverable upon exercise of Equity Warrants under the supplemental Equity Warrant Agreement is an affiliate of the formed or surviving corporation, that issuer shall join in the supplemental Equity Warrant Agreement. Notwithstanding anything to the contrary herein, there will be no adjustments pursuant to Article 4 hereof in case of the issuance of any shares of the Company's stock in a Sale Transaction except as provided in this Section 5.4. The provisions of this Section 5.4 shall similarly apply to successive Sale Transactions; PROVIDED, HOWEVER, that in no event shall a Holder of an Equity Warrant be entitled to more than one adjustment pursuant to this Section 5.4 in respect of a series of related transactions.

                                   ARTICLE 6.
                    EXCHANGE AND TRANSFER OF EQUITY WARRANTS

    6.1. EQUITY WARRANT REGISTER; EXCHANGE AND TRANSFER OF EQUITY WARRANTS. The Equity Warrant Agent shall maintain, at its corporate trust office or at 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New Jersey 07424, a register (the "EQUITY WARRANT REGISTER") in which, upon the issuance of Equity Warrants, and, subject to such reasonable regulations as the Equity Warrant Agent may prescribe, it shall register Equity Warrant Certificates and exchanges and transfers thereof. The Equity Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

    Except as provided in the following sentence, upon surrender at the corporate trust office of the Equity Warrant Agent or at 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New Jersey 07424, Equity Warrant Certificates may be exchanged for one or more other Equity Warrant Certificates evidencing the same aggregate number of Equity Warrants of the same title, or may be transferred in whole or in part. A transfer shall be registered and an appropriate entry made in the Equity Warrant Register upon surrender of an Equity Warrant Certificate to the Equity Warrant Agent at its corporate trust office or at 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New Jersey 07424 for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Equity Warrant Agent. Whenever an Equity Warrant Certificate is surrendered for exchange or transfer, the Equity Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Equity Warrant Certificates duly executed by the Company, as so requested. The Equity Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of an Equity Warrant Certificate evidencing a fraction of an Equity Warrant. All Equity Warrant Certificates issued upon any exchange or transfer of an Equity

Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Equity Warrant Certificate surrendered for such exchange or transfer.

    No service charge shall be made for any exchange or transfer of Equity Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.5 hereof.

    6.2. TREATMENT OF HOLDERS OF EQUITY WARRANTS. Every Holder of an Equity Warrant, by accepting the Equity Warrant Certificate evidencing the same, consents and agrees with the Company, the Equity Warrant Agent and with every other Holder of Equity Warrants that the Company and the Equity Warrant Agent may treat the record holder of an Equity Warrant Certificate as the absolute owner of such Equity Warrant for all purposes and as the person entitled to exercise the rights represented by such Equity Warrant.

    6.3. CANCELLATION OF EQUITY WARRANT CERTIFICATES. In the event that the Company shall purchase, redeem or otherwise acquire any Equity Warrants after the issuance thereof, the Equity Warrant Certificate shall thereupon be delivered to the Equity Warrant Agent and be canceled by it. The Equity Warrant Agent shall also cancel any Equity Warrant Certificate (including any mutilated Equity Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Equity Warrant Certificates so canceled shall be delivered by the Equity Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                   ARTICLE 7.
                      CONCERNING THE EQUITY WARRANT AGENT

    7.1. EQUITY WARRANT AGENT. The Company hereby appoints The Bank of New York as Equity Warrant Agent of the Company in respect of the Equity Warrants upon the terms and subject to the conditions set forth herein; and The Bank of New York hereby accepts such appointment. The Equity Warrant Agent shall have the powers and authority granted to and conferred upon it in the Equity Warrant Certificates and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Equity Warrant Certificates are subject to and governed by the terms and provisions hereof.

    7.2. CONDITIONS OF EQUITY WARRANT AGENT'S OBLIGATIONS. The Equity Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

    (a) COMPENSATION AND INDEMNIFICATION. The Company agrees to pay the Equity Warrant Agent from time to time such compensation for its services as the Company and the Equity Warrant shall agree in writing and to reimburse the Equity Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Equity Warrant Agent in connection with the services rendered hereunder by the Equity Warrant Agent. The Company also agrees to indemnify the Equity Warrant Agent for, and to hold it harmless against, any loss, liability or expenses (including the reasonable costs and expense of defending against any claim of liability) incurred without negligence or bad faith on the part of the Equity Warrant Agent arising out of or in connection with its appointment as Equity Warrant Agent hereunder.

    (b) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with any Equity Warrant Certificate, the Equity Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

    (c) COUNSEL. The Equity Warrant Agent may consult with counsel reasonably satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

    (d) DOCUMENTS. The Equity Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certification, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

    (e) OFFICER'S CERTIFICATE. Whenever in the performance of its duties hereunder the Equity Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Equity Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman, the Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, and Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "OFFICER'S CERTIFICATE") delivered by the Company to the Equity Warrant Agent.

    (f) ACTIONS THROUGH AGENTS. The Equity Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, provided, however, that reasonable care shall be exercised in the selection and continued employment of such attorneys and agents.

    (g) CERTAIN TRANSACTIONS. The Equity Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire interest in, any Equity Warrant, with the same rights that he, she or it would have if it were not the Equity Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of any obligations of the Company as if it were not the Equity Warrant Agent.

    (h) NO LIABILITY FOR INTEREST. The Equity Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Equity Warrant Certificates, except as otherwise agreed with the Company.

    (i) NO LIABILITY FOR INVALIDITY. The Equity Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Equity Warrant Agent) or any Equity Warrant Certificate (except as to the countersignature thereof by the Equity Warrant Agent).

    (j) NO RESPONSIBILITY FOR COMPANY REPRESENTATIONS. The Equity Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Equity Warrant Agent or action taken or to be taken by it) or in any Equity Warrant Certificate (except as to the Equity Warrant Agent's countersignature on such Equity Warrant Certificate), all of which recitals and representations are made solely by the Company.

    (k) NO IMPLIED OBLIGATIONS. The Equity Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Equity Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Equity Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Equity Warrant Certificate countersigned by the Equity Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Equity Warrants. The Equity Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Equity Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.2 hereof, to make any demand upon the Company.

    7.3. COMPLIANCE WITH APPLICABLE LAWS. The Equity Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Equity Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Equity Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

    7.4. RESIGNATION AND APPOINTMENT OF SUCCESSOR.

    (a) The Company agrees, for the benefit of the Holders of the Equity Warrants, that there shall at all times be an Equity Warrant Agent hereunder until all the Equity Warrants are no longer exercisable.

    (b) The Equity Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Equity Warrant Agent and acceptance of such appointment by such successor Equity Warrant Agent, as hereinafter provided. The Equity Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Equity Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office in the Borough of Manhattan, the City of New York) and the acceptance of such appointment by such successor Equity Warrant Agent. In the event a successor Equity Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Equity Warrant Agent's notice of resignation, the Equity Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Equity Warrant Agent.

    (c) In case at any time the Equity Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Equity Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Equity Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Equity Warrant Agent. Upon the appointment as aforesaid of a successor Equity Warrant Agent and acceptance by the latter of such appointment, the Equity Warrant Agent so superseded shall cease to be the Equity Warrant Agent hereunder.

    (d) Any successor Equity Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Equity Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Equity Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Equity Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Equity Warrant Agent hereunder.

    (e) Any corporation into which the Equity Warrant Agent hereunder may be merged or converted or any corporation with which the Equity Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Equity Warrant Agent shall be a party, or any corporation to which the Equity Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Equity Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Equity Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 8.
                                 MISCELLANEOUS

    8.1. AMENDMENT.

    (a) This Agreement and the Equity Warrants may be amended by the Company and the Equity Warrant Agent, without the consent of the Holders of Equity Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem to be necessary or desirable and which will not (i) materially and adversely affect the rights of the Equity Warrants and (ii) adversely affect the rights of the Initial Holder under this Agreement to the extent the Initial Holder is a Holder at the time of such amendment.

    (b) The Company and the Equity Warrant Agent may modify or amend this Agreement and the Equity Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Equity Warrants affected by such modification or amendment, for any purpose; PROVIDED, HOWEVER, (i) that no such modification or amendment that shortens the period of time during which the Equity Warrants may be exercised, or increases the Exercise Price, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Equity Warrants the consent of which is required for modification or amendment of this Agreement or the Equity Warrants, may be made without the consent of each Holder affected thereby, and (ii) that no such modification or amendment that adversely affects the exercise rights of the Holders may be made without the consent of the Initial Holder of the Equity Warrants to the extent the Initial Holder is a Holder at the time of such modification and/or amendment.

    8.2. NOTICES AND DEMANDS TO THE COMPANY AND EQUITY WARRANT AGENT. If the Equity Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Equity Warrant Certificate, the Equity Warrant Agent shall promptly forward such notice or demand to the Company.

    8.3. ADDRESSES FOR NOTICES. Any communications from the Company to the Equity Warrant Agent with respect to this Agreement shall be addressed to The Bank of New York, 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New Jersey 07424; any communications from the Equity Warrant Agent to the Company with respect to this Agreement shall be addressed to USA Networks, Inc., 152 West 57th Street, New York, NY 10019, Attention:
General Counsel; or such other addresses as shall be specified in writing by the Equity Warrant Agent or by the Company.

    8.4. GOVERNING LAW. This Agreement and the Equity Warrants shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

    8.5. GOVERNMENTAL APPROVALS. The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Equity Warrants may be listed or authorized for trading from time to time and filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Equity Warrants, and the exercise of the Equity Warrants.

    8.6. RESERVATION OF SHARES OF COMMON STOCK. The Company covenants that it will at all times reserve and keep available, free from preemptive rights (other than such rights as do not affect the ownership of shares issued to a Holder), out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting exercises of Equity Warrants, the full number of shares of Common Stock deliverable upon the exercise of all outstanding Equity Warrants not theretofore exercised and on or before taking any action that would cause an adjustment resulting in an increase in the number of shares of Common Stock deliverable upon exercise above the number thereof previously reserved and available therefor, the Company shall take all such action so required. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the exercise of all outstanding Equity Warrants shall be computed as if at the time of computation all outstanding Equity Warrants were held by a single holder. Before taking any action which would cause an adjustment reducing the price per share of Common Stock issued upon exercise of the Equity Warrants below the then par value (if any) of such shares of Common Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such Exercise Price.

    8.7. COVENANT REGARDING SHARES OF COMMON STOCK. All shares of Common Stock which may be delivered upon exercise of the Equity Warrants will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights (other than rights which do not affect the Holder's right to own the shares of Common Stock to be issued), and prior to the Exercise Date the Company shall take any corporate action necessary therefor. The issuance of all such shares of Common Stock shall, to the extent permitted by law, be registered under the Securities Act of 1933, as amended.

    8.8. PERSONS HAVING RIGHTS UNDER AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Equity Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Equity Warrant Agent and their successors and of the Holders of Equity Warrant Certificates.

    8.9. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any shares of Common Stock other than pursuant to an exercise of the Equity Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    8.10. RESTRICTIONS ON TRANSFER/REGISTRATION RIGHTS. For any transfer of Equity Warrants and/or the Common Stock purchasable upon exercise of the Equity Warrants to be effective, the Holders of the Equity Warrants must comply with the transfer restrictions set forth in the Amended and Restated Stockholders Agreement, dated as of December 16, 2001, among the Company and the other parties on the signature pages thereto, as the same may be amended from time to time (the "STOCKHOLDERS AGREEMENT"). On delivery of the Equity Warrants by the Company to the Initial Holder, such Initial Holder (and to the extent provided for in the Amended and Restated Governance Agreement, dated as of December 16, 2001, among the Company and the other parties set forth on the signature pages thereto, as the same may be amended from time to time (the "GOVERNANCE AGREEMENT"), certain transferees of the Initial Holder) shall have registration rights with respect to the Equity Warrants to the extent provided in the Governance Agreement.

    8.11. HEADINGS. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    8.12. COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

    8.13. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Equity Warrant Agent, for inspection by the Holders of Equity Warrants.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                          USA NETWORKS, INC.
                                          By
                                          ______________________________________
                                          ______________________________________
                                            [Printed Name and Title]

Attest:

Name: ______________________________________

Title: _______________________________________

                                        ________________________________________
                                          The Bank of New York

                                          By
                                          ______________________________________
                                          ______________________________________
                                            [Printed Name and Title]

Attest:

Name: ______________________________________

Title: _______________________________________

                                                                      APPENDIX F

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   AGREEMENT AND PLAN OF MERGER AND EXCHANGE

                                     Among

                            VIVENDI UNIVERSAL, S.A.,
                            UNIVERSAL STUDIOS, INC.,
                      LIGHT FRANCE ACQUISITION 1, S.A.S.,
                         THE MERGER SUBSIDIARIES LISTED
                         ON THE SIGNATURE PAGE HERETO,
                           LIBERTY MEDIA CORPORATION,
                        LIBERTY PROGRAMMING COMPANY LLC,
                       LIBERTY PROGRAMMING FRANCE, INC.,
                               LMC USA VI, INC.,
                               LMC USA VII, INC.,
                              LMC USA VIII, INC.,
                                LMC USA X, INC.,
                         LIBERTY HSN LLC HOLDINGS, INC.
                                      AND
                      THE LIBERTY HOLDING ENTITIES LISTED
                          ON THE SIGNATURE PAGE HERETO

                         Dated as of December 16, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
                                           ARTICLE I

                                     DEFINITIONS AND USAGE

SECTION 1.01.            Definitions and Usage.......................................     F-6

                                          ARTICLE II

                                   TRANSACTIONS AND CLOSING

SECTION 2.01.            Exchange of USANi Shares for USAi Common Shares.............     F-6
SECTION 2.02.            Share Exchanges and Mergers.................................     F-6
SECTION 2.03.            Effects of Mergers on Capital Stock of Constituent
                         Corporations................................................     F-8
SECTION 2.04.            Closing Date; Effective Time; Dissolution...................     F-8
SECTION 2.05.            Effects of Mergers..........................................     F-8
SECTION 2.06.            Certificates of Incorporation and By-laws...................     F-9
SECTION 2.07.            Directors...................................................     F-9
SECTION 2.08.            Officers....................................................     F-9
SECTION 2.09.            Withholding.................................................     F-9

                                          ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF UNIVERSAL PARTIES

SECTION 3.01.            Organization, Standing and Power............................    F-10
SECTION 3.02.            Authority; Execution and Delivery; Enforceability...........    F-10
SECTION 3.03.            No Conflicts; Consents......................................    F-10
SECTION 3.04.            Merger Subsidiaries.........................................    F-11
SECTION 3.05.            Vivendi Securities..........................................    F-11
SECTION 3.06.            Taxes.......................................................    F-11
SECTION 3.07.            Absence of Certain Changes or Events........................    F-12
SECTION 3.08.            Financial Statements; Contingent Liabilities................    F-12
SECTION 3.09.            Litigation..................................................    F-13
SECTION 3.10.            Foreign Private Issuer......................................    F-13
SECTION 3.11.            Reports.....................................................    F-13
SECTION 3.12.            Compliance with Laws........................................    F-13

                                          ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE LIBERTY PARTIES

SECTION 4.01.            Organization, Standing and Power............................    F-13
SECTION 4.02.            Authority; Execution and Delivery; Enforceability...........    F-14
SECTION 4.03.            No Conflicts; Consents......................................    F-14
SECTION 4.04.            Capitalization; Ownership and Validity of Shares............    F-15
SECTION 4.05.            No Liabilities of the Liberty Holding Entities and LPF......    F-15
SECTION 4.06.            Taxes.......................................................    F-16
SECTION 4.07.            Investment Intent...........................................    F-17

                                           ARTICLE V

                                   AGREEMENTS AND COVENANTS

SECTION 5.01.            Reasonable Best Efforts.....................................    F-18

                                                                                         PAGE
                                                                                         ----
SECTION 5.02.            Expenses; Transfer Taxes....................................    F-19
SECTION 5.03.            Publicity...................................................    F-19
SECTION 5.04.            Further Assurances..........................................    F-19
SECTION 5.05.            Tax Treatment...............................................    F-19
SECTION 5.06.            Tax Matters.................................................    F-20
SECTION 5.07.            Resignation of multiThematiques Directors...................    F-20
SECTION 5.08.            Vivendi Securities..........................................    F-20
SECTION 5.09.            Put Option Agreements.......................................    F-20

                                          ARTICLE VI

                                     CONDITIONS PRECEDENT

SECTION 6.01.            Conditions to Each Party's Obligation.......................    F-20
SECTION 6.02.            Conditions to the Obligations of the Universal Parties......    F-21
SECTION 6.03.            Conditions to the Obligations of the Liberty Parties........    F-21

                                          ARTICLE VII

                                          TERMINATION

SECTION 7.01.            Termination.................................................    F-22
SECTION 7.02.            Effect of Termination.......................................    F-22

                                         ARTICLE VIII

                                        INDEMNIFICATION

SECTION 8.01.            Indemnification.............................................    F-23
SECTION 8.02.            Survival....................................................    F-26

                                          ARTICLE IX

                                   RESTRICTIONS ON TRANSFERS

SECTION 9.01.            Restrictions on Transfers...................................    F-26
SECTION 9.02.            Transfers Permitted at any Time.............................    F-26

                                           ARTICLE X

                                          STANDSTILL

SECTION 10.01.           Standstill..................................................    F-27

                                          ARTICLE XI

                                      REGISTRATION RIGHTS

SECTION 11.01.           Registration Rights.........................................    F-28
SECTION 11.02.           Blackout Periods............................................    F-28

                                          ARTICLE XII

                                         MISCELLANEOUS

SECTION 12.01.           Approval of Transactions....................................    F-30
SECTION 12.02.           Notices.....................................................    F-30
SECTION 12.03.           No Third Party Beneficiaries................................    F-30
SECTION 12.04.           Waiver......................................................    F-30
SECTION 12.05.           Assignment..................................................    F-30

                                                                                         PAGE
                                                                                         ----
SECTION 12.06.           Integration.................................................    F-30
SECTION 12.07.           Headings....................................................    F-30
SECTION 12.08.           Counterparts................................................    F-31
SECTION 12.09.           Severability................................................    F-31
SECTION 12.10.           Governing Law...............................................    F-31
SECTION 12.11.           Jurisdiction................................................    F-31
SECTION 12.12.           Specific Performance........................................    F-31
SECTION 12.13.           Amendments..................................................    F-32
SECTION 12.14.           Interpretation..............................................    F-32
SECTION 12.15.           Adjustment of Share Numbers.................................    F-32

SCHEDULE I               Exchange of USANi Shares for USAi Shares and USAi Share
                         Exchange I
SCHEDULE II              USAi Share Exchange II
SCHEDULE III             Mergers
SCHEDULE 2.02(d)         Allocation
SCHEDULE 4.06(b)         Taxes
SCHEDULE 12.02           Addresses and Facsimile Numbers for Notices
EXHIBIT A                Certificates of Incorporation of Surviving Corporations
EXHIBIT B                Deposit Agreement
EXHIBIT C                Capitalization of Liberty Holding Entities

                                                                  EXECUTION COPY

                                 AGREEMENT AND PLAN OF MERGER AND EXCHANGE (this
                         "AGREEMENT") dated as of December 16, 2001, by and among VIVENDI UNIVERSAL, S.A., a societe anonyme organized under the laws of France ("VIVENDI"), UNIVERSAL STUDIOS, INC., a Delaware corporation ("UNIVERSAL"), LIGHT FRANCE ACQUISITION 1, S.A.S., a societe par actions simplifee organized under the laws of France and a direct, wholly-owned subsidiary of Vivendi ("UNIVERSAL FRANCE"), each of the Merger Subsidiaries (as defined herein), LIBERTY MEDIA CORPORATION, a Delaware corporation ("LIBERTY"), LMC USA VI, INC., a Delaware corporation, LMC USA
                         VII, INC., a Delaware corporation, LMC USA VIII, INC., a Delaware corporation, LMC USA X, INC., a Delaware corporation, LIBERTY HSN LLC HOLDINGS, INC., a Delaware corporation, LIBERTY PROGRAMMING COMPANY LLC, a limited liability company formed under the laws of the state of Delaware ("LPC"), LIBERTY PROGRAMMING FRANCE, INC., a Delaware corporation ("LPF"), and each of the Liberty Holding Entities (as defined herein).

                             PRELIMINARY STATEMENT

    WHEREAS, Universal desires to purchase from certain Liberty Parties (as defined below), and such Liberty Parties desire to sell to Universal, 25,000,000 USAi Common Shares (as defined below) in exchange for Vivendi ADSs (as defined below);

    WHEREAS, Universal France desires to acquire from LPF, and LPF desires to transfer to Universal France, all of its assets, which consist solely of 4,921,250 multiThematiques Shares, the Loan Agreement, rights under the Articles of Association, the multiThematiques Cooperation Agreement and the Call Option Agreement (each as defined below), in exchange for Vivendi ADSs and the assumption by Universal France of certain obligations pursuant to Section 5.09, and LPF desires to dissolve and make a liquidating distribution of such Vivendi ADSs following such exchange;

    WHEREAS, the parties hereto desire to cause each Merger Subsidiary to merge with and into a Liberty Holding Entity;

    WHEREAS for Federal Income Tax (as defined below) purposes it is intended that the multiThematiques Transaction (as defined below) and each of the Mergers (as defined below) qualify as a separate "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");
and

    WHEREAS, the Boards of Directors of each of Vivendi, Universal, the Merger Subsidiaries, the Liberty Holding Entities, the Liberty Transferring Entities and LPF have approved and declared advisable this Agreement and Vivendi, as the sole stockholder of each Merger Subsidiary, LPC, as the sole stockholder of each Liberty Holding Entity, and Liberty Media International, Inc. ("LMI"), as the sole stockholder of LPF, have approved and adopted this Agreement.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I
                             DEFINITIONS AND USAGE

    SECTION 1.01. DEFINITIONS AND USAGE. Unless the context shall otherwise require, terms used and not defined herein shall have the meanings assigned thereto in Annex A or, if not defined herein or therein, in the Transaction Agreement.

                                   ARTICLE II
                            TRANSACTIONS AND CLOSING

    Upon the terms and subject to the conditions set forth herein, the parties shall consummate each of the following transactions.

    SECTION 2.01. EXCHANGE OF USANi SHARES FOR USAi COMMON SHARES. (a) On the terms and subject to the conditions of this Agreement, immediately prior to effecting the transactions contemplated by Section 2.02(a), each Liberty Party set forth on Schedule I hereto under the caption "Exchange of USANi Shares for USAi Common Shares" shall surrender the number of USANi Shares set forth on
Schedule I next to the name of such Liberty Party in exchange for an equal number of USAi Common Shares in accordance with the Exchange Agreement.

    (b) On the terms and subject to the conditions of this Agreement, immediately prior to effecting the transactions contemplated by
Section 2.02(a), LMC USA VI, Inc. shall surrender 5,774,688 USANi Shares in exchange for an equal number of USAi Common Shares in accordance with the Exchange Agreement.

    (c) Immediately after the Exchanges contemplated by this Section 2.01,
(i) the Exchange Agreement, except the representations and warranties contained therein, and (ii) Section 6.01 of the Investment Agreement shall be terminated, whereby the USANi Shares will no longer be exchangeable for USAi Common Shares.

    SECTION 2.02. SHARE EXCHANGES AND MERGERS. (a) On the terms and subject to the conditions of this Agreement, at the Closing, immediately prior to effecting the transactions contemplated by Sections 2.02(b) and (c):

        (i) each Liberty Party set forth on Schedule I hereto under the caption "USAi Share Exchange I" shall sell, transfer and deliver to Universal, and Universal shall purchase from each such Liberty Party, the number of USAi Common Shares set forth on Schedule I next to the name of such Liberty Party in exchange for Vivendi ADSs as set forth in Section 2.02(d) (the "USAi SHARE EXCHANGE I") and each such Liberty Party that is a Liberty Holding Entity shall distribute to its sole stockholder the Vivendi ADSs received by such Liberty Party pursuant to this clause (i); PROVIDED, HOWEVER, Universal may elect at any time prior to the USAi Share Exchange I, after providing the Liberty Parties a reasonable opportunity to consult with Vivendi, not to effect all or any portion of the USAi Share Exchange I with respect to any Liberty Holding Entity and the consideration that would otherwise have been paid in respect of any USAi Common Shares not purchased as a result of this proviso shall be paid in respect of the Merger to which the Liberty Holding Entity that holds such USAi Common Shares is a party; and

        (ii) each Liberty Party set forth on Schedule II hereto shall sell, transfer and deliver to Universal, and Universal shall purchase from each such Liberty Party, the number of USAi Common Shares set forth on
    Schedule II next to the name of such Liberty Party in exchange for

    Vivendi ADSs as set forth in Section 2.02(d) (the "USAi SHARE EXCHANGE II" and, together with the USAi Share Exchange I, the "USAi SHARE EXCHANGES").

    (b) Subject to Section 2.04(a), on the terms and subject to the conditions of this Agreement, at the Closing, immediately prior to effecting the transactions contemplated by Section 2.02(c), LPF shall transfer, assign and deliver to Universal France, and Universal France shall acquire from LPF, all of the assets and rights of LPF and assume the obligations of LPF other than any rights or obligations arising under this Agreement, which consist solely of 4,921,250 multiThematiques Shares and its rights and obligations under the Loan Agreement, the multiThematiques Cooperation Agreement and the Call Option Agreement, in exchange solely for Vivendi ADSs as set forth in Section 2.02(d) and the assumption of certain liabilities as set forth in Section 5.09. The transfer and acquisition of the multiThematiques Shares is referred to in this Agreement as the "MULTITHEMATIQUES ACQUISITION". Promptly following the multiThematiques Acquisition, LPF shall be dissolved and pursuant to such dissolution LPF will make a liquidating distribution to LMI, its sole stockholder, of the Vivendi ADSs received by LPF in the multiThematiques Acquisition (the "LIQUIDATION" and, together with the multiThematiques Acquisition, the "MULTITHEMATIQUES TRANSACTION").

    (c) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time:

        (i) Sub II shall be merged with and into LMC USA II, Inc., the separate corporate existence of Sub II shall cease and LMC USA II, Inc. shall continue as the surviving corporation;

        (ii) Sub III shall be merged with and into LMC USA III, Inc., the separate corporate existence of Sub III shall cease and LMC USA III, Inc. shall continue as the surviving corporation;

        (iii) Sub IV shall be merged with and into LMC USA IV, Inc., the separate corporate existence of Sub IV shall cease and LMC USA IV, Inc. shall continue as the surviving corporation; and

        (iv) Sub V shall be merged with and into LMC USA V, Inc., the separate corporate existence of Sub V shall cease and LMC USA V, Inc. shall continue as the surviving corporation.

The mergers referred to in clauses (i) through (iv) above are referred to herein as the "MERGERS". Notwithstanding the foregoing, Universal may elect at any time prior to the Mergers, instead of merging a Merger Subsidiary into the applicable Liberty Holding Entity as provided above, to merge the applicable Liberty Holding Entity with and into the Merger Subsidiary; PROVIDED, HOWEVER, that
(i) such Mergers as restructured shall qualify as a reorganization under
Section 368(a) of the Code, and (ii) the Liberty Parties have been provided a reasonable opportunity to consult with Vivendi on such restructuring. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Universal, any U.S. corporation that is a direct, wholly-owned Subsidiary of Vivendi may be substituted for any Merger Subsidiary as a constituent corporation in a Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. The USAi Share Exchanges, the multiThematiques Transaction, the Mergers, the delivery of Vivendi ADSs in connection with the foregoing and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "TRANSACTIONS".

    (d) The aggregate number of Vivendi ADSs to be delivered in consideration for the USAi Share Exchanges, the multiThematiques Transaction and the Mergers shall be 37,386,436, as may be adjusted pursuant to Section 8.01 hereof, which shares Vivendi will cause the Depositary to deliver in the form of validly issued, fully paid and non-assessable Vivendi ADSs. The 37,386,436 Vivendi ADSs to be delivered in consideration for the USAi Share Exchanges, the multiThematiques Transaction and the Mergers shall be allocated as described in
Schedule 2.02(d) hereof.

    (e) Prior to the Closing Date, Vivendi and Liberty shall use reasonable efforts to agree on an allocation of the Vivendi ADSs to be delivered in consideration for the multiThematiques Transaction among the assets of LPF.

    SECTION 2.03. EFFECTS OF MERGERS ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of any Liberty Holding Entity or any shares of capital stock of any Merger Subsidiary:

    (a) CAPITAL STOCK OF MERGER SUBSIDIARIES. Each share of the capital stock of each Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the surviving corporation of the Merger to which such Merger Subsidiary is a party.

    (b) CANCELATION OF TREASURY STOCK. Each share of capital stock of any Liberty Holding Entity that is directly owned by such Liberty Holding Entity, Vivendi or the applicable Merger Subsidiary shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF LIBERTY HOLDING ENTITY CAPITAL STOCK. All of the issued and outstanding shares of capital stock of each Liberty Holding Entity (other than shares to be canceled in accordance with Section 2.03(b)) shall be converted into the right to receive Vivendi ADSs as set forth in
    Section 2.02(d) (collectively, the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of capital stock of the Liberty Holding Entities shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of capital stock of any Liberty Holding Entity shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

    SECTION 2.04. CLOSING DATE; EFFECTIVE TIME; DISSOLUTION. (a) The closing of the Transactions (the "CLOSING") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the Transaction Agreement Closing Date, subject to the satisfaction (or to the extent permitted, the waiver) of all the conditions to the parties' obligations set forth in Article VI, or at such other place, time and date as the parties hereto shall agree (the "CLOSING DATE").

    (b) Prior to the Closing, Vivendi shall prepare, and on the Closing Date or as soon as practicable thereafter Vivendi shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents reasonably acceptable to Liberty (in any such case, the "CERTIFICATE OF MERGER") with respect to each Merger, executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at such time as the Certificates of Merger are duly filed with such Secretary of State, or at such other time as Universal and Liberty shall agree and specify in the Certificates of Merger (the time at which the Mergers become effective being the "EFFECTIVE TIME").

    (c) Prior to the Closing, Liberty shall prepare, and on the Closing Date or as soon as practicable thereafter Liberty shall file with the Secretary of State of the State of Delaware, a certificate of dissolution or other appropriate documents (the "CERTIFICATE OF DISSOLUTION") with respect to the dissolution of LPF, executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The dissolution shall become effective at such time as the Certificate of Dissolution is duly filed with such Secretary of State, or at such other time as Universal and Liberty shall agree and specify in the Certificates of Dissolution.

    SECTION 2.05. EFFECTS OF MERGERS. The Mergers shall have the effects set forth in Section 259 of the DGCL.

    SECTION 2.06. CERTIFICATES OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of the surviving corporations of the Mergers shall be amended at the Effective Time to read in the form of (i) Exhibit A-1, in the case of LMC USA II, Inc., (ii) Exhibit A-2, in the case of LMC USA III, Inc.,
(iii) Exhibit A-3, in the case of LMC USA IV, Inc. and (iv) Exhibit A-4, in the case of LMC USA V, Inc. and, in each case, such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of such surviving corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of each Merger Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the surviving corporation of the Merger to which such Merger Subsidiary is a party until thereafter changed or amended as provided therein or by Applicable Law.

    SECTION 2.07. DIRECTORS. The directors of each Merger Subsidiary immediately prior to the Effective Time shall be the directors of the surviving corporation of the Merger to which such Merger Subsidiary is a party, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 2.08. OFFICERS. The officers of each Merger Subsidiary immediately prior to the Effective Time shall be the officers of the surviving corporation of the Merger to which such Merger Subsidiary is a party, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

    SECTION 2.09. WITHHOLDING. Each Universal Party shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by a Universal Party, such amounts shall be treated for all purposes of this Agreement as having been paid to the Liberty Party in respect of whose consideration such deduction or withholding was made.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF UNIVERSAL PARTIES

    Each Universal Party represents and warrants to each Liberty Party as follows:

    SECTION 3.01.  ORGANIZATION, STANDING AND POWER.  Each Universal Party
(i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate power and authority (A) to own, lease and use as now owned, leased and used by it all of its assets and properties, (B) to conduct its business and operations as currently conducted and (C) to perform and comply with all the terms, covenants and conditions of this Agreement. Each Universal Party is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where failure to be so qualified would not have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Vivendi and its subsidiaries, taken as a whole (other than any such effect arising out of or resulting from general economic conditions, or from changes in or generally affecting the industries in which Vivendi and its subsidiaries operate in general and not having a materially disproportionate effect on such party relative to other industry participants, or as a result of the September 11, 2001 terrorist attacks, their aftermath or any similar events or (ii) the ability of the Universal Parties to perform their obligations under this Agreement or the Transaction Documents or on the ability of the Universal Parties to consummate the Mergers and the other Transactions (a "UNIVERSAL MATERIAL ADVERSE EFFECT" or "UNIVERSAL MATERIAL ADVERSE CHANGE").

    SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each Universal Party has full power and authority (i) to execute and deliver this Agreement and (ii) to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each Universal Party of this Agreement and the consummation by each Universal Party of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of any Universal Party are necessary to authorize this Agreement or the consummation of the Transactions. Vivendi, as the sole holder of capital stock of Universal, Universal France and the Merger Subsidiaries, has approved this Agreement, the Mergers and the other Transactions, and no further action to approve this Agreement is necessary on the part of such holder. Each Universal Party has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general equity principles regardless of whether such proceeding is considered in equity or at law.

    SECTION 3.03. NO CONFLICTS; CONSENTS. (a) The execution, delivery and performance by each Universal Party of this Agreement does not, and the consummation of the Transactions will not (with or without the giving notice of lapse of time, or both), conflict with or result in any breach or violation of or default under, or give rise to a right of or result in a termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional or accelerated rights or entitlements of any Person under, or result in the creation of any Lien or Encumbrance upon any of the properties or assets of any Universal Party under, any provision of (i) the Organizational Documents of any Universal Party, (ii) any Contract, permit or franchise to which any Universal Party is a party or by which any of their respective properties or assets is bound or is the beneficiary or (iii) any judgment, order, injunction, ruling or decree of any Governmental Entity (collectively, "JUDGMENT") or any applicable statute (including, without limitation, any applicable state takeover statute or other similar statute or regulation), law, ordinance, rule or regulation (collectively, "APPLICABLE LAW") applicable to any Universal Party or their respective properties or assets, except that no representation or warranty is made herein with respect to
(x) Applicable Laws of any jurisdiction
located outside of the United States and the European Community ("UNIVERSAL EXCLUDED JURISDICTIONS") and (y) in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Universal Material Adverse Effect.

    (b) No material consent, approval, license, permit, order or authorization (collectively, "CONSENT") of, or registration, declaration or filing (collectively, "FILINGS") with, any Federal, state, local or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "GOVERNMENTAL ENTITY"), is required to be obtained or made by or with respect to any Universal Party in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions (PROVIDED, that no representation or warranty is made by a Universal Party with respect to Consents from, or Filings with, any Governmental Entity in a Universal Excluded Jurisdiction), other than (i) compliance with and filings under the HSR Act, the EC Merger Regulation and the merger regulations of individual countries in Europe, in each case if applicable, (ii) the filing of such reports under the securities laws of France, and with the SEC of such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Mergers and the other Transactions,
(iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental laws, (v) such filings as may be required in connection with the Taxes described in Section 5.02 and (vi) such other items
(A) required solely by reason of the participation of the Liberty Parties (as opposed to any third party) in the Transactions or (B) that, individually or in the aggregate, have not had and would not have a Universal Material Adverse Effect.

    SECTION 3.04. MERGER SUBSIDIARIES. Since the date of their incorporation, the Merger Subsidiaries have not owned any assets and have not carried on any business or conducted any operations other than the execution of this Agreement, the performance of their obligations hereunder and matters ancillary thereto.

    SECTION 3.05. VIVENDI SECURITIES. All outstanding Vivendi Shares, Vivendi ADSs and receipts evidencing Vivendi ADSs are, and all Vivendi Shares, Vivendi ADSs and receipts evidencing Vivendi ADSs which may be delivered pursuant to this Agreement and the Deposit Agreement shall when delivered in accordance with this Agreement be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Vivendi Shares, Vivendi ADSs and receipts evidencing Vivendi ADSs which may be delivered pursuant to this Agreement and the Deposit Agreement shall, when delivered in accordance with this Agreement, be free and clear of all Liens or Encumbrances (other than those (x) arising under this Agreement, (y) arising under any Federal or state securities laws or (z) created by any Liberty Party). Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Deposit Agreement (the "DEPOSIT AGREEMENT"), dated as of December 8, 2000, among Vivendi, The Bank of New York (the "DEPOSITARY") and all owners and beneficial owners from time to time of American Depositary Receipts of Vivendi. The Vivendi ADSs to be issued to the Liberty Parties pursuant to this Agreement will be issued by the Depositary (as defined in the Deposit Agreement) under the terms of the Deposit Agreement. The Deposit Agreement is in full force and effect and is enforceable in accordance with its terms. The Vivendi Shares underlying the Vivendi ADSs delivered to the Liberty Parties pursuant to this Agreement, when delivered, will be freely tradeable on the PSE.

    SECTION 3.06. TAXES. (a) None of the Universal Parties has taken any action that is reasonably likely to prevent any Merger or the multiThematiques Transaction from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

    (b) Vivendi is classified as a corporation for U.S. federal income tax purposes.

    (c) Vivendi is, and will be as of the Closing Date, in control of Universal France and each Merger Subsidiary within the meaning of Section 368(c) of the Code.

    (d) None of Vivendi, Universal France or any Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and
(iv) of the Code.

    (e) None of Vivendi, Universal France, or any Merger Subsidiary is under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a foreign, federal or state court.

    (f) Taking into account the application of the special rules set forth in Treasury Regulations Section 1.367(a)-3(c)(3)(ii), (i) Vivendi or any "qualified subsidiary" (as defined in Treasury Regulations Section 1.367(a)-3(c)(5)(vii)) or any "qualified partnership" (as defined in Treasury Regulations
Section 1.367(a)-3(c)(5)(viii)) is currently engaged, and will have been engaged for the entire 36-month period immediately preceding the Closing Date, in an active trade or business outside the United States within the meaning of Treasury Regulations Section 1.367(a)-2T(b)(2) and (3) (the "ACTIVE TRADE OR BUSINESS"); and (ii) Vivendi (and, if applicable, the qualified subsidiary or qualified partnership engaged in the Active Trade or Business) does not have any plan or intention to substantially dispose of or discontinue such Active Trade or Business.

    (g) On the Closing Date, the fair market value of Vivendi, computed according to the special rules contained in Treasury Regulation
Section 1.367(a)-3(c)(3)(iii)(B), will be at least equal to the fair market value of LPF and each of the Liberty Holding Entities.

    (h) Vivendi believes that it will not be a passive foreign investment company, as defined in Section 1297(a) of the Code (a "PFIC"), for its taxable year in which the Closing Date occurs and on the basis of facts presently known does not expect to become a PFIC for any subsequent taxable year.

    (i) Immediately after the Effective Time, (i) any USANi Shares held by the surviving corporations in the Mergers will be redeemed for USANi Liberty Distributed Interests of approximately equal value to the USANi Shares exchanged therefor, then (ii) the surviving corporations in the Mergers will contribute the USANi Liberty Distributed Interests to the Partnership in exchange for interests in the Partnership of approximately equal value to the USANi Liberty Distributed Interests contributed therefor.

    (j) At the Effective Time, neither Vivendi nor any Affiliate of Vivendi will have any plan or intention to cause any of the surviving corporations in the Mergers to transfer or otherwise dispose of (x) any of the USANi Shares, except as described in Section 3.06(i) hereof, or (y) any of the interests in the Partnership acquired as described in Section 3.06(i).

    SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000, there has not been any Universal Material Adverse Change.

    SECTION 3.08. FINANCIAL STATEMENTS; CONTINGENT LIABILITIES. The audited consolidated financial statements of Vivendi included in the Vivendi SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and with respect thereto, have been prepared in accordance with French generally accepted accounting principles ("FRENCH GAAP") applied on a consistent basis (except as may be indicated in the notes thereto); such financial statements present fairly, in all material respects, the consolidated financial position of Vivendi and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements to normal year-end adjustments). Since the date of the most recent audited financial statements included in the Vivendi SEC Reports filed and publicly available prior to the date of this Agreement, except as Publicly Disclosed by Vivendi (including on the most recent consolidated balance sheet and the footnotes thereto included in the Vivendi SEC Reports Publicly Disclosed by Vivendi), Vivendi and its subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Vivendi and its subsidiaries or the footnotes thereto prepared in conformity with French GAAP, other than (i) liabilities incurred in the ordinary course of business, (ii) liabilities for Taxes and
(iii) liabilities that would not, individually or in the aggregate, have a Universal Material Adverse Effect.

    SECTION 3.09. LITIGATION. Except as set forth on Schedule 3.14 to the Transaction Agreement or as disclosed in the Vivendi SEC Reports, there are not any (i) outstanding Judgments against or affecting a Universal Party or any of its Affiliates, or (ii) Proceedings pending or, to the knowledge of Vivendi, threatened against or affecting a Universal Party or any of its Affiliates by or against any Governmental Entity or any other Person, in each case, that in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay the Transactions, or that, individually or in the aggregate, could reasonably be expected to have a Universal Material Adverse Effect.

    SECTION 3.10. FOREIGN PRIVATE ISSUER. Vivendi (a) is a "foreign private issuer" within the meaning of Rule 3b-4 of the Exchange Act and (b) with respect to the Vivendi ADSs is eligible to use Form 20-F under the Exchange Act.

    SECTION 3.11. REPORTS. Vivendi has filed with the PSE, the CMF and the COB true and complete copies of all material forms, reports, schedules, statements and other documents required to be filed by it under applicable French securities laws since December 31, 2000 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "VIVENDI DOCUMENTS"). The Vivendi Documents have been made available to Liberty, and at the time filed, (i) did not contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable French securities laws. Vivendi's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, and each other report filed by Vivendi since December 31, 2000, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent revised or superseded by a later filed document, and (ii) complied in all material respects with the applicable requirements of Form 20-F under the Exchange Act.

    SECTION 3.12. COMPLIANCE WITH LAWS. Except as disclosed in the Vivendi SEC Reports, the business of Vivendi has been and is presently being conducted in compliance with all Applicable Laws, including those relating to the environment, except for instances of noncompliance that, individually or in the aggregate, would not have a Universal Material Adverse Effect.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE LIBERTY PARTIES

    Each Liberty Party represents and warrants, subject to its compliance with
Article II, to each Universal Party as follows:

    SECTION 4.01. ORGANIZATION, STANDING AND POWER. Each Liberty Party (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed and (ii) has full corporate or limited liability company power and authority (A) to own, lease and use as now owned, leased and used by it all of its assets and properties,
(B) to conduct its business and operations as currently conducted and (C) to perform and comply with all the terms, covenants and conditions of this Agreement. Each Liberty Party is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where failure to be so qualified would not have a material adverse effect on the ability of the Liberty Parties to perform their obligations under this

Agreement or on the ability of the Liberty Parties to consummate the Mergers and the other Transactions (a "LIBERTY MATERIAL ADVERSE EFFECT").

    SECTION 4.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each Liberty Party has full power and authority (i) to execute and deliver this Agreement and (ii) to consummate the Transactions to which it is, or is specified to be, a party. The execution, delivery and performance by each Liberty Party of this Agreement and the consummation by each Liberty Party of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate or limited liability company action, and no other corporate proceedings on the part of any Liberty Party are necessary to authorize this Agreement or the consummation of the Transactions. All of the holders of capital stock of the Liberty Holding Entities have approved this Agreement, the Mergers and the other Transactions, and no further action to approve this Agreement is necessary on the part of the holders of such capital stock. Each Liberty Party has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general equity principles regardless of whether such proceeding is considered in equity or at law.

    SECTION 4.03. NO CONFLICTS; CONSENTS. (a) The execution, delivery and performance by each Liberty Party of this Agreement does not, and the consummation of the Transactions will not (with or without the giving of notice or lapse of time, or both), conflict with or result in any breach or violation of or default under, or give rise to a right of or result in a termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional or accelerated rights or entitlements of any Person under, or result in the creation of any Lien or Encumbrance upon any of the properties or assets of any Liberty Party under, any provision of (i) the Organizational Documents of any Liberty Party, (ii) any Contract, permit or franchise to which any Liberty Party is a party or by which any of their respective properties or assets is bound or is the beneficiary or (iii) any Judgment or any Applicable Law (including any applicable state takeover statute or other similar statute or regulation) applicable to any Liberty Party or their respective properties or assets, except that no representation or warranty is made herein with respect to (x) Applicable Laws of any jurisdiction located outside of the United States and the European Community ("LIBERTY EXCLUDED JURISDICTIONS"), (y) in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a Liberty Material Adverse Effect and (z) the Articles of Association of multiThematiques (the "ARTICLES OF ASSOCIATION"), the multiThematiques Cooperation Agreement and the Option Agreements.

    (b) No material Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to any Liberty Party in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions (provided, that no representation or warranty is made by a Liberty Party with respect to Consents from, or Filings with, any Governmental Entity in a Liberty Excluded Jurisdiction), other than
(i) compliance with and filings under the HSR Act, the EC Merger Regulation and the merger regulations of individual countries in Europe, in each case if applicable, (ii) the filing of such reports as may be required under the securities laws of France, and with the SEC of such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Mergers and the other Transactions, (iii) the filing of the Certificates of Merger and the Certificate of Dissolution with the Secretary of State of the State of Delaware, (iv) compliance with and such filings as may be required under applicable environmental laws, (v) such filings as may be required in connection with any Taxes, (vi) filings with the Ministry of Economy of France in connection with the liquidation of a foreign investment and
(vii) such other items (A) required solely by reason of the participation of the Universal Parties (as opposed to any third party) in the Transactions or
(B) that, individually or in the aggregate, have not had and would not have a Liberty Material Adverse Effect.

    SECTION 4.04. CAPITALIZATION; OWNERSHIP AND VALIDITY OF SHARES. (a) The authorized and issued capital stock of each of the Liberty Holding Entities is set forth on Exhibit C hereto. The shares of capital stock of such Liberty Holding Entities are referred to herein as the "LIBERTY SHARES". LPC owns of record all of the issued and outstanding Liberty Shares, and such Liberty Shares constitute all of the issued and outstanding shares of capital stock of the Liberty Holding Entities. All of the outstanding Liberty Shares are duly authorized, validly issued, fully paid and non-assessable. LPC owns all of the Liberty Shares free and clear of any Lien or Encumbrance (other than those (x) arising under the Shareholder Arrangements, (y) arising under any Federal or state securities laws or arising in connection with an Excluded Tax Liability or
(z) created by any Universal Party (collectively, "LIBERTY PERMITTED ENCUMBRANCES")). There are no agreements or commitments of any kind by any Liberty Party or any of their Affiliates, including LPC and the Liberty Holding Entities, to issue any shares of capital stock of the Liberty Holding Entities, or any securities convertible into, or exercisable or exchangeable for the capital stock of the Liberty Holding Entities.

    (b) As of the date of this Agreement and immediately prior to the exchange contemplated by Section 2.01, the Liberty Holding Entities collectively own in the aggregate 40,000,000 USANi Shares, free and clear of any Encumbrances other than Liberty Permitted Encumbrances. After the exchange contemplated by
Section 2.01 has been completed, (i) assuming that USAi complies with the Exchange Agreement, the Liberty Holding Entities collectively will own in the aggregate 38,694,982 USANi Shares (collectively, the "LIBERTY USANI SHARES") and
(ii) assuming USAi complies with the Exchange Agreement, the Liberty Holding Entities and Liberty HSN LLC Holdings, Inc. collectively will own in the aggregate 1,305,038 USAi Common Shares and the Liberty Parties set forth on
Schedule II collectively will own 23,694,962 USAi Common Shares (collectively, the "LIBERTY USAi SHARES"), in each case free and clear of any Encumbrances other than Liberty Permitted Encumbrances. Immediately following the USAi Share Exchanges, assuming that the USAi Share Exchange I is effected in full without regard to the proviso in Section 2.02(a)(i), and that USAi complies with the Exchange Agreement, Universal will own 25,000,000 Liberty USAi Shares and, immediately prior to the Effective Time, each of the Liberty Holding Entities will own the number of Liberty USANi Shares set forth next to its name in
Schedule III hereto, in each case free and clear of any Encumbrances other than Liberty Permitted Encumbrances. Immediately following the Mergers, each of the surviving corporations of the Mergers will own the number of Liberty USANi Shares set forth next to its name in Schedule III hereto, in each case free and clear of any Encumbrances other than Liberty Permitted Encumbrances.

    (c) As of the date of this Agreement and immediately prior to the multiThematiques Acquisition, LPF owns, and immediately following the multiThematiques Acquisition, Universal France will own, 4,921,250 multiThematiques Shares, in each case free and clear of any Encumbrances (other than those (x) arising under the multiThematiques Cooperation Agreement, the Articles of Association and the Option Agreements, (y) arising under any Federal, state or foreign securities laws or (z) created by any Universal Party). Except for (i) such 4,921,250 multiThematiques Shares, (ii) three shares held as directors' qualifying shares and (iii) as provided in the Call Option Agreement, the Articles of Association and the multiThematiques Cooperation Agreement, directly or indirectly, any capital stock or other ownership interest or any option or right to acquire any capital stock or other ownership interest in multiThematiques.

    SECTION 4.05.  NO LIABILITIES OF THE LIBERTY HOLDING ENTITIES AND
LPF. (i) None of the Liberty Holding Entities or LPF has any material assets other than the Liberty USANi Shares and the Liberty USAi Shares in the case of the Liberty Holding Entities, or the multiThematiques Shares, the Loan Agreement and, the Call Option Agreement, and LPF's rights under the Articles of Association and the multiThematiques Cooperation Agreement, in the case of LPF, or any liabilities of any kind whatsoever, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, other than the obligation to consummate the

Mergers, the multiThematiques Transaction and the other Transactions, other than liabilities to be assumed by Universal France pursuant to Section 5.09 hereof, and other than liabilities (x) that are immaterial and (y) as to which the Universal Parties and their Affiliates have a reasonable likelihood of being fully indemnified by Liberty pursuant to Article VIII below; (ii) upon consummation of the Mergers, the Universal Parties and their Affiliates will not have any obligation or liability in respect of any liabilities of any of the Liberty Holding Entities other than those described in the preceding clause (i) that are covered by the indemnification described in clause (i)(y); (iii) upon consummation of the multiThematiques Transaction, the Universal Parties and their Affiliates will not have any obligation or liability in respect of any liabilities of LPF, other than liabilities to be assumed by Universal France pursuant to Section 5.09 hereof, and other than those described in the preceding clause (i) that are covered by the indemnification described in clause (i)(y); and (iv) upon consummation of the Mergers, all of the capital stock of the Liberty Holding Entities shall have been converted, free of any Encumbrances other than Liberty Permitted Encumbrances. Notwithstanding the foregoing, no representation or warranty is made (and no indemnification obligation on the part of any Liberty Party shall be incurred or created) with respect to (a) any Transfer Taxes for which Vivendi is responsible pursuant to Section 5.02(b),
(b) any Tax liabilities resulting solely from the exchange of USANi Shares for USAi Common Shares pursuant to Section 2.01(a) hereof or the USAi Share Exchange I, (c) any Tax liabilities resulting solely from any restructuring of, or modification to the terms of, the multiThematiques Transaction pursuant to
Section 5.01(d) hereof, (d) any Tax liabilities for which Vivendi is responsible pursuant to Section 8.01(b)(iii), (e) any Tax liabilities resulting solely from a breach by Vivendi of any of its representations and warranties set forth in Sections 3.06(i) and 3.06(j), and (f) any Tax liabilities (the "EXCLUDED TAX LIABILITIES") resulting from any Merger or the multiThematiques Transaction being a taxable transaction to the relevant Liberty Holding Entity or LPF which result solely from any breach of any of the representations and warranties set forth in Sections 3.04 and 3.06, any breach by any Universal Party or any of their Affiliates of the covenants set forth in Section 5.05 or any action (other than any action contemplated by the Transaction Documents including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement) taken by any Universal Party or any of their Affiliates after the Effective Time (other than any Tax liability which results solely from (x) any breach of the representations and warranties set forth in Section 4.06(c),
(e) or (f) or any breach by any Liberty Party or any of their Affiliates of the covenants set forth in Section 5.05, (y) any action or unreasonable inaction by any Liberty Party or any of their Affiliates (other than due to an action or inaction contemplated by the Transaction Documents) or (z) any action or inaction of any Universal Party or any of their Affiliates contemplated by the Transaction Documents, including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement.

    SECTION 4.06. TAXES. (a) All material Returns required to be filed by or on behalf of each of the Liberty Holding Entities or LPF or with respect to the USANi Shares, the USAi Common Shares, the multiThematiques Shares or any other asset of LPF have been duly filed in a timely manner and all such Returns are true, complete and correct in all material respects. All Taxes shown to be due on such Returns and all Taxes otherwise due and payable have been timely paid in full or will be timely paid in full by the due date thereof. No material Tax liens have been filed with respect to the USANi Shares, the USAi Common Shares or with respect to the assets of the Liberty Holding Entities or LPF.

    (b) No deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy for any Taxes have been proposed, asserted or assessed against any Liberty Holding Entity, or LPF except for deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually or in the aggregate would not have a Liberty Material Adverse Effect. The Federal income Tax Returns of LPF have been examined by and settled with the U.S. Internal Revenue Service or have closed by virtue of the applicable statute of limitations for all taxable years through 1992. All assessments for Taxes due and owing by each Liberty Holding Entity or LPF with respect to completed and settled examinations or concluded litigation have been paid. Except as set forth on Schedule 4.06(b), there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

    (c) None of the Liberty Holding Entities nor LPF has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Liberty Holding Entities nor LPF has filed a consent under
Section 341(f) of the Code concerning collapsible corporations.

    (d) None of the Liberty Holding Entities, nor LPF, as the case may be, has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers or the multiThematiques Transaction, as the case may be.

    (e) None of the Liberty Parties has taken any action that is reasonably likely to prevent any Merger or the multiThematiques Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (f) multiThematiques is not and will not have been at any time during the taxable year that includes the Closing Date a controlled foreign corporation, as defined in Section 957(a) of the Code, or a PFIC or a pass-through entity for U.S. Federal income tax purposes.

    (g) Each Liberty Holding Entity purchased all its USANi Shares solely for cash and directly from USANi.

    (h) None of the Liberty Holding Entities or LPF have any current non-contingent liability for the Taxes of any Person under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

    (i) None of the Liberty Holding Entities or LPF have any liabilities for the payment of any amounts as a result of being party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any Taxes, except pursuant to the terms of this Agreement.

    (j) Based on facts currently known as of the date of this Agreement, Liberty believes that (i) neither it nor any member of the Selling Affiliated Group is required to file a gain recognition agreement under Section 367 of the Code with respect to any of the Mergers or the multiThematiques Transaction and therefore Liberty does not intend, as of the date of this Agreement, to file a gain recognition agreement with respect to any of the Mergers or the multiThematiques Transaction and (ii) each of the Mergers will qualify for tax-free treatment under Section 367 of the Code and therefore Liberty does not intend, as of the date of this Agreement, to report taxable income or gain with respect to any of the Mergers pursuant to Section 367 of the Code.

    SECTION 4.07. INVESTMENT INTENT. The Liberty Parties are not acquiring the Vivendi ADSs to be received pursuant to Article II with a view to or for sale (as defined in the Securities Act) in connection with any distribution thereof within the meaning of the Securities Act except pursuant to an exemption therefrom or pursuant to an effective registration statement.

                                   ARTICLE V

                            AGREEMENTS AND COVENANTS

    SECTION 5.01. REASONABLE BEST EFFORTS. (a) On the terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts to cause the Closing to occur as soon as practicable after the date hereof (but subject to the satisfaction of the conditions set forth in Article VI).

    (b) Prior to the Closing each party hereto (at its own expense) shall use its reasonable best efforts to obtain all consents and approvals from third parties necessary or appropriate to permit the consummation by such party of the Transactions.

    (c) Following the date hereof, each party hereto shall file promptly any forms required under applicable law and take any other action reasonably necessary in connection with obtaining any approvals and the expiration or termination of any waiting periods under the HSR Act and the EC Merger Regulation and the merger regulations of individual countries in Europe, in each case to the extent applicable to the Transactions.

    Notwithstanding anything to the contrary contained herein, neither Liberty nor Vivendi nor any of their respective Affiliates shall be required by this
Section 5.01 to: (i) pay any consideration that is not de minimus,
(ii) surrender, modify or amend in any respect any material license or contract (including this Agreement, the Shareholders Arrangements or the Transaction Documents), (iii) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any assets, (iv) agree to any limitations on any such person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights or ownership, possession and use of any asset now owned or hereafter acquired by any such person, or
(v) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other person that are materially adverse or burdensome.

    (d) In the event that notification under the EC Merger Regulation, or under the merger regulations of individual countries in Europe, is necessary for the consummation of the multiThematiques Transaction, and the European Commission elects to extend its inquiry beyond a "phase I" inquiry, or another comparable commission elects a similar inquiry that would otherwise similarly delay the Closing, then the parties shall negotiate in good faith to enter into such amendments of this Agreement as may be required so that: (i) the obligations of the parties to consummate the Transactions shall not be subject to any approvals or the expiration or termination of any waiting periods under the EC Merger Regulation or the merger regulation of such individual country in Europe necessary for the consummation of the multiThematiques Transaction and the Closing Date shall not be delayed until such approvals are obtained or such waiting periods have expired or terminated; and (ii) Liberty will receive all the economic benefits of the multiThematiques Transaction on the Closing Date; PROVIDED, HOWEVER, that if Vivendi shall propose such an arrangement pursuant to which the Liberty Parties will receive on the Closing Date the same number of Vivendi ADSs, in the same manner, and on the same terms and conditions as provided in this Agreement, and subject to no restrictions other than those to which they would be subject if this Section 5.01(d) were not applicable, then the parties hereto shall execute such appropriate amendments of this Agreement as may be required to effect such arrangement.

    (e) Vivendi shall obtain all consents, approvals, releases or waivers, as applicable, with respect to the right of first refusal under Section 5.2 of the multiThematiques Cooperation Agreement and the first and second rank preemptive right under Article 13 of the Articles of Association, in each case necessary for the consummation of the multiThematiques Transaction, and shall ensure that no shareholder of multiThematiques asserts such right of first refusal or preemptive rights. Vivendi shall use its reasonable best efforts to obtain such consents, approvals, releases or waivers, as applicable, as promptly as practicable so as not to delay the Closing Date.

    SECTION 5.02. EXPENSES; TRANSFER TAXES. (a) Whether or not the Closing takes place, and except as set forth in Article VIII, all costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the Transactions shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Section 5.01.

    (b) All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred in connection with the Mergers or the multiThematiques Transaction, as the case may be, shall be paid by the applicable Liberty Holding Entity, or LPF, as the case may be, out of its own funds. All other Transfer Taxes incurred in connection with the Transactions shall be shared equally between the Liberty Parties, on the one hand, and Vivendi, on the other hand. The Liberty Parties, the Merger Subsidiaries, Universal France, Universal and Vivendi shall cooperate in preparing, executing and filing any Returns with respect to such Transfer Taxes.

    SECTION 5.03. PUBLICITY. From the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange or commission (in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance); PROVIDED, HOWEVER, that a party may make internal announcements to its and its Affiliates' employees that are consistent with the parties' prior public disclosures regarding the Transactions.

    SECTION 5.04. FURTHER ASSURANCES. From time to time prior to and after the Closing, as and when reasonably requested by another party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.01), as such other party may reasonably deem necessary or desirable to consummate the Transactions. From the date hereof until the Effective Time, Liberty and the Liberty Holding Entities shall, and shall cause the officers, directors, employees and agents of such parties to, afford the officers, employees and agents of Vivendi reasonable access at all reasonable times to the books and records of the Liberty Holding Entities.

    SECTION 5.05. TAX TREATMENT. (a) The parties intend each of the Mergers and the multiThematiques Transaction to qualify as a reorganization under
Section 368(a) of the Code. Each party and its Affiliates shall use reasonable efforts to cause the Mergers and the multiThematiques Transaction to so qualify. Each of the parties hereto and each of their respective Affiliates shall not take (or cause to be taken) any action and shall not fail to take (or cause not to be taken) any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, any Merger or the multiThematiques Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (b) Each of the parties and its Affiliates will comply with all reporting and record-keeping requirements applicable to each of the Mergers and the multiThematiques Transaction which are prescribed by the Code, by Treasury Regulations thereunder, or by forms, instructions, or other publications of the Internal Revenue Service. None of the parties or any of their Affiliates will take any position on any foreign, federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of each of the Mergers and the multiThematiques Transaction as a separate reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code).

    SECTION 5.06.  TAX MATTERS.  From the date hereof through the Closing Date,
(i) each Liberty Holding Entity and LPF will file all Returns ("POST-SIGNING RETURNS") required to be filed by them in a timely manner, (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns, (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all Taxes payable by such entity for which no Post-Signing Return is due prior to the Closing Date; (iv) promptly notify Universal of any suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") pending against or with respect to any Liberty Holding Entity or LPF in respect of any Tax and not settle or compromise any such Action without Universal's consent; (v) not make any material Tax election or settle or compromise any material Tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business; and
(vi) cause all existing Tax sharing agreements, Tax indemnity obligations and similar agreements, arrangements and practices with respect to Taxes to which any Liberty Holding Entity or LPF is a party or by which any Liberty Holding Entity or LPF is otherwise bound to be terminated as of the Closing Date so that after such date none of the Liberty Holding Entities nor LPF shall have any further rights or liabilities thereunder.

    SECTION 5.07. RESIGNATION OF MULTITHEMATIQUES DIRECTORS. LPF shall cause each member of the Board of Directors of multiThematiques whose appointment was proposed by LPF under the multiThematiques Cooperation Agreement to deliver to multiThematiques (with copies to Universal) on the Closing Date, (i) such director's duly signed written resignations, (ii) a full release of liability resulting solely from termination of the employment agreement, if any, of such resigning director, effective immediately after such closing, and (iii) to surrender any director's qualifying shares in multiThematiques held by such resigning director.

    SECTION 5.08. VIVENDI SECURITIES. Vivendi shall use its reasonable best efforts to ensure that, after the Closing Date, upon issuance by the Depositary to the Liberty Parties or their permitted transferees of Vivendi Shares in exchange for Vivendi ADSs in accordance with the terms of the Deposit Agreement, such Vivendi Shares shall be freely tradeable on the PSE (or such other principal exchange upon which the Vivendi Shares are then listed or traded).

    SECTION 5.09. PUT OPTION AGREEMENTS. Universal France shall assume the obligations of LPF under the multiThematiques Cooperation Agreement, the Option Agreements and the Loan Agreement and any other obligations in respect of any multiThematiques shareholder arrangements to which LMI and/or LPF, on the one hand, and Vivendi and/or one or more of its Affiliates, on the other hand, are parties, in each case relating to periods after the Closing Date, and shall use its reasonable best efforts to cause LMI and LPF to be released from such obligations.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

    SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of each party to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions of each party may be waived by such party to the extent permitted by law:

    (a) Other than such Consents, registrations, declarations or filings the failure of which to obtain would not have a Universal Material Adverse Effect or a Liberty Material Adverse Effect, all Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions shall have been obtained or filed or shall have occurred and continue to be in effect, including any approvals and the expiration or termination of any waiting periods under the HSR Act and, subject to Section 5.01(d), the EC Merger Regulation and the merger regulations of individual countries in Europe, to the extent applicable to the Transactions.

    (b) No Applicable Law or Judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

    (c) All conditions set forth in Article V of the Transaction Agreement shall have been satisfied in accordance with their terms or irrevocably waived and the Closing (as defined in the Transaction Agreement) shall occur in accordance with the terms of the Transaction Agreement and each of the Transaction Documents in the form attached thereto concurrently with the Closing of the Transactions.

    SECTION 6.02. CONDITIONS TO THE OBLIGATIONS OF THE UNIVERSAL PARTIES. The obligation of the Universal Parties to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions may be waived by Universal and the Merger Subsidiaries to the extent permitted by law:

    (a) Except to the extent that the failure of such representations and warranties to be true and correct, in the aggregate, would not have a Liberty Material Adverse Effect: the representations and warranties of the Liberty Parties made in this Agreement, without regard to any materiality or Liberty Material Adverse Effect qualification, as of the date hereof and in the case of the representations and warranties set forth in Section 4.01, 4.02, 4.03 (only with respect to the Organizational Documents referred to therein), 4.04, 4.05,
4.06 and 4.07, as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and Universal shall have received a certificate signed by an executive officer of Liberty to such effect.

    (b) The Liberty Parties shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Liberty Parties by the Closing Date, and Universal shall have received a certificate signed by an authorized officer of Liberty to such effect.

    SECTION 6.03. CONDITIONS TO THE OBLIGATIONS OF THE LIBERTY PARTIES. The obligation of the Liberty Parties to consummate the Transactions is subject to the satisfaction on the Closing Date of the following conditions, any one or more of which conditions may be waived by the Liberty Parties to the extent permitted by law:

    (a) Except to the extent that the failure of such representations and warranties to be true and correct, in the aggregate, would not have a Universal Material Adverse Effect: the representations and warranties of the Universal Parties made in this Agreement, without regard to any materiality or Universal Material Adverse Effect qualification, shall be true and correct as of the date hereof and, in the case of the representations and warranties set forth in Sections 3.01, 3.02, 3.03 (only with respect to the Organizational Documents referred to therein), 3.04, 3.05 and 3.06, as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and Liberty shall have received a certificate signed by an executive officer of Universal to such effect.

    (b) The Universal Parties shall have performed or complied in all respects with all obligations and covenants set forth in Section 5.01(e) and in all material respects with all other obligations and covenants required by this Agreement to be performed or complied with by the Universal Parties by the Closing Date, and Liberty shall have received a certificate signed by an authorized officer of Universal to such effect.

    (c) The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been initiated or, to the knowledge of the Universal Parties, threatened by the SEC. The issuance of the Vivendi ADSs to the Liberty Parties pursuant to this Agreement shall have been qualified under applicable state securities laws. Such Vivendi ADSs shall have been accepted for listing on the New York Stock Exchange, subject to official notice of issuance.

    (d) The Tax Distribution referred to in Section 4.20 of the Transaction Agreement shall have been made.

                                  ARTICLE VII

                                  TERMINATION

    SECTION 7.01. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Mergers and the other Transactions abandoned at any time prior to the Effective Time:

        (i) by mutual written consent of the parties hereto;

        (ii) by any party hereto if the Transaction Agreement is terminated;

        (iii) by either party if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Judgment restraining, enjoining or otherwise prohibiting any of the Transactions and such Judgment shall have become final and nonappealable; or

        (iv) by any party hereto, if the Closing does not occur on or prior to September 30, 2002;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement in any material respect.

    (b) In the event of termination by a party pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other parties, and the Transactions shall be terminated without further action by any party. If this Agreement is terminated as provided herein, each party shall return all documents and other material received from any other party relating to the Transactions, whether so obtained before or after the execution hereof.

    SECTION 7.02. EFFECT OF TERMINATION. (a) If this Agreement is terminated and the Transactions are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.02 relating to certain expenses, (ii) Section 5.03 relating to publicity, (iii) Section 7.01 and this Section 7.02 relating to termination and (iv) Article VIII relating to indemnification. Nothing in this
Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

    SECTION 8.01. INDEMNIFICATION. (a) Liberty hereby agrees to indemnify and hold harmless the Universal Parties and their Affiliates from and against (but without duplication) (i) any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for all Taxes and all reasonable attorneys' fees and expenses, net of Tax benefits as and when realized and any recovery from any third party including, without limitation, insurance proceeds and taking into account Tax costs as and when suffered, directly or indirectly, by the Universal Parties and their Affiliates ("LOSSES"), arising out of a breach of any representation or warranty set forth in Section 4.04, 4.05 or 4.06 or any covenant of any Liberty Party set forth in Section 5.05, (ii) any other liability including liability for Taxes of any of the Liberty Holding Entities relating to the period or portion thereof ending at or prior to the Effective Time, (iii) any other liability, including liability for Taxes, of or in respect of LPF other than liability of LPF assumed pursuant to Section 5.09 hereof,
(iv) all liability for Transfer Taxes for which any Liberty Party is responsible pursuant to Section 5.02(b) and (v) any liability under Treasury Regulation
Section 1.1502-6 or under any comparable or similar provisions under state, local or foreign Tax laws or regulations for periods or portions thereof ending on or prior to the Closing Date, in the case of each of the preceding clauses
(i) through (v) without regard to materiality, other than, in the case of those preceding clauses, any Loss or other liability for (t) any Tax liabilities for which Vivendi is responsible pursuant to Section 8.01(b)(iii), (u) any Tax liabilities resulting solely from a breach by Vivendi of any of its representations and warranties set forth in Sections 3.06(i) and 3.06(j),
(v) Transfer Taxes for which Vivendi is responsible pursuant to
Section 5.02(b), (w) any Tax liabilities resulting solely from the exchange of USANi Shares for USAi Common Shares pursuant to Section 2.01(a) hereof or, if consummated, the USAi Share Exchange I, (x) any Tax liabilities resulting solely from any restructuring of, or modification to the terms of, the multiThematiques Transaction pursuant to Section 5.01(d) hereof, (y) an Excluded Tax Liability and (z) any Loss arising as a result of such indemnified person's equity ownership of USANi relating to the period prior to the Effective Time. If a claim by a third party is made against a Universal Party, and if such Universal Party intends to seek indemnity with respect thereto under this Section, such Universal Party shall promptly notify Liberty in writing of such claims setting forth such claims in reasonable detail; PROVIDED that the failure to so notify Liberty shall not limit such Universal Party's rights to indemnity except to the extent Liberty is materially prejudiced thereby. Liberty shall as promptly as practicable, and in any event no later than 20 days after receipt of such notice, undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Universal Parties shall cooperate with it in connection therewith; PROVIDED, HOWEVER, that the Universal Parties may participate in such settlement or defense through counsel chosen by the Universal Parties, provided that the fees and expenses of such counsel shall be borne by the Universal Parties unless the Universal Parties shall have reasonably determined that representation by the same counsel would be inappropriate under applicable standards of appropriate conduct due to actual or potential differing interests between the Universal Parties and Liberty, and in that event, the fees and expenses of such counsel shall be paid by Liberty. If Liberty assumes such defense, the Universal Parties shall have the right to participate in the defense thereof and to employ counsel, at their own expense (subject to the preceding sentence), separate from the counsel employed by Liberty, it being understood that Liberty shall control such defense. In the event that Liberty assumes such defense, the Universal Parties shall cooperate with Liberty in such defense and make available to Liberty, at Liberty's expense, all pertinent records, materials and information in their possession or under their control relating thereto as is reasonably required by Liberty. The Universal Parties shall not pay or settle any claim which Liberty is contesting without the prior written consent of Liberty, which consent shall not be unreasonably withheld. Liberty shall not settle any claim unless such settlement
(i) contains an unconditional release of the Universal Parties and their Affiliates from any and all liability with respect to such third party claim and
(ii) does not otherwise impose new or additional limitations or restrictions on any Universal Party or any of their Affiliates, without the prior written consent of Universal which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Universal Parties shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor from Liberty. If Liberty does not notify a Universal Party within 20 days after the receipt of such Universal Party's notice of a claim of indemnity regarding a third party claim hereunder that it elects to undertake the defense thereof, such Universal Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

    (b) (i) In the event that any Merger is taxable to LPC or any other member of the Selling Affiliated Group or the multiThematiques Transaction is taxable to LMI, LPF or any other member of the Selling Affiliated Group, in each case as a result of a breach of any of the representations and warranties set forth in Sections 3.04 and 3.06 or any of the covenants of the Universal Parties set forth in Section 5.05 or any action (other than any action contemplated by the Transaction Documents including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement) taken by any of the Universal Parties after the Effective Time (other than any Tax liability that results solely from (x) a breach of the representations and warranties set forth in
Section 4.06(c), (e) or (f) or any breach by any Liberty Party of the covenants set forth in Section 5.05 or (y) an action or unreasonable inaction by any Liberty Party (other than due to an action or inaction contemplated by the Transaction Documents), or any action or inaction of the Universal Parties contemplated by the Transaction Documents including, for the avoidance of doubt, any action contemplated by Section 3.06(i) of this Agreement, Vivendi shall indemnify and hold harmless LPC, LMI, LPF, and such other members of the Selling Affiliated Group, as applicable, on an after-Tax basis for the amount of any resulting Adjustments on any Return filed in respect of such indemnified party. To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to this Section 8.01(b)(i) as adjustments to the consideration paid in the Mergers or the multiThematiques Transaction, as applicable.

    (ii) Vivendi shall indemnify and hold harmless the Liberty Parties on an after-Tax basis for the amount of any Adjustments on any Return filed or to be filed in respect of such indemnified parties that result solely from (a) the exchange of USANi Shares for USAi Common Shares pursuant to Section 2.01(a) hereof and, if consummated, the USAi Share Exchange I, (b) any restructuring of, or modification to the terms of, the multiThematiques Transaction pursuant to
Section 5.01(d) hereof, and/or (c) a breach of any of the representations and warranties set forth in Sections 3.06(i) and 3.06(j) hereof. To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to clauses (a) and (c) of this Section 8.01(b)(ii) as adjustments to the consideration paid in the Mergers and indemnity payments pursuant to clause (b) of this Section 8.01(b)(ii) as adjustments to the consideration paid in the multiThematiques Transaction.

    (iii) Unless, as of the Closing Date, at least 35% of the Common Interests (as defined in the Partnership Agreement) are held in the aggregate by Vivendi or one or more Affiliates of Vivendi (other than the surviving corporations of the Mergers) who are members of the same "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) with the surviving corporations of the Mergers and Vivendi, Vivendi shall indemnify and hold harmless the Liberty Parties on an after-Tax basis for the amount of any Adjustments on any Return filed in respect of such indemnified parties that result solely from any of the Mergers failing to qualify as a reorganization within the meaning of Section 368(a) of the Code solely as a result of the transactions contemplated by Sections 2.02 and 2.03(a) of the Transaction Agreement. To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to this Section 8.01(b)(iii) as adjustments to the consideration paid in the Mergers.

    (c) GAIN RECOGNITION AGREEMENTS; INDEMNITY. If Liberty (or another member of the Selling Affiliated Group) becomes a five-percent shareholder (within the meaning of Treasury Regulation

Section 1.367(a)-3(c)(5)(ii)) of Vivendi in connection with the Mergers and/or the multiThematiques Transaction solely as a result of the receipt of Vivendi ADSs in connection with (i) the Transactions, (ii) any indemnification payment made pursuant to Section 8.01(b) or (iii) any purchases of Vivendi ADSs made by any Liberty Party directly from Vivendi in connection with the Transactions (a "FIVE-PERCENT SHAREHOLDER EVENT") and is required, solely as a result of such Five-Percent Shareholder Event, to enter into one or more gain recognition agreements under Section 367 of the Code (including any new gain recognition agreements that Liberty (or another member of the Selling Affiliated Group) may be required to enter into as a result of any nonrecognition transfer described in Treasury Regulations Sections 1.367(a)-8(g)(2) or (3)) with respect to the Mergers and/or the multiThematiques Transaction, Vivendi will, effective as of the date of such Five-Percent Shareholder Event, indemnify and hold harmless Liberty (the "GRA INDEMNITY), on an after-Tax basis, for the amount of any Adjustments on any Return filed by Liberty or any other member of the Selling Affiliated Group which are required to be made as a result of any gain triggered pursuant to such gain recognition agreements (or new gain recognition agreements) solely as a result of any action taken by Vivendi or any of its Affiliates after the Effective Time (other than any action or inaction contemplated by the Transaction Documents (except for any action contemplated by Section 3.06(i) of this Agreement)); PROVIDED, HOWEVER, that for purposes of this Section 8.01(c), the determination of whether Liberty (or another member of the Selling Affiliated Group) is a five-percent shareholder shall be made by taking into account only those Vivendi Securities acquired pursuant to clauses
(i), (ii) and/or (iii) above. If the GRA Indemnity becomes effective,
(i) Vivendi agrees to notify Liberty of any action taken by it or any of its Affiliates that has caused, or will cause, gain to be recognized under such gain recognition agreements (or new gain recognition agreements) and (ii) if Vivendi or any of its Affiliates have consummated, or consummate, any nonrecognition transfer that is described in Treasury Regulations Sections 1.367(a)- 8(g)(2) or
(3), Vivendi shall provide timely notice to Liberty of such nonrecognition transfer so Liberty (or another member of the Selling Affiliated Group) may comply with the reporting requirements set forth in such sections of the Treasury Regulations, and Vivendi will cause Liberty to be informed of any subsequent disposition of property within the meaning of Treasury Regulations
Section 1.367(a)- 8(g)(2)(iv). To the extent permitted by law, the parties agree to treat any indemnity payments pursuant to this Section 8.01(c) as adjustments to the consideration paid in the Mergers or the multiThematiques Transaction, as applicable.

    (d) Vivendi shall make (x) any indemnification payments pursuant to Sections 8.01(b)(i), 8.01(b)(iii) and 8.01(c) hereof within thirty (30) calendar days after the later of (i) the filing of any Return, or any amended Return, as applicable, including the income or gain recognized that created the applicable Adjustment, and (ii) the date (the "INDEMNIFICATION NOTICE DATE") Vivendi receives written notice from Liberty, or any of its Affiliates, which notice shall include a certificate setting forth in reasonable detail the calculation and nature of such adjustment (an "INDEMNIFICATION NOTICE") demanding payment of such indemnity, and (y) any indemnification payments pursuant to
Section 8.01(b)(ii) within 30 calendar days after the date Vivendi receives an Indemnification Notice from Liberty or any of its Affiliates demanding payment of such indemnity. To the extent any indemnification payment is not paid by Vivendi within such 30-day period, as applicable, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York (the "OVERPAYMENT RATE"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. Any indemnification payments to be made by Vivendi pursuant to Sections 8.01(b) and (c) and any additional interest amounts to be paid pursuant to this Section 8.01(d) shall be made by delivering shares of Vivendi ADSs. Any shares of Vivendi ADSs shall be valued based on the average of the daily closing prices (as of 4:00 p.m. eastern time) per share of Vivendi ADSs as reported on the New York Stock Exchange (as published in the Wall Street Journal, or if not published therein or incorrectly published therein, in another authoritative source mutually selected by Vivendi and Liberty) for the ten consecutive trading days ending on the second trading day prior to the Indemnification Notice Date. All such Vivendi ADSs shall be duly authorized, fully paid, and non-assessable.

    SECTION 8.02. SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement or in any certificates delivered pursuant to Article VI shall survive the Closing and shall terminate on March 31, 2003, except for (i) those contained in Sections 3.04, 3.05, 4.04 and 4.05, which shall not terminate and (ii) those relating to Taxes (including, but not limited to those contained in Sections 3.06, 4.06, 5.05, 5.06 and 8.01) which shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extensions thereof). Notwithstanding the foregoing, those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

                                   ARTICLE IX

                           RESTRICTIONS ON TRANSFERS

    SECTION 9.01. RESTRICTIONS ON TRANSFERS. (a) From the date of this Agreement to the date that is 18 months after the Closing Date, the Liberty Parties agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that Transfers, in whole or in part, any of the economic consequences of ownership of, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement with respect to the Vivendi Securities to be received pursuant to Article II; PROVIDED, HOWEVER, that this Section 9.01 shall cease to apply to:

        (i) 18,300,000 Vivendi Securities, on and after the Closing Date;

        (ii) an additional 9,543,218 Vivendi Securities, on and after the date that is 12 months after the Closing Date; and

        (iii) any additional Vivendi Securities issued pursuant to this Agreement, on and after the date that is 18 months after the Closing Date;

without, in each case, the prior written consent of Vivendi. Notwithstanding the foregoing, with respect to the 18,300,000 Vivendi Securities referred to in clause (i) above, the Liberty Parties may enter into swaps, hedges or other arrangements ("HEDGES") that Transfer, in whole or in part, any of the economic consequences of ownership of such Vivendi Securities prior to the Closing Date; PROVIDED, that the number of Vivendi Securities so Hedged on any day does not exceed twice the average worldwide daily trading volume for Vivendi Securities during the five trading days preceding such day.

    (b) It shall be a condition to any Transfer not prohibited by this
Article IX that such Transfer shall comply with the provisions of the Securities Act and applicable state securities laws.

    (c) The Liberty Parties acknowledge and understand that the certificates representing the Vivendi Securities to be received pursuant to Article II will bear an appropriate legend regarding the transfer restrictions set forth in this
Article IX.

    SECTION 9.02. TRANSFERS PERMITTED AT ANY TIME. At any time and from time to time, any Liberty Party may Transfer all or any portion of the Vivendi Securities received pursuant to Article II to a wholly owned subsidiary of Liberty that agrees in writing to be bound by this Article IX.

                                   ARTICLE X

                                   STANDSTILL

    SECTION 10.01. STANDSTILL. (a) Each Liberty Party agrees that, prior to the earliest of (i) the fourth anniversary of the Closing Date, (ii) the sale of all or substantially all of the assets of Vivendi and its subsidiaries to another Person other than a subsidiary of Vivendi or (iii) the effective time of any merger or consolidation of Vivendi with or into any other Person, other than a merger or consolidation in which a majority of the shares of the surviving entity are held by the holders of Vivendi's voting securities immediately prior to such effective time (the "RESTRICTED PERIOD"), it and its Affiliates will not, in any manner, whether publicly or otherwise, directly or indirectly, without the prior written consent of Vivendi, unless specifically requested in writing by the CEO of Vivendi or by a resolution of a majority of the board of directors of Vivendi:

        (i) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any voting securities if immediately after such acquisition, the voting securities beneficially owned, in the aggregate, by Liberty and its Affiliates would exceed five percent (5%) of the outstanding voting securities of Vivendi or (B) any significant assets of Vivendi, or any of its subsidiaries (other than assets acquired in the ordinary course of business); PROVIDED, HOWEVER, that this clause shall not be deemed to be violated by the indirect acquisition of voting securities of Vivendi as a result of an acquisition by a Liberty Party of another Person that holds such voting securities so long as the voting securities of Vivendi held by such Person do not exceed 1% of such Person's total assets;

        (ii) propose to enter into, directly or indirectly, any merger, tender offer or other business combination or similar transaction involving Vivendi or any of its subsidiaries (including a purchase of a material portion of their assets);

        (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Regulation 14A ("REGULATION 14A") under the Exchange Act but without regard to the exclusion set forth in clause (2)(iv) of the definition of "solicitation") to vote, or seek to advise or influence any Person with respect to the voting of, any securities of Vivendi or any of its subsidiaries, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A but without regard to the exclusion set forth in clause (2)(iv) of the definition of "solicitation") whether or not such solicitation is subject to regulation under Regulation 14A;

        (iv) grant any proxy with respect to any voting securities of Vivendi (other than to Vivendi, its Affiliates or the CEO of Vivendi);

        (v) call, or seek to call, a meeting of Vivendi's shareholders or initiate any shareholder proposal for action by shareholders of Vivendi;

        (vi) bring any action or otherwise act to contest the validity of this
    Article X or seek a release of the restrictions contained herein;

        (vii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Vivendi or any of its subsidiaries or deposit any voting securities of Vivendi in a voting trust or subject any voting securities of Vivendi to any arrangement or agreement with respect to the voting of such voting securities or other agreement having similar effect;

        (viii) otherwise act, alone or in concert with others, to seek to affect or influence the control of the management or the board of directors of Vivendi or the business, operations or policies of Vivendi;

        (ix) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person (other than Liberty's financial advisors or directors, officers, employees, agents, advisors or representatives) regarding a business combination involving Vivendi, any other purchase of any voting securities involving Vivendi, or significant assets of Vivendi;

        (x) disclose any intention, plan or arrangement inconsistent with the foregoing; or

        (xi) advise or assist any other Person in connection with any of the foregoing.

Each Liberty Party also agrees that, during the Restricted Period, neither it nor anyone acting on its behalf will (x) request Vivendi or any of its directors, officers, employees, agents, advisors or representatives, directly or indirectly, to amend or waive any provision of this Article X (including this sentence) or (y) take any action which might require Vivendi to make a public announcement regarding the possibility of a business combination, merger or extraordinary transaction.

    (b) Notwithstanding Section 10.01(a), Liberty or any of its Affiliates shall be permitted during the Restricted Period to submit a proposal addressed to the board of directors of Vivendi that proposes a merger or other business combination involving Vivendi if (i) Vivendi shall have publicly announced that it has entered into a definitive agreement providing for: (A) any acquisition from Vivendi or from one or more stockholders thereof (by tender or exchange offer or other public offer), or both, more than 50% of the outstanding voting or equity securities of Vivendi, (B) any acquisition of all, or substantially all, the assets of Vivendi and its subsidiaries or (C) a merger, consolidation, statutory share exchange or similar transaction between or involving Vivendi and another Person (other than a merger or consolidation in which a majority of the voting shares of the surviving entity are held by the holders of Vivendi's voting securities immediately prior to such effective time); or (ii) any Person shall have commenced a tender offer or exchange offer that is likely to result in any Person or group beneficially owning 50% or more of the voting securities of Vivendi; PROVIDED, that in the case of this clause (ii), the right to make a proposal pursuant to this Section 10.01(b) shall cease upon the withdrawal or termination of such unsolicited tender offer or exchange offer or proposal unless Liberty or any of its Affiliates shall have submitted a proposal prior to such withdrawal or termination.

                                   ARTICLE XI

                              REGISTRATION RIGHTS

    SECTION 11.01 REGISTRATION RIGHTS. As soon as practicable after execution of this Agreement, Vivendi shall (i) prepare and cause to be filed with the SEC under the Securities Act a registration statement on Form F-3 (or other appropriate form) (the "REGISTRATION STATEMENT") registering under the Securities Act the resale by the Liberty Parties of the Vivendi ADSs received by such Liberty Parties pursuant to this Agreement (the "REGISTRABLE SECURITIES"),
(ii) use its reasonable best efforts to cause such Registration Statement to be declared effective simultaneous with the Closing and (iii) shall use its reasonable best efforts to maintain such Registration Statement effective for a period (the "EFFECTIVE PERIOD") of two years following the Closing Date or, if earlier, until all Registrable Securities covered thereby have been disposed of. In addition to such registration under the Securities Act, as soon as practicable after the execution of this Agreement, Vivendi shall use its reasonable best efforts to register or qualify the resale of such Vivendi ADSs under the securities or "blue sky" laws of such jurisdictions as Liberty shall reasonably request. Vivendi shall cause such Vivendi ADSs to be listed for trading on the New York Stock Exchange.

    SECTION 11.02. BLACKOUT PERIODS. (a) Prior to the end of the Effective Period, if Vivendi determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Vivendi or any of its subsidiaries or would require premature disclosure thereof, Vivendi shall be entitled to (i) postpone the filing of the Registration Statement otherwise required to be prepared and filed by Vivendi pursuant to Section 11.01 or
(ii) elect that the Registration Statement not be used, in either case, for a reasonable period of time, but not to exceed an aggregate of 90 days in any consecutive 12-month period (a "SECTION 11.02(A) PERIOD").

    (b) The period for which the Registration Statement shall be kept effective pursuant to Section 11.01(a) shall be extended by a number of days equal to the number of days of any Section 11.02(a) Period occurring during such period.

    (c) Vivendi will notify Liberty, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of Vivendi's becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Liberty, prepare and furnish at Vivendi's expense a reasonable number of copies of an amendment or supplement to such Registration Statement or related prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

    (d) Each Liberty Party agrees that, upon receipt of any notice from Vivendi of the happening of any event of the kind described in Section 11.02(c), such Liberty Party will forthwith discontinue disposition of Registrable Securities pursuant to the prospectus or Registration Statement covering such Registrable Securities until such Liberty Party's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.02(c), and, if so directed by Vivendi, such Liberty Party will deliver to Vivendi (at Vivendi's expense) all copies, other than permanent file copies then in such Liberty Party's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Vivendi shall give any such notice, the period for which the Registration Statement shall be kept effective pursuant to Section 11.01(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 11.02(c) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 11.02(c).

    (e) In connection with the Registration Statement, Vivendi shall: (i) use its best efforts to comply with all applicable rules and regulations of the SEC in connection with the Registration Statement; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective during the Effective Period; (iii) notify Liberty of any stop order issued or, to the best knowledge of Vivendi, threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered; and (iv) take such other actions as Liberty may reasonably request to effect the disposition of the Registrable Securities pursuant to the Registration Statement.

    (f) Vivendi shall pay all registration expenses with respect to the Registration Statement. Notwithstanding the foregoing, each Liberty Party selling Registrable Securities shall be responsible for its own internal administrative and similar costs, the legal fees and expenses of its own counsel and all underwriting discount and underwriting commissions and transfer Taxes, if any, in connection with the sale of Registrable Securities.

                                  ARTICLE XII
                                 MISCELLANEOUS

    SECTION 12.01. APPROVAL OF TRANSACTIONS. The parties hereto acknowledge that in Section 8.01 of the Transaction Agreement they have approved of and consented to the Transactions.

    SECTION 12.02. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing (including a facsimile or similar writing) and shall be given to a party hereto at the address or facsimile number set forth for such party on Schedule 12.02 or as such party shall at any time otherwise specify by notice to each of the other parties to such agreement or instrument. Each such notice, request or other communication shall be effective (i) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the next such Business Day),
(ii) if given by mail, five Business Days (or, if to an address outside the United States, ten calendar days) after such communication is deposited in the United States mails with first-class postage prepaid, addressed as aforesaid, (except that notice of change of address will not be deemed given until received) or (iii) if given by any other means, when delivered at the address specified pursuant hereto.

    SECTION 12.03. NO THIRD PARTY BENEFICIARIES. The terms of this Agreement are not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto, other than, with respect to the provisions of Article VIII hereof, each indemnified person.

    SECTION 12.04. WAIVER. No failure by any party to this Agreement to insist upon the strict performance of any covenant, agreement, term or condition hereof or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement. Any party to this Agreement, by notice given in accordance with Section 12.02, may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations under this Agreement, or any duty, obligation or covenant of any other party hereto. No waiver shall affect or alter the remainder of this Agreement and each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach. The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any party shall not preclude or waive its right to exercise any or all other rights or remedies.

    SECTION 12.05. ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, that after the Closing, Vivendi or Liberty may assign its rights and obligations hereunder by operation of law or in connection with the transfer of all or substantially all of its assets or may assign its rights hereunder to any of its subsidiaries so long as such party remains responsible for all of its obligations hereunder.

    SECTION 12.06. INTEGRATION. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection with the subject matter hereof and no covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

    SECTION 12.07. HEADINGS. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

    SECTION 12.08. COUNTERPARTS. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

    SECTION 12.09. SEVERABILITY. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    SECTION 12.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof, except to the extent the laws of the State of Delaware are mandatorily applicable to the Merger.

    SECTION 12.11. JURISDICTION. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or the Transactions. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address in accordance with
Section 12.02 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 12.11. Vivendi and Universal France hereby appoints Vivendi Universal U.S. Holding Co., 800 Third Avenue, 7th Floor, New York, New York 10022, Attention: President as its authorized agent (the "AUTHORIZED AGENT") upon which process may be served in any action arising out of or based upon this Agreement or the Transactions that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Vivendi and Universal France represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and Vivendi agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as Vivendi's or Universal France's agent for service of process, such party shall appoint without delay another such agent and notify Liberty of such appointment in the manner provided in
Section 12.02 for the giving of notices. With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in
Section 12.02 for the giving of notices (substituting the address set forth above in this Section 12.11) and written notice of such service to Vivendi and Universal France given as provided in Section 12.02 shall be deemed, in every respect, effective service of process upon Vivendi and Universal France. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    SECTION 12.12. SPECIFIC PERFORMANCE. Each of the parties to this Agreement agrees that the other parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching parties may be entitled, at law or in equity, the nonbreaching parties may be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

    SECTION 12.13. AMENDMENTS. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 12.14. INTERPRETATION. References in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Annexes, Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein as if set forth in full herein. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

    SECTION 12.15. ADJUSTMENT OF SHARE NUMBERS. If, after the date of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement shall be adjusted to the number and types of shares of such capital stock that a holder of such number and types of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number and types of shares immediately prior to the record date for, or effectiveness of, such event.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                                       VIVENDI UNIVERSAL, S.A.,

                                                       By:  /s/ JEAN-MARIE MESSIER
                                                            -----------------------------------------
                                                            Name:   Jean-Marie Messier
                                                            Title:  Chairman and CEO

                                                       UNIVERSAL STUDIOS, INC.,

                                                       By:  /s/ GUILLAUME HANNEZO
                                                            -----------------------------------------
                                                            Name:   Guillaume Hannezo
                                                            Title:  Special Power of Attorney

                                                       LIGHT FRANCE ACQUISITION 1, S.A.S.
                                                       by VIVENDI UNIVERSAL, S.A.,

                                                       By:  /s/ JEAN-MARIE MESSIER
                                                            -----------------------------------------
                                                            Name:  Jean-Marie Messier
                                                            Title: On behalf of Vivendi
                                                                   Universal, S.A., Chairman

                                                       NYCSPIRIT CORP. II,
                                                       NYCSPIRIT CORP. III,
                                                       NYCSPIRIT CORP. IV,
                                                       NYCSPIRIT CORP. V,

                                                       By:  /s/ JEAN-MARIE MESSIER
                                                            -----------------------------------------
                                                            Name:   Jean-Marie Messier
                                                            Title:  President

                                                       LIBERTY MEDIA CORPORATION,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LIBERTY PROGRAMMING COMPANY LLC,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LIBERTY PROGRAMMING FRANCE, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LIBERTY HSN LLC HOLDINGS, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA II, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA III, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA IV, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA V, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA VI, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA VII, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA VIII, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                       LMC USA X, INC.,

                                                       By:  /s/ ROBERT R. BENNETT
                                                            -----------------------------------------
                                                            Name:   Robert R. Bennett
                                                            Title:  CEO and President

                                                                         ANNEX A

    The terms defined below have the meanings set forth below for all purposes of this Agreement, and such meanings shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

    "ACTIONS" shall have the meaning set forth in Section 5.06.

    "ADJUSTMENTS" shall mean the deemed increase in a Tax, determined on a transaction-by-transaction basis and using the assumptions set forth in the next sentence, resulting from an adjustment made with respect to any amount reflected or required to be reflected on any Return relating to such Tax. For purposes of determining such deemed increase in Tax, the following assumptions will be used:
(a) a combined marginal Tax rate of 38%, and (b) such determinations shall be made without regard to whether any actual increase in such Tax will in fact be realized with respect to the Return to which such adjustment relates (as a result, for example, of losses, credits or other offsets against Tax).

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of the foregoing, (i) USANi and its Affiliates shall be deemed to be Affiliates of USAi, (ii) none of USAi, USANi or any of their respective Affiliates shall be deemed to be an Affiliate of Universal, (iii) none of Diller, Universal, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of USAi and (iv) none of USAi or Universal or any of their respective Affiliates shall be deemed to be an Affiliate of the Partnership.

    "APPLICABLE LAW" shall have the meaning set forth in Section 3.03(a).

    "ARTICLES OF ASSOCIATION" shall have the meaning set forth in
Section 4.03(a).

    "AUTHORIZED AGENT" shall have the meaning set forth in Section 12.11.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a United States Federal holiday.

    "CALL OPTION AGREEMENT" means the Promise to Sell Agreement dated May 4, 2000 among Havas Images, as the Promisor, and Canal+, Hachette SA and LMI, as the Beneficiaries.

    "CEO" means chief executive officer.

    "CERTIFICATE OF MERGER" shall have the meaning set forth in
Section 2.04(b).

    "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
Section 2.04(a).

    "CMF" means the Conseil des Marches Financiers.

    "COB" means the Commission des Operations de Bourse.

    "CODE" shall have the meaning set forth in the Preliminary Statement.

    "CONSENT" shall have the meaning set forth in Section 3.03(b).

    "CONTRACTS" means all contracts, agreements, commitments and other legally binding arrangements, whether oral or written.

    "DEPOSIT AGREEMENT" shall have the meaning set forth in Section 3.05.

    "DEPOSITARY" shall have the meaning set forth in Section 3.05.

    "DGCL" means the Delaware General Corporation Law, as amended from time to time.

    "DILLER" means Barry Diller.

    "EC MERGER REGULATION" means Council Regulation No. 4064/89/EEC of the European Community, as amended.

    "EFFECTIVE PERIOD" shall have the meaning set forth in Section 11.01.

    "EFFECTIVE TIME" shall have the meaning set forth in Section 2.04(b).

    "ENCUMBRANCE" means any charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction of any nature whatsoever on any assets.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE AGREEMENT" means the Exchange Agreement dated as of October 19, 1997, by and among USAi, Universal, for itself and on behalf of certain of its subsidiaries, and Liberty, for itself and on behalf of certain of its subsidiaries.

    "EXCLUDED TAX LIABILITIES" shall have the meaning set forth in
Section 4.05.

    "FILING" shall have the meaning set forth in Section 4.03(b).

    "FRENCH GAAP" shall have the meaning set forth in Section 3.08.

    "GOVERNANCE AGREEMENT" shall have the meaning set forth in the Transaction Agreement.

    "GOVERNMENTAL ENTITY" shall have the meaning set forth in Section 3.03(b).

    "GRA INDMENITY" shall have the meaning set forth in Section 8.01(c).

    "HEDGE" shall have the meaning set forth in Section 9.01(b).

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "INCOME TAX" means all Taxes based on or measured by net income.

    "INDEMNIFICATION NOTICE" shall have the meaning set forth in
Section 8.01(d).

    "INVESTMENT AGREEMENT" means the Investment Agreement dated as of October 19, 1997, as amended and restated as of December 18, 1997, among, Universal, for itself and on behalf of certain of its subsidiaries, USAi, HSN, Inc. and Liberty, for itself and on behalf of certain of its subsidiaries.

    "JUDGMENT" shall have the meaning set forth in Section 3.03(a).

    "LIEN" means any pledge, encumbrance, security interest, purchase option, call or similar right.

    "LIBERTY" shall have the meaning set forth in the Preamble.

    "LIBERTY EXCLUDED JURISDICTION" shall have the meaning set forth in
Section 4.03(a).

    "LIBERTY HOLDING ENTITIES" means the entities listed in paragraphs
(a) through (d) of Exhibit C hereto.

    "LIBERTY MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
Section 4.01.

    "LIBERTY PARTIES" means Liberty, Liberty HSN LLC Holdings, Inc., LPC, LPF, the Liberty Transferring Entities and the Liberty Holding Entities; PROVIDED, that the Liberty Holding Entities shall cease to be included as Liberty Parties from and after the Effective Time.

    "LIBERTY PERMITTED ENCUMBRANCE" shall have the meaning set forth in
Section 4.04(a).

    "LIBERTY SHARES" shall have the meaning set forth in Section 4.04(a).

    "LIBERTY TRANSFERRING ENTITIES" means LMC USA VI, Inc., LMC USA VII, Inc., LMC USA VIII, Inc., LMC USA X, Inc. and Liberty HSN LLC Holdings, Inc.

    "LIBERTY USAi SHARES" shall have the meaning set forth in Section 4.04(c).

    "LIBERTY USANi SHARES" shall have the meaning set forth in Section 4.04(b).

    "LIQUIDATION" shall have the meaning set forth in Section 2.02(b).

    "LMI" shall have the meaning set forth in the Preamble.

    "LOAN AGREEMENT" means the Shareholder Loan Agreement dated August 9, 2000 by multiThematiques in favor of LMI, and the indebtedness represented thereby.

    "LPC" shall have the meaning set forth in the Preamble.

    "LPF" shall have the meaning set forth in the Preamble.

    "LOSS" shall have the meaning set forth in Section 8.01.

    "MERGERS" shall have the meaning set forth in Section 2.02(c).

    "MERGER CONSIDERATION" shall have the meaning set forth in Section 2.03(c).

    "MERGER SUBSIDIARIES" means Sub II, Sub III, Sub IV and Sub V.

    "MULTITHEMATIQUES" means multiThematiques S.A., a societe anonyme organized under the laws of France.

    "MULTITHEMATIQUES ACQUISITION" shall have the meaning set forth in
Section 2.02(b).

    "MULTITHEMATIQUES SHARES" means Class C shares, with a 100 French Francs par value.

    "MULTITHEMATIQUES COOPERATION AGREEMENT" means the Amended and Restated Cooperation Agreement dated as of May 4, 2000 by and among Canal+ S.A., Havas Images S.A., Liberty Media International, Inc., Part'com S.A. and Hachette S.A.

    "MULTITHEMATIQUES TRANSACTION" shall have the meaning set forth in
Section 2.02(b).

    "OPTION AGREEMENTS" means the Call Option Agreement and the Put Option Agreements.

    "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person at any time, such Person's certificate or articles of incorporation, by-laws, memorandum and articles of association, certificate of formation of limited liability company, limited liability company agreement, and other similar organizational or constituent documents, as applicable, in effect at such time.

    "PARTNERSHIP" shall have the meaning set forth in the Transaction Agreement.

    "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity.

    "POST-SIGNING RETURNS" shall have the meaning set forth in Section 5.06.

    "PROCEEDING" means any claim, action, suit, proceeding, arbitration, investigation, inquiry, or hearing or notice of hearing.

    "PSE" means the Paris Bourse.

    "PUBLICLY DISCLOSED BY VIVENDI" means disclosed by Vivendi in a public filing made by Vivendi with the PSE, the COB, the CMF, the New York Stock Exchange or the SEC.

    "PUT OPTION AGREEMENTS" means the Promise to Buy Agreement dated May 4, 2000 among Canal+, Hachette SA and LMI, as Promisors, and Part'Com, as Beneficiary and the Promise to Buy Agreement dated May 4, 2000 among Canal+, Hachette SA and LMI, as Promisors, and Havas Images, as Beneficiary.

    "REGISTRABLE SECURITIES" shall have the meaning set forth in
Section 11.01(a).

    "RELATED SECURITIES" shall have the meaning set forth in Section 11.02(b).

    "REGULATION 14A" shall have the meaning set forth in Section 10.01(a).

    "RESTRICTED PERIOD" shall have the meaning set forth in Section 10.01(a).

    "RETURNS" means returns, reports and forms required to be filed with any domestic or foreign Taxing Authority.

    "SEC" means the United States Securities and Exchange Commission.

    "SECTION 11.02(A) PERIOD" shall have the meaning set forth in
Section 11.02(a).

    "SECTION 11.02(B) PERIOD" shall have the meaning set forth in
Section 11.02(b).

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SELLING AFFILIATED GROUP" means the members of the affiliated group within the meaning of Section 1504(a) of the Code which includes Liberty.

    "SHAREHOLDER ARRANGEMENTS" means the Investment Agreement, the Governance Agreement, the Stockholders Agreement, the Exchange Agreement and the Exchange Agreement dated as of December 20, 1996 by and between Silver King Communications, Inc. and Liberty HSN, Inc., together with any and all amendments, modifications and waivers to such agreements.

    "STOCKHOLDERS AGREEMENT" shall have the meaning set forth in the Transaction Agreement.

    "SUB II" means NYCSpirit Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

    "SUB III" means NYCSpirit Corp. III, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

    "SUB IV" means NYCSpirit Corp. IV, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

    "SUB V" means NYCSpirit Corp. V, a Delaware corporation and a direct, wholly-owned subsidiary of Vivendi.

    A "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, limited liability company membership interests, other voting ownership or voting partnership interests or equity interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity or ownership interests of which) is owned directly or indirectly by such first Person.

    "TAXES" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto.

    "TAXING AUTHORITY" means any government authority having jurisdiction over the assessment, determination, collection or other imposition of Tax.

    "TRANSACTION AGREEMENT" means the Transaction Agreement dated as of the date hereof by and among Universal, USAi, USANi, Liberty and Diller.

    "TRANSACTION AGREEMENT CLOSING DATE" means the Closing Date (as defined in the Transaction Agreement).

    "TRANSACTION DOCUMENT" means this Agreement, the Transaction Agreement, the Partnership Agreement (as defined in the Transaction Agreement), the Warrant Agreement (as defined in the Transaction Agreement), the Stockholders Agreement and the Governance Agreement, collectively.

    "TRANSACTIONS" shall have the meaning set forth in Section 2.02.

    "TRANSFER" means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation, or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise. The terms "TRANSFERRED", "TRANSFERRING", "TRANSFEROR" and "TRANSFEREE" have meanings correlative to the foregoing.

    "TRANSFER TAX" shall have the meaning set forth in Section 5.02(b).

    "TREASURY REGULATIONS" means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulation subsequently issued that amend or supersede such regulations.

    "USAi" means USA Networks, Inc., a Delaware corporation.

    "USAi COMMON STOCK" means the common stock, par value $.01 per share, of USAi.

    "USAi COMMON SHARE" means a share of USAi Common Stock.

    "USAi SHARE EXCHANGE" shall have the meaning set forth in Section 2.02(a).

    "USANi" means USANi LLC, a Delaware limited liability company.

    "USANi LIBERTY DISTRIBUTED INTEREST" shall have the meaning set forth in the Transaction Agreement.

    "USANi LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of USANi LLC dated as of February 12, 1998.

    "USANi SHARES" means the Class C shares representing a proportionate interest in the capital and profits and losses of USANi.

    "UNIVERSAL" shall have the meaning set forth in the Preamble.

    "UNIVERSAL EXCLUDED JURISDICTION" shall have the meaning set forth in
Section 3.03(a).

    "UNIVERSAL FRANCE" shall have the meaning set forth in the Preamble.

    "UNIVERSAL MATERIAL ADVERSE EFFECT" and "UNIVERSAL MATERIAL ADVERSE CHANGE" shall have the meaning set forth in Section 3.01.

    "VIVENDI" shall have the meaning set forth in the Preamble.

    "VIVENDI ADSS" means American depositary shares representing Vivendi Shares, each American depositary share representing one Vivendi Share.

    "VIVENDI SECURITIES" means Vivendi Shares or Vivendi ADSs, as applicable.

    "VIVENDI SHARES" means ordinary shares, nominal value E5.50 per share, of Vivendi.

    "UNIVERSAL PARTIES" means Vivendi, Universal France, Universal, the Merger Subsidiaries and, from and after the Effective Time, the surviving corporations of the Mergers.

    "VIVENDI SEC REPORTS" means all reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) filed by Vivendi with the SEC following December 31, 2000, and on or before the date of this Agreement.

                                                                      SCHEDULE I

                            EXCHANGE OF USANi SHARES
                             FOR USAi COMMON SHARES

                                                               NUMBER OF
                                                                 USANi
                                                              SHARES TO BE
LIBERTY PARTY                                                  EXCHANGED
-------------                                                 ------------
LMC USA II, Inc.............................................     435,006
LMC USA III, Inc............................................     435,006
LMC USA IV, Inc. ...........................................     435,006
Liberty HSN LLC Holdings, Inc...............................          20
                                                               ---------
Total.......................................................   1,305,038
                                                               =========

                             USAi SHARE EXCHANGE I

                                                               NUMBER OF
                                                                  USAi
                                                                 COMMON
                                                              SHARES TO BE
LIBERTY PARTY                                                  EXCHANGED
-------------                                                 ------------
LMC USA II, Inc.............................................     435,006
LMC USA III, Inc............................................     435,006
LMC USA IV, Inc. ...........................................     435,006
Liberty HSN LLC Holdings, Inc. .............................          20
                                                               ---------
Total.......................................................   1,305,038
                                                               =========

                                                                     SCHEDULE II

                             USAI SHARE EXCHANGE II

                                                               NUMBER OF
                                                                  USAi
                                                                 COMMON
                                                               SHARES TO
LIBERTY PARTY                                                 BE EXCHANGED
-------------                                                 ------------
LMC USA VI, Inc. ...........................................    5,774,688
LMC USA VII, Inc............................................    7,277,290
LMC USA VIII, Inc...........................................    2,722,710
LMC USA X, Inc..............................................    7,920,274
                                                               ----------
Total.......................................................   23,694,962
                                                               ==========

                                                                    SCHEDULE III

                                    MERGERS

                                                              NUMBER OF USANi
                                                              SHARES OWNED BY
                                                              LIBERTY HOLDING
                                                                ENTITY AFTER
                                                              GIVING EFFECT TO
LIBERTY HOLDING ENTITY                                         SHARE EXCHANGE
----------------------                                        ----------------
LMC USA II, Inc. ...........................................      9,564,994
LMC USA III, Inc............................................      9,564,994
LMC USA IV, Inc.............................................      9,564,994
LMC USA V, Inc..............................................     10,000,000
                                                                 ----------
Total.......................................................     38,694,982
                                                                 ==========

BEAR STEARNS                                                                 245 PARK AVENUE
                                                                    NEW YORK, NEW YORK 10167
                                                                                212-272-2000

                                                                              ATLANTA-BOSTON
                                                                  CHICAGO-DALLAS-LOS ANGELES
                                                                      NEW YORK-SAN FRANCISCO

                                                               SAO PAULO-LONDON-PARIS-GENEVA
                                                            BEIJING-HONG KONG-SHANGHAI-TOKYO

                                                               December 16, 2001

The Special Committee of the Board of Directors
USA Networks, Inc.
152 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

We understand that USA Networks, Inc. ("USA"), Vivendi Universal, S.A. ("Vivendi"), USANi LLC ("USANi"), Universal Networks, Inc. ("Universal"), Barry Diller ("Diller") and Liberty Media Corporation ("Liberty") are entering into a series of agreements whereby, among other things:

    - The parties will form a new limited liability limited partnership ("Newco"), to which USA will contribute its programming, television distribution and cable network businesses, including USA Network, the SCI FI Channel, three emerging cable networks and film production businesses, including USA Films and Studios USA (collectively, the "USA Assets"), and Universal will contribute the film, television and theme park businesses conducted by Universal Studios Group (collectively, the "Universal Assets");

    - USA will receive (i) a total of approximately 320.9 million shares of USA common stock and/or common interests of USANi (which are exchangeable for shares of USA common stock) held by Universal (including shares and common interests that will be acquired by Universal from Liberty prior to the closing as described below), which will be cancelled, (ii) common interests in Newco representing 5.44% of the outstanding common interests of Newco, (iii) Class A preferred interests in Newco with an initial principal amount of $750 million (the "Class A Preferred"), (iv) Class B preferred interests in Newco with an initial principal amount of $1.75 billion (the "Class B Preferred"), and (v) a cash distribution from Newco of $1.619 billion (collectively, the "Consideration to be Received"); and

    - Universal will receive (i) common interests of Newco representing 93.06% of the outstanding common interests of Newco and (ii) warrants to acquire up to 60.5 million shares of USA common stock.

The foregoing transactions are referred to collectively as the "Transaction." We further understand that in a separate but related transaction, Liberty and Vivendi have entered into an agreement pursuant to which Liberty has agreed to exchange a total of approximately 63.7 million shares of USA common stock and common interests in USANi, its 27.4% interest in Multithematiques S.A. ("Multithematiques") and a note receivable from Multithematiques with a principal amount of 226 million French Francs, for 37.2 million Vivendi shares in the form of American Depositary Shares (the "Liberty Transaction"). In addition, we understand that Diller is a party to certain agreements pursuant to which he will, among other things, (i) receive common interests in Newco,
(ii) be appointed the Chief Executive Officer of Newco, and (iii) relinquish certain rights he possessed under a prior Stockholders Agreement with Vivendi, Universal, USA and Liberty. You have provided us with a draft of each of the Agreements (as defined below) substantially in the form to be executed by USA, USANi, Vivendi, Universal, Diller, Liberty and the other parties to such agreements.

The Special Committee of the Board of Directors of USA Networks, Inc. December 16, 2001
Page 2

You have asked us to render our opinion as to whether the Consideration to be Received by USA is fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Diller and their affiliates.

In the course of performing our review and analyses for rendering this opinion, we have:

    - reviewed the drafts dated December 16, 2001 of (i) the Transaction Agreement among Vivendi, Universal, USA, USANi, Liberty and Diller,
      (ii) the Limited Partnership Agreement among Universal, USA and Diller, and (iii) the Warrant Agreement between USA and Universal (collectively, the "Agreements");

    - reviewed the terms and conditions of proposed agreements involving Vivendi, Universal, Diller and Liberty, including the drafts dated December 16, 2001 of (i) the Amended and Restated Stockholders Agreement among Universal, Liberty, Diller and Vivendi, (ii) the Amended and Restated Governance Agreement among Universal, USA, Liberty, Diller and Vivendi, and (iii) the Agreement and Plan of Merger and Exchange among Vivendi, Universal, Liberty and certain other entities listed on the signature pages thereto;

    - reviewed (i) the Investment Agreement, dated as of October 19, 1997, as amended and restated as of December 18, 1997, among Universal
      Studios, Inc., HSN, Inc., Home Shopping Network, Inc. and Liberty,
      (ii) the Governance Agreement, dated as of October 19, 1997, among
      HSN, Inc., Universal Studios, Inc., Liberty and Diller, (iii) the Stockholders' Agreement, dated as of October 19, 1997 among Universal Studios, Inc., Liberty, Diller, HSN, Inc. and The Seagram Company Ltd.,
      (iv) the Amended and Restated Limited Liability Company Agreement of USANi, dated as of February 12, 1998, among the members of USANi party thereto, and (v) the Spinoff Agreement, dated as of October 19, 1997, between Liberty and Universal Studios, Inc.;

    - reviewed USA's Annual Reports to Shareholders and Annual Reports on
      Form 10-K for the years ended December 31, 1998 through 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001,
      June 30, 2001 and September 30, 2001, and its Reports on Form 8-K for the three years ended December 16, 2001;

    - reviewed Ticketmaster's ("Ticketmaster") Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1998 through 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, its Reports on
      Form 8-K for the three years ended December 16, 2001, and the Information Statement relating to the combination of Ticketmaster Corporation and Ticketmaster Online-Citysearch, Inc. (the predecessor to Ticketmaster) on January 31, 2001;

    - reviewed Hotel Reservations Network, Inc.'s ("HRN") Annual Report to Shareholders and Annual Report on Form 10-K for the year ended
      December 31, 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, its Reports on Form 8-K for the period from March 2, 2000 to December 16, 2001, and Registration Statement on Form S-1 relating to HRN's initial public offering completed on March 1, 2000;

    - reviewed Styleclick, Inc.'s ("Styleclick") Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2000, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, its Reports on Form 8-K for the period from August 11, 2000 to December 16, 2001, the Registration Statement on Form S-4

The Special Committee of the Board of Directors of USA Networks, Inc. December 16, 2001
Page 3

      relating to the acquisition of a controlling interest in Styleclick by USA on June 27, 2001 and the Amended and Restated Agreement and Plan of Merger, dated as of March 23, 2000, by and among Styleclick.com Inc., Internet Shopping Network LLC, and USANi Sub LLC;

    - reviewed Expedia, Inc.'s ("Expedia") Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended June 30, 1999 through 2000 and the Amended and Restated Agreement and Plan of Recapitalization and Merger, dated as of July 15, 2001 (the "Expedia Merger Agreement"), among USA, Expedia, Inc., Taipei, Inc., Microsoft Corporation and Microsoft E-Holdings, Inc., and the Registration Statement on Form S-4 relating to the transactions contemplated thereby;

    - reviewed Vivendi's Annual Reports to Shareholders for the years ended December 31, 1998 through 2000, Annual Report on Form 20-F for the year ended December 31, 2000, Reports on Form 6-K filed on or prior to December 16, 2001 and Registration Statement on Form F-4 relating to the combination of Vivendi, Canal Plus S.A. and The Seagram Company Ltd. on December 8, 2000;

    - reviewed certain operating and financial information, including
      (i) management's forecast for the year ended December 31, 2001, projections for the two years ending December 31, 2003 provided by management of USA and management's guidance for the calendar years ending 2004 through 2006 relating to USA Network, the SCI FI Channel and HSN's U.S. and German operations, (ii) management's forecast for the year ended December 31, 2001, projections for the three years ending December 31, 2004 provided by management of USA and guidance from management for calendar year 2005 and thereafter relating to Studios USA,
      (iii) management's forecast for the year ended December 31, 2001, management's budget for the year ending December 31, 2002 and management's financial summary of each film over its projected life ("Ultimates") as of December 4, 2001 relating to USA Films, (iv) management's forecast for the year ended December 31, 2001, management's business plan for the four years ending December 31, 2005 relating to the NWI and Trio cable networks and management's guidance for December 31, 2005 NWI subscribers and December 31, 2006 Trio subscribers, and (v) management's forecast for the year ended December 31, 2001 and projections for the two years ending December 31, 2003 provided by management of USA relating to Ticketmaster, Expedia, HRN, and Precision Response Corporation (which, including HSN, make up the "USA Commerce Assets"), and (vi) management's forecast for the year ended December 31, 2001 and projections for the three years ending December 31, 2004 provided by management of Vivendi relating to the businesses and prospects of the Universal Assets;

    - met with certain members of USA's senior management to discuss the expected effects of the separation of the USA Assets and the USA Commerce Assets;

    - met with certain members of USA's and Vivendi's senior management to discuss the businesses, operations, historical and projected financial results and future prospects of the USA Assets and the USA Commerce Assets and the Universal Assets, respectively;

    - reviewed the historical prices, trading multiples and trading volumes of the shares of common stock of USA, Ticketmaster, HRN, Styleclick and Expedia;

    - reviewed publicly available financial data, stock market performance data and trading multiples of companies that we deemed generally comparable to USA's constituent businesses and the Universal Assets;

The Special Committee of the Board of Directors of USA Networks, Inc. December 16, 2001
Page 4

    - reviewed various Wall Street research reports for USA, its constituent businesses and Universal;

    - performed discounted cash flow analyses based on the projections for certain USA businesses and the Universal Assets that were furnished to us;

    - reviewed the pro forma financial results, financial condition and capitalization of USA and Newco giving effect to the Transaction;

    - reviewed the terms and conditions of the Class A Preferred, the Class B Preferred and the Warrants to be issued in connection with the Transaction; and

    - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections provided to us by USA and Vivendi. With respect to the projected financial results of the USA Assets, the USA Commerce Assets and the Universal Assets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of USA and Vivendi as to the expected future performance of the USA Assets and the USA Commerce Assets and the Universal Assets, respectively. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior managements of USA and Vivendi that they are unaware of any facts that would make the information, the projections provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of the USA Assets, the USA Commerce Assets and the Universal Assets, nor have we been furnished with any such appraisals. We have relied, with your consent, on statements made by Vivendi indicating that it would not approve any proposed transaction involving a sale of USA or the USA Assets, and we were not requested to solicit, and we did not solicit, interest from any third party with respect to an acquisition of USA or the USA Assets. We have assumed, without independent verification, that for Federal income tax purposes, any gain realized by USA, USANi or Newco upon consummation of the Transaction will be tax deferred, and in particular that no gain or loss will be recognized by USA, USANi or Newco as a result of (i) the distribution of the USANi Distributed Interests (as defined in the Transaction Agreement) by USANi to Universal, (ii) the issuance to Universal of warrants to acquire USA common stock and the cancellation of the USANi common interests held by Universal, (iii) the contribution of the USA Assets to Newco,
(iv) USA's receipt of the Class A Preferred, the Class B Preferred and the common interests of Newco, and (v) the receipt by USA of $1.619 billion of cash as a distribution from Newco, other than the potential recognition of an insignificant amount of income or gain pursuant to section 751 of the Code. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on the USA Assets, the USA Commerce Assets, the Universal Assets or Newco. We have been informed by USA and have assumed, without independent verification, that following the Transaction, USA will not be deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

We do not express any opinion as to the price or range of prices at which the shares of common stock of USA may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the shares of common stock of USA may trade subsequent to the consummation of the Transaction.

The Special Committee of the Board of Directors of USA Networks, Inc. December 16, 2001
Page 5

We have acted as a financial advisor to the Special Committee of the Board of Directors of USA (the "Special Committee") in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. Bear Stearns has been previously engaged by USA and its affiliates to provide certain investment banking and financial advisory services for which we received customary fees. In addition, Bear Stearns has acted as agent or principal in certain transactions to which Vivendi is a counter-party, for which Bear Stearns has been compensated. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and bank debt of USA and/or any of its affiliates, including Vivendi and its affiliates and Liberty and its affiliates, and enter into derivative transactions with any of such parties, or with reference to such parties' securities, for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in or in reference to such securities or bank debt.

It is understood that this letter is intended for the benefit and use of the Special Committee in their consideration of the Transaction and does not constitute a recommendation to the Special Committee, the Board of Directors of USA or any holders of USA common stock as to how to vote in connection with the Transaction. This opinion does not address USA's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for USA or the effects of any other transaction in which USA might engage. In addition, this letter does not address the fairness from a financial point of view, of the consideration that may be received by Vivendi, Universal, Diller or Liberty, or their respective affiliates, in connection with the transactions contemplated by the Agreements or the relative value of such consideration as compared to the Consideration to be Received by USA. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of USA common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be Received by USA is fair, from a financial point of view, to the stockholders of USA other than Vivendi, Liberty, Diller and their affiliates.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:   /s/ MARK VAN LITH
      ------------------------------------
      Senior Managing Director

                                                                      APPENDIX H

[LOGO OF ALLEN & COMPANY INCORPORATED]

                         711 FIFTH AVENUE - NEW YORK, N.Y. 10022 - (212)832-8000

                                                   December 16, 2001

The Board of Directors
USA Networks, Inc.
152 West 57th Street
New York, New York 10019

Members of the Board of Directors:

    We understand that USA Networks, Inc. ("USA") and Vivendi Universal, S.A. ("Vivendi"), Universal Studios, Inc., USANi LLC and Liberty Media Corporation ("Liberty"), are entering into a Transaction Agreement dated as of December 16, 2001 (the "Agreement") proposing to effect a business combination transaction pursuant to which (i) USA will contribute its cable network, television studio and filmed entertainment properties to a joint venture (the "Joint Venture") controlled by Vivendi; (ii) Vivendi will contribute to the Joint Venture its Universal Studio Group assets (the "Transaction"), and (iii) simultaneously with the Transaction, there will be certain business transactions occurring between Vivendi and Liberty, as well as certain shareholder and governance arrangements among Vivendi, the Joint Venture and Barry Diller.

    As further described in the Agreement, in the Transaction, USA will receive
(i) 320.9 million shares of USA common stock presently owned by Vivendi;
(ii) $1.62 billion in cash through a leveraged partnership distribution from the Joint Venture, tax deferred for 15 years; (iii) $750 million of Series A preferred stock of the Joint Venture; (iv) $1.75 billion of Series B preferred stock of the Joint Venture; and (v) 5.44% of the common stock of the Joint Venture. Further, USA will issue to Vivendi (x) warrants to purchase
24.2 million shares of USA common stock with an exercise price of $27.50 per share; (y) warrants to purchase 24.2 million shares of USA common stock with an exercise price of $32.50 per share; and (z) warrants to purchase 12.1 million shares of USA common stock with an exercise price of $37.50 per share. We refer to all of the consideration to be paid pursuant to the Transaction as described in this paragraph, as the "Consideration."

    As you know, Allen & Company Incorporated ("Allen") has been engaged by USA to render certain financial advisory services. In this connection, pursuant to our December 12, 2001 engagement letter agreement (the "Engagement Letter"), you have asked us to render our opinion as to the fairness to USA of the Consideration to be received by USA pursuant to the Transaction, from a financial point of view. Pursuant to the Engagement Letter, Allen will receive a fee for its services in connection with the Transaction.

    Allen, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. As of the date of this letter, Allen or its affiliates are shareholders in USA, and Donald R. Keough, Chairman of Allen, also serves as a director of USA. In addition, in the ordinary course of its business, Allen or its affiliates may have long or short positions, either on a discretionary or nondiscretionary basis, for its own account or for those of its clients, in the securities of USA and/or Vivendi.

The Board of Directors
USA Networks, Inc.
December 16, 2001
Page 2

    Our opinion as expressed herein reflects and gives effect to our general familiarity with USA, as well as information concerning USA which we acquired during the course of this assignment, including information provided by senior management of USA in the course of a number of discussions. We have not, however, conducted an independent appraisal of the assets, or independently verified the information concerning the operations or other data which we have considered in our review with respect to USA. In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by USA or its representatives, or that was otherwise reviewed by us. With respect to the financial projections provided to us, we have assumed that they have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of USA as to the future operating and financial performance of USA.

    In arriving at our opinion, we have among other things:

       (i) reviewed the terms and conditions of the Transaction, including the draft Agreement and the draft agreements ancillary thereto (none of which prior to the delivery of this opinion has been executed by the parties);

      (ii) analyzed certain financial aspects of the Transaction and the Consideration to be paid in respect of the Transaction;

     (iii) reviewed and analyzed publicly available historical business and financial information relating to USA and the Universal Studio Group and as presented in documents filed with the Securities and Exchange Commission;

      (iv) analyzed selected summary non-public financial and operating results of USA and the Universal Studio Group;

       (v) analyzed the financial condition and prospects of USA and the Universal Studio Group;

      (vi) reviewed and analyzed public information, including certain stock market data and financial information relating to selected companies with businesses similar to those of USA and the Universal Studio Group;

     (vii)  reviewed the trading history of the common stock of USA;

    (viii) conferred with the management teams of each of USA and Vivendi;

      (ix)  reviewed analysts' reports on each of USA and Vivendi;

       (x) reviewed and analyzed recent business combination transactions involving businesses similar to those being contributed by USA and Vivendi;

      (xi) analyzed the potential impact of the Transaction on USA's capital structure, financial condition and business operations; and

     (xii) conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

    It is understood that this opinion is solely for the information of the Board of Directors of USA and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by USA with the Securities and Exchange Commission with respect to the Transaction.

The Board of Directors
USA Networks, Inc.
December 16, 2001
Page 3

    This opinion does not constitute a recommendation as to what course of action the Board of Directors should pursue in connection with the Transaction.

    Based upon and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by USA pursuant to the Transaction is fair, from a financial point of view, to USA.

                                                       Very truly yours,

                                                       ALLEN & COMPANY INCORPORATED

                                                       By:  /s/ NANCY PERETSMAN
                                                            -----------------------------------------
                                                            Name: Nancy Peretsman
                                                            Title: Managing Director

                               FORM OF PROXY CARD

                               USA NETWORKS, INC.

                              152 West 57th Street
                            New York, New York 10019

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Dara Khosrowshahi and Julius Genachowski, as proxies, each with the power to appoint such person's substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of USA Networks, Inc. ("USA") common stock, USA Class B common stock and USA preferred stock held of record by the undersigned on March 12, 2002 at the special meeting of stockholders of USA to be held on April 23, 2002, at 8:00 a.m., local time, at USA's office at 8800 Sunset Boulevard, West Hollywood, California, and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED.
IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TRANSACTIONS PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please complete, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

                            USA NETWORKS, INC.
                            P.O. BOX 11001
                            NEW YORK, NY 10203-0001

                     -------------------------------------
USA NETWORKS, INC.   TWO ALTERNATE WAYS TO VOTE YOUR PROXY
                          VOTE BY TELEPHONE OR INTERNET
                         24 HOURS A DAY - 7 DAYS A WEEK
                     -------------------------------------


                                    TELEPHONE
                                    ---------
                                  1-866-368-4703

o        Use any touch-tone telephone.
o        Have your Proxy Form in hand.
o        Enter the Control Number located in the box below.
o        Follow the simple recorded instructions.



                                       OR


                                    INTERNET
                                    --------
                            HTTPS://www.proxyvotenow.com/usi

o        Go to the website address listed above.
o        Have your Proxy Form in hand.
o        Enter the Control Number located in the box below.
o        Follow the simple instructions.


                                       OR

                                      MAIL
                                      ----

o        Mark, sign and date your Proxy Card.
o        Detach card from Proxy Form.
o        Return the card in the postage-paid envelope provided.


Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. IF YOU HAVE SUBMITTED YOUR PROXY BY TELEPHONE OR THE INTERNET THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.


                                        ----------------------------

                                             CONTROL NUMBER FOR
                                        TELEPHONE OR INTERNET VOTING
                                        ----------------------------


1-866-368-4703
CALL TOLL-FREE TO VOTE

   - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -

--------------------------------------------------------------------------------

                                                              /X/
/_/           (Please sign, date and return               VOTES MUST
              this proxy in the enclosed                  BE INDICATED
              postage prepaid envelope.)                  (X) IN
                                                          BLACK OR
                                                          BLUE INK.


                                USA'S BOARD OF DIRECTORS
                             RECOMMENDS A VOTE FOR PROPOSAL 1.


1. TRANSACTIONS PROPOSAL. PROPOSAL TO APPROVE THE TRANSACTION AGREEMENT, DATED AS OF DECEMBER 16, 2001, AMONG VIVENDI UNIVERSAL, S.A., UNIVERSAL STUDIOS, INC., USA NETWORKS, INC., USANI LLC, LIBERTY MEDIA CORPORATION AND BARRY DILLER, AS WELL AS THE RELATED TRANSACTION DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED THEREBY.


      FOR THE                   AGAINST THE
      TRANSACTIONS              TRANSACTIONS
      PROPOSAL /_/              PROPOSAL /_/              ABSTAIN /_/


2. Other Business. Such other business as may properly come before the special meeting or any adjournment or postponement thereof.


NON-PRINT AREA                     To change your address,       /_/
                                   please mark this box.


                                ------------------
                                     SCAN LINE
                                ------------------


Please sign exactly as name appears hereon.
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                 Date              Share Owner sign here    Co-Owner sign here
                 ---------------   ----------------------   -------------------


                 ---------------   ----------------------   -------------------



                                        3968